                                                                      EX 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                              UAG NORTHEAST, INC.

                                  * * * * * *



                                   ARTICLE I

         The name of the corporation (the "Corporation") is: UAG Northeast, Inc.


                                   ARTICLE II

         The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc..


                                  ARTICLE III

         The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

         The total authorized capital stock of the Corporation shall be one hundred (100) shares of Common Stock, par value $0.01 per share.


                                   ARTICLE V

         The name and mailing address of the incorporator is as follows:

                   Chan H. Lee
                   Willkie Farr & Gallagher
                   One Citicorp Center
                   153 East 53rd Street
                   New York, New York  10022

                                   ARTICLE VI

         The Corporation is to have perpetual existence.


                                  ARTICLE VII

         In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by the Board of Directors.


                                  ARTICLE VIII

         Elections of directors need not be by written ballot.


                                   ARTICLE IX

         The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the Corporation) or may (in the case of any action, suit or proceeding against a trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

         The indemnification and other rights set forth in this Article shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

         Neither the amendment nor repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article shall eliminate or reduce the effect of this Article in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.


                                   ARTICLE X

         No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                   (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

                   (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

                   (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                   (iv) shall have derived an improper personal benefit.

         If the General Corporation Law of the State of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                   ARTICLE XI

         Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.


                                  ARTICLE XII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 29th day of May, 1996.


                                               /s/ Chan H. Lee
                                            ---------------------
                                                 Chan H. Lee
                                                 Incorporator

                                                           EX-3.4

                                     BYLAWS
                                       OF
                              UAG NORTHEAST, INC.

                        --------------------------------

                                   Article I.

                                  Stockholders


         Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

         Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the meeting and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the corporation's Certificate of Incorporation (the "Certificate of Incorporation") or these Bylaws, the holders of a majority of the votes represented by the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meetings of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the votes represented by the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the votes represented by the shares of stock entitled to vote thereon present in person or represented by proxy at such meeting.

         Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and type of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting of the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.10. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  Article II.

                               Board of Directors


         Section 2.1. Number; Qualifications; Advisory Directors. The Board of Directors shall consist of one or more members, as set forth in the Certificate of Incorporation determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. The Board of Directors may appoint one or more Advisory Directors who may participate in meetings of the Board but who shall not be entitled to vote on any matters before the Board.

         Section 2.2. Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the persons named as Directors in the Certificate of Incorporation, and each Director so elected shall hold office until the next annual meeting of stockholders or until his successor is elected and has qualified. At the next annual meeting of stockholders and at each annual meeting thereafter, the stockholders, as provided in the Certificate of Incorporation, shall elect Directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any Director may resign at any time upon written notice to the corporation.

         Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

         Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  Article III.

                                   Committees


         Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending these Bylaws; and unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

         Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.


                                  Article IV.

                                    Officers


         Section 4.1. Executive Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more executive officers having such titles as the Board may deem appropriate, including but not limited to, Vice Presidents, Assistant Secretaries, Managing Directors, one Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 4.2. Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.


                                   Article V.

                                     Stock


         Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                  Article VI.

                                Indemnification


         Section 6.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, advisory director or officer of the corporation or any of its direct or indirect foreign subsidiaries or is or was serving at the request of the corporation as a director, advisory director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

         Section 6.2. Prepayment of Expenses. The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director, advisory director or officer in his capacity as such in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director, advisory director or officer is not entitled to be indemnified under this Article VI or otherwise.

         Section 6.3. Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within ninety days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         Section 6.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of

Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 6.5. Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, advisory director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                  Article VII.

                                 Miscellaneous


         Section 7.1. Fiscal Year. The fiscal year of the corporation shall begin on January 1 and end on December 31, or such other period as may be determined by resolution of the Board of Directors.

         Section 7.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         Section 7.4. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers of a corporation, partnership, association, or other organization or entity in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 7.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 7.6. Amendment of Bylaws. These Bylaws may be altered or repealed, and new Bylaws made, as provided in the Certificate of Incorporation or, in the absence of provision therein, by the Board of Directors.

                                                                      EX 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                            UAG NORTHEAST (NY), INC.

                            UNDER SECTION 402 OF THE
                            BUSINESS CORPORATION LAW

                                   * * * * *

         THE UNDERSIGNED, being the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

         First: The name of the Corporation is: UAG Northeast (NY), Inc.

         Second: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the Corporation may not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

         Third: The office of the Corporation is to be located in the County of New York, State of New York.

         Fourth: The aggregate number of shares which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, having a par value of one one-hundredth of one dollar ($0.01) each.

         Fifth: Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of that percentage of the Shares entitled to vote thereon that would be necessary to take such action at a meeting of Shareholders.

         Sixth: The Secretary of State is designated as the agent of the Corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o The Prentice Hall Corporation System, 500 Central Avenue, Albany, New York 12206.

         Seventh: The name and address of the registered agent which is to be the agent of the Corporation upon whom process against it may be served is The Prentice Hall Corporation System, 500 Central Avenue, Albany, New York 12206.

         Eighth: Any one or more members of the Board of Directors of the Corporation or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

         Ninth: The Corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

         IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Incorporation this 24th day of October, 1996 and affirms the statements contained therein as true under penalties of perjury.


                                            /s/ Jeffrey B. Schwartz
                                            -------------------------
                                            Jeffrey B. Schwartz
                                            Willkie Farr & Gallagher
                                            One Citicorp Center
                                            153 East 53rd Street
                                            New York, New York 10022

                             CERTIFICATE OF CHANGE

                                       OF

                            UAG NORTHEAST (NY), INC.

             (Under Section 805-A of the Business Corporation Law)























Anne Grigorakos
THE PRENTICE-HALL CORPORATION SYSTEM, INC.
375 Hudson Street, 11th Floor
New York, New York 10014

                             Certificate of Change
                                       of
                            UAG NORTHEAST (NY), INC.

             (Under Section 805-A of the Business Corporation Law)


         FIRST:  The name of the corporation (the "corporation") is

                            UAG NORTHEAST (NY), INC.

         SECOND: The certificate of incorporation of the corporation was filed by the Department of State on

                                   10-25-1996

         THIRD: The certificate of incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon said Secretary of State and to change the address of the registered agent; and to accomplish said changes, the statements in the certificate of incorporation relating to said post office address and the designation of registered agent are hereby stricken and the following statements are substituted in lieu thereof:

              "The post office address within the State of New York to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him is c/o THE PRENTICE-HALL CORPORATION SYSTEM, INC. 80 State Street, Albany, New York 12207"

              "The name and the address of the registered agent of the corporation are THE PRENTICE-HALL CORPORATION SYSTEM, INC. 80 State Street, Albany, New York 12207. Said registered agent is to be the agent upon which process against the corporation may be served."

         FOURTH: A notice of the proposed changes was mailed by the undersigned to the corporation not less than 30 days prior to the date of the delivery of this certificate to the Department of

State and the corporation has not objected thereto. The person signing this certificate is the agent of the corporation to whose address the Secretary of State of New York is required to mail copies of process and the registered agent of the corporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


Date:  March 3, 1997


                                       THE PRENTICE-HALL CORPORATION SYSTEM



                                       /s/ William G. Popeo
                                       -----------------------------------
                                       William G. Popeo, Vice President


                                       /s/ John H. Pelletier
                                       -----------------------------------
                                       John H. Pelletier, Asst. Secretary

                                                                 EX-3.6

                            UAG Northeast (NY), Inc.
                       Incorporated Under the Laws of the
                               State of New York

                                    BY-LAWS

                                   ARTICLE I
                                    OFFICES

         The principal office of UAG Northeast (NY), Inc. (the "Corporation") shall be located in the City of New York, County of New York, State of New York. The Corporation may also have such other offices at such other places, either within or without the State of New York, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of any other business shall be held in such City and State and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. If said day be a legal holiday, said meeting shall be held on the next succeeding business day. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

         Section 2. Special Meetings. Special meetings of the shareholders for any purpose may be called at any time by the Board of Directors, or by a committee of the Board of Directors, duly designated by the Board of Directors, and whose power and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Special meetings shall be held at such place or places within or without the State of New York as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         Section 3. Notice of Meetings. Written notice of the time and place of any shareholder's meeting, whether annual or special, shall be given to each shareholder entitled to vote thereat, by mailing the same to him at this address as the same appears upon the records of the Corporation at least ten days nor more than fifty days before the day of the meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

         Section 4. Waiver of Notice. Notice of Meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting before the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         Section 5. Quorum. Any number of shareholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business.

         Section 6. Adjournment of Meetings. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the shareholders present or represented by proxy and entitled to vote, without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the shareholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

         Section 7. Voting List. The Secretary shall prepare and make, at least ten days before every election of directors, a complete list of the shareholders entitled to vote, arranged in alphabetical order. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any shareholder, and shall be produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

         Section 8. Voting. Each shareholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after eleven months from its date, unless said proxy provides for a longer period. Each shareholder entitled to vote shall at every meeting of the shareholders be entitled to one vote for each share of stock registered in his name on the books of the Corporation, provided, however, that, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors. At all meetings of shareholders all matters, except as otherwise provided by statute, shall be determined by a majority vote of the shareholders present or represented by proxy and entitled to vote.

         Section 9. Record Date of Shareholders. The Board of Directors is authorized to fix in advance a date not exceeding fifty days nor less than ten days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purposes as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such shareholders and only such shareholders as shall be shareholders of records on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

         Section 10. Conduct of Meetings. The Chairman of the Board of Directors or, in his absence the President or any Vice President designated by the Chairman of the Board, shall preside at all regular or special meetings of shareholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to shareholders to speak, governing all aspects of the conduct of such meetings.


                                  ARTICLE III
                                   DIRECTORS

         Section 1. Number and Qualifications. The board of directors shall consist initially of three directors (except that where all shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders), and thereafter shall consist of such greater number as may be fixed from time to time by resolution of the Board. The directors need not be shareholders.

         Section 2. Election of Directors. The directors shall be elected by the shareholders at the annual meeting of shareholders.

         Section 3. Duration of Office. The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until the election and qualification of their successors.

         Section 4. Removal and Resignation of Directors. Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, at any special meeting of the shareholders called for that purpose, and the office of such director shall forthwith become vacant. Any director may be removed from the Board of Directors, with cause, by a majority of the Board of Directors at any special meeting of the Board of Directors called for that purpose.

         Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

         Section 5. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the shareholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the shareholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office prior to such increase.

         Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until the election and qualification of his successor.

         Section 6. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the shareholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by the President.

         Section 8. Notice and Place of Meetings. Regular meetings of the Board of Directors may be held without notice at the principal office of the Corporation, or at such place as shall be designated by the Board of Directors. Notice shall be required for any special meeting, and, except as the Board of Directors may otherwise determine by resolution, shall either be mailed or sent by cable to each director addressed to him at his residence or usual place of business at least five days before the day on which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the shareholders and if a quorum is present.

         Notice of a meeting need not be given to any Director who submits a signed waiver before or after the meeting, nor to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice.

         Section 9. Business Transacted at Meetings. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

         Section 10. Quorum. A majority of the Board of Directors at any time in office, shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Certificate of Incorporation or these by-laws. If a quorum is not present at the meeting of the Board of Directors, a majority of the Directors may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting until enough Directors to constitute a quorum shall attend. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Directors.

         Section 11. Action Without A Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

         Section 12. Participation By Telephone or By Other Electronic Media. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 13. Compensation. The Board of Directors may establish by resolution reasonable compensation of all directors for services to the Corporation as directors, including a fixed fee, if any, incurred in attending each meeting. Nothing herein contained shall preclude any director from serving the

Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.


                                   ARTICLE IV
                                   COMMITTEES

         Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee to hold office during the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the New York Business Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

         Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

         Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.

         Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.

         Section 2. Other Committees. Other committees, whose members need not be directors, may be appointed by the Board of Directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the committee or officer appointing them.

         Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the committee or officer appointing such committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the committee or officer appointing such committee.

         Section 3. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

         Section 4. Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

         Section 5. Record of Proceedings. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

         Section 6. Organization, Meetings, Notices. A committee may hold its meetings at the principal office of the Corporation, or at any other place which majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such Committee may be given by the Secretary or by the chairman of the Committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone not later than 24 hours before the times at which the meeting is to be held.

         Section 7. Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.


                                   ARTICLE V
                                    OFFICERS

         Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

         Section 2. Election, Term of Office and Qualifications. The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. Any two or more offices may be held by the same person except the offices of the President and Secretary.

         Section 3. Other Officers. Other officers, including one or more vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

         Section 4. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

         Section 5. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

         Section 6. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors.

         Section 7. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

         Section 8. Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present. He shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

         Section 9. President. The President shall have the general direction of the business affairs and property of the Corporation, and of its several Officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President. He shall have responsibility for the day-to-day affairs of the Corporation subject to the control of the Board of Directors. He shall perform such duties as may be assigned to him from time to time by the Board of Directors and shall, in the absence of the Chairman of the Board, if any, perform and carry out the functions of the Chairman of the Board.

         Section 10. Vice Presidents. The Vice Presidents, if any, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

         Section 11. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board. He shall give or cause to be given notice of all meetings of shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors.

         Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.


                                   ARTICLE VI
                                 CAPITAL STOCK

         Section 1. Issue of Certificate of Stock. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, shall set forth thereon the statements prescribed by Section 508, and, where applicable, by Sections 505, 616, 620, 709 and 1002 of the Business Corporation Law and by any other applicable provision of law and shall be signed by the President or any Vice President, and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such officer or officers of the Corporation.

         Section 2. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

         The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock.

         Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion and as a precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of New York.


                                  ARTICLE VII
                             DIVIDENDS AND SURPLUS

         Section 1. General Discretion of Directors. The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether, if any, part of the surplus or net profits of the Corporation shall be declared in dividends and paid to the shareholders and to fix the date or dates for the payment of dividends.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December or such dates as the Board of Directors may determine by resolution.

         Section 2. Corporate Seal. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 3. Notices. Except as otherwise expressly provided any notice required by these by-laws to be given shall be sufficient if given by depositing the same in a post office letter box in a sealed post-paid wrapper addressed to the person entitled thereto at his address, as the same appear upon the books of the Corporation, or by telegraphing or cabling the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, telegraphed or cabled.

         Section 4. Waiver of Notice. Any shareholder or director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these by-laws, and if any shareholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

         Section 5. Contracts, Checks, Drafts. The Board of Directors, except as may otherwise be required by law, may authorize any officer or officers, agent or agents, in the name of and on behalf of the corporation to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

         Section 6. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directs may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

         Section 7. Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors, the Chairman of the Board, if any, or the Executive Committee, if any, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation of which the Corporation is a shareholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

         Section 8. Indemnification of Officers and Directors. The Corporation shall indemnify any and all of its directors or officers, who shall serve as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of New York.


                                   ARTICLE IX
                                   AMENDMENTS

         The Board of Directors shall have the power to make, rescind, alter, amend and repeal these by-laws, provided, however, that the shareholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.

                                                                        EX 3.7


                          CERTIFICATE OF INCORPORATION

                                       OF

                            DiFeo Partnership, Inc.


         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:


                                   ARTICLE I.

                                      NAME

         The name of the corporation is DiFeo Partnership, Inc. (the "Corporation").


                                  ARTICLE II.

                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III.

                                    PURPOSE

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law.


                                  ARTICLE IV.

                                    CAPITAL

         3. Authorized Shares. The aggregate number of shares of capital stock which the corporation shall have authority to issue is two hundred (200) shares, all of which are without par value. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                   ARTICLE V.

                               BOARD OF DIRECTORS

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following person shall thereupon serve as director of the corporation until the first annual meeting of stockholders or until his successor is duly elected and qualified:

                Name                                      Address
                ----                                      -------

         Marshall S. Cogan                            153 East 53rd Street
                                                      Suite 5901
                                                      New York, NY 10022

         Frederick Marcus                             153 East 53rd Street
                                                      Suite 5900
                                                      New York, NY 10022

         Ezra P. Mager                                153 East 53rd Street
                                                      Suite 5900
                                                      New York, NY 10022


                                  ARTICLE VI.

                  PREEMPTIVE RIGHTS DENIED; NO CUMULATIVE VOTE

         No holder of any share of any class or series of the Corporation's capital stock shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the holders of any class and of any series of any such class of the stock of the Corporation at any election of directors of the Corporation is hereby prohibited.


                                  ARTICLE VII.

                                    DURATION

         The Corporation shall have perpetual existence.

                                 ARTICLE VIII.

                           ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors of class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                  ARTICLE IX.

                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law, as the same presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation of its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE X.

                                INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended; provided, however, that the Corporation shall be required to indemnify a director or officer in connection with a proceeding initiated by such director or officer only if such action, suit or proceeding is authorized by the Board of Directors of the Corporation.


                                  ARTICLE XI.

                                 MISCELLANEOUS

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statue, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.


                                  ARTICLE XII.

                                  SEVERABILITY

         If any provisions contained in this Certificate of Incorporation shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.

                                 ARTICLE XIII.

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                   Joan M. Flood
                   c/o '21' International Holdings, Inc.
                   153 East 53rd Street, Suite 5900
                   New York, NY  10022

         IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on the 15th day of January, 1992.

                                            INCORPORATOR


                                            /s/ Joan M. Flood
                                            -----------------
                                            Joan M. Flood

                     CERTIFICATE OF CHANGE OF LOCATION OF
                   REGISTERED OFFICE AND OF REGISTERED AGENT

     	It is hereby certified that:

     	1. The name of the corporation (hereinafter called the "corporation") is DIFEO PARTNERSHIP, INC.

	2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

	3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

     	4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.



Signed on 3/16, 1994




                                                    /s/ E. P. Mager
                                                    ------------------------
                                                    Ezra P. Mager, President


Attest:


/s/ Tambra S. King
-------------------------------
Tambra S. King, Asst. Secretary

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
              A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION
                 OF DIFEO PARTNERSHIP, INC. FILED IN THE OFFICE
                     OF THE SECRETARY OF STATE OF DELAWARE
                              ON JANUARY 15, 1992


         DiFeo Partnership, Inc., a corporation organized and existing under any by virtue of the General Corporation Law of the State of Delaware,


         DOES HEREBY CERTIFY:


         1. The name of the corporation is DiFeo Partnership, Inc.


         2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on January 15, 1992, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.


         3. The inaccuracy or defect of said Certificate to be corrected is as follows: The authorized capital is incorrect.


         4. Article IV of the Certificate is corrected to reads as follows:


                                  "ARTICLE IV

                                    CAPITAL


         The aggregate number of shares of capital stock which the corporation shall have authority to issue is 100 of the per share par value of $.01. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate."


         Dated as of January 21, 1992.


                                            /s/ Marshall S. Cogan
                                            ------------------------------
                                            Marshall S. Cogan, Director


                                            /s/ Frederick Marcus
                                            ------------------------------
                                            Frederick Marcus, Director


                                            /s/ E. P. Mager
                                            ------------------------------
                                            Ezra P. Mager, Director

                                                                        EX 3.9

                          CERTIFICATE OF INCORPORATION

                                       OF

                          DiFeo Partnership VIII, Inc.

         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                   ARTICLE I

         The name of the corporation is DiFeo Partnership VIII, Inc. (the "Corporation").

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         3. Authorized Shares. The aggregate number of shares of capital stock which the corporation shall have authority to issue is one hundred (100) shares, par value $.01 per share. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                  ARTICLE V

                               BOARD OF DIRECTORS

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following person shall thereupon serve as directors of the corporation until the first annual meeting of stockholders or until their successors are duly elected and qualified:

            Name                                                Address
            ----                                                -------

     Marshall S. Cogan                                  153 East 53rd Street
                                                        Suite 5901
                                                        New York, NY  10022

     Frederick Marcus                                   153 East 53rd Street
                                                        Suite 5900
                                                        New York, NY  10022

     Ezra P. Mager                                      153 East 53rd Street
                                                        Suite 5900
                                                        New York, NY  10022

                                   ARTICLE VI

                  PREEMPTIVE RIGHTS DENIED; NO CUMULATIVE VOTE

         No holder of any share of any class or series of the Corporation's capital stock shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation or any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the holders of any class and of any series of any such class of the stock of the Corporation at any election of directors of the Corporation is hereby prohibited.

                                  ARTICLE VII

                                    DURATION

         The Corporation shall have perpetual existence.

                                  ARTICLE VIII

                           ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         By the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VIII shall not adversely affect any rights or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal of modification.

                                   ARTICLE X

                                INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended; provided, however, that the Corporation shall be required to indemnify a director or officer in connection with a proceeding initiated by such director or officer in connection with a proceeding initiated by such director or officer only if such action, suit or proceeding is authorized by the Board of Directors of the Corporation.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statue, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                  ARTICLE XII

                                  SEVERABILITY

         If any provisions contained in this Certificate of Incorporation shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.

                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                   Michael D. Cavalier, Esq.
                   Akin, Gump, Hauer & Feld, L.L.P.
                   4100 First City Center
                   1700 Pacific Avenue
                   Dallas, TX  75201

         IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on this the 21st day of August, 1992.

                                            INCORPORATOR


                                            /s/ Michael D. Cavalier
                                            -----------------------
                                            Michael D. Cavalier

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT


It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                          DIFEO PARTNERSHIP VIII, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 3/16, 1994


                                            /s/ E. P. Mager
                                            ------------------------
                                            Ezra P. Mager, President



Attest:


/s/ Tambra S. King
-------------------------------
Tambra S. King, Asst. Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF CAPITAL
                                       OF
                         DIFEO PARTENERSHIP VIII, INC.



         DiFeo Partnership VIII, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. That Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

                                  "ARTICLE I"

                      The name of the corporation is DiFeo
                  Partnership VIII, Inc. (the "Corporation").

         2. The corporation has not received any payment for any of the stock.

         3. As of the date hereof, the Board of Directors of the corporation has not held a meeting or adopted resolutions for the election of officers.

         4. That the amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said DiFeo Partnership VIII, Inc. has caused this Certificate to be signed by Marshall S. Cogan and Ezra P. Mager, being all the members of its Board of Directors, this 10th day of September, 1992.

                                            DIFEO PARTNERSHIP VIII, INC.


                                            By: /s/ Marshall S. Cogan
                                                -------------------------------
                                                Marshall S. Cogan, Director


                                            By: /s/ E. P. Mager
                                                -------------------------------
                                                Ezra P. Mager, Director

                                                                 EX-3.10

                                     BYLAWS



                                       OF



                          DIFEO PARTNERSHIP VIII, INC.



                             A DELAWARE CORPORATION




                                (THE "COMPANY")


                       (AS ADOPTED ON SEPTEMBER 10, 1992)

                               TABLE OF CONTENTS

 I.         OFFICES ...................................................... 1
            1.1.         Registered Office.................................1
            1.2.         Additional Offices................................1

 II.        STOCKHOLDERS MEETINGS......................................... 1
            2.1.         Annual Meetings...................................1
            2.2.         Special Meetings..................................1
            2.3.         Notices...........................................1
            2.4.         Quorum............................................2
            2.5.         Voting of Shares..................................2
                         2.5.1. Voting Lists ..............................2
                         2.5.2. Votes Per Share ...........................2
                         2.5.3. Proxies ...................................3
                         2.5.4. Required Vote .............................3
                         2.5.5. Consents in Lieu of Meeting ...............3

 III.       DIRECTORS .....................................................3
            3.1.         Purpose...........................................3
            3.2.         Number............................................3
            3.3.         Election..........................................3
            3.4.         Vacancies.........................................4
            3.5.         Removal...........................................4
            3.6.         Compensation......................................4

 IV.        BOARD MEETINGS  .............................................. 4
            4.1.         Annual Meetings...................................4
            4.2.         Regular Meetings..................................4
            4.3.         Special Meetings..................................5
            4.4.         Quorum, Required Vote.............................5
            4.5.         Consent In Lieu of Meeting........................5

 V.         COMMITTEES OF DIRECTORS  ..................................... 5
            5.1.         Establishment; Standing Committees................5
            5.2.         Available Powers..................................5
            5.3.         Unavailable Powers................................6
            5.4.         Alternate Members.................................6
            5.5.         Procedures........................................6

 VI.        OFFICERS  .................................................... 7
            6.1.         Elected Officers..................................7
                         6.1.1. Chairman of the Board .................... 7
                         6.1.2. President ................................ 7
                         6.1.3. Vice Presidents .......................... 7
                         6.1.4. Secretary  ............................... 8
                         6.1.5. Assistant Secretaries .................... 8
                         6.1.6. Treasurer ................................ 8
                         6.1.7. Assistant Treasurers ..................... 8
                         6.1.8. Divisional Officers ...................... 8
            6.2.         Election..........................................9
            6.3.         Appointed Officers................................9


                                      (i)

            6.4.         Multiple Officeholders, Stockholder
                           and Director Officers...........................9
            6.5.         Compensation, Vacancies...........................9
            6.6.         Additional Powers and Duties......................9
            6.7.         Removal..........................................10

 VII.       SHARE CERTIFICATES  ......................................... 10
            7.1.         Entitlement to Certificates......................10
            7.2.         Multiple Classes of Stock........................10
            7.3.         Signatures.......................................10
            7.4.         Issuance and Payment.............................10
            7.5.         Lost Certificates................................11
            7.6.         Transfer of Stock................................11
            7.7.         Registered Stockholders..........................11

 VIII.      INDEMNIFICATION   ............................................11
            8.1.         General..........................................11
            8.2.         Actions by or in the Right of the Company........12
            8.3.         Indemnification Against Expenses.................12
            8.4.         Board Determinations.............................12
            8.5.         Advancement of Expenses..........................13
            8.6.         Nonexclusive.....................................13
            8.7.         Insurance........................................13
            8.8.         Certain Definitions..............................13
            8.9.         Change in Governing Law..........................14

 IX.        INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS ............. 14
            9.1.         Validity.........................................14
            9.2.         Disclosure, Approval.............................14
            9.3.         Nonexclusive.....................................15

 X.         MISCELLANEOUS  .............................................. 15
            10.1.        Place of Meetings................................15
            10.2.        Fixing Record Dates..............................15
            10.3.        Means of Giving Notice...........................16
            10.4.        Waiver of Notice.................................16
            10.5.        Attendance via Communications Equipment..........17
            10.6.        Dividends........................................17
            10.7.        Reserves.........................................17
            10.8.        Reports to Stockholders..........................17
            10.9.        Contracts and Negotiable Instruments.............17
            10.10.       Fiscal Year......................................18
            10.11.       Seal.............................................18
            10.12.       Books and Records................................18
            10.13.       Resignation......................................18
            10.14.       Surety Bonds.....................................18
            10.15.       Proxies in Respect of Securities
                           of Other Corporations..........................18
            10.16.       Amendments.......................................19


                                     (ii)

                                     BYLAWS

                                   ARTICLE I.

                                    OFFICES

         Section 1.1. Registered Office. The registered office of the Company within the State of Delaware shall be located at either (i) the principal place of business of the Company in the State of Delaware or (ii) the office of the corporation or individual acting as the Company's registered agent in Delaware.

         Section 1.2. Additional Offices. The Company may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the "Board") may from time to time determine or as the business and affairs of the Company may require.

                                  ARTICLE II.

                             STOCKHOLDERS MEETINGS

         Section 2.1. Annual Meetings. Annual meetings of stockholders shall be held at a place and time on any weekday which is not a holiday and which is not more than 120 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

         Section 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the board or the president and (ii) shall be called by the president or secretary at the request in writing of a majority of the Board or stockholders owning capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting.

         Section 2.3. Notices. Written notice of each stockholders' meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

         Section 2.4. Quorum. The presence at a stockholders' meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 2.5. Voting of Shares.

         Section 2.5.1. Voting Lists. The officer or agent who has charge of the stock ledger of the Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

         Section 2.5.2. Votes Per Share. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

         Section 2.5.3. Proxies. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

         Section 2.5.4. Required Vote. When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 2.5.5. Consents in Lieu of Meeting. Any action required to be or which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III.

                                   DIRECTORS

         Section 3.1. Purpose. The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the certificate of incorporation or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

         Section 3.2. Number. The number of directors constituting the Board shall never be less than one and shall be determined by resolution of the Board.

         Section 3.3. Election. Directors shall be elected by the stockholders by plurality vote at an annual stockholders meeting as provided in the certificate of incorporation, except as hereinafter provided, and each director shall hold office until his successor has been duly elected and qualified.

         Section 3.4. Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

         Section 3.5. Removal. Unless otherwise restricted by law, the certificate of incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

         Section 3.6. Compensation. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV.

                                 BOARD MEETINGS

         Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders' meeting at the place of the stockholders' meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

         Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such
                                       4
times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

         Section 4.3. Special Meetings. Special meetings of the Board (i) may be called by the chairman of the board or president and (ii) shall be called by the president or secretary on the written request of two directors or the sole director, as the case may be. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the certificate of incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

         Section 4.4. Quorum, Required Vote. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE V.

                            COMMITTEES OF DIRECTORS

       Section 5.1. Establishment; Standing Committees. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         Section 5.2. Available Powers. Any committee established pursuant to
Section 5.1 of these Bylaws, but only to the extent
                                       5
provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the certificate of incorporation and these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company.

         Section 5.3. Unavailable Powers. No committee of the Board shall have the power or authority to amend the certificate of incorporation (except in connection with the issuance of capital stock as provided in the previous section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution; amend the Bylaws of the Company; or, unless the resolution establishing such committee or the certificate of incorporation expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

         Section 5.4. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         Section 5.5. Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

                                  ARTICLE VI.

                                    OFFICERS

         Section 6.1. Elected Officers. The Board shall elect a chairman of the board, a president, a treasurer and a secretary (collectively, the "Required Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

         Section 6.1.1. Chairman of the Board. The chairman of the board shall be the ranking chief executive officer of the Company, shall have general supervision of the affairs of the Company and general control of all of its business and shall see that all orders and resolutions of the Board are carried into effect. The chairman of the board, or in his absence, the president, shall preside when present at all meetings of the shareholders and the Board. The chairman of the board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The chairman of the board may delegate all or any of his powers or duties to the president, if and to the extent deemed by the chairman of the board to be desirable or appropriate.

         Section 6.1.2. President. The president shall be the chief operating officer of the Company and shall, subject to the supervision of the chairman of the board and the Board, have general management and control of the day-to-day business operations of the Company. The president shall put into operation the business policies of the Company as determined by the chairman of the board and the Board and as communicated to him by such officer and bodies. He shall make recommendations to the chairman of the board on all matters which would normally be reserved for the final executive responsibility of the chairman of the board. In the absence of the chairman of the board or in the event of his inability or refusal to act, the president shall perform the duties and exercise the powers of the chairman of the board.

         Section 6.1.3. Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         Section 6.1.4. Secretary. The secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the president. He shall have custody of the corporate seal of the Company and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his signature.

         Section 6.1.5. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          Section 6.1.6. Treasurer. Unless the Board by resolution otherwise provides, the treasurer shall be the chief accounting and financial officer of the Company. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Company.

          Section 6.1.7. Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         Section 6.1.8. Divisional Officers. Each division of the Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

         Section 6.2. Election. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

         Section 6.3. Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

         Section 6.4. Multiple Officeholders, Stockholder and Director Officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the chairman of the board, possessing authority over or responsibility for any function of the Board must be directors.

         Section 6.5. Compensation, Vacancies. The compensation of elected officers shall be set by the Board. The Board shall also fill any vacancy in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

         Section 6.6. Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the certificate of incorporation or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

         Section 6.7. Removal. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

                                  ARTICLE VII.

                               SHARE CERTIFICATES

         Section 7.1. Entitlement to Certificates. Every holder of the capital stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

         Section 7.2. Multiple Classes of Stock. If the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

         Section 7.3. Signatures. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (1) the chairman of the board, the president or a vice president; and (2) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

         Section 7.4. Issuance and Payment. Subject to the provisions of the law, the certificate of incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

         Section 7.5. Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 7.6. Transfer of Stock. Upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

         Section 7.7. Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest In such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                 ARTICLE VIII.

                                INDEMNIFICATION

         Section 8.1. General. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

         Section 8.2. Actions by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 8.3. Indemnification Against Expenses. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 8.1 and 8.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 8.4. Board Determinations. Any indemnification under sections
8.1 and 8.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 8.1 and
8.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 8.5. Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law or in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 8.6. Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8.7. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the statutes, the Certificate of Incorporation or this section.

         Section 8.8. Certain Definitions. For purposes of this section, (a) references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this section.

         Section 8.9. Change in Governing Law. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law which shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                                  ARTICLE IX.

                INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

         Section 9.1. Validity. Any contract or other transaction between the Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

         Section 9.2. Disclosure, Approval. The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

                  1. to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                  2. to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

         Section 9.3. Nonexclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                   ARTICLE X.

                                 MISCELLANEOUS

         Section 10.1. Place of Meetings. All stockholders, directors and committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

         Section 10.2. Fixing Record Dates.

                  (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to any such action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  (b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                  (c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         Section 10.3. Means of Giving Notice. Whenever under law, the certificate of incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

         Section 10.4. Waiver of Notice. Whenever any notice is required to be given under law, the certificate of incorporation or these bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 10.5. Attendance via Communications Equipment. Unless otherwise restricted by law, the certificate of incorporation or these Bylaws, members of the Board, any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 10.6. Dividends. Dividends on the capital stock of the Company, paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the certificate of incorporation (if any), may be declared by the Board at any regular or special meeting.

         Section 10.7. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

         Section 10.8. Reports to Stockholders. The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

         Section 10.9. Contracts and Negotiable Instruments. Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the board or the president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

         Section 10.10. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board.

         Section 10.11. Seal. The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         Section 10.12. Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         Section 10.13. Resignation. Any director, committee member, officer or agent may resign by giving written notice to the chairman of the board, the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 10.14. Surety Bonds. Such officers and agents of the Company (if any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine. The premiums on such bonds shall be paid by the Company, and the bonds so furnished shall be in the custody of the Secretary.

         Section 10.15. Proxies in Respect of Securities of Other Corporations. The chairman of the board, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

         Section 10.16. Amendments. These Bylaws may be altered, amended, repealed or replaced by the stockholders, or by the Board when such power is conferred upon the Board by the certificate of incorporation, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting. If the power to adopt, amend, repeal or replace these Bylaws is conferred upon the Board by the certificate of incorporation, the power of the stockholders to so adopt, amend, repeal or replace these Bylaws shall not be divested or limited thereby.

                                                                      EX 3.11



                          CERTIFICATE OF INCORPORATION

                                       OF

                           DiFeo Partnership IX, Inc.



         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                   ARTICLE I

         The name of the corporation is DiFeo Partnership IX, Inc. (the "Corporation").

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         3. Authorized Shares. The aggregate number of shares of capital stock which the corporation shall have authority to issue is one hundred (100) shares, par value $.01 per share. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                   ARTICLE V

                               BOARD OF DIRECTORS

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following person shall thereupon serve as directors of the corporation until the first annual meeting of stockholders or until their successors are duly elected and qualified:

               Name                                  Address
               ----                                  -------

         Marshall S. Cogan                   153 East 53rd Street
                                             Suite 5901
                                             New York, NY  10022

         Frederick Marcus                    153 East 53rd Street
                                             Suite 5900
                                             New York, NY  10022

         Ezra P. Mager                       153 East 53rd Street
                                             Suite 5900
                                             New York, NY  10022

                                   ARTICLE VI

                  PREEMPTIVE RIGHTS DENIED; NO CUMULATIVE VOTE

         No holder of any share of any class or series of the Corporation's capital stock shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation or any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the holders of any class and of any series of any such class of the stock of the Corporation at any election of directors of the Corporation is hereby prohibited.

                                  ARTICLE VII

                                    DURATION

         The Corporation shall have perpetual existence.

                                  ARTICLE VIII

                           ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal of modification.

                                   ARTICLE X

                                INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended; provided, however, that the Corporation shall be required to indemnify a director or officer in connection with a proceeding initiated by such director or officer in connection with a proceeding initiated by such director or officer only if such action, suit or proceeding is authorized by the Board of Directors of the Corporation.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                  ARTICLE XII

                                  SEVERABILITY

         If any provisions contained in this Certificate of Incorporation shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.

                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                   Michael D. Cavalier, Esq.
                   Akin, Gump, Hauer & Feld, L.L.P.
                   4100 First City Center
                   1700 Pacific Avenue
                   Dallas, TX  75201

         IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on this the 21st day of August, 1992.

                                            INCORPORATOR

                                            /s/ Michael D. Cavalier
                                                Michael D. Cavalier

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT



It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                           DIFEO PARTNERSHIP IX, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 3/16, 1994


                                            /s/ E. P. Mager
                                            ------------------------
                                            Ezra P. Mager, President


Attest:


/s/ Tambra S. King
-------------------------------
Tambra S. King, Asst. Secretary

                                                                      EX 3.13


                          CERTIFICATE OF INCORPORATION

                                       OF

                           DiFeo Partnership II, Inc.


         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                   ARTICLE I

         The name of the corporation is DiFeo Partnership II, Inc. (the "Corporation").

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         3. Authorized Shares. The aggregate number of shares of capital stock which the corporation shall have authority to issue is one hundred (100) shares, par value $.01 per share. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                   ARTICLE V

                               BOARD OF DIRECTORS

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following person shall thereupon serve as directors of the corporation until the first annual meeting of stockholders or until their successors are duly elected and qualified:

               Name                                Address
               ----                                -------

         Marshall S. Cogan                   153 East 53rd Street
                                             Suite 5901
                                             New York, NY  10022

         Frederick Marcus                    153 East 53rd Street
                                             Suite 5900
                                             New York, NY  10022

         Ezra P. Mager                       153 East 53rd Street
                                             Suite 5900
                                             New York, NY  10022


                                   ARTICLE VI

                  PREEMPTIVE RIGHTS DENIED; NO CUMULATIVE VOTE

         No holder of any share of any class or series of the Corporation's capital stock shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation or any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the holders of any class and of any series of any such class of the stock of the Corporation at any election of directors of the Corporation is hereby prohibited.

                                  ARTICLE VII

                                    DURATION

         The Corporation shall have perpetual existence.

                                  ARTICLE VIII

                           ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal of modification.

                                   ARTICLE X

                                INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended; provided, however, that the Corporation shall be required to indemnify a director or officer in connection with a proceeding initiated by such director or officer in connection with a proceeding initiated by such director or officer only if such action, suit or proceeding is authorized by the Board of Directors of the Corporation.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                  ARTICLE XII

                                  SEVERABILITY

         If any provisions contained in this Certificate of Incorporation shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.

                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                   Michael D. Cavalier, Esq.
                   Akin, Gump, Hauer & Feld, L.L.P.
                   4100 First City Center
                   1700 Pacific Avenue
                   Dallas, TX  75201

         IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on this the 21st day of August, 1992.

                                            INCORPORATOR


                                            /s/ Michael D. Cavalier
                                            Michael D. Cavalier

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT



It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                          DIFEO PARTNERSHIP HCT, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinabove set forth by resolution of its Board of Directors.

Signed on 3/16, 1994


                                            /s/ E. P. Mager
                                            ------------------------
                                            Ezra P. Mager, President


Attest:


/s/ Tambra S. King
-------------------------------
Tambra S. King, Asst. Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF CAPITAL
                                       OF
                           DIFEO PARTNERSHIP II, INC.


         DiFeo Partnership II, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. That Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

                                  "ARTICLE I"

                      The name of the corporation is DiFeo
                   Partnership HCT, Inc. (the "Corporation").

         2. The corporation has not received any payment for any of the stock.

         3. As of the date hereof, the Board of Directors of the corporation has not held a meeting or adopted resolutions for the election of officers.

         4. That the amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said DiFeo Partnership II, Inc. has caused this Certificate to be signed by Marshall S. Cogan and Ezra P. Mager, being all the members of its Board of Directors, this 10th day of September, 1992.

                                            DIFEO PARTNERSHIP II, INC.


                                            By: /s/ M. S. Cogan
                                                -------------------------------
                                                Marshall S. Cogan, Director


                                            By: /s/ E. P. Mager
                                                -------------------------------
                                                Ezra P. Mager, Director

                                                                    EX 3.15


                          CERTIFICATE OF INCORPORATION

                                       OF

                           DiFeo Partnership V, Inc.

         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                   ARTICLE I

         The name of the corporation is DiFeo Partnership V, Inc. (the "Corporation").

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         3. Authorized Shares. The aggregate number of shares of capital stock which the corporation shall have authority to issue is one hundred (100) shares, par value $.01 per share. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                   ARTICLE V

                               BOARD OF DIRECTORS

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following person shall thereupon serve as directors of the corporation until the first annual meeting of stockholders or until their successors are duly elected and qualified:

                 Name                                Address
                 ----                                -------

          Marshall S. Cogan                     153 East 53rd Street
                                                Suite 5901
                                                New York, NY  10022

          Frederick Marcus                      153 East 53rd Street
                                                Suite 5900
                                                New York, NY  10022

          Ezra P. Mager                         153 East 53rd Street
                                                Suite 5900
                                                New York, NY  10022


                                   ARTICLE VI

                  PREEMPTIVE RIGHTS DENIED; NO CUMULATIVE VOTE

         No holder of any share of any class or series of the Corporation's capital stock shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation or any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the holders of any class and of any series of any such class of the stock of the Corporation at any election of directors of the Corporation is hereby prohibited.

                                  ARTICLE VII

                                    DURATION

         The Corporation shall have perpetual existence.

                                  ARTICLE VIII

                           ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal of modification.

                                   ARTICLE X

                                INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended; provided, however, that the Corporation shall be required to indemnify a director or officer in connection with a proceeding initiated by such director or officer in connection with a proceeding initiated by such director or officer only if such action, suit or proceeding is authorized by the Board of Directors of the Corporation.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                  ARTICLE XII

                                  SEVERABILITY

         If any provisions contained in this Certificate of Incorporation shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.

                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                   Michael D. Cavalier, Esq.
                   Akin, Gump, Hauer & Feld, L.L.P.
                   4100 First City Center
                   1700 Pacific Avenue
                   Dallas, TX  75201

         IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on this the 21st day of August, 1992.

                                            INCORPORATOR


                                            /s/ Michael D. Cavalier
                                            Michael D. Cavalier

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT



It is hereby certified that:

1. The name of the corporation (hereinafter called "corporation") is

                          DIFEO PARTNERSHIP RCM, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinabove set forth by resolution of its Board of Directors.

Signed on 3/16, 1994


                                            /s/ E. P. Mager
                                            ------------------------
                                            Ezra P. Mager, President


Attest:


/s/ Tambra S. King
-------------------------------
Tambra S. King, Asst. Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF CAPITAL
                                       OF
                           DIFEO PARTENERSHIP V, INC.


         DiFeo Partnership V, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. That Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

                                  "ARTICLE I"

                      The name of the corporation is DiFeo
                   Partnership RCM, Inc. (the "Corporation").

         2. The corporation has not received any payment for any of the stock.

         3. As of the date hereof, the Board of Directors of the corporation has not held a meeting or adopted resolutions for the election of officers.

         4. That the amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said DiFeo Partnership V, Inc. has caused this Certificate to be signed by Marshall S. Cogan and Ezra P. Mager, being all the members of its Board of Directors, this 10th day of September, 1992.

                                            DIFEO PARTNERSHIP II, INC.



                                            By: /s/ M. S. Cogan
                                                -------------------------------
                                                Marshall S. Cogan, Director



                                            By: /s/ E. P. Mager
                                                -------------------------------
                                                Ezra P. Mager, Director

                                                                       EX 3.17


                          CERTIFICATE OF INCORPORATION

                                       OF

                          DiFeo Partnership III, Inc.


         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:


                                   ARTICLE I

         The name of the corporation is DiFeo Partnership III, Inc. (the "Corporation").

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         3. Authorized Shares. The aggregate number of shares of capital stock which the corporation shall have authority to issue is one hundred (100) shares, par value $.01 per share. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                   ARTICLE V

                               BOARD OF DIRECTORS

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following person shall thereupon serve as directors of the corporation until the first annual meeting of stockholders or until their successors are duly elected and qualified:

                Name                                     Address
                ----                                     -------

          Marshall S. Cogan                        153 East 53rd Street
                                                   Suite 5901
                                                   New York, NY  10022

          Frederick Marcus                         153 East 53rd Street
                                                   Suite 5900
                                                   New York, NY  10022

          Ezra P. Mager                            153 East 53rd Street
                                                   Suite 5900
                                                   New York, NY  10022


                                   ARTICLE VI

                  PREEMPTIVE RIGHTS DENIED; NO CUMULATIVE VOTE

         No holder of any share of any class or series of the Corporation's capital stock shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation or any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the holders of any class and of any series of any such class of the stock of the Corporation at any election of directors of the Corporation is hereby prohibited.

                                  ARTICLE VII

                                    DURATION

         The Corporation shall have perpetual existence.

                                  ARTICLE VIII

                           ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal of modification.

                                   ARTICLE X

                                INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended; provided, however, that the Corporation shall be required to indemnify a director or officer in connection with a proceeding initiated by such director or officer in connection with a proceeding initiated by such director or officer only if such action, suit or proceeding is authorized by the Board of Directors of the Corporation.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                  ARTICLE XII

                                  SEVERABILITY

         If any provisions contained in this Certificate of Incorporation shall for any reason by held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.

                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                   Michael D. Cavalier, Esq.
                   Akin, Gump, Hauer & Feld, L.L.P.
                   4100 First City Center
                   1700 Pacific Avenue
                   Dallas, TX  75201

         IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on this the 21st day of August, 1992.

                                            INCORPORATOR


                                            /s/ Michael D. Cavalier
                                            -----------------------
                                            Michael D. Cavalier

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT



It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                          DIFEO PARTNERSHIP RCT, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinabove set forth by resolution of its Board of Directors.

Signed on 3/16, 1994


                                            /s/ E. P. Mager
                                            ------------------------
                                            Ezra P. Mager, President

Attest:

/s/ Tambra S. King
-------------------------------
Tambra S. King, Asst. Secretary

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 01:00 PM 09/10/1992
                                                         732254015 - 2307822

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF CAPITAL
                                       OF
                          DIFEO PARTENERSHIP III, INC.


         DiFeo Partnership III, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. That Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

                                  "ARTICLE I"

                      The name of the corporation is DiFeo
                   Partnership RCT, Inc. (the "Corporation").

         2. The corporation has not received any payment for any of the stock.

         3. As of the date hereof, the Board of Directors of the corporation has not held a meeting or adopted resolutions for the election of officers.

         4. That the amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said DiFeo Partnership III, Inc. has caused this Certificate to be signed by Marshall S. Cogan and Ezra P. Mager, being all the members of its Board of Directors, this 10th day of September, 1992.

                                            DIFEO PARTNERSHIP III, INC.

                                            By: /s/ M. S. Cogan
                                                ------------------------------
                                                Marshall S. Cogan, Director


                                            By: /s/ Ezra P. Mager
                                                ------------------------------
                                                Ezra P. Mager, Director

                                                                 EX-3.19
                          CERTIFICATE OF INCORPORATION

                                       OF

                          DiFeo Partnership VII, Inc.



         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:


                                   ARTICLE I

         The name of the corporation is DiFeo Partnership VII, Inc. (the "Corporation").


                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         3. Authorized Shares. The aggregate number of shares of capital stock which the corporation shall have authority to issue is one hundred (100) shares, par value $.01 per share. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                   ARTICLE V

                               BOARD OF DIRECTORS

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following person shall thereupon serve as directors of the corporation until the first annual meeting of stockholders or until their successors are duly elected and qualified:

          Name                                    Address
          ----                                    -------

Marshall S. Cogan                           153 East 53rd Street
                                            Suite 5901
                                            New York, NY  10022
Frederick Marcus                            153 East 53rd Street
                                            Suite 5900
                                            New York, NY  10022
Ezra P. Mager                               153 East 53rd Street
                                            Suite 5900
                                            New York, NY  10022

                                   ARTICLE VI

                  PREEMPTIVE RIGHTS DENIED; NO CUMULATIVE VOTE

         No holder of any share of any class or series of the Corporation's capital stock shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation or any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the holders of any class and of any series of any such class of the stock of the Corporation at any election of directors of the Corporation is hereby prohibited.

                                  ARTICLE VII

                                    DURATION

         The Corporation shall have perpetual existence.

                                  ARTICLE VIII

                           ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal of modification.

                                   ARTICLE X

                                INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended; provided, however, that the Corporation shall be required to indemnify a director or officer in connection with a proceeding initiated by such director or officer in connection with a proceeding initiated by such director or officer only if such action, suit or proceeding is authorized by the Board of Directors of the Corporation.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                  ARTICLE XII

                                  SEVERABILITY

         If any provisions contained in this Certificate of Incorporation shall for any reason by held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.

                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                           Michael D. Cavalier, Esq.
                           Akin, Gump, Hauer & Feld, L.L.P.
                           4100 First City Center
                           1700 Pacific Avenue
                           Dallas, TX  75201

         IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on this the 21st day of August, 1992.

                                  INCORPORATOR



                                                     /s/ Michael D. Cavalier
                                                     -----------------------
                                                     Michael D. Cavalier

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT



It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                          DIFEO PARTNERSHIP SCT, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinabove set forth by resolution of its Board of Directors.

Signed on 3/16, 1994



                                       /s/ E. P. Mager
                                       ------------------------------
                                       Ezra P. Mager, President



Attest:


/s/ Tambra S. King
-----------------------------
Tambra S. King, Asst. Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 01:00 PM 09/10/1992
                                                         922545210 - 2307779


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF CAPITAL
                                       OF
                          DIFEO PARTENERSHIP VII, INC.


         DiFeo Partnership VII, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. That Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

                                  "ARTICLE I"

                      The name of the corporation is DiFeo
                   Partnership SCT, Inc. (the "Corporation").

         2. The corporation has not received any payment for any of its stock.

         3. As of the date hereof, the Board of Directors of the corporation has not held a meeting or adopted resolutions for the election of officers.

         4. That the amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said DiFeo Partnership VII, Inc. has caused this Certificate to be signed by Marshall S. Cogan and Ezra P. Mager, being all the members of its Board of Directors, this 10th day of September, 1992.

                                            DIFEO PARTNERSHIP VII, INC.



                                            By: /s/ M. S. Cogan
                                                ------------------------------
                                                Marshall S. Cogan, Director

                                            By: /s/ E. P. Mager
                                                ------------------------------
                                                Ezra P. Mager, Director

                                                                      EX. 3.21


                          CERTIFICATE OF INCORPORATION

                                       OF

                              HUDSON TOYOTA, INC.


                 Under the New Jersey Business Corporation Act


IT IS HEREBY CERTIFIED THAT:

    (1)  The name of the proposed corporation is Hudson Toyota, Inc.

    (2) The corporation may engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

    (3) The aggregate number of shares which the corporation shall have the authority to issue is 1000 shares of Common Stock of the par value of $1 per share.

    (4) The address of the corporation's initial office is 919 Communipaw Avenue, Jersey City, New Jersey 07304.

    (5) The name of the corporation's initial register agent at such address is Joseph C. DiFeo.

    (6)  The number of directors constituting the first board is three.

    (7) The name and address of each person who is to serve as such director is:

          NAME                                        ADDRESS
          ----                                        -------
     Sam C. DiFeo                            92 Gifford Avenue
                                             Jersey City, New Jersey  07304

     Dennis A. DiFeo                         92 Gifford Avenue
                                             Jersey City, New Jersey  07304

     Joseph C. DiFeo                         446 River Road
                                             Nutley, New Jersey 07110

    (8)  The undersigned incorporator is of the age of 21 years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 9th day of November 1970 by the undersigned.


                                            /s/ Joseph C. Di Feo
                                            ------------------------------
                                            JOSEPH C. DI FEO
                                            446 River Road
                                            Nutley, New Jersey  07110

                                                           Exhibit 3.23

                             CERTIFICATE OF INCORPORATION
                                          OF
                                  SOMERSET MOTORS INC.

To:        The Secretary of State
           of New Jersey

           The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation.

           (1) The name of the corporation is

               SOMERSET MOTORS INC.

           (2) the purpose or purposes for which the corporation is organized are: To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General of the New Jersey Statutes.

           (3) The aggregate number of shares which the corporation shall have the authority to issue is 2500 shares each of which shall have no par value.

           (4) The address of the corporation's initial registered office is 947 Communipaw Ave., Jersey City, NJ 07304. The name of the corporation's initial registered agent at such address is Lawrence Iannaccone Esq.

           (5) The number of directors constituting the initial board of directors shall be three and the names and addresses are as follows:

                  Name                           Address

Lawrence Iannaccone Esq.                   947 Communipaw Ave.
                                           Jersey City, NJ 07304

Samuel X. DiFeo                            947 Communipaw Ave.
                                           Jersey City, NJ 07304

Joseph C. DiFeo                            947 Communipaw Ave.
                                           Jersey City, NJ 07304

           (6) The name and address of the Incorporator is as follows

                  Name                           Address

Bonnie J. Hall                             830 Bear Tavern Road
                                           West Trenton, NJ 08628

           IN WITNESS WHEREOF, the undersigned of the above named corporation, has hereunto signed this Certificate of Incorporation this twenty-fourth day of May, 1989.


                                            /s/ Bonnie J. Hall
                                           ----------------------------------
                                           Bonnie J. Hall
                                           Incorporator

                                                       EX-3.24
                              BYLAWS
                               OF
                         SOMERSET MOTORS INC.
                           * * * * * * * *

                       ARTICLE I - SHAREHOLDERS

Section 1. Place of Meeting: Notice; Waiver of Notice. All meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or outside of New Jersey, as shall be specified in the notice of meeting. Written notice stating the place, day and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. The notice shall designate with reasonable specificity the business to be conducted at the meeting. Notice of a meeting need not be given to a shareholder who signs waiver of such notice, in person or by proxy, whether before or after the meeting.

Section 2. Annual Meeting. Unless otherwise fixed by the Board of Directors, the annual meeting of shareholders shall be held on April 15, or if the same shall be a Saturday, Sunday or holiday, on the next succeeding business day, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 3. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors by notice given to the shareholders as provided in
Section 1 above.

Section 4. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of the shareholders who are entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting, except that in the case of the annual election of directors and any action to be taken pursuant to Chapter 10 of the New Jersey Business Corporation Act, such action may be taken without a meeting only if all shareholders consent thereto in writing. The written consent of the shareholders, which may be executed in counterparts, shall be filed with the minutes of the corporation. If action is taken by the written consent of less than all of the shareholders, notice of such action shall be given to all nonconsenting shareholders as required by the New Jersey Business Corporation Act.


Section 5. Method of Voting. The shareholders shall vote by voice vote on all matters including the election of directors, unless any shareholder demands voting by written ballot prior to the vote. In the event a written ballot is demanded, the person presiding at the meeting shall designate one person, who may not be a nominee for director if the vote be to elect directors, as inspector to tally the ballots and report the results of the voting.

Section 6. Presiding Officers at Meetings. The President and the Secretary, or an officer or officers designated by the President, if either or both of them are unable to attend the meeting, shall preside as President and Secretary of each shareholders' meeting unless the majority of the shareholders present at the meeting shall decide otherwise.


                            ARTICLE II - DIRECTORS

Section 1. Number; Term of Office. The Board of Directors shall consist of between one (1) and four (4) persons as determined by the shareholders. The directors shall hold office until the annual meeting of shareholders next succeeding the filing of the Certificate of Incorporation, and until their successors are elected and qualified. The directors elected at the first annual meeting of shareholders and at each annual meeting thereafter shall hold office for one year, and until their successors are elected and qualified. The shareholders shall set, and may increase or decrease within the limits set herein by resolution adopted from time to time, the number of directors who shall serve on the Board of Directors.

Section 2. Regular Meetings. A regular meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held without notice immediately following and at the same place as the annual shareholders' meeting. The Board of Directors may provide, by resolution, the place, day and hour for additional regular meetings which may be held without notice.

Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the President or any director. Written notice of any special meeting shall be given to each director at least two days prior thereto.

Section 4. Place of Meeting: Waiver of Notice. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meeting. Notice of any meeting need not be given to any director who signs a waiver of notice before or after the meeting.

Section 5. Quorum. The participation of directors with a majority of the votes of the entire board shall constitute a quorum for the transaction of business.

Section 6. Manner of Acting. Any action approved by a majority of the votes of directors at a meeting at which a quorum is present shall be the act of the board, except as provided in the certificate of incorporation or by law.

Section 7. Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all of the directors consent thereto in writing. Such written consents may be executed in counterparts, and shall be filed with the minutes of the corporation.

Section 8. Telephonic Attendance at Meeting. Any or all directors may participate in a meeting of the Board of Directors or a Committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

Section 9. Vacancies. Any vacancy in the Board of Directors, including a vacancy caused by an increase in the number of directors, shall be filled by the affirmative vote of a majority of the shareholders.

Section 10. Committees. The Board of Directors, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee and one or more other committees. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the board, subject to the limitations on the permissible scope of the power of any such committees allowed by law. The Board of Directors, by resolution adopted by a majority of the entire board, may fill any vacancy in any committee; abolish any committee at any time; and remove any director from membership on any committee at any time, with or without cause.


                            ARTICLE III - OFFICERS

Section 1. Election. At its regular meeting following the annual meeting of shareholders, the Board of Directors shall elect or appoint a President, a Treasurer, a Secretary, and, if desired, a Chairman of the Board and/or one or more Vice Presidents, and such other officers or agents as it shall deem necessary or desirable. One person may hold two or more offices, but the person serving as President may not serve simultaneously as Secretary.

Section 2. Vacancies. Any vacancy occurring among the officers, however caused, may be filled by the Board of Directors for the unexpired portion of the term.

Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at directors' meetings in lieu of the President and have such powers, and shall perform such other duties, as may be prescribed from time to time by the Board of Directors.

Section 4. President. The President shall be chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. Unless otherwise directed by the Board of Directors, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation.

Section 5. Vice President. A Vice President shall perform such duties and have such authority as may be delegated from time to time by the President or by the Board of Directors. In the absence of the President or in the event of the President's death, inability, or refusal to act, the Vice President shall perform the duties and be vested with the authority of the President.

Section 6. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, shall keep or cause to be kept regular books of account for the corporation and shall perform such other duties and possess such other powers as are incident to the office of Treasurer or as shall be assigned to the Treasurer by the President or by the Board of Directors.

Section 7. Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these bylaws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the corporation and shall keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of Secretary or as are assigned by the President or by the Board of Directors.

Section 8. Subordinate Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or the Board of Directors.


                     ARTICLE IV - EXECUTION OF DOCUMENTS

Section 1. Commercial Paper. All checks, notes, drafts and other commercial paper of the corporation shall be signed by the President of the corporation or by such other person or persons as the Board of Directors may from time to time designate.

Section 2. Other Instruments. All deeds, mortgages and other instruments shall be executed by the President of the corporation or any Vice President, and by the Secretary, or such other person or persons as the Board of Directors may from time to time designate.

                            ARTICLE V - FISCAL YEAR

The fiscal year of the corporation shall be the calendar year unless otherwise determined by the Board of Directors.

                     ARTICLE VI - CERTIFICATES FOR SHARES

Section 1. Execution. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.

Section 2. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment or any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Section 2, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                            ARTICLE VII - DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends or make other distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

                           ARTICLE VIII - AMENDMENT

     These bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority of the votes cast at any regular or special meeting of the shareholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the votes of the directors at any regular or special meeting called for that purpose.


                         ARTICLE IX - INDEMNIFICATION

Section 1.  Definitions.


     For purposes of this Article IX the following definitions, as well as all other definitions set forth in N.J.S.A. 14A:3-5 shall apply:

     a. "Corporate Agent" shall mean any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any Corporate Agent also serving as a "fiduciary" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974" (ERISA) as amended from time to time, shall serve in such capacity as a Corporate Agent, if the corporation shall have requested any such person to serve. Additionally, the corporation shall be deemed to have requested such person to serve as a fiduciary of an employee benefit plan, only where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

     b. "Other Enterprise" shall mean any domestic or foreign corporation other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, (including employee benefit plans governed by ERISA) whether or not for profit served by a Corporate Agent.

Section 2.  Indemnification.

     a. Any Corporate Agent shall be indemnified by the corporation to the full extent permitted by N.J.S.A. 14A:3-5 in connection with any proceeding involving the Corporate Agent by reason of his being or having been such a Corporate Agent.


     b. Any Corporate Agent may be insured by insurance purchased and maintained by the corporation against any expenses incurred in any proceeding and any liabilities asserted against him in his capacity as Corporate Agent, whether or not the corporation would have the power to indemnify him against such liability.



                     ARTICLE X - LOANS TO AND GUARANTEES
                    OF OBLIGATIONS OF OFFICERS, DIRECTORS
                                AND EMPLOYEES

     This corporation may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of this corporation or of any subsidiary, even if said officer or other employee is also a director of this corporation or of any subsidiary, whenever, in the judgment of the directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. Such loan, guarantee or assistance must be authorized by a majority of the entire board of directors of this corporation. Any such loan, guarantee or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of this corporation, and may be made upon such other terms and conditions as the board may determine. The proceeds of any such loan may be applied to the purchase of shares of the corporation and any shares so purchased shall be deemed to be fully paid and non-assessable.

                                                                 EX-3.25
                  AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership RCT, Inc.             UAG Northeast (NY), Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership RCT, Inc. and County Auto Group, Inc. dated October 1, 1992.

B.  Partnership Name - County Auto Group Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership RCT, Inc. - 70%

    2.   UAG Northeast (NY), Inc. - 30%

                                                                      EX-3.26
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and JS2, Inc.

B.  Partnership Name - Danbury Auto Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                 EX-3.27
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.



By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and JS2, Inc.

B.  Partnership Name - Danbury Chrysler Plymouth Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                      EX-3.28
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and DiFeo BMW, Inc. dated October 1, 1992.

B.  Partnership Name - DiFeo BMW Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                      EX-3.29
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and JS1, Inc.

B.  Partnership Name - DiFeo Chevrolet-Geo Partnership

C.  Partners' Ownership Interest -

         1. DiFeo Partnership, Inc. - 70%

         2. UAG Northeast, Inc. - 30%

                                                                 EX-3.30
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.



By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and Jeep-Eagle, Inc. dated October 1, 1992, as amended.

B.  Partnership Name - DiFeo Chrysler Plymouth Jeep Eagle Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                      EX-3.31

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and DiFeo Hyundai, Inc. dated October 1, 1992.

B.  Partnership Name - DiFeo Hyundai Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                 EX-3.32
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and DiFeo Leasing Corporation dated October 1, 1992.

B.  Partnership Name - DiFeo Leasing Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                 EX-3.33

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


         THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and JS1, Inc.

B.  Partnership Name - DiFeo Nissan Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                 EX-3.34

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and Fair Chevrolet Corp. dated October 1, 1992.

B.  Partnership Name - Fair Chevrolet-Geo Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                 EX-3.35

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and Fair Hyundai Corp. dated October 1, 1992.

B.  Partnership Name - Fair Hyundai Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                 EX-3.36
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership HCT, Inc.             Hudson Toyota, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership HCT, Inc. and Hudson Toyota, Inc. dated October 1, 1992.

B.  Partnership Name - Hudson Motors Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership HCT, Inc. - 70%

    2.   Hudson Toyota, Inc. - 30%

                                                                 EX-3.37

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership, Inc.                 UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and J&F Oldsmobile Corp. dated October 1, 1992.

B.  Partnership Name - J&F Oldsmobile-Isuzu Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                      EX-3.38
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership IX, Inc.              UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and JS 4, Inc.

B.  Partnership Name - OCM Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership IX, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                      EX-3.39

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership VIII, Inc.            UAG Northeast, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership, Inc. and JS 4, Inc.

B.  Partnership Name - OCT Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership VIII, Inc. - 70%

    2.   UAG Northeast, Inc. - 30%

                                                                      EX-3.40

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership RCM, Inc.             UAG Northeast (NY), Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership RCM, Inc. and Rockland Motors Corp. dated October 1, 1992.

B.  Partnership Name - Rockland Motors Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership RCM, Inc. - 70%

    2.   UAG Northeast (NY), Inc. - 30%

                                                                      EX-3.41

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


    THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of this 28th day of October, 1996, between the undersigned partners.

    A. NAME AND BUSINESS. The partners hereby amend and restate the partnership agreement referenced on Schedule "A" and agree to conduct business under the name set forth on Schedule "A". The business of the partnership will be the sale of new and used automobiles and related business ventures.

    B. BUSINESS OFFICE. The partnership's business address is c/o United Auto Group, Inc., 375 Park Avenue, New York, New York 10152.

    C. PARTNER'S INTERESTS. The partners have the ownership interest in the partnership as set forth on Schedule "A".

    D. ALLOCATION AND DISTRIBUTION. A separate capital account shall be maintained for each partner. Each partner's capital account shall be determined and items of income, loss, credit, deduction and gains shall be allocated and distributed, and their interest determined throughout the term of the partnership in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended and any of the Treasury Regulations promulgated from time to time thereunder.

    E. MANAGEMENT, DUTIES AND RESTRICTIONS. Each partner will have rights in the management of the partnership business in accordance with their ownership interests. Either partner, without the consent of the other, may enter into and deliver any contract, agreement, guarantee, agreement to borrow or lend money, mortgage, security agreement or lease, or purchase or contract to purchase or sell any type of property, whether or not in the ordinary course of the partnership business.

    F. BOOKS. The partnership books shall be maintained at the principal office of the partnership.

    G. TERM; VOLUNTARY TERMINATION. The partnership shall continue until voluntarily or involuntarily terminated by the partners. If dissolved at any time by agreement of the partners, the partners shall proceed with reasonable promptness to liquidate the business of the partnership.

    IN WITNESS WHEREOF, the partners have executed this Agreement by their duly authorized officers.

    DiFeo Partnership SCT, Inc.             Somerset Motors, Inc.


By: /s/ Philip N. Smith                     By: /s/ Philip N. Smith
   -------------------------------             -------------------------------
    Name: Philip N. Smith                       Name: Philip N. Smith
    Title: Secretary                            Title: Secretary

                                  SCHEDULE "A"


A. Previous Partnership Agreement - That certain partnership agreement between DiFeo Partnership SCT, Inc. and Somerset Motors, Inc. dated October 1, 1992.

B.  Partnership Name - Somerset Motors Partnership

C.  Partners' Ownership Interest -

    1.   DiFeo Partnership SCT, Inc. - 70%

    2.   Somerset Motors, Inc. - 30%

                                                                      EX 3.42


                         CERTIFICATE OF INCORPORATION

                                       OF

                              UNITED LANDERS, INC.

                                * * * * * * * *

                                   ARTICLE I

                                      NAME

         The name of the corporation (the "Corporation") is: United Landers, Inc.

                                   ARTICLE II
                          REGISTERED OFFICE AND AGENT

         The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III
                                    PURPOSE

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                    CAPITAL

         The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each of which shall have a par value of $.01 per share.

                                   ARTICLE V
                                  INCORPORATOR

         The name and mailing address of the incorporator is as follows:

         Adam M. Klein                               Willkie Farr & Gallagher
                                                     153 East 53rd Street
                                                     New York, New York  10022

                                   ARTICLE VI
                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors.

                                  ARTICLE VII
                             ELECTION OF DIRECTORS

         The election of directors need not be by written ballot.

                                  ARTICLE VIII
                  INDEMNIFICATION AND LIMITATION OF LIABILITY

         (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         (b) Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

         (c) The indemnification and other rights set forth in this paragraph shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

         (d) Neither the amendment nor repeal of this Article VIII, subparagraph (a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, subparagraph
(a), (b) or (c), shall eliminate or reduce the effect of this Article VIII, subparagraphs (a), (b) and (c), in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VIII, subparagraph (a), (b) or (c), if such provision had not been so adopted.

         (e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, he:

         (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

         (ii) shall have acted, or have failed to act, not in good faith;

         (iii) shall have acted, or have failed to act, in a manner involving intentional misconduct or a knowing violation of law; or

         (iv) shall have derived an improper personal benefit.

         If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 26th day of July, 1995.

                                            /s/ Adam M. Klein
                                            ------------------------------
                                            Adam M. Klein

                                                                    EX 3.44

                           ARTICLES OF INCORPORATION

                                       OF

                            LANDERS AUTO SALES, INC.

         The undersigned, natural persons of the age of twenty-one years or more, acting as the incorporators of a corporation under the Arkansas Business Corporation Act (act 576 of 1965), adopt the following Articles of Incorporation for such corporation:

FIRST:   The name of the Corporation is:

         LANDERS AUTO SALES, INC.

SECOND:  The purpose or purposes for which the corporation is organized are:
         To carry on, conduct and engage in the operation of a business consisting of the sale of motor vehicles and any and all kinds of equipment and accessories including the sale of any and all items generally sold in or about the operation of motor vehicle sales business and to do any and all things generally performed or done in the operation of a motor vehicle sales business.

         To execute on behalf of itself and others, instruments and documents to effectuate and carry out all of said purposes and to do everything necessary and proper that may be incident to carrying on such business and the protection of the corporation and its property.

         To appoint such officers and agents as the affairs of the corporation shall require, and allow them suitable compensation from time to time.

         To make by-laws as may be deemed necessary for the exercise of its corporate powers, the management, regulation and government of its affairs and property, the transfer of its stock and the calling and holding of meetings of its stockholders, and do all other things authorized under the laws under which this corporation is organized.

         To do any and all other acts or things and to exercise any and all other powers which a natural person could do or exercise.

THIRD: The aggregate number of shares which the corporation shall have the authority to issue is 100 shares with no par value.

FOURTH: The amount of capital with which this corporation will begin business is $300.00.

FIFTH:    The period of duration is perpetual.

SIXTH: The address of the initial registered office of this corporation is 1621 Military, Benton, Arkansas.

SEVENTH: The name of its initial registered agent at such address is Bob J.
         Landers.

EIGHTH: The number of directors constituting the initial Board of Directors is two. At such time that stock is owned by more than two individuals the Board of Directors shall consist of three persons, if there are three or more shareholders; said directors to be elected at the annual meeting or special meeting called for that purpose of the shareholders next following the time when the shares become owned of record by more than two shareholders.

NINTH:   The name and address of each incorporation is:

         NAME                     STREET ADDRESS, CITY & STATE         SHARES

         Bob J. Landers           1022 Pinewood, Benton, Arkansas        5
         Steve J. Landers         2200 Banny, Benton, Arkansas           5

         DATED:  June 2, 1975

         SIGNATURE OF INCORPORATORS:
                                                      /s/ Bob J. Landers
                                                    ------------------------
                                                        Bob J. Landers

                                                      /s/ Steve J. Landers
                                                    ------------------------
                                                        Steve J. Landers

              STATE OF ARKANSAS - OFFICE OF THE SECRETARY OF STATE
                            CERTIFICATE OF AMENDMENT


         Landers Auto Sales, Inc., a corporation duly organized, created and existing under and by virtue of the laws of the State of Arkansas, by its President and its Secretary, DOES HEREBY CERTIFY:

         A. That all shareholders and all directors were notified within the time and manner provided in the "Arkansas Business Corporation Act" (Act 576 of 1965), and that this Amendment is filed pursuant to said Act.

         B. That at a special joint meeting of the stockholders and directors of said corporation, duly called and held at the office of the Company, in the City of Benton, State of Arkansas, on September 28, 1988, the Amendment to the Articles of Incorporation, as herein stated, was offered and unanimously adopted.

         C. That the number of shares outstanding are ten (10), and the number of shares entitled to vote thereon are ten (10). The number of shares which voted for are ten (10), and the number of shares which voted against are zero
(0).

         D. That the following Article of the Articles of Incorporation of this corporation was amended, Article THIRD, to read as follows:

         THIRD: The aggregate number of shares which the Corporation shall have authority to issue is one hundred (100) shares without par value, of which ninety-seven and one-half (97.5) shares shall be designated Series A, and two and one-half (2.5) shares shall be designated Series B. The holders of Series A shares shall have unlimited voting rights, and together are entitled to receive the net assets of the Corporation on dissolution. The holders of Series B shares shall have no voting rights except to the extent guaranteed by law, shall be redeemable by the Corporation on demand of the holder or the Corporation, shall not be entitled to dividends, and shall not be transferred other than by reacquisition by the Corporation. Shares issued prior to the effective date of this Amendment, are hereby designated Series A. Series B shares shall be subject to all conditions and provisions incorporated in any purchase agreement between the Corporation and the purchaser of Series B shares.

         IN WITNESS WHEREOF, the said Corporation, Landers Auto Sales, Inc., has caused its corporate name to be subscribed by its President, who hereby certifies that the statements contained in the foregoing Certificate of Amendment are true and correct to the best of his knowledge and beliefs, and its corporate seal hereto affixed and duly attested by its Secretary, on this 28th day of September, 1988.

                                            LANDERS AUTO SALES, INC.
                                          ----------------------------
                                                 CORPORATE NAME


                                             /s/ Steve J. Landers
                                          ----------------------------
                                                   PRESIDENT


                                             1701 I-30 Frontage Rd.
                                          ----------------------------
                                                    ADDRESS
                                               Benton, Ark  72015

ATTEST:


/s/ Bob J. Landers
------------------------
    SECRETARY

                        AMENDMENT AND RESTATEMENT OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                            LANDERS AUTO SALES, INC.

         The undersigned certifies that he is the duly elected, qualified and acting President of Landers Auto Sales, Inc., a corporation organized and existing under the laws of Arkansas (the "Corporation"), and does hereby certify as follows:

         1. A copy of the Restated Articles of Incorporation of the Corporation is attached hereto.

         2. The Restated Articles of Incorporation of the Corporation were duly adopted by the stockholders of the Corporation on August 15, 1995.

         3. The number of outstanding shares of capital stock of the Corporation is ten, all of which are entitled to vote. Ten shares voted for, and no shares voted against, adoption of the Restated Articles of Incorporation of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused its corporate name to be subscribed by its President, who hereby verifies that the statements contained in the foregoing certificate are true and correct to the best of his knowledge and belief.

Date:  August 15, 1995
                                            LANDERS AUTO SALES, INC.


                                            By /s/ Steve Landers
                                               ---------------------------
                                               Steve Landers, President

Attested by:


/s/ George G. Lowrance
-----------------------------
George Lowrance, Secretary

                                ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     )
COUNTY OF NEW YORK   )

         On this date, before the undersigned, a Notary Public, duly commissioned, qualified and acting within and for said County and State, appeared in person the parties who executed the foregoing instrument, to me personally known, who said they were duly authorized to execute the foregoing instrument for and in the name and behalf of said corporation and further stated and acknowledged that they had so executed said foregoing instrument for the purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 15th day of August, 1995.

                                            /s/ Elizabeth C. White
                                            ---------------------------
                                                 Notary Public

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            LANDERS AUTO SALES, INC.

                                    ********

                                   ARTICLE I
                                      NAME

         The name of the corporation (the "Corporation") is: Landers Auto Sales, Inc.

                                   ARTICLE II
                          REGISTERED OFFICE AND AGENT

         The address of its registered office in the State of Arkansas is Congo Exit 118 -- Highway I-30, Benton, Arkansas 72015. The name of its registered agent at such address is Steve Landers.

                                  ARTICLE III
                                    PURPOSE

         The purpose for which the Corporation is organized is to engage in any lawful business. The Corporation primarily engages in the operation of a business consisting of the sale, lease and repair of motor vehicles and the sale of motor vehicle parts and accessories.

                                   ARTICLE IV
                                    CAPITAL

         The total number of shares of capital stock which the Corporation shall have authority to issue is 100 shares of common stock, each of which shall have a par value of $.01 per share. Each holder of any such shares shall be entitled to one vote per share in any stockholder vote in which such holder is entitled to participate.

                                   ARTICLE V
                  APPLICATION OF NEW BUSINESS CORPORATION ACT

         The Corporation hereby elects to be governed by the provisions of the Arkansas Business Corporation Act of 1987 (A.C.A. Title 4, Chapter 27).

                                   ARTICLE VI
                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful distributions under Section 4-27-833 of the Arkansas Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit or

(v) for any action, omission, transaction or breach of a director's duty creating any third-party liability to any person or entity other than the Corporation or stockholder.

         If the Arkansas Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arkansas Business Corporation Act as so amended.

                                  ARTICLE VII
                                INDEMNIFICATION

         The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Arkansas any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Expenses (including attorneys' fees) incurred by a director or officer in defending any civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         The indemnification and advancement of expenses provided by this
Article VII shall not be deemed exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any applicable law, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office.

         Neither the amendment nor repeal of this Article VII nor the adoption of any provision of these Restated Articles of Incorporation inconsistent with this Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

                                   * * * * *

                                AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                            LANDERS AUTO SALES, INC.

         The undersigned, as the duly elected, qualified and acting President and Secretary of Landers Auto Sales, Inc. (the "Corporation"), pursuant to applicable provisions of the Arkansas Business Corporation Act [codified as Ark. Code Ann. ss.64-101 et. seq. (1966 Repl)], as amended, hereby certify as follows:

         1. That a special meeting of the stockholders of said Corporation, duly called and held at the office of the Corporation in the City of Benton, State of Arkansas, on March 3, 1995, pursuant to waiver of notice and consent executed by the shareholders, the amendment to the Articles of Incorporation, herein stated was offered and adopted.

         2. That the number of shares outstanding are 10 and that the number of shares entitled to vote thereon are 10 (100%). The number of shares which voted for the amendments were 10. The number of shares which voted against the amendments were zero.

         3. That Article Third of the Articles of Incorporation of this Corporation was amended to read as follows:

         THIRD: The aggregate number of shares which the Corporation shall have authority to issue is one hundred (100) shares with no par value.

         IN WITNESS WHEREOF, Landers Auto Sales, Inc. has caused its corporate name to be subscribed by its President who hereby verifies that the statements contained in the foregoing certificate of amendment are true and correct to the best of his knowledge and belief, an its corporate seal affixed and duly attested by its Secretary, on this 3rd day of March, 1995.

                                            LANDERS AUTO SALES, INC.


                                            By: /s/ Steve Landers
                                                ---------------------
                                                Steve Landers
[CORPORATE SEAL]

ATTEST:


/s/ Bob J. Landers
------------------------
Secretary

                                 ACKNOWLEDGMENT

STATE OF ARKANSAS   )
                    ) ss.
COUNTY OF SALINE    )

         On this date appeared before the undersigned a Notary Public and for said County and State, known to me personally to be the parties who executed the foregoing Certificate of Amendment to Articles of Incorporation, acknowledged they had executed same.

         WITNESS my hand and seal this 3rd day of March, 1995.


                                            /s/ Mary Lynn Seabaugh
                                            -------------------------
                                            Notary Public

[SEAL]

My Commission Expires:

       3-26-2002
----------------------

                                                                 EX-3.45

                                     BYLAWS
                                       OF
                            LANDERS AUTO SALES, INC.

                            (as amended and restated
                             as of August 1, 1995)


                                   ARTICLE I

                                  Stockholders

         Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Arkansas, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by (i) the Board of Directors, (ii) a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, or (iii) the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, provided, such holders sign, date and deliver to the Secretary of the corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

         Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided below or as otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice of a meeting at which a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted shall state the purpose or purposes for which the meeting is called and shall be given not less than sixty nor more than seventy-five days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the meeting and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If a new record date is or must be fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the corporation's Certificate of Incorporation (the "Certificate of Incorporation") or these Bylaws, the holders of a majority of the votes represented by the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meetings of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the votes represented by the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation, be decided by a majority of the votes cast on any such election or question.

         Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not be more than seventy days prior to such meeting or action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the first notice is delivered to stockholders, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be the date on which the first stockholder signs the consent; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

         Section 1.9. List of Stockholders Entitled to Vote. The corporation shall prepare an alphabetical list of the stockholders entitled to vote at the meeting, arranged by voting group and showing the address of and the number of shares held by each stockholder. Such list shall be open to the examination of any stockholder, his agent or attorney, during ordinary business hours, for a period beginning two business days after notice of the meeting is given and continuing through the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the corporation's principal office. The list shall also be made available at the meeting and any stockholder, his agent or attorney is entitle to inspect the list at any time during the meeting or any adjournment. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.10. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that action by written consent on proposals to increase the capital stock or bond indebtedness of the corporation shall be signed by all of the stockholders. Any written consent executed by one or more shareholders pursuant to this section shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                                   ARTICLE II

                               Board of Directors

         Section 2.1. Number; Qualifications; Advisory Directors. The Board of Directors shall consist of at least one and not more than ten members, as determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. The Board of Directors may appoint one or more Advisory Directors who may participate in meetings of the Board but who shall not be entitled to vote on any matters before the Board.

         Section 2.2. Election; Resignation; Removal. At each annual meeting of stockholders, the stockholders shall elect Directors, each of whom shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Any Director may resign at any time upon written notice to the Board of Directors, its chairman or the corporation. Such resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Board of Directors, its chairman or the corporation. Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, and the office of such director shall forthwith become vacant.

         Section 2.3. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number o! directors, the additional directors may be elected by the directors in office prior to such increase. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

         Section 2.4. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Arkansas and at such times as the Board of Directors may from time to time determine, and notices thereof need not be given.

         Section 2.5. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Arkansas whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         Section 2.6. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 2.7. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.9. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III

                                   Committees

         Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, provided, however, that no such committee shall (i) authorize distributions, (ii) approve or propose to stockholders action that requires stockholder approval under the Arkansas Business Corporation Act, (iii) fill vacancies on the Board of Directors or on any of its committees, (iv) amend the Certificate of Incorporation, (v) adopt, amend or repeal Bylaws, (vi) approve a plan of merger not requiring stockholder approval, (vii) authorize or approve reacquisition of shares (except according to a formula or method prescribed by the Board of Directors) or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares (except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within the limits specifically prescribed by the Board of Directors).

         Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

                                   ARTICLE IV

                                    Officers

         Section 4.1. Executive Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice

Chairman of the Board from among its members. The Board of Directors may also choose one or more executive officers having such titles as the Board may deem appropriate, including but not limited to, Vice Presidents, Assistant Secretaries, Managing Directors, one Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 4.2. Powers and Duties of Executive officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE V

                                     Stock

         Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

    Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                Indemnification

         Section 6.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, advisory director, officer, employee or agent of the corporation or any of its direct or indirect foreign subsidiaries or is or was serving at the request of the corporation as a director, advisory director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

         Section 6.2. Prepayment of Expenses. The corporation shall pay the expenses incurred in Defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director, advisory director or officer in his capacity as such in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such director, advisory director or officer to repay all amounts advanced if it should be ultimately determined that the director, advisory director or officer is not entitled to be indemnified under this Article VI or otherwise.

         Section 6.3. Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within ninety days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action, the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         Section 6.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 6.5. Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, advisory director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         Section 6.6.  Amendment or Repeal.  Any repeal or
modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                  ARTICLE VII

                                 Miscellaneous

         Section 7.1. Fiscal Year. The fiscal year of the corporation shall be a 52/53 week year, ending on the Sunday closest to December 31, or such other period as may be determined by resolution of the Board of Directors.

         Section 7.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.


    Section 7.3. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers of a corporation, partnership, association, or other organization or entity in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, provided, however, that such majority consists of more than one director; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified by the stockholders; or (iii) the contract or transaction was fair to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee at which the contract or transaction is voted upon.

         Section 7.4. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 7.5. Amendment of Bylaws. These Bylaws may be altered or repealed, and new Bylaws made, (i) by the Board of Directors unless (A) the Certificate of Incorporation or the Arkansas Business Corporation Act reserve this power exclusively to the stockholders in whole or part or (B) the stockholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw, or (ii) by the stockholders.

                                   * * * * *

                                                                      EX 3.46

                           ARTICLES OF INCORPORATION

                                       OF

                          LANDERS BUICK-PONTIAC, INC.


         The undersigned person hereby states the following to form a corporation pursuant to the Arkansas Business Corporation Act:

         1. The name of the corporation is Landers Buick-Pontiac, Inc.

         2. The corporation is authorized to issue one thousand (1000) shares of stock and each share shall have a par value of One Dollar ($1.00).

         3. The initial registered office of this corporation shall be located at 3652 Highway 5, Benton, Arkansas 72015 and the name of the registered agent of this corporation at that address is Lance Landers.

         4. The name and address of the incorporator is:

                   Lance Landers            3652 Highway 5
                                            Benton, Arkansas 72015

         5. The nature of the business of the corporation and the objects or purposes proposed to be transacted, promoted or carried on by it are as follows:

              a) The primary purpose of the corporation shall be the operation of an automobile dealership, including without limitation the purchase and sale of new and used motor vehicles; the financing thereof; the purchase and sale of insurance generally associated with said business; and all other matters incidental thereto and associated therewith.

              b) To conduct any other business enterprise not contrary to law.

              c) To exercise any and all of the powers enumerated in the Arkansas Business Corporation Act, as it now exists or may hereafter be amended.

         6. The President and Secretary of the corporation shall have the authority on behalf of the corporation to enter into any contract between the corporation and its shareholders: (a) imposing restrictions on the future transfer (whether intervivos, by inheritance or testamentary gift), hypothecation or other disposition of its shares; (b) granting purchase options to the corporation or its shareholders; (c) requiring the corporation or its shareholders to purchase such shares upon stated contingencies.

         7. The number of Directors constituting the initial Board of Directors shall be one. The member of the initial Board of Directors and his address is:

                   Lance Landers            3652 Highway 5
                                            Benton, Arkansas 72015

         8. All shares of stock issued by the corporation shall be represented by certificates.

         9. To the fullest extent permitted by the Arkansas Business Corporation Act as it now exists or may hereafter be amended, a Director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director.

         10. All shareholders are entitled to cumulate their votes for Directors. The corporation elects to have preemptive rights.

         11. The corporation may indemnify any person who was, or is, a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by the Arkansas Business Corporation Act, as it now exists or may hereafter be amended.

         EXECUTED this 22nd day of November, 1994.


                                            /s/ Lance Landers
                                            -----------------------------------
                                            Lance Landers, Incorporator

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                          LANDERS BUICK-PONTIAC, INC.

         I, Lance Landers, the President and Secretary, of Landers Buick-Pontiac, Inc., a corporation duly organized, created, and existing under and by virtue of the laws of the State of Arkansas, hereby certify that:

         1. The following Amendment to the Articles of Incorporation of Landers Buick-Pontiac, Inc. was adopted by unanimous consent of the Board of Directors and Stockholders of said corporation on March 14, 1995.

         RESOLVED, that the Articles of Incorporation shall be amended as follows:

              2: The corporation is authorized to have and issue two classes of shares of stock. The corporation is authorized to issue 1000 shares of Class A which shall have the full voting rights. The Class A share shall have a par value of One Dollar ($1.00) each. The Corporation is authorized to issue 1000 shares of Class B non-voting shares. The Class B shares shall have a par value of One Dollar ($1.00) each. The Class B shares are redeemable or convertible:

                   (I)(i) At the option of the corporation, or upon the occurrence of a designated event determined by the Board of Directors; (ii) For cash, indebtedness, securities, or other property; (iii) In a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events determined by the Board of Directors.

                   (II) Dividends are non cumulative.

                   (III) Upon dissolution the Class B shares shall be entitled to no more than twenty percent (20%) of the total sums available for distribution.

              The Board of Directors shall have the authority to determine, in whole or in part, the preferences, limitations and relative rights within the limits set forth in A.C.A. 4-27-601 of any class of shares before issuance.

              9: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, this provision does not eliminate or limit the liability of a director
              (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for voting for or assenting to an unlawful distribution by the corporation, as provided in Section 4-27-833 of the Arkansas Business Corporation Act, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any action, omission, transaction, or breach of a director's duty creating any third party liability to any person or entity other than the corporation or its stockholders. If the Arkansas Business Corporation Act is amended after the effective date of the adoption of this Paragraph to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Arkansas Business Corporation Act, as so amended.

              Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

              11: Directors and officers of the corporation shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of their service to the corporation or to another organization at the corporation's request. Persons who are not directors and officers of the corporation may be similarly indemnified with respect to their service to the corporation or to another organization at the corporation's request to the extent authorized at any time by the Board of Directors.

         2. On the date of the adoption of the foregoing resolution there were 1000 shares of $1.00 par value common stock outstanding and entitled to vote thereon. The number of shares voted for and against such amendment were as follows:

                       FOR                        AGAINST
                       ---                        -------

                       1000                         -0-

         IN TESTIMONY WHEREOF, we have hereunto set our hands as President and Secretary of Landers Buick-Pontiac, Inc. on March 14, 1995.


                                         /s/ Lance Landers
                                         --------------------------------------
                                         Lance Landers, President and Secretary

                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                          LANDERS BUICK-PONTIAC, INC.



         I, Lance Landers, the President and Secretary, of Landers Buick-Pontiac, Inc., a corporation duly organized, created and existing under and by virtue of the laws of the State of Arkansas, hereby certify as follows:

         1. The following Amendments to the Articles of Incorporation of Landers Buick-Pontiac, Inc. were adopted by unanimous consent of the Board of Directors and shareholders of said corporation effective December 28, 1995:

         RESOLVED, that the Articles of Incorporation be amended to add Article 12 to read as follows:

              By unanimous vote of the shareholders, the Corporation hereby elects to be governed by the provisions of the Arkansas Business Corporation Act of 1987 (Acts 1987, No. 958).

         RESOLVED, that Article 2 of the Articles of Incorporation be amended as follows:

              The Corporation is authorized to issue two thousand (2,000) shares of capital stock and each share shall have a par value of one dollar ($1.00).

         2. On the date of the adoption of the foregoing resolution there were 1,000 shares of common stock outstanding and entitled to vote thereon. The number of shares voted for and against such amendment were as follows:

                          FOR                       AGAINST
                          ---                       -------

                         1,000                        -0-

         IN TESTIMONY WHEREOF, I have hereunto set my hand as President and Secretary, of Landers Buick-Pontiac, Inc. on December 28, 1995. I further verify that the statements contained herein are true and correct to the best of my knowledge and belief.


                                           /s/ Lance Landers
                                           ------------------------------------
                                           Lance Landers, President/Secretary

                                                                        EX 3.48

                         ARTICLES OF INCORPORATION OF

                        LANDERS UNITED AUTO GROUP, INC.


         THE UNDERSIGNED, in order to form a business corporation for the purposes stated, pursuant to the provisions of the Arkansas Business Corporation Act, (codified as Ark. Code Ann. 4-27-101, et. seq. (1987 Supp.)), hereby states as follows:

                           I. NAME OF THE CORPORATION

         The name of the corporation is Landers United Auto Group, Inc., (hereinafter referred to as the "Corporation").

                          II. AUTHORIZED CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is 100 shares of common stock, each of which shall have a par value of $.01 per share. Each holder of any such shares shall be entitled to one vote per share in any stockholder vote in which such holder is entitled to participate.

                        III. REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the Corporation shall be Congo Exit - Highway I-30, Benton, Arkansas 72015. The registered agent of the Corporation at such address is Steve Landers.

                                IV. INCORPORATOR

         The name and address of each incorporator of the Corporation is as follows:

                   Name                               Address
                   ----                               -------

               John Landers                  Congo Exit - Highway I-30
                                             Benton, Arkansas 72015

                       V. PRIMARY PURPOSE OF CORPORATION

         The purpose for which the Corporation is organized is to engage in any lawful business. The Corporation primarily engages in the operations of a business consisting of the sale, lease and repair of motor vehicles and the sale of motor vehicles parts and accessories.

                             VI. BOARD OF DIRECTORS

         The number of directors constituting the initial Board of Directors shall be three (3). The number of directors may thereafter be changed in accordance with the bylaws of the Corporation.

         The name and address of each individual who is to serve as a member of the initial Board of Directors of the Corporation is as follows:

                   Name                               Address
                   ----                               -------

               Steve Landers                 Congo Exit - Highway I-30
                                             Benton, Arkansas 72015

               John Landers                  Congo Exit - Highway I-30
                                             Benton, Arkansas 72015

               George Lowrance               375 Park Avenue
                                             New York, NY 10022


               VII. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful distributions under Section 4-27-833 of the Arkansas Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any action, omission, transaction or breach of a director's duty creating any third-party liability to any person or entity other than the Corporation or stockholders. If the Arkansas Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arkansas Business Corporation Act as so amended.

                             VIII. INDEMNIFICATION

         The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Arkansas any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Expenses (including attorneys' fees) incurred by a director or officer in defending any civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         The indemnification and advancement of expenses provided by this
Article VIII shall not be deemed exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any applicable law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office.

         Neither the amendment nor repeal of this Article VIII nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Articles VIII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         EXECUTED this 13th day of December, 1995.


                                            /s/ John Landers
                                            -------------------------------
                                            John Landers, Incorporator

                                                                        EX 3.50


                          ARTICLES OF INCORPORATION OF

                     LANDERS UNITED AUTO GROUP NO. 2, INC.


         THE UNDERSIGNED, in order to form a business corporation for the purposes stated, pursuant to the provisions of the Arkansas Business Corporation Act, (codified as Ark. Code Ann. 4-27-101, et. seq. (1987 Supp.)), hereby states as follows:

                           I. NAME OF THE CORPORATION

         The name of the corporation is Landers United Auto Group No. 2, Inc., (hereinafter referred to as the "Corporation").

                          II. AUTHORIZED CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is 100 shares of common stock, each of which shall have a par value of $.01 per share. Each holder of any such shares shall be entitled to one vote per share in any stockholder vote in which such holder is entitled to participate.

                        III. REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the Corporation shall be Congo Exit - Highway I-30, Benton, Arkansas 72015. The registered agent of the Corporation at such address is Steve Landers.

                                IV. INCORPORATOR

         The name and address of each incorporator of the Corporation is as follows:

                   Name                               Address
                   ----                               -------

              John Landers                  Congo Exit - Highway I-30
                                            Benton, Arkansas 72015

                       V. PRIMARY PURPOSE OF CORPORATION

         The purpose for which the Corporation is organized is to engage in any lawful business. The Corporation primarily engages in the operations of a business consisting of the sale, lease and repair of motor vehicles and the sale of motor vehicle parts and accessories.

                             VI. BOARD OF DIRECTORS

         The number of directors constituting the initial Board of Directors shall be three (3). The number of directors may thereafter be changed in accordance with the bylaws of the Corporation.

         The name and address of each individual who is to serve as a member of the initial Board of Directors of the Corporation is as follows:

                   Name                               Address
                   ----                               -------

              Steve Landers                 Congo Exit - Highway I-30
                                            Benton, Arkansas 72015

              John Landers                  Congo Exit - Highway I-30
                                            Benton, Arkansas 72015

              George Lowrance               375 Park Avenue
                                            New York, NY 10022

               VII. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful distributions under Section 4-27-833 of the Arkansas Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any action, omission, transaction or breach of a director's duty creating any third-party liability to any person or entity other than the Corporation or stockholders.

         If the Arkansas Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arkansas Business Corporation Act as so amended.

                             VIII. INDEMNIFICATION

         The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Arkansas any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Expenses (including attorneys' fees) incurred by a director or officer in defending any civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         The indemnification and advancement of expenses provided by this
Article VIII shall not be deemed exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any applicable law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office.

         Neither the amendment nor repeal of this Article VIII nor the adoption of any provision of these Articles of Incorporation inconsistent with this
Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Articles VIII if such provisions had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         EXECUTED this 8th day of May, 1996.


                                            /s/ John Landers
                                            -----------------------------------
                                            John Landers, Incorporator

                                                                        EX 3.52

                          ARTICLES OF INCORPORATION OF

                     LANDERS UNITED AUTO GROUP NO. 3, INC.


         THE UNDERSIGNED, in order to form a business corporation for the purposes stated, pursuant to the provisions of the Arkansas Business Corporation Act, (codified as Ark. Code Ann. 4-27-101, et. seq. (1987 Supp.)), hereby states as follows:

                           I. NAME OF THE CORPORATION

         The name of the corporation is Landers United Auto Group No. 3, Inc., (hereinafter referred to as the "Corporation").

                          II. AUTHORIZED CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is 100 shares of common stock, each of which shall have a par value of $.01 per share. Each holder of any such shares shall be entitled to one vote per share in any stockholder vote in which such holder is entitled to participate.

                        III. REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the Corporation shall be Congo Exit - Highway I-30, Benton, Arkansas 72015. The registered agent of the Corporation at such address is Steve Landers.

                                IV. INCORPORATOR

         The name and address of each incorporator of the Corporation is as follows:

                   Name                            Address
                   ----                            -------

              John Landers                  Congo Exit - Highway I-30
                                            Benton, Arkansas 72015


                       V. PRIMARY PURPOSE OF CORPORATION

         The purpose for which the Corporation is organized is to engage in any lawful business. The Corporation primarily engages in the operations of a business consisting of the sale, lease and repair of motor vehicles and the sale of motor vehicle parts and accessories.

                             VI. BOARD OF DIRECTORS

         The number of directors constituting the initial Board of Directors shall be three (3). The number of directors may thereafter be changed in accordance with the bylaws of the Corporation.

         The name and address of each individual who is to serve as a member of the initial Board of Directors of the Corporation is as follows:

                   Name                            Address
                   ----                            -------

              Steve Landers                 Congo Exit - Highway I-30
                                            Benton, Arkansas 72015

              John Landers                  Congo Exit - Highway I-30
                                            Benton, Arkansas 72015

              George Lowrance               375 Park Avenue
                                            New York, NY 10022

               VII. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful distributions under Section 4-27-833 of the Arkansas Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any action, omission, transaction or breach of a director's duty creating any third-party liability to any person or entity other than the Corporation or stockholders.

         If the Arkansas Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arkansas Business Corporation Act as so amended.

                             VIII. INDEMNIFICATION

         The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Arkansas any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Expenses (including attorneys' fees) incurred by a director or officer in defending any civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         The indemnification and advancement of expenses provided by this
Article VIII shall not be deemed exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any applicable law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office.

         Neither the amendment nor repeal of this Article VIII nor the adoption of any provision of these Articles of Incorporation inconsistent with this
Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Articles VIII if such provisions had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         EXECUTED this 5th day of June, 1996.


                                            /s/ John Landers
                                            -----------------------------------
                                            John Landers, Incorporator

                                                                        EX 3.54


                          ARTICLES OF INCORPORATION OF

                     LANDERS UNITED AUTO GROUP NO. 4, INC.



         THE UNDERSIGNED, in order to form a business corporation for the purposes stated, pursuant to the provisions of the Arkansas Business Corporation Act, (codified as Ark. Code Ann. 4-27-101, et. seq. (1987 Supp.)), hereby states as follows:

                           I. NAME OF THE CORPORATION

         The name of the corporation is Landers United Auto Group No. 4, Inc., (hereinafter referred to as the "Corporation").

                          II. AUTHORIZED CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is 100 shares of common stock, each of which shall have a par value of $.01 per share. Each holder of any such shares shall be entitled to one vote per share in any stockholder vote in which such holder is entitled to participate.

                        III. REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the Corporation shall be Congo Exit - Highway I-30, Benton, Arkansas 72015. The registered agent of the Corporation at such address is Steve Landers.

                                IV. INCORPORATOR

         The name and address of each incorporator of the Corporation is as follows:

                   Name                             Address
                   ----                             -------

              John Landers                  Congo Exit - Highway I-30
                                            Benton, Arkansas 72015

                       V. PRIMARY PURPOSE OF CORPORATION

         The purpose for which the Corporation is organized is to engage in any lawful business. The Corporation primarily engages in the operations of a business consisting of the sale, lease and repair of motor vehicles and the sale of motor vehicle parts and accessories.

                             VI. BOARD OF DIRECTORS

         The number of directors constituting the initial Board of Directors shall be three (3). The number of directors may thereafter be changed in accordance with the bylaws of the Corporation.

         The name and address of each individual who is to serve as a member of the initial Board of Directors of the Corporation is as follows:

                   Name                             Address
                   ----                             -------

              Steve Landers                 Congo Exit - Highway I-30
                                            Benton, Arkansas 72015

              John Landers                  Congo Exit - Highway I-30
                                            Benton, Arkansas 72015

              George Lowrance               375 Park Avenue
                                            New York, NY 10022


               VII. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

          To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful distributions under Section 4-27-833 of the Arkansas Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any action, omission, transaction or breach of a director's duty creating any third-party liability to any person or entity other than the Corporation or stockholders.

          If the Arkansas Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arkansas Business Corporation Act as so amended.

                             VIII. INDEMNIFICATION

         The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Arkansas any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Expenses (including attorneys' fees) incurred by a director or officer in defending any civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         The indemnification and advancement of expenses provided by this
Article VIII shall not be deemed exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any applicable law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office.

         Neither the amendment nor repeal of this Article VIII nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Articles VIII if such provisions had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         EXECUTED this 12th day of November, 1996.


                                            /s/ John Landers
                                            -------------------------------
                                            John Landers, Incorporator

                                                                  EX 3.56

                              CERTIFICATE OF INCORPORATION
                                           OF
                                   UAG ATLANTA, INC.

               FIRST: The name of the corporation is UAG Atlanta, Inc.

               SECOND: The address of the corporation's registered office in the State of Delaware is 1201 North Market Street, Post Office Box 1347, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is Delaware Corporation Organizers, Inc.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

               FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

               FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

               SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

               SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

               EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

               NINTH: The incorporator is Karen A. Gimbutas, whose mailing address is P.O. Box 1347, Wilmington, Delaware 19899.

               I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 17th day of November, 1995.


                                                  /s/ Karen A. Gimbutas
                                                 -----------------------------
                                                 Karen A. Gimbutas

                                                                  Exhibit 3.57


                                  BYLAWS

                                    OF

                              UAG ATLANTA, INC.

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I - SHAREHOLDERS.......................................................................................   1
   Section 1. Annual Meetings..................................................................................   1
   Section 2. Special Meeting..................................................................................   1
   Section 3. Notice of Meetings; Waiver.......................................................................   1
   Section 4. Quorum; Required Shareholder Vote; Adjournment...................................................   2
   Section 5. Proxies    ......................................................................................   2
   Section 6. Action of Shareholders Without Meeting...........................................................   2
   Section 7. Record Date......................................................................................   3

ARTICLE II - DIRECTORS.........................................................................................   4
   Section 1.  Power of Directors..............................................................................   4
   Section 2.  Composition of the Board; Qualification;
                         Term of Office........................................................................   4
   Section 3.  Vacancies ......................................................................................   4
   Section 4.  Removal   ......................................................................................   4
   Section 5.  Meetings of the Board; Notice of Meetinqs;
                         Waiver of Notice......................................................................   4
   Section 6.  Quorum; Vote Requirement; Adjournment...........................................................   5
   Section 7.  Action of Board or Committees Without Meeting...................................................   6
   Section 8.  Committees......................................................................................   6

ARTICLE III - OFFICERS.........................................................................................   7
   Section 1.   Generally......................................................................................   7
   Section 2.   President......................................................................................   7
   Section 3.   Vice President.................................................................................   7
   Section 4.   Secretary......................................................................................   7
   Section 5.   Treasurer......................................................................................   7
   Section 6.   Removal of Officers............................................................................   7
   Section 7.   Compensation...................................................................................   8

ARTICLE IV - CAPITAL STOCK.....................................................................................   8
   Section 1.  Form      ......................................................................................   8
   Section 2.  Transfer of Stock...............................................................................   8
   Section 3.  Rights of Holder................................................................................   9

ARTICLE V - SIGNATURES AND SEAL................................................................................   9
   Section 1. Contracts and Deeds..............................................................................   9
   Section 2. Seal       ......................................................................................   9

ARTICLE VI - AMENDMENTS........................................................................................   9

ARTICLE VII - INDEMNITY........................................................................................  10

                                  ARTICLE I.

                                 SHAREHOLDERS

         Section 1. Annual Meetings. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before such annual meeting shall be held at such place, either within or without the State of Delaware, on the fifth (5th) Wednesday of each calendar year or on such other date within six (6) months after the end of each fiscal year of the Corporation and at such time as the Board of Directors may from time to time by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such special meeting shall be in lieu of the annual meeting.

         Section 2. Special Meeting. Special meetings of the shareholders may be called at any time by the Board of Directors, the President or upon written request of the holders of at least twenty-five (25%) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed meeting. Such special meetings shall be held on such date and at such time and place, either within or without the State of Delaware, as is determined by the Board of Directors and stated in the call and notice of such meeting.

         Section 3. Notice of Meetings; Waiver. Notice of any annual or special meeting may be given by the President, the Secretary or by the person or persons calling such meeting. Written notice of each annual or special meeting of shareholders, stating the date, time and place of such meeting, and the purpose of any special meeting,shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his or her address shown on the books of the Corporation not less than ten (10) nor more than sixty
(60) days prior to such meeting unless such shareholder waives notice of such meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any annual or special meeting, and shall be deemed to have waived notice, and any and all objections to the adequacy of such notice, if present at such meeting in person or by proxy unless the shareholder provides written notice to the Corporation prior to the taking of any action by the shareholders at such meeting that his or her attendance is not deemed to be a waiver of the requirement that such notice be given or of the adequacy of any notice that may have been given to such shareholder. Neither the business transacted at, nor the purpose of, any annual or special meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of an annual or special meeting at which a plan of merger or consolidation, amendment of the Corporation's Articles of Incorporation, sale of assets requiring shareholder approval or any other action that would entitle shareholders to dissent under the Delaware General Corporation Law is considered, information as required by the Delaware General Corporation Law must be delivered to the shareholder prior to his or her execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information. No notice need be given of the date, time and place of reconvening of any adjourned annual or special meeting, if the date, time and place to which such meeting is adjourned are announced at the adjourned meeting; provided, however, that if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         Section 4. Quorum; Required Shareholder Vote; Adjournment. Shares entitled to vote as a separate voting group may take action on a matter at an annual or special meeting of shareholders only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented, at any annual or special meeting, for any purpose other than solely to object to holding the meeting or transacting business at the meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws or the Delaware General Corporation Law requires a greater number of affirmative votes. The holders of a majority of the voting shares represented at an annual or special meeting may adjourn such meeting from time to time, whether or not a quorum is present.

         Section 5. Proxies. A shareholder may vote either in person or by a proxy that he or she has duly executed in writing and delivered to the Secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date thereof unless a longer period is expressly provided in the proxy.

         Section 6. Action of Shareholders Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (which may take the form of one or more counterpart copies), setting forth the action so taken, shall (i) be signed by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the proposed action at a meeting at which all shareholders entitled to vote were present and voted and (ii) delivered to the Corporation for inclusion in the minutes or filing with the corporate records. No such consent shall be effective unless each consenting shareholder shall have been furnished the same material that, under the Delaware General Corporation Law, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters, rights, or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished.

         Section 7.  Record Date.

         (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to demand a special meeting, or to take other action, the date of receipt of notice by the Corporation of demand for such meeting, or the date on which such other action is to be taken by the shareholders, shall be the record date for such purpose; provided, however, that if no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose.

         (b) A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting.

         (c) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         (d) For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other reacquisition of the Corporation's shares), the record date shall be the date fixed for such purpose by the Board or, if the Board does not fix such a date, the date on which the Board authorizes such distribution.

                                  ARTICLE II.

                                   DIRECTORS

         Section 1. Power of Directors. The Board of Directors shall manage the business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation, by these Bylaws, by any lawful agreement among the shareholders or any amendments thereto.

         Section 2. Composition of the Board; Qualification; Term of Office. The Board of Directors of the Corporation shall consist of one or more individuals, who are natural persons of the age of eighteen years or older, the exact number to be fixed by resolution of the incorporator of the Corporation, the shareholders or the Board of Directors. Directors shall be elected by plurality vote of the shareholders at the annual meeting or at a special meeting called for the purpose of electing directors.

    Directors need not be residents of the State of Delaware or shareholders of the Corporation. Each Director shall hold office for the term to which he or she is elected and until his or her successor has been elected or appointed, and has qualified, or until his or her earlier resignation, removal from office, death or incapacity to serve.

         Section 3. Vacancies. A vacancy occurring on the Board of Directors by reason of the proper removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no Director remains, by the shareholders; provided, however , that if a vacant office was held by a Director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining Directors elected by that voting group shall be entitled to vote to fill that vacancy. A Director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office.

         Section 4. Removal. At any meeting of the shareholders called for the purpose, the entire Board of Directors or any individual director may, by the unanimous vote of the shares of the Corporation outstanding and entitled to vote for election of directors, be removed from office, with or without cause.

         Section 5. Meetings of the Board; Notice of Meetinqs; Waiver of Notice. A regular annual meeting of the Board shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders.

The Board may provide, by resolution, the date, time and place within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

         Special meetings of the Board may be called by the President or the presiding officer of the Board, if different from the President, on not less than one (1) day's notice to each Director by mail, telegram, cablegram, facsimile transmission or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Delaware General Corporation Law, and shall be called by the President or the Secretary in like manner and on like notice on the written request of any two or more members of the Board. Such notice shall state the time, date and place of such meeting, but any Director may execute a written waiver of notice signed by the Director and delivered to the Corporation, either before or after any regular or special meeting of the Board of Directors, and shall be deemed to have waived notice, and any and all objections to the adequacy of such notice, if present at such meeting, unless the Director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any regular or special meeting of the Board of Directors may be held at any place within or without the State of Delaware.

         Section 6. Quorum; Vote Requirement; Adjournment. A majority of the fixed number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. A Director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

         (a) He or she objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

         (b) His or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

         (c) He or she does not vote in favor of the action taken and delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

    A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists. Notice of the time, date and place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be required. At any adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting originally called.

         Section 7. Action of Board or Committees Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent (which may be in counterparts), setting forth the action so taken, is signed by all of the Directors or committee members and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         Section 8.  Committees.

         (a) Except as otherwise provided by the Articles of Incorporation or these Bylaws, the Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board.

         (b) The provisions of these Bylaws and of the Delaware General Corporation Law that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this Section 8 and their members.

         (c) To the extent specified by the Articles of Incorporation, these Bylaws and any resolution of the Board, each committee may exercise the authority of the Board; provided, however, that a committee may not:

                  (i) Approve, or propose to shareholders for approval, action required by the Delaware General Corporation Law to be approved by shareholders;

                  (ii) Fill vacancies on the Board or on any of its committees;

                  (iii) Exercise any authority that the Board may have to amend the Articles of Incorporation;

                  (iv)  Adopt, amend or repeal Bylaws; or

                  (v) Approve a plan of merger not requiring shareholder approval.

                                 ARTICLE III.

                                   OFFICERS

         Section 1. Generally. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents and Assistant Secretaries, as may be elected by the Board of Directors. The Board of Directors may designate the order in which Vice Presidents may act. Each officer shall hold office for the term for which he or she has been elected and until he or she is removed or his or her successor has been elected and qualified. Any two or more offices may be held by the same person.

         Section 2. President. The President shall be the chief executive officer of the Corporation and shall have responsibility for the general and active management of the operations of the Corporation. He or she shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation.

         Section 3. Vice President. If a Vice President is elected, in the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President or Vice Presidents, as the case may be, shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

         Section 4. Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, shall authenticate records of the Corporation, shall have custody of and attest the seal of the Corporation and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

         Section 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

         Section 6. Removal of Officers. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action that any officer may have as a result of removal in breach of a contract of employment.

         Section 7. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors or by an officer to whom that function has been delegated by the Board. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                                  ARTICLE IV.

                                 CAPITAL STOCK

     Section 1. Form. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be issued in numerical order from the stock book of the Corporation. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Delaware. Each certificate shall be signed, either manually or in facsimile, by one or more officers of the Corporation specified by resolution of the Board of Directors, but in the absence of such specification, shall be valid if executed by the President or Vice President and countersigned by the Secretary or any Assistant Secretary. Each stock certificate may, but need not be, sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid. If the certificate is signed in facsimile, it must be countersigned, either manually or by facsimile, by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation.

         Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred, accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his or her duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" or "Void" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

         Section 3. Rights of Holder. The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE V.

                              SIGNATURES AND SEAL

         Section 1. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

         Section 2.  Seal.  The seal of the Corporation shall be as follows:


If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.


                                  ARTICLE VI.

                                  AMENDMENTS

         The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, unless the shareholders have adopted, altered, amended or repealed a particular Bylaw provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal thereof. The Corporation's shareholders have the right to alter, amend or repeal these Bylaws, or to adopt new Bylaws, even though such provisions may also be adopted, altered, amended or repealed by the Board.

                                 ARTICLE VII.

                                   INDEMNITY

         Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys, fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation (and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Delaware General Corporation Law, as the same may be hereafter amended.

                            CONSENT OF INCORPORATOR

                                      OF

                               UAG ATLANTA, INC.

         The undersigned, being the sole incorporator of UAG Atlanta, Inc., a Delaware corporation, hereby adopts the following resolutions pursuant to
Section 108(c) of the Delaware General Corporation Law:

                           RESOLVED that the by-laws attached hereto shall be
              the by-laws of the corporation.

                           RESOLVED that each of the following persons is
              hereby elected to serve as a director of the corporation until the first annual meeting of stockholders or until his or her successor is elected and qualified and that they shall constitute the initial Board of Directors of the corporation:

                                       Carl Spielvogel
                                       Ezra P. Mager
                                       Arthur J. Rawl
                                       George A. Lowrance




                                                  /s/ Karen A. Gimbutas
                                             ---------------------------------
                                                    Karen A. Gimbutas






December 4, 1995

                                                                        EX 3.58


                           ARTICLES OF INCORPORATION
                                       OF
                              ATLANTA TOYOTA, INC.

         The undersigned, a natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation.

                                  ARTICLE ONE

         The name of the corporation (hereinafter called the "Corporation") is ATLANTA TOYOTA, INC.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The enumeration herein of any specific powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers conferred upon corporations by the laws of the State of Texas.

                                  ARTICLE FIVE

         The aggregate number of shares that the Corporation shall have authority to issue is ten thousand (10,000). All of such shares shall be of the par value of ten cents ($.10) per share, shall be of the same class, and shall be designated as "Common Stock."

                                  ARTICLE SIX

         No holder of any shares of any class of stock of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares,
(c) any right of subscription to or to receive, or any warrant or option for the purchase of, any thereof, or (d) any other securities that may be issued or sold by the Corporation, other than such (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine from time to time.

                                 ARTICLE SEVEN

         Cumulative voting for the election of directors shall not be permitted.

                                 ARTICLE EIGHT

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done, or property actually received.

                                  ARTICLE NINE

         The Corporation shall have the power to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, without submitting such purchase to a vote of shareholders.

                                  ARTICLE TEN

         Notwithstanding any provisions of the Texas Business Corporation Act now or hereafter in force requiring for the approval of any action the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled by law to vote thereon or of the outstanding shares of a class or series entitled by law to vote separately as a class of series thereon, such action may, to the extent permitted by law, be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable. Except as provided in the preceding sentence or as otherwise required by law, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at any shareholders' meeting at which a quorum is present shall be the act of the shareholders' meeting.

                                 ARTICLE ELEVEN

         The street address of the Corporation's initial registered office is 501 Carillon Tower East, 13601 Preston Road, LB 186,

Dallas Texas 75240, and the name of its initial registered agent as such address is Carl Westcott.

                                 ARTICLE TWELVE

         The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as a director until the first annual meeting of the shareholders or until his successor is elected and qualified are as follows:

                   Name                             Address
                   ----                             -------

              Carl Westcott                 501 Carillon Tower East
                                            13601 Preston Road, LB 186
                                            Dallas, Texas  75240


                                ARTICLE THIRTEEN

         The name and address of the incorporator are as follows:

                   Name                             Address
                   ----                             -------

              Thomas D. Moore, Jr.          First RepublicBank Center
                                            3600 Tower II
                                            Dallas, Texas  75201

         IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of April, 1988.

                                                 /s/ Thomas D. Moore, Jr.
                                                 ------------------------
                                                 Thomas D. Moore, Jr.

STATE OF TEXAS    ss.
                  ss.
COUNTY OF DALLAS  ss.

         I, KIM REEVES, a Notary Public, do hereby certify that on this 4th day of April, 1988, personally appeared Thomas D. Moore, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

Notarial Seal:                                        /s/ Kim Reeves
                                                      -------------------------
                                                      Notary Public in and for
                                                      the State of Texas

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                    OR REGISTERED AGENT OR BOTH BY A PROFIT
                                  CORPORATION


1.    The name of the corporation is   ATLANTA TOYOTA, INC.
                                     ------------------------------------------

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of Texas before filing this statement is

      501 CARILLON TOWER EAST, 13601 PRESTON ROAD, DALLAS, TEXAS 75240
      -------------------------------------------------------------------------

3. The address, including street and number, to which its registered office is to be changed is

      1303 MARSH LANE CARROLLTON, TEXAS  75006
      -------------------------------------------------------------------------
       (Give new address or state "no change")


4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, before filing this statement is

      CARL WESTCOTT
      -------------------------------------------------------------------------

5.    The name of its new registered agent is

      NO CHANGE
      -------------------------------------------------------------------------
      (Give new name or state "no change")

6. The address of its registered office and the address of the office of its registered agent, as changed, will be identical.


7.    Such change was authorized by: (Check One)

      [ ] A. The Board of Directors.
      [X] B. An officer of the corporation so authorized by the Board of Directors.

                                            /s/ C. WESTCOTT
                                            -------------------------
                                            An Authorized Officer
                                            CARL WESTCOTT

OFFICE OF THE                    [STATE SEAL]              CORPORATIONS SECTION
SECRETARY OF STATE                                               P.O. BOX 13697
                                                      AUSTIN, TEXAS  78711-3697

                  STATEMENT OF CHANGE OF REGISTERED OFFICE OR
                   REGISTERED AGENT OR BOTH BY A CORPORATION,
                LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1.    The name of the entity is Atlanta Toyota, Inc.

      The entity's charter/certificate of authority/file number is 01073169-00

2. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is:

      1303 Marsh Lane, Carrollton, TX 75006

3. A. ___ The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

       c/o  C T CORPORATION SYSTEM 350 N. St. Paul St. Dallas TX 75201

OR    B. ___  The registered office address will not change.

4. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is

      Carl Westcott

5.    A. ___ The name of the NEW registered agent is C T CORPORATION SYSTEM.

OR    B. ___  The registered agent will not change.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7. The changes shown above were authorized by: Business Corporations may select A or B Limited Liability Companies may select D or E Non-Profit Corporations may select A, B, or C Limited Partnerships select F

      A. ___  The board of directors; OR
      B. xx An officer of the corporation so authorized by the board of directors; OR
      C. ___ The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act.
      D. ___  Its members
      E. ___  Its managers
      F. ___  The limited partnership

                                       /s/ George
                                       -----------------------------------
                                       (Authorized Officer of Corporation)
                                       (Authorized Member or Manager of LLC)
                                       (General Partner of Limited Partnership)

                                                                 EX-3.59


                                   BYLAWS OF

                              ATLANTA TOYOTA, INC.

                              ss. ss. ss. ss. ss.

                                   ARTICLE I

                                    OFFICES

         Section 1. Registered Office and Agency. The registered office of the Corporation shall be 501 Carillon Tower East, 13601 Preston Road, Dallas, Texas. The name of its registered agent at such address is Carl Westcott.

         Section 2. Other Offices. The Corporation may have, in addition to its registered office, offices and places of business at such places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

         Section 1. Annual Meeting. An annual meeting of the shareholders shall be held at such time as the Board of Directors may decide, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than one-tenth in number of all the shares entitled to vote at the meetings.

         Section 3. Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of Texas, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 4. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         Section 5. Notice of Meetings. Written or printed notice stating the place, day, and hour of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the body, officer, or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mails addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 6. Quorum of Shareholders. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at each meeting of shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy shall be the act of the shareholders' meeting, unless the vote of a greater number is required by statute, the Articles of Incorporation, or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The shareholders present or represented at a duly organized meeting and entitled to vote thereat may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 7. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as and to the extent otherwise provided by statute or the Articles of Incorporation. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

         Section 8. Action without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

         Section 9. Telephone Meetings. Shareholders may participate in and hold a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. Management of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 2. Number and Qualifications. The Board of Directors shall consist of one or more directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by the Board of Directors, except that no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of any increase in the number of directors may be filled by election at any annual meeting or at a special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. None of the directors need be shareholders of the Corporation or residents of the State of Texas.

         Section 3. Election and Term of Office. At each annual meeting of shareholders the shareholders shall elect directors to hold office until the next succeeding annual meeting. At each election, the persons receiving the greatest number of votes shall be the directors. Each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and shall have qualified or until his earlier death, resignation, retirement, disqualification, or removal.

         Section 4. Removal. Any director may be removed either for or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         Section 5. Vacancies. Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 6. Place of Meetings. Meetings of the Board of Directors, annual, regular, or special, may be held either within or without the State of Texas.

         Section 7. Annual Meetings. The first meeting of each newly elected Board shall be held for the purpose of organization and the transaction of any other business without notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws, any and all business may be transacted at any regular meeting.

         Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary on twenty-four hours' notice to each director, either personally or by mail or by telegram. Except as may be otherwise expressly provided by statute, the Articles of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 10. Quorum and Manner of Acting. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation, or these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally convened.

         Section 11. Action without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors, and such consent shall have the same force and effect as a unanimous vote at a meeting. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

         Section 12. Directors' Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, that shall be paid to its members for their services as directors. The Board also shall have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 13. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

                                   ARTICLE IV

                                    NOTICES

         Section 1. Manner of Giving Notice. Whenever, as provided by statute, the Articles of Incorporation, or these Bylaws, notice is required to be given to any director or shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such director or shareholder at his address as it appears on the records or (in the case of a shareholder) the stock transfer books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be delivered at the time when the same shall be deposited in the United States mails as aforesaid.

         Section 2. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation as provided by statute, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving of such notice.

                                   ARTICLE V

                              EXECUTIVE COMMITTEE

         Section 1. Constitution and Powers. The Board of Directors, by resolution adopted by affirmative vote of a majority of the entire board, may designate two or more directors to constitute an Executive Committee, which Executive Committee shall have and may exercise, when the Board is not in session, all of the authority and powers of the Board of Directors in the business and affairs of the Corporation, even though such authority and powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided that the foregoing shall not be construed as authorizing action by the Executive Committee with respect to any action that by statute, the Articles of Incorporation, or these Bylaws is required to be taken by vote of a specified proportion of the number of directors fixed by these Bylaws, or any other action required or specified by the Texas Business Corporation Act or other applicable law or by these Bylaws or by the Articles of Incorporation to be taken by the Board of Directors, as such. So far as practicable, members of the Executive Committee shall be appointed by the Board of Directors at its first meeting after each annual meeting of shareholders and, unless sooner discharged by affirmative vote of a majority of the entire Board, shall hold office until their respective successors are appointed and qualify or until their earlier respective removals, deaths, resignations, retirements, or disqualifications.

         Section 2. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by affirmative vote of a majority of the whole Committee and communicated to all of the members thereof. Special meetings of the Executive Committee may be called by the Chairman of the Board, the President, or any member thereof at any time on twenty-four hours' notice to each member, either personally or by mail or telegram. Except as may be otherwise expressly provided by statute, the Articles of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee.

         Section 3. Records. The Executive Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as secretary of the Executive Committee or the Committee may, in its discretion, appoint its own secretary.

         Section 4. Vacancies. Any vacancy in the Executive Committee may be filled by affirmative vote of a majority of the entire Board.

                                   ARTICLE VI

                         OTHER COMMITTEES OF THE BOARD

         Section 1. Other Committees. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the entire Board, designate two or more directors to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and the Executive Committee and of carrying out and implementing any instructions or any policies, plans, and programs theretofore approved, authorized, and adopted by the Board of Directors or the Executive Committee.

                                  ARTICLE VII

               OFFICERS, EMPLOYEES, AND AGENTS: POWERS AND DUTIES

         Section 1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board (if the Board of Directors shall determine the election of such officer to be appropriate), a President, one or more Vice Presidents as may be determined from time to time by the Board (and, in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary, and a Treasurer. The Chairman of the Board, if any, shall be a member of the Board of Directors. No other elected officer of the Corporation need be a member of the Board of Directors.

         Section 2. Election. So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders.

         Section 3. Appointive Officers. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who will exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board of Directors or the Executive Committee.

         Section 4. Two or More Offices. Any two or more offices may be held by the same person.

         Section 5. Compensation. The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors or the Executive Committee. The Board of Directors or the Executive Committee may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

         Section 6. Term of Office; Removal; Filling of Vacancies. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification, or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 7. Chairman of the Board. The Chairman of the Board, if a person is elected to such office by the Board of Directors, shall be the chief executive officer of the Corporation and shall preside when present at all meetings of the shareholders and of the Board of Directors. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority that shall have elected or appointed him, any officer subordinate to the Chairman of the Board; and in general to exercise all the powers usually appertaining to the office of the chief executive officer of a corporation, except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws. He shall advise, counsel, and direct the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.

         Section 8. President. The President shall be the chief operating officer of the Corporation and, subject to the provisions of these Bylaws, shall have general and active control of the day to day affairs of the Corporation. If the Board of Directors has not elected a person to the office of Chairman of the Board, the President shall also be the chief executive officer of the Corporation and exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board. In the absence of the Chairman of the Board, or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the shareholders and the Board of Directors. In the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in order of their seniority, unless otherwise determined by the Chairman of the Board, the President, the Board of Directors, or the Executive Committee.

         Section 9. Vice Presidents. Each Vice President shall have such titles as may be prescribed by the Board of Directors, and shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Board of Directors, or the Executive Committee.

         Section 10. Treasurer. The Treasurer shall have the care and custody of all monies, funds, and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors or the Executive Committee shall from time to time direct or as shall be selected in accordance with procedure established by the Board or the Executive Committee; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange, or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the Chairman of the Board, the President, the Board of Directors, or the Executive Committee. If required by the Board of Directors, he shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office.

         Section 11. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the Chairman of the Board, the President, the Board of Directors, or the Executive Committee.

         Section 12. Secretary. The Secretary shall see that notice is given of all meetings of the shareholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the shareholders and the Board. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers, and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the Chairman of the Board, the President, the Board of Directors, or the Executive Committee.

         Section 13. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the Chairman of the Board, the President, the Board of Directors, or the Executive Committee.

         Section 14. Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services, and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation, or these Bylaws or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

                                  ARTICLE VIII

                          STOCK AND TRANSFER OF STOCK

         Section 1. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation, and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of Texas, the holder's name, the number and class of shares that such certificate represents, the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be facsimile.

         Section 2. Lost Certificates. The Board of Directors, the Executive Committee, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, the Executive Committee, the President, or such other officer or officers, in its or his or their discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

         Section 3. Transfers of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 5. Preemptive Rights. No shareholder or other person shall have any preemptive rights whatsoever.

                                   ARTICLE IX

                                 MISCELLANEOUS

         Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, except as provided by statute and the Articles of Incorporation, may be declared by the Board of Directors at any annual, regular, or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, or in any combination thereof. The declaration and payment shall be at the discretion of the Board of Directors.

         Section 2. Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Signature of Negotiable Instruments. All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent, or agents and in such manner as are permitted by these Bylaws or in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors from time to time.

         Section 5. Seal. The Corporation's seal shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted, or in any manner reproduced.

         Section 6. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section 7. Surety Bonds. Such officers and agents of the Corporation (if any) as the Chairman of the Board or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, the Board of Directors, or the Executive Committee may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

                                   ARTICLE X

                                   AMENDMENTS

         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment, or repeal or adoption be contained in the notice of such meeting.





         I, Charlotte Earls, hereby certify that I am the duly elected and qualified Assistant Secretary of Atlanta Toyota, Inc., and that the foregoing is a true and correct copy of the Bylaws of Atlanta Toyota, Inc., adopted at the organizational meeting of the Board of Directors of the Corporation as of the 6th day of April, 1988.

         IN WITNESS WHEREOF, I have hereunto affixed my name as Assistant Secretary on this 25th day of April, 1988.



                                             /s/ Charlotte Earls
                                             ---------------------------------
                                             Charlotte Earls, Assistant
                                               Secretary

                                                                      EX 3.60

                          CERTIFICATE OF INCORPORATION

                                       OF

                              UAG ATLANTA II, INC.


         FIRST: The name of the corporation is UAG Atlanta II, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1201 North Market Street, Post Office Box 1347, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is Delaware Corporation Organizers, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is Siobain M. Perkins, whose mailing address is P.O. Box 1347, Wilmington, Delaware 19899.

         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 13th day of February, 1996.

                                            /s/ Siobain M. Perkins
                                            -----------------------------------
                                            Siobain M. Perkins

                                                                      EX 3.62

                           ARTICLES OF INCORPORATION


                                       I.

         The name of the Corporation is:

                           Steve Rayman Nissan, Inc.

                                      II.

         The Corporation shall have authority to issue not more than 1,000 shares of common stock of $.10 par value per share. The Corporation may purchase its own shares of capital stock as provided by law. The Board of Directors may from time to time distribute to shareholders its assets, in cash or in property, as permitted by applicable law.

                                      III.

         The initial registered office of the Corporation shall be at 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Fulton County, Georgia 30326. The initial registered agent of the Corporation shall be Bruce
A. Wobeck.

                                      IV.

         The name and address of the incorporator is:

                  Bruce A. Wobeck
                  MORRIS, MANNING & MARTIN
                  1600 Atlanta Financial Center
                  3343 Peachtree Road, N.E.
                  Atlanta, Georgia  30326

                                       V.

         The mailing address of the initial principal office of the Corporation is:

                  6889 Jonesboro Road
                  Morrow, Georgia  30260

                                      VI.

         The Corporation shall have perpetual duration.

                                      VII.

         The Corporation is organized for the purpose of engaging in any and all lawful businesses not specifically prohibited to corporations for profit under the laws of the State of Georgia, and the Corporation shall have all powers necessary to conduct any such businesses and all other powers enumerated in the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

                                     VIII.

                  No director of the Corporation shall have personal liability to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty of care or other duty as a director, except that this Article VIII shall not eliminate or limit the liability of a director: (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in
Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director received an improper personal benefit. This
Article VIII shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when Section 14-2-202(b)(4) of the Georgia Business Corporation Code became effective. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of the Articles of

Incorporation of the Corporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any act or failure to act, or any cause of action, suit or claim that, but for this
Article VIII, would accrue or arise prior to any amendment, repeal or adoption of such an inconsistent provision. If the Georgia Business Corporation Code is subsequently amended to provide for further limitations on the personal liability of directors of corporations for breach of duty of care or other duty as a director, then the personal liability of the directors of the Corporation shall be so further limited to the greatest extent permitted by the Georgia Business Corporation Code.

                                      IX.

         None of the holders of any stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any kind, class or series now or hereafter authorized.

                                       X.

         Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action, or by persons who would be entitled to vote at a meeting those shares having power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                                      XI.

         The initial Board of Directors shall consist of two (2) members who shall be as follows:

         Steve Rayman
         Richard W. Keffer, Jr.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.

                                            /s/ Bruce A. Wobeck
                                            ------------------------------
                                            Incorporator

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                          STEVE RAYMAN OF NISSAN, INC.


                                       I

         The name of the Corporation is STEVE RAYMAN NISSAN, INC.


                                       II

         Effective as of the date hereof, Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

         "The name of the Corporation is UNITED NISSAN, INC."


                                      III

         All other provisions of the Articles of Incorporation shall remain in full force and effect.


                                       IV

         These Articles of Amendment to the Corporation's Articles of Incorporation were duly approved by the Corporation's Board of Directors in accordance with the provisions of Section 14-2-1002 of the Georgia Business Corporation Code, and no shareholder action was required with respect thereto.


         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed, adopted and attested by its duly authorized officers as of the 1st day of May, 1996.

                                            STEVE RAYMAN NISSAN, INC.

                                            By:     /s/ George Lowrance
                                               ------------------------------
                                                Vice President and Secretary

                             ARTICLES OF AMENDMENT

                                       1.

         The name of the corporation is:

                           Steve Rayman Nissan, Inc.

                                       2.

         Article II of the Articles of Incorporation of the corporation shall be amended to be and read as follows:

                                  "ARTICLE II

              The Corporation shall have authority to issue not more than 10,000 shares of common stock of $100.00 par value per share. The Corporation may purchase its own shares of capital stock as provided by law. The Board of Directors may from time to time distribute to shareholders its assets, in cash or in property, as permitted by applicable law."

                                       3.

         The amendment was duly adopted on March 19, 1993 by the Incorporator prior to the issuance of shares of stock. Shareholder action was not required.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Amendment on the 19th day of March, 1993.


                                            By: /s/ Bruce A. Wobeck
                                                ---------------------------
                                                Bruce A. Wobeck
                                                Incorporator

                                                            EX-3.63











                                  B Y L A W S

                                      O F

                   S T E V E  R A Y M A N  N I S S A N, I N C.

                                                 TABLE OF CONTENTS



                                                     ARTICLE I
                                                      OFFICES

Section 1.  Registered Office.....................................................................................1
Section 2.  Other Offices  .......................................................................................1

                                                    ARTICLE II
                                             MEETINGS OF SHAREHOLDERS

Section 1.  Place of Meeting......................................................................................1
Section 2.  Time of Meeting.......................................................................................1
Section 3.  Special Meetings......................................................................................1
Section 4.  Notice of Meetings....................................................................................2
Section 5.  Waiver of Notice......................................................................................2
Section 6.  Voting Group   .......................................................................................2
Section 7.  Quorum         .......................................................................................3
Section 8.  Voting         .......................................................................................3
Section 9.  Action of Shareholders Without a Meeting..............................................................3
Section 10. Removal of Directors..................................................................................4
Section 11. Record Date    .......................................................................................4

                                                    ARTICLE III
                                                BOARD OF DIRECTORS

Section 1.  General Powers .......................................................................................4
Section 2.  Number and Election...................................................................................5
Section 3.  Term of Office .......................................................................................5
Section 4.  Vacancy        .......................................................................................5
Section 5.  Meetings of the Board of Directors....................................................................5
Section 6.  Notice of Meetings....................................................................................5
Section 7.  Waiver of Notice......................................................................................6
Section 8.  Place of Meetings.....................................................................................6
Section 9.  Participation by Communication........................................................................6
Section 10. Quorum         .......................................................................................6
Section 11. Voting         .......................................................................................6
Section 12. Action Without a Meeting..............................................................................6
Section 13. Compensation of Directors.............................................................................6
Section 14. General Powers of Directors...........................................................................7
Section 15. Specific Powers of Directors..........................................................................7

                                                    ARTICLE IV
                                                    COMMITTEES

Section 1.  Appointing Committees.................................................................................7
Section 2.  Powers of Committees..................................................................................8
Section 3.  Committee Meetings....................................................................................8
Section 4.  Removal from Committees...............................................................................8


                                     -i-

                                                     ARTICLE V
                                                     OFFICERS

Section 1.  Number         .......................................................................................8
Section 2.  Election and Term.....................................................................................8
Section 3.  Salaries       .......................................................................................9
Section 4.  Chairman of the Board.................................................................................9
Section 5.  President      .......................................................................................9
Section 6.  Vice President ......................................................................................10
Section 7.  Secretary      ......................................................................................10
Section 8.  Treasurer      ......................................................................................10
Section 9.  Duties of Officers May Be Delegated..................................................................11

                                                    ARTICLE VI
                                            CONTRACTS. CHECKS. DRAFTS.
                                            BANK ACCOUNTS AND DOCUMENTS

Section 1.  Execution of Contracts and Documents.................................................................11
Section 2.  Loans          ......................................................................................11
Section 3.  Checks and Drafts....................................................................................12
Section 4.  Deposits       ......................................................................................12
Section 5.  Proxies        ......................................................................................12
Section 6.  Conflicting Interest Transactions of Directors or Officers ..........................................12

                                                    ARTICLE VII
                                                   CAPITAL STOCK

Section 1.  Authorization and Issuance of Shares.................................................................12
Section 2.  Capital Stock  ......................................................................................13
Section 3.  Record of Shareholders...............................................................................13
Section 4.  Lost Certificates....................................................................................13
Section 5.  Transfers of Stock...................................................................................14
Section 6.  Registered Shareholders..............................................................................14
Section 7.  Fractional Shares or Scrip...........................................................................14

                                                   ARTICLE VIII
                                                  INDEMNIFICATION

Section 1.  Definitions    ......................................................................................15
Section 2.  Indemnification......................................................................................16
Section 3.  Advances for Expenses................................................................................17
Section 4.  Court-Ordered Indemnification and Advances for Expenses..............................................17
Section 5.  Determination and Authorization of Indemnification...................................................18
Section 6.  Shareholder Approved Indemnification.................................................................19
Section 7.  Indemnification of Employees and Agents..............................................................20
Section 8.  Insurance      ......................................................................................20
Section 9.  Not Exclusive of Other Rights........................................................................20
Section 10. Severability   ......................................................................................20

                                     -ii-


                                                    ARTICLE IX
                                                 EMERGENCY POWERS

Section 1.  Power to Adopt ......................................................................................21
Section 2.  Lines of Succession of Officers or Agents............................................................21
Section 3.  Chance of Office.....................................................................................21
Section 4.  Effect of Bylaws.....................................................................................21
Section 5.  Notices        ......................................................................................21
Section 6.  Quorum         ......................................................................................21
Section 7.  Liability      ......................................................................................21

                                                     ARTICLE X
                                                GENERAL PROVISIONS

Section 1.  Fiscal Year    ......................................................................................22
Section 2.  Corporate Seal ......................................................................................22
Section 3.  Annual Statements....................................................................................22
Section 4.  Inspection of Books and Records......................................................................22
Section 5.  Conflict with Articles of Incorporation..............................................................23
Section 6.  Dividends      ......................................................................................23
Section 7.  Adoption of Amendments to Incentive Stock Option Plans...............................................23

                                                 ARTICLE XI
                                                 AMENDMENTS                                                      23


                                   BYLAWS OF

                           STEVE RAYMAN NISSAN, INC.

                                   ARTICLE I

                                    Offices

         Section 1. Registered Office. The registered office shall be in the State of Georgia, County of Clayton. The Board of Directors from time to time may change the address of the registered office, which may be, but need not be, the principal office of the Corporation.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Georgia as the Board of Directors may from time to time determine and the business of the Corporation may require or make desirable.


                                  ARTICLE II

                           Meetings of Shareholders

         Section 1. Place of Meeting. All meetings of the Shareholders may be held either within or without the State of Georgia, but in the absence of notice to the contrary Shareholders, meetings shall be held at the principal office of the Corporation.

         Section 2. Time of Meeting. The Annual Meeting of the Shareholders shall be held annually within six (6) months after the end of each fiscal year of the Corporation. Failure to hold the Annual Meeting as aforesaid shall not work a forfeiture or dissolution of the Corporation nor shall such failure affect otherwise valid corporate acts.

         Section 3. Special Meetings. Special Meetings of the Shareholders may be called (a) by the Board of Directors or the person or persons authorized by the Articles of Incorporation or these Bylaws, or (b) upon the written request of the holders of at least twenty-five percent (25%), or such greater or lesser percentage as may be provided in the Articles of Incorporation, of all the votes entitled to be cast on any issue proposed to be considered at the proposed Special Meeting; provided, however, such written request shall be signed and dated by such holders and delivered to the Secretary of the Corporation and, further provided, such written request shall set forth the purpose or purposes for which such meeting is to be held, or (c) if the Corporation has 100 or fewer shareholders of record, upon written request of the holders of at least twenty-five percent (25%), or such lesser percentage as may be provided in the Articles of Incorporation, of all the votes entitled to be cast on any issue to be considered at the proposed Special Meeting; provided, however, such written request shall be signed and dated by such holders and delivered to the Secretary of the Corporation and, further provided, such written request shall set forth the purpose or purposes for which such meeting is to be held. Business transacted at such Special Meetings shall be restricted to the purpose or purposes stated in the notice.

         Section 4. Notice of Meetings. A Corporation shall give notice stating the date, time and place of each Shareholders, Meeting, whether special or annual, not less than ten (10) nor more than sixty (60) days before the date of the meeting, and shall be in writing unless oral notice is reasonable under the circumstances, and may be communicated in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail or private carrier, to each Shareholder of record entitled to vote at such meeting, at such address as last appears on the books of the Corporation. In the case of a Special Meeting, the notice of the meeting must include a description of purpose or purposes for which the meeting is called. Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting, at which the adjournment is taken; provided however, if a new record date for the adjourned meeting is or must be fixed pursuant to Section 11 of Article II of these Bylaws, notice of the adjourned meeting shall be given to persons who are Shareholders as of the new record date.

         Section 5. Waiver of Notice. Any Shareholder may waive notice of any meeting, whether special or annual, either before, at or after the meeting, and a Shareholder's attendance at a meeting, either in person or by proxy, shall of itself constitute a waiver of notice and waiver of any and all objections to the date, time, place, manner of calling, or consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the Shareholder attends the meeting solely for the purpose of stating such objection. However, any waiver of the notice of a meeting of Shareholders required with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets, or any other action which would entitle the Shareholder to dissent pursuant to O.C.G.A. ss. 14-2-1302 and obtain payment for his shares shall not be effective except upon compliance with the provisions of O.C.G.A. ss. 14-2-706(c).

         Section 6. Voting Group. A Voting Group means all shares of one or more classes or series that under the Articles of Incorporation or the Georgia Business Corporation Code ("Code") are entitled to vote and be counted together collectively on a matter at a meeting of the Shareholders. All shares entitled by the Articles of Incorporation or the Code to vote generally on the matter are for that purpose a single Voting Group. If the

Articles of Incorporation or the Code provide for voting by a single Voting Group on a matter, action on that matter is taken when voted upon by that Voting Group as provided in Section 7. If the Articles of Incorporation or the Code provide for voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each of those Voting Groups counted separately as provided in Section 7. Action may be taken by one Voting Group on a matter even though no action is taken by another Voting Group entitled to vote on the matter.

         Section 7. Quorum. Shares entitled to vote as a separate Voting Group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation provide otherwise, a majority of the votes entitled to be cast on the matter by the Voting Group constitutes a quorum of that Voting Group for action on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of Directors) by a Voting Group is approved if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws or the Code requires a greater number of affirmative votes.

         Section 8. Voting. Except as otherwise provided for in the Articles of Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a Shareholders, Meeting. At any meeting of the Shareholders, each Shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed to by the Shareholder and bearing a date not more than eleven (11) months prior to such meeting, unless such instrument provides for a longer period.

         Section 9. Action of Shareholders Without a Meeting. Any action required to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if written consent and approval, setting forth the action authorized, shall be signed by all Shareholders entitled to vote on such action or, if so provided in the Articles of Incorporation, any persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote were present and voted, provided that action by less than unanimous written consent may not be taken with respect to any election of Directors as to which Shareholders would be entitled to cumulative voting. Such approval and consent so filed shall have the same effect as a unanimous vote of the Shareholders of a

Special Meeting called for considering the action authorized. However, no such majority written consent shall be effective except upon compliance with the provisions of O.C.G.A. ss. 14-2-704(b).

         Section 10. Removal of Directors. At any meeting of Shareholders with respect to which notice of such purpose has been given, one or more Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors; provided, however, if cumulative voting is required for the election of Directors, then a Director may be removed if the votes cast against his removal would be sufficient to elect him when cumulatively voted at an election of the entire Board of Directors. If a Director is elected by a Voting Group of Shareholders, only the Shareholders of that Voting Group may participate in the vote to remove the Director. If the Directors have staggered terms, Directors may be removed only for cause unless the Articles of Incorporation provide otherwise. A removed Director's successor may be elected at the same meeting to serve the unexpired term.

         Section 11. Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date not more than seventy (70) days before the meeting or action requiring a determination of Shareholders. When a determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders has been made as provided in this Section 11, such determination shall apply to any adjournment and reconvened meeting thereof, unless the Board of Directors sets a new record date under this section for the reconvened meeting. If the adjournment is for a date more than 120 days after the date fixed for the original meeting, a new record date must be fixed.


                                  ARTICLE III

                              Board of Directors

         Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among Shareholders, by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the Shareholders.

         Section 2. Number and Election. The Board of Directors of the Corporation shall consist of not less than one (1) nor more than three (3) individuals. The precise number of Directors shall be fixed by resolution of either the Shareholders or the Board of Directors from time to time. The Directors shall be elected at the Annual Meeting of the Shareholders by a plurality of the votes cast by the shares represented in person or by proxy, except that a succeeding Board of Directors may be elected at a Special Meeting of the Shareholders and as provided in Section 10 of Article II. Directors need not be Shareholders.

         Section 3. Term of Office. The terms of all Directors shall expire at the next Annual Meeting of Shareholders following their election. Despite the expiration of a Director's term, the Director shall continue to serve until a successor is elected and qualifies, or until there is a decrease in the number of Directors.

         Section 4. Vacancy. Any vacancy occurring in the Board of Directors by death, resignation, retirement, disqualification, increase in the number of Directors or otherwise may be filled by the first to take action of (a) the Shareholders, or (b) the Board of Directors, and if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. If a vacancy occurs as provided for in Section 10 of Article II, such vacancy may be filled as provided for in such section. If the vacant office was held by a Director elected by a Voting Group of Shareholders, only the holders of shares of that Voting Group or the remaining Directors elected by that Voting Group are entitled to fill the vacancy.

         Section 5. Meetings of the Board of Directors. The first meeting of each newly elected Board of Directors shall follow immediately after the Annual Meeting of the Shareholders and be held at the same place as the Annual Meeting of the Shareholders, or may be held at such time and place as shall be fixed by the consent in writing of all the Directors. No notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute a meeting of the Board of Directors, provided a quorum shall be present.

         Section 6. Notice of Meetings. Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Unless the Articles of Incorporation provide otherwise, every Special Meeting shall be preceded by at least two (2) days' notice of the date, time and place of the meeting. Such notice shall be in writing unless oral notice is reasonable under the circumstances, and may be communicated in person, by telephone, telegraph, teletype, telecopy, or other forms of wire or wireless communication, or by mail or private carrier. Such notice need not specify the purpose of the Special

Meeting of the Board unless required by the Articles of Incorporation.

         Section 7. Waiver of Notice. A Director may waive notice of any meeting either before or after the meeting stated in the notice. Except as specified herein, the waiver must be in writing, signed by the Director entitled to notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 8. Place of Meetings. The Directors may hold their meetings at the principal office of the Corporation or at such other place or places, either in the State of Georgia or elsewhere, as they may from time to time determine.

         Section 9. Participation by Communication. Unless the Articles of Incorporation provide otherwise, the Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 10. Quorum. Unless a greater number is required by the Articles of Incorporation or the Code, a majority of the Directors in office immediately before the meeting begins shall constitute a quorum of the Board of Directors.

         Section 11. Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present is the act of the Board of Directors unless the Articles of Incorporation or the Code requires the vote of a greater number of Directors.

         Section 12. Action Without a Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted to be taken at a Board of Directors, meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         Section 13. Compensation of Directors. Unless the Articles of Incorporation provide otherwise, the Board of Directors may fix the compensation of Directors.

         Section 14. General Powers of Directors. The Board of Directors shall have, in addition to such powers as are herein expressly conferred on it and all such powers as may be conferred on it by law, all such powers as may be exercised by the Corporation, subject to the provisions of the Articles of Incorporation and the Code.

         Section 15. Specific Powers of Directors. The Board of Directors shall also have power:

         (a) to purchase or otherwise acquire property, rights, or privileges for the Corporation, which the Corporation has power to make, at such prices and on such terms as the Board of Directors may deem proper;

         (b) to pay for such property, rights or privileges in whole or in part with money, stocks, bonds, debentures or other securities of the Corporation, or by the delivery of other property of the Corporation;

         (c) to create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every act and thing necessary to effectuate the same;

         (d) to elect the corporate officers and fix their salaries, to appoint employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments, and to change them from time to time, and to require security as it may deem proper;

         (e) to confer on any officer of the Corporation the power of selecting, discharging or suspending such employees; and

         (f) to determine by whom and in what manner the Corporation's bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, or other documents shall be signed.


                                  ARTICLE IV

                                  Committees

         Section 1. Appointing Committees. Unless the Articles of
Incorporation provide otherwise, the Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors.

         Section 2. Powers of Committees. To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee may exercise the authority granted to the Board of Directors, except that a committee may not:

         (a) approve or propose to Shareholders action that the Code requires to be approved by Shareholders;

         (b) fill vacancies on the Board of Directors or on any of its committees;

         (c) amend the Articles of Incorporation pursuant to O.C.G.A. ss. 14-2-1002;

         (d)      adopt, amend, or repeal Bylaws; or

         (e)      approve a plan of merger not requiring Shareholder approval.

         Section 3. Committee Meetings. Quorum and Voting . Sections 6, 7, 8, 9, 10, 11 and 12 of Article III of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

         Section 4. Removal from Committees. The Board of Directors shall have power at any given time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.


                                   ARTICLE V

                                   Officers

         Section 1. Number. The officers of the Corporation shall be designated and elected by the Board of Directors with such responsibilities and duties as may be designated by the Board of Directors consistent with this
Article V. The Board of Directors shall elect at least one officer who shall be responsible for preparing minutes of the Directors, and Shareholders, meetings and for authenticating records of the Corporation. Any two or more offices may be held by the same person. No officer need be a Shareholder.

         Section 2. Election and Term. All officers shall be appointed by the Board of Directors or by a duly appointed officer pursuant to this Article V and shall serve at the pleasure of the Board of Directors and the appointing officers as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

         Section 3. Salaries. The salaries and compensation of all officers appointed by the Board of Directors shall be fixed by the Board of Directors, unless the Directors delegate such power to any officer or officers. Any payment made to an officer of the Corporation such as salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the Corporation has been recovered.

         Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and Board of Directors, shall have the same authority as the President to execute documents on behalf of the Corporation, and shall have such other powers as may be specifically designated by the Board of Directors.

         Section 5.  President.

         (a) The President shall be elected by the Board of Directors and shall be the Chief Operating Officer of the Corporation. He shall preside at all meetings of the Shareholders and the Board of Directors in the absence of the Chairman; he shall have general and active management of the business of the Corporation, and shall exercise general supervision and administration over all of its affairs with power to make all contracts in the conduct of the regular and ordinary business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         (b) The President shall execute deeds, bonds, notes, mortgages and other contracts on behalf of the Corporation.

         (c) The President shall be ex-officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of the President of a Corporation.

         (d) The President may appoint and discharge agents and employees of the Corporation and fix their compensation subject to the general supervisory power of the Board of Directors, and do and perform such other duties as from time to time may be assigned to the President by the Board of Directors and as may be authorized by law.

                  The President may from time to time appoint one or more Assistant Secretaries of the Corporation.

         Section 6. Vice President. The Vice President, if one shall so be elected, shall, in the absence or disability of the President, perform all of the duties and exercise all of the powers of the President and shall perform such other duties as the Board of Directors shall request or delegate. If there is more than one (1) Vice President, the one designated by the Board of Directors shall act in the absence of the President.

         Section 7. Secretary. The Secretary, if one shall so be elected, shall keep accurate records of the acts and proceedings of all meetings of Shareholders, Directors and committees of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and any meetings of the Board of Directors, and other notices required by law or these Bylaws, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation, and the Secretary or any other officer may affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary's signature or by the signature of an Assistant Secretary. Notwithstanding the foregoing, unless otherwise required by law or the Code, the seal of the Corporation need not be affixed to any documents or instruments, nor must the Secretary or Assistant Secretary attest any such document or instrument. In the absence or disability of the Secretary or at the direction of the President, any Assistant Secretary or other officer designated by the Board of Directors may perform the duties and exercise the powers of the Secretary.

         Section 8.  Treasurer.

         (a) The Treasurer, if one shall so be elected, shall have custody of and be responsible for all funds and securities, receipts and disbursements of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited, all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or by the President, taking proper vouchers for such disbursements, and shall render to the President and Directors, whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and at the regular meeting of the Board of Directors next preceding the

                  Annual Shareholders, Meeting, a like report for the preceding year.

         (c) The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

         (d) The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of the office and the restoration to the Corporation in case of the Treasurer's death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession of the Treasurer, belonging to the Corporation. The Treasurer shall perform such other duties as the Board of Directors may from time to time prescribe or require.

         Section 9. Duties of Officers May Be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director, a majority of the entire Board of Directors concurring therein.


                                  ARTICLE VI

            Contracts. Checks. Drafts. Bank Accounts and Documents

         Section 1. Execution of Contracts and Documents. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on the behalf of the Corporation, and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors or by an officer or committee to whom the power to prescribe such authority is delegated pursuant to the provisions of these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for damages, whether monetary or otherwise, for any purpose or for any amount.

         Section 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors. When so authorized, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, Corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidence of indebtedness of the Corporation, and when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer said property. Such authority may be general or confined to specific instances.

         Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President or such other person or persons and in such manner as shall, from time to time, be determined by the Board of Directors.

         Section 4. Deposits. All funds of the Corporation shall be deposited to the credit of the Corporation under such conditions and in such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by an officer or officers or agent or agents of the Corporation to whom such power may, from time to time, be determined by the Board of Directors.

         Section 5. Proxies. Unless otherwise provided by the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation in the name and on behalf of the Corporation to cast the vote which the Corporation may be entitled to cast as a Shareholder or otherwise in any other corporation any or the stock or other securities of which is held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation such written proxies or other instruments as the President may deem necessary or proper in the premises.

         Section 6. Conflicting Interest Transactions of Directors or Officers. Contracts and transactions of the Corporation in which a Director or officer may have a conflicting interest (as such term is defined in O.C.G.A. ss. 14-2-860) shall not be voidable solely because of the involvement o r vote of such Director or officer provided compliance with the provisions of O.C.G.A. ss. ss. 14-2-860 through 14-2-864.


                                  ARTICLE VII

                                 Capital Stock

         Section 1. Authorization and Issuance of Shares. In accordance with the Code, the Board of Directors may authorize shares of any class or series provided for in the Articles of Incorporation to be issued for any consideration valid under the provisions of the Code. To the extent provided in the Articles of Incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.

         Section 2. Capital Stock. All shares issued by the Corporation shall be evidenced by a certificate or certificates. Each certificate of stock of the Corporation shall be numbered, shall be entered in the books of the Corporation, and shall be signed, either manually or in facsimile, by any one of the President, a Vice President, the Secretary, or the Treasurer or such other officer or officers as designated to sign such certificates, from time to time, by the Board of Directors. In any case in which any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers. If a share certificate is signed in facsimile, then it shall be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The corporate seal need not be affixed to the share certificate. Each certificate representing shares shall set forth upon the face thereof:

         (a)      The name of the Corporation;

         (b) That the Corporation is organized under the laws of the State of Georgia;

         (c)      The name of the person to whom issued; and

         (d) The number and class of shares and the designation of the series, if any, such certificate represents.

         Section 3. Record of Shareholders. The Corporation shall keep a record of the Shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, and by classes of stock, the names of the Shareholders, including those Shareholders entitled to vote, with the address of and the number of shares held by each.

         Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 5. Transfers of Stock. The transfers of stock shall be made on the books of the Corporation by the holder thereof, or by an attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4 of this Article VII of these Bylaws.

         Section 6. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of the state of incorporation.

         Section 7.  Fractional Shares or Scrip.  The Board of Directors may:

         (a) issue fractions of a share or pay in money the value of fractions of a share;

         (b) arrange for disposition of fractional shares by or for the account of the Shareholders;

         (c) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal the full share.

Each certificate representing scrip shall be conspicuously labeled "scrip" and shall contain the information required by O.C.G.A. ss. 14-2-625(b). Holders of fractional shares shall be entitled to exercise the rights of a Shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Corporation upon liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a Shareholder of the Corporation, including voting rights, dividends, and the right to participate in distribution of assets of the Corporation in the event of liquidation. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including: (i) that the scrip will become void if not exchanged for full shares before a specified date and (ii) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

                                 ARTICLE VIII

                                Indemnification

         Section 1.  Definitions.  As used in this Article VIII, the term:

         (a) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

         (c)      "Expenses" include attorneys, fees.

         (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

         (e) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is and was serving at the Corporation's request as a director, officer, partner, trustee, employee! or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Officer includes, unless the context requires otherwise, the estate or personal representative of an officer.

         (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         Section 2.  Indemnification.

         (a)      Except as provided in subsections (d) and (e) of this
                  Section 2 below, the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if the individual acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to be believe his conduct was unlawful.

         (b) An individual's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection
                  (a) of this Section 2 above.

         (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that an individual did not meet the standard of conduct set forth in subsection (a) of this Section 2 above.

         (d)      The Corporation shall not indemnify an individual under this
                  Article VIII:

                  (1) In connection with a proceeding by or in the right of the Corporation in which such individual was adjudged liable to the Corporation; or

                  (2) In connection with any other proceeding in which such individual was adjudged liable on the basis that personal benefit was improperly received by him unless, and then only to the extent that, a court of competent jurisdiction determines pursuant to Section 14-2-854 of the Code that in view of the circumstances of the case, such individual is fairly and reasonably entitled to indemnification.

         (e) Indemnification permitted under this Article VIII in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         Section 3.  Advances for Expenses.

         (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (1) Such individual furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection
                           (a) of Section 2 above; and

                  (2) Such individual furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article VIII.

         (b) The undertaking required by paragraph (2) of subsection (a) of this Section 3 must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.

         Section 4. Court-Ordered Indemnification and Advances for Expenses. Unless the Articles of Incorporation provide otherwise, a director or officer of the Corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification or advances for expenses if it determines:

         (a) The individual is entitled to mandatory indemnification under Code Section 14-2-852, in which case the court shall also order the Corporation to pay such individual's reasonable expenses incurred to obtain court ordered indemnification;

         (b) The individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection (a) of Section 2 above or was adjudged liable as described in subsection (d) of Section 2 above, but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred unless the Articles of Incorporation or a contract or resolution approved or ratified by the Shareholders pursuant to Section 6 of this
                  Article VIII below provides otherwise; or

         (c) In the case of advances for expenses, the individual is entitled pursuant to the Articles of Incorporation or any applicable resolution or agreement, to payment or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

         Section 5.  Determination and Authorization of Indemnification.

         (a) The Corporation shall not indemnify a director or officer under Section 2 of this Article VIII above unless a determination has been made in the specific case that indemnification of such individual is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of Section 2 of this Article VIII above; provided, however, that regardless of the result or absence of any such determination, and unless limited by the Articles of Incorporation, to the extent that such individual has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, the Corporation shall indemnify such individual against reasonable expenses incurred by him in connection therewith.

         (b)      The determination specified in subsection (a) of this
                  Section 5 shall be made:

                  (1) By the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

                  (2) If a quorum cannot be obtained under paragraph (1) of this subsection (b) of this Section 5, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

                  (3)      By special legal counsel:

                           (A) Selected by the Board of Directors or its committee in the manner prescribed in paragraphs (1) and (2) of this subsection
                                    (b) of this Section 5; or

                           (B) If a quorum of the Board of Directors cannot be obtained under paragraph (1) of this subsection (b) of this Section 5 and a committee cannot be designated under paragraph (2) of this subsection (b) of this Section 5, selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or

                  (4) By the Shareholders, but shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

         (c) Evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (b) of this Section 5 to select counsel.

         Section 6.  Shareholder Approved Indemnification.

         (a) If authorized by the Articles of Incorporation or a contract or resolution approved or ratified by the Shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a director or officer made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other Sections of this Article VIII.

         (b)      The Corporation shall not indemnify an individual under this
                  Section 6 for any liability incurred in a proceeding in which such individual is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the
                  Corporation:

                  (1) For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                  (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (3)      For the types of liability set forth in Code
                           Section 14-2-832 of the Code; or

                  (4) For any transaction from which he received an improper personal benefit.

         (c) Where approved or authorized in the manner described in subsection (a) of this Section 6, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                  (1) The Director furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Section 6; and

                  (2) The Director furnishes the Corporation a written undertaking, executed personally or on his behalf to repay any advance if it is ultimately determined that he is not entitled to indemnification under this Section 6 of this Article VIII.

         Section 7. Indemnification of Employees and Agents. Unless the Articles of Incorporation provide otherwise, the Corporation may indemnify and advance expenses to an employee or agent of the Corporation who is not a director or officer to the same extent, consistent with public policy, that may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract.

         Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Sections 2 and 5 of this
Article VIII above.

         Section 9. Not Exclusive of Other Rights. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled apart from the provisions of this Article VIII and shall apply both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 10. Severability. In the event that any of the provisions of
Article VIII is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article VIII shall remain enforceable to the fullest extent permitted by law.

                                  ARTICLE IX

                               Emergency Powers

         Section 1. Power to Adopt. Unless the Articles of Incorporation provide otherwise, the Board of Directors may adopt bylaws to be effective only in an emergency, which bylaws shall be subject to amendment or repeal by the Shareholders. An emergency exists for purposes of this Section if a quorum of the Directors cannot readily be assembled because of some catastrophic event. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

         Section 2. Lines of Succession of Officers or Agents. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

         Section 3. Chance of Office. The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

         Section 4. Effect of Bylaws. To the extent not inconsistent with any emergency bylaws so adopted, these Bylaws shall remain in effect during any such emergency and, upon its termination, the emergency bylaws shall cease to be operative.

         Section 5. Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

         Section 6. Quorum. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in the emergency bylaws, be deemed, in order of rank and within the same rank and order of seniority, Directors for such meeting.

         Section 7. Liability. Corporate action taken in good faith in accordance with the emergency bylaws binds the Corporation and may not be used to impose liability on a corporate director, officer, employee or agent.

                                   ARTICLE X

                              General Provisions

         Section 1. Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the fiscal year of the Corporation from time to time as it deems appropriate provided such change is not in violation of any provision of the Internal Revenue Code of 1986, as amended, or in violation of any applicable state statute.

         Section 2. Corporate Seal. The seal of the Corporation shall be in the following form, to-wit:







The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of am officer of the Corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the Corporation.

         Section 3. Annual Statements. Not later than four (4) months after the close of each fiscal year, and in any case prior to the next annual meeting of Shareholders, the Corporation shall prepare:

         (a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and

         (b) A profit and loss statement showing the results of its operations during its fiscal year.

         Section 4. Inspection of Books and Records. The inspection rights of Shareholders owning two percent (2%) or less of the shares outstanding of the Corporation are limited as provided under Section 14-2-1602(e) of the Code, as follows: unless consented to in writing by Board of Directors, in its sole discretion, such Shareholders have no right to inspect the following books and records of the Corporation:

         (a) Excerpts from Minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the Shareholders, and records of action taken by the Shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection 14-2-1602(a) of the Code;

         (b)      Accounting records of the Corporation; and

         (c)      The record of Shareholders.

         Section 5. Conflict with Articles of Incorporation. In the event that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, the Articles of Incorporation shall govern.

         Section 6. Dividends. Subject to limitations imposed by Georgia statutes, distributions to the Shareholders may be declared at such time or times, and in such amounts as the Board of Directors shall from time to time determine.

         Section 7. Adoption of Amendments to Incentive Stock Option Plans. In addition to the rights of the Board of Directors to approve the adoption of amendments to any incentive stock option plans of the Corporation which qualify under Section 422A of the Internal Revenue Code of 1986, as amended, the Shareholders of the Corporation may approve any such amendment by written consent of the Shareholders which is signed by Shareholders having voting power to cast not less than the minimum number of votes that would be necessary to authorize such action, as provided in and subject to the provisions of Section 14-2-704, as amended, of the Code.


                                  ARTICLE XI

                                  Amendments

         Except as otherwise provided in these Bylaws, the Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws by majority vote of all of the Directors, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted, by the Shareholders by majority vote of all of the shares having voting power. The Shareholders may prescribe by expressing in the action they take in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended or repealed by the Board of Directors.

                                                                      EX 3.64

                          CERTIFICATE OF INCORPORATION

                                       OF

                             UAG ATLANTA III, INC.


         FIRST: The name of the corporation is UAG Atlanta III, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, whose mailing address is 2700 Cain Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303.

         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 4th day of June, 1996.

                                            /s/ David G. Thunhorst
                                            -----------------------------------
                                            David G. Thunhorst

                                                                   EX 3.66


                           ARTICLES OF INCORPORATION

                                       OF

                            JIM HICKMAN DATSUN, INC.

                                      I.

         The name of the corporation is JIM HICKMAN DATSUN, INC.

                                      II.

         The general nature of the business or businesses to be transacted by the corporation are as follows: To buy, sell, own, lease, rent, repair, store, design, manufacture, construct, import, export and otherwise deal in personal and real property of every nature and sort at wholesale and retail including primarily, but not limited to, a new and used automobiles and automobile parts.

         To conduct a general repair and service business including primarily but not limited to automobile repair and servicing.

         To own real estate, borrow money, lend money, buy, sell and guarantee the obligations of others and conduct financing, brokerage and discount and factoring business in connection with the foregoing or otherwise.

         In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of Georgia upon corporations formed pursuant thereto.

                                     III.

         The authorized capital stock of the corporation shall be $1,000,000 which shall consist of 10,000 shares of $100.00 par value common stock.

                                      IV.

         The amount of capital with which the corporation will begin business is not less than Five Hundred ($500.00) Dollars.

                                      V.

         The corporation is to have perpetual existence.

                                      VI.

         The address of the initial registered office of the corporation shall be 2530 First National Bank Tower, Two Peachtree Street, N.W., Atlanta, Georgia 30303, located in Fulton County, and the initial registered agent of the corporation shall be Terry L. Revel, at such address.

                                     VII.

         The number of directors constituting the first Board of Directors shall be Two and the name and street address of each member of the first Board of Directors is:

    DIRECTORS                                    STREET ADDRESS
    ---------                                    --------------

James F. Hickman                                 2270 Dallas Road
                                                 Marietta, GA  30060

Lynda M. Hickman                                 2270 Dallas Road
                                                 Marietta, GA  30060

                                     VIII.

         The name and street address of each incorporator of the corporation is as follows:

    DIRECTORS                                    STREET ADDRESS
    ---------                                    --------------

Theodore H. Milby, Esq.                          2530 First National Bank Tower
                                                 Two Peachtree St., N.W.
                                                 Atlanta, GA  30303


                                      IX.

         None of the holders of the capital stock of the corporation shall be entitled, as a matter of right by virtue of their holding of capital stock of the corporation, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the corporation of any class or of any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, evidences of indebtedness or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

                                      X.

         The Board of Directors of the corporation may, from time to time and at its discretion, distribute a portion of the assets of the corporation to its shareholders out ? capital surplus of the corporation.

         The Board of Directors of the corporation may, from time to time and at its discretion, cause the corporation to purchase its own shares to the extent of unreserved and unrestricted capital surplus available for said purchase.

         IN WITNESS WHEREOF, the Undersigned has executed these Articles of Incorporation on October 14, 1976.


                                            /s/ Theodore H. Milby
                                            -----------------------------------
                                            THEODORE H. MILBY, ESQ.,
                                            Incorporator

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              HICKMAN NISSAN, INC.


                                       I

         The name of the Corporation is HICKMAN NISSAN, INC.

                                       II

         Effective as of the date hereof, Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

         "The name of the Corporation is PEACHTREE NISSAN, INC."

                                      III

         All other provisions of the Articles of Incorporation shall remain in full force and effect.


                                       IV

         These Articles of Amendment to the Corporation's Articles of Incorporation were duly approved by the Corporation's Board of Directors in accordance with the provisions of Section 14-2-1002 of the Georgia Business Corporation Code, and no shareholder action was required with respect thereto.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers as of the 15th day of July, 1996.


                                            HICKMAN NISSAN, INC.



                                            By: /s/ George S(?)
                                                -------------------------------
                                                Vice President and Secretary

                            ARTICLES OF AMENDMENT

                              HICKMAN DATSUN, INC.

                                       I.

         The name of the Corporation is "HICKMAN DATSUN, INC."

                                      II.

         The Amendment is to amend Article I. of the Articles of Incorporation to delete the same in its entirety and to substitute therefore the following:

                                       I.

         The name of the Corporation is "HICKMAN NISSAN, INC."

                                      III.

         This Amendment was adopted by the Shareholders of the Corporation on July 25, 1985.

                                      IV.

         The Amendment was adopted by the unanimous vote of all Shareholders.

         IN WITNESS WHEREOF, Hickman Datsun, Inc. has executed these Articles of Amendment on this 31st day of July, 1985.


                                            Hickman Datsun, Inc.


                                            By: /s/ Lynda Hickman Smith
                                                -------------------------------
                                                Lynda Hickman Smith, President


Attest: /s/ John L. Corley
        -------------------------------
        John L. Corley, Secretary
        (CORPORATE SEAL)

GEORGIA

FULTON COUNTY

                             ARTICLES OF AMENDMENT

         Pursuant to the provisions of Georgia Code, Title 22, Chapter 9, "JIM HICKMAN DATSUN, INC." executes these Articles of Amendment:

                                       I

         The name of the corporation is "JIM HICKMAN DATSUN, INC."

                                       II

         The Articles of Incorporation of "JIM HICKMAN DATSUN, INC." are hereby amended by deleting Article I in its entirety and substituting therefore the following:

                                       I

         "The name of the corporation is "HICKMAN DATSUN, INC."

                                      III

         Said Amendment is adopted this 28th day of October, 1976, by the sole incorporator prior to the holding of the organization meeting of the Board of Directors and prior to the issuance of any shares.

         IN WITNESS WHEREOF, "JIM HICKMAN DATSUN, INC." has executed these Articles of Amendment this 28th day of October, 1976.

                                            JIM HICKMAN DATSUN, INC.


                                            By: /s/ Theodore H. Milby
                                                -------------------------------
                                                THEODORE H. MILBY, Incorporator

                                                                 EX-3.67

                                    BY-LAWS
                                       OF

                              HICKMAN DATSUN, INC.
                          (ADOPTED: November 10, 1976)

                                  ARTICLE I.

                                    OFFICES


         The address of the registered office of the corporation is 2400 First National Bank Tower, Atlanta, GA; and the name of the registered agent is Terry
L. Nevel.

         The corporation may have other offices at such places within or without the State of Georgia as the Board of Directors may from time to time designate or the business of the corporation may require or make desirable.

                                  ARTICLE II.

                             SHAREHOLDERS MEETINGS

         Section 1. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Georgia as the place of meeting for any annual or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or without the State of Georgia as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Georgia.

         Section 2. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the 15th day of April in each year if not a legal holiday; and if such is a legal holiday, then on the next following day not a legal holiday, at such time and place as the Board of Directors shall determine, at which time the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Notwithstanding the foregoing, the Board of Directors may cause the annual meeting of shareholders to be held on such other date in any year as they shall determine to be in the best interests of the corporation; and any business transacted at said meeting shall have the same validity as if transacted on the day designated herein.

         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the articles of incorporation, may be called by the President, or the Chairman of the Board of Directors, if any. The President or Secretary shall call a special meeting when: (1) requested in writing by any two or more of the directors; or (2) requested in writing by shareholders owning a majority of the shares entitled to vote. Such written request shall state the purpose or purposes of the proposed meeting.

         Section 4. NOTICE. Except as otherwise required by statute or the articles of incorporation, written notice of each meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten
(10) nor more than fifty (50) days before the meeting. If mailed, such notice shall be directed to a shareholder at his post office address last shown on the records of the corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken.

         Section 5. QUORUM. The holders of a majority of the stock issued, outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders and shall be requisite for the transaction of business, except as otherwise provided by law, by the articles of incorporation, or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

         Section 6. VOTING, PROXIES. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the articles of incorporation or by these by-laws.

         Section 7. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of dividend, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten (10) nor more than fifty (50) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of dividends, the date on which notice of the meeting is mailed, or on the date on which the resolution of the

Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 8. INFORMAL ACTIONS BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders; provided, however, that no consent shall be effective as approval of a plan of merger or plan of consolidation pursuant to Section 22-1003 of the Georgia Business Corporation Code unless:

         (1) prior to the execution of the consent, the shareholders shall have been given

                  (i) a clear and concise statement that if the plan of merger or consolidation is effected the shareholders dissenting therefrom are entitled, if they file a written objection to such plan before the vote of the shareholders is taken thereon and comply with the further provisions of Section 22-1202 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders, to be paid the fair value of their shares,

                  (ii) a copy of the plan of merger or consolidation or an outline of the material features of the plan, and

                  (iii) a copy of the most recent annual balance sheet and annual profit and loss statement of each of the merging or consolidating corporations and of each other corporation securities of which are to be delivered pursuant to the plan of merger or consolidation; or

         (2) the written consent itself conspicuously and specifically states that waiver of the right to receive such information is expressly made.

                                 ARTICLE III.

                                   DIRECTORS

         Section 1. GENERAL POWERS. Except as may be otherwise provided by any legal agreement among shareholders, the property and business of the corporation shall be managed by its Board of Directors. In addition to the powers and authority by these by-laws expressly conferred upon, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, or by any legal agreement among shareholders, or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

         Section 2. NUMBER, TENURE, QUALIFICATIONS. The Board of Directors shall consist of not less than one nor more than five members, the precise number to be fixed by resolution of the shareholders from time to time. Each director shall hold office until the annual meeting of shareholders held next after his election and until a qualified successor shall be elected, or until his earlier death, resignation, incapacity to serve or removal. Directors need not be shareholders.

         Section 3. VACANCIES, HOW FILLED. If any vacancy shall occur among the directors by reason of the death, resignation, removal or incapacity to serve of a director, the remaining directors shall continue to act, and such vacancies may be filled by the vote of the majority of the directors then in office, though less than a quorum, and if not therefore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 4. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Georgia as it may from time to time determine.

         Section 5. COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special meeting or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

         Section 6. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place within or without the

State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

         Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any) or the President on not less than two (2) days' notice by mail, telegram, cablegram or personal delivery to each director and shall be called by the Chairman of the Board (if any), the President or the Secretary in like manner and on like notice on the written request of any two (2) or more directors. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.
         Section 8. NOTICE, WAIVER BY ATTENDANCE. No notice of a meeting of the Board of Directors need be given to any director who signs a waiver of notice either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

         Section 9. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

         Section 10. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 11. EXECUTIVE COMMITTEE. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors may establish an Executive Committee of two (2) or more directors constituted and appointed by the Board of Directors from their number who shall meet when deemed necessary. They shall have authority to exercise all the powers of the board which may be lawfully delegated and not inconsistent with these by-laws, at any time and when the board is not in session. The committee shall elect a chairman, and a majority of the whole committee shall constitute a quorum; and the act of a majority of members present at a meeting at which a quorum is present shall be the act of the committee provided all members of the committee have had notice of such meeting or waived such notice. Notice of meetings of the executive committee shall be the same as required for a special meeting of the Board of Directors as outlined in Section 7 of this Article III.

         Section 12. ACTION WITHOUT FORMAL MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

         Section 13. CONFERENCE CALL MEETINGS. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                  ARTICLE IV.

                                    OFFICERS

         Section 1. GENERALLY. The Board of Directors at its first meeting after each annual meeting shall elect the following officers: a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors at any time and from time to time may appoint such other officers as it shall deem necessary, including a Chairman of the Board of Directors, one or more Assistant Vice-Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as are specified by these by-laws or as shall be determined from time to time by the Board of Directors. Any person may hold two or more offices, except that no person may hold the office of President and Secretary. No officer need be a shareholder.

         Section 2. COMPENSATION. The salaries of the officers of the corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any other officer.

         Section 3. TENURE. Each officer of the corporation shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Any officer may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

         Section 4. VACANCIES. A vacancy in any office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. PRESIDENT. The President shall be a director. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general manage, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of all of the stockholders. He may sign, with the Secretary or any other proper officer or the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board of Directors has authorized to be executed, except in cases where signing the execution thereof shall be expressly delegated by the Board of Directors or by the by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed;

and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 6. VICE-PRESIDENTS. In the absence of the President or in the event of his death or inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in order of election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an assistant Secretary, certificates for shares of the corporation and shall perform such other duties as shall from time to time be assigned to him by the President or by the Board of Directors. All Vice-Presidents shall have such other duties as prescribed by the Board of Directors from time to time.

         Section 7. THE SECRETARY. The Secretary shall: (a) attend and keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or a Vice-President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

         Section 8. THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

         Section 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant Secretaries and Treasurers, in general, shall perform such duties as shall be assigned by the Secretary or Treasurer, respectively, or by the President or by the Board of Directors.

                                  ARTICLE V.

                                 CAPITAL STOCK

         Section 1. FORM. The interest of each shareholder shall be evidenced by a certificate representing shares of stock of the corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, a statement that the corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation.

         Section 2. TRANSFER. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate thereof, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4, Article V of these by-laws.

         Section 3. RIGHTS OF HOLDER. The corporation shall be entitled to treat the holder of any share of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have the express or other notice thereof, except as otherwise provided by law.

         Section 4. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall if the Board of Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                  ARTICLE VI.

                                  FISCAL YEAR

         The fiscal year of the corporation shall be established by the Board of Directors of the corporation.

                                 ARTICLE VII.

                                      SEAL

         The corporate seal shall be in such form as the Board of Directors may from time to time determine.

                                 ARTICLE VIII.

                               ANNUAL STATEMENTS

         Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

                  (A) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of the fiscal year, and
                  (B) A profit and loss statement showing the results of its operation during the fiscal year.

         Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                                  ARTICLE IX.

                                INDEMNIFICATION

         Section 1. ACTION BY PERSONS OTHER THAN THE CORPORATION. Under the circumstances prescribed in Section 3 and 4 of this Article, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party of any, threatened, pending or completed action, suit or proceeding, or investigation, whether civil, criminal, or administrative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is now serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. ACTIONS BY OR IN THE NAME OF THE CORPORATION. Under the circumstances prescribed in Sections 3 and 4 of this Article the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon the application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

         Section 3. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         Section 4. AUTHORIZATION OF INDEMNIFICATION. Except as provided in
Section 3 of this Article and except as may be ordered by a court, any indemnification under Sections 1 and 2 of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion.

         Section 5. PREPAYMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

         Section 6. NON-EXCLUSIVE RIGHT. The indemnification provided by this section shall not be deemed exclusive of any other right to which the person indemnified hereunder shall be entitled and shall inure to the benefit of the heirs, executors or administrators of such persons.

         Section 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         Section 8. INFORMATION TO SHAREHOLDERS. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting to the shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amount paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                                  ARTICLE X.

                           NOTICES: WAIVER OF NOTICE

         Section 1. NOTICES. Except as otherwise provided in these by-laws, whenever under the provisions of these by-laws notice is required to be given to any shareholder, director or officer, such notice shall be given either by personal notice or by cable or telegraph, or by mail by depositing the same in the post office or letter box in a postpaid sealed wrapper, addressed to such shareholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

         Section 2. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by law, by the articles of incorporation or by these by-laws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by telegraph, or cable, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.

                                  ARTICLE XI.

                                   AMENDMENTS

         The by-laws of the corporation may be altered or amended and new by-laws may be adopted by the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the by-laws shall have been given in the notice of a meeting. Action by the shareholders with respect to by-laws shall be taken by an affirmative vote of a majority of the shares entitled to elect directors, and action by the directors with respect to by-laws shall be taken by an affirmative vote of a majority of all directors then holding office.

                                  ARTICLE XII.

         REIMBURSEMENT OF DISALLOWED PAYMENTS TO OFFICERS AND EMPLOYEES

         In the event any payments to an officer or employee of this corporation such as salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, is thereafter disallowed in whole or in part by the Internal Revenue Service as a proper deduction for income tax purposes under Section 162 of the Internal Revenue Code of 1954, as amended (or disallowed under any similar Code section which may subsequently replace
Section 162), such disa11owed payments shall be deemed to be an obligation owed by such officer or employee to this corporation.

Such disallowed payments shall be reimbursed by such officer or employee to this corporation on or before ninety (90) days following the final determination of such disallowance by the Internal Revenue Service or entry of the final judgment of such determination if adjudicated. It shall be the duty of the Board of Directors to enforce reimbursement of each such amount disallowed, including the withholding from future compensation payments to such officer or employee until the amount owed to this corporation has been recovered.

                                                                      EX 3.68

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 UAG WEST, INC.


         FIRST: The name of the corporation is UAG West, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, whose mailing address is 2700 Cain Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303.

         I, the Undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 22nd day of May, 1996.

                                            /s/ David G. Thunhorst
                                            ----------------------------------
                                            David G. Thunhorst

                                                                      EX 3.70

                           ARTICLES OF INCORPORATION
                                       OF
                                   LRP, LTD.

                               -----------------


         We, the undersigned incorporators, having associated ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, adopt the following Articles of Incorporation:

                                       I.
                                      NAME

         The name of the corporation is LRP, LTD.

                                      II.
                                    PURPOSE

         This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as amended from time to time.

                                      III.
                                INITIAL BUSINESS

         The corporation initially intends actually to conduct in the State of Arizona the business of purchasing, owning, leasing, selling, repairing and servicing new and used motor vehicles and parts and accessories used in connection herewith.

                                      IV.
                               AUTHORIZED CAPITAL

         The corporation shall have authority to issue ten million (10,000,000) common shares without par value. Shares shall be paid for at such time, and in such manner, as the Board of Directors shall determine.

                                       V.
                           INITIAL BOARD OF DIRECTORS

         The initial Board of Directors shall consist of four members, who shall serve as the directors until the first annual meeting of the shareholders or until their successors are elected and qualified, and whose names and addresses are:

         Name                               Address
         ----                               -------

         Steven Knappenberger               6725 E. McDowell Road
                                            Scottsdale, Arizona  85257

         Thomas N. Fannin                   6725 E. McDowell Road
                                            Scottsdale, Arizona  85257

         Jay P. Beskind                     6905 E. McDowell Road
                                            Scottsdale, Arizona  85257

         George W. Brochick                 6725 E. McDowell Road
                                            Scottsdale, Arizona  85257

                                      VI.
                        LIMITATION OF DIRECTOR LIABILITY

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes Section 10-041 -- Director conflicts of interest; or (v) any transaction from which the director derived an improper personal benefit.

                                      VII.
                                 INCORPORATORS

         The names and addresses of the incorporators are:

                   Stephen M. Savage
                   Charlene Sarich
                   2 North Central Ave., #2200
                   Phoenix, Arizona  85004-2390

         All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                                     VIII.
                                STATUTORY AGENT

         FC Service Corporation, an Arizona corporation, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-2390, is hereby appointed the initial Statutory Agent for the corporation for the State of Arizona.

                                      IX.
                            Known Place of Business

         The corporation's known place of business is 6725 E. McDowell Road, Scottsdale, Arizona 85257.

         IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures this 21st day of July, 1995.


                                            /s/ Stephen M. Savage
                                            ---------------------------------
                                            Stephen M. Savage


                                            /s/ Charlene Sarich
                                            ---------------------------------
                                            Charlene Sarich

                                                                 EX-3.71

                                    BYLAWS

                                      of

                                   LRP, LTD.




                                   ARTICLE I

                             Corporation Articles

          Section 1.01. Reference to Articles. Any reference herein made to the corporation's articles shall be deemed to refer to its articles of incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission, together with any and all certificates filed by the corporation with the Arizona Corporation Commission (or any successor to its functions) pursuant to applicable law.

          Section 1.02. Seniority. The articles shall in all respects be considered senior and superior to these bylaws, with any inconsistency to be resolved in favor of the articles, and with these bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

                                  ARTICLE II

                              Corporation Offices

          Section 2.01. Known Place of Business. The known place of business of the corporation in the State of Arizona shall be the office of its statutory agent unless otherwise designated in the articles. The corporation may have such other offices, either within or without the State of Arizona, as the board of directors may designate or as the business of the corporation may require from time to time.

          Section 2.02. Changes. The board of directors may change the corporation's known place of business or its statutory agent from time to time by filing a statement with the Arizona Corporation Commission pursuant to applicable law.
                                  ARTICLE III

                                 Shareholders

          Section 3.01. Annual Meetings. Each annual meeting of the shareholders is to be held on the third Friday in the month of April of each year, commencing with the year 1996 (unless that day be a legal holiday, in which event the annual meeting shall be held on the next succeeding business day) at a time and place as determined by the board of directors, or in the absence of action by the board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 3.03 below. At the annual meeting, shareholders shall elect a board of directors and transact such other business as may be properly brought before the meeting. If for any reason any annual meeting is not held on the date determined as set forth above, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings (including the election of directors) may be conducted. Any director elected at any annual meeting, deferred annual meeting, or special meeting shall continue in office until the election of his successor, subject to his earlier resignation pursuant to Section 7.01 below.

          Section 3.02. Special Meetings. Special meetings of the shareholders may be held whenever and wherever called for by the chairman of the board, the president or the board of directors, or by the written demand of the holders of not less than ten percent (10%) of all issued and outstanding shares of the corporation entitled to vote at any such meeting. Any written demand by shareholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof, and to such additional matters as the chairman of the meeting may rule to be germane to such purposes.

          Section 3.03. Notices. Not less than ten (10) nor more than fifty
(50) days (inclusive of the date of meeting) before the date of any meeting of the shareholders and at the direction of the person or persons calling the meeting, the secretary of the corporation, or any other officer of the corporation, shall cause a written notice setting forth the time, place, and general purposes of the meeting to be delivered personally or to be deposited in the mail, with first class or airmail postage prepaid, addressed to each shareholder of record at his last address as it appears on the corporation's records on the applicable record date.

          Section 3.04. Waiver of Notice. Any shareholder may waive call or notice of any annual, deferred annual, or special meeting (and any adjournment thereof) at any time before, during which, or after it is held. Attendance of a shareholder at any such meeting in person or by proxy shall automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he or his proxy is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed. No call or notice of a meeting of the shareholders shall be necessary if each shareholder waives the same in writing or by attendance.

          Section 3.05. Shareholders of Record. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders (and at any adjournment of such meeting), or shareholders entitled to consent to corporate action without a meeting or shareholders entitled to receive payment of any dividend, or for any other lawful action, the board of directors may fix in advance a record date which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting or any such other action.

          If no record date is fixed by the board of directors for determining shareholders entitled to notice of, and to vote at, a meeting of shareholders, the record date shall be at four o'clock in the afternoon on the day before the day on which notice is given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed for determining shareholders entitled to express written consent to corporate action without a meeting, the record date shall be the time of the day on which the first written consent is served upon an officer or director of the corporation.

          A determination of shareholders of record entitled to notice of, and to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting, and further provided that the adjournment or adjournments of any such meeting do not exceed thirty (30) days in the aggregate.

          Section 3.06. Shareholder Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before every meeting of shareholders, a complete record of the shareholders entitled to vote at the meeting (and at any adjournment thereof), arranged in alphabetical order, showing the address and the number of shares registered in the name of each shareholder. Such record shall be produced and kept open (i) at the office of the corporation before the time of the meeting, and (ii) at the time and place of the meeting; such record shall be subject to the inspection of any shareholder during such times for any purpose germane to the meeting.

          Section 3.07. Proxies. Any shareholder entitled to vote thereat may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) which is specified in such proxy, provided that his or her proxy is executed in writing by such shareholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided thereon. The burden of proving the validity of any undated, irrevocable or otherwise contested proxy at a meeting of the shareholders shall rest with the person seeking to exercise the proxy. A telegram, cablegram or facsimile appearing to have been transmitted by a shareholder or by his duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

          Section 3.08. Voting. Except for the election of directors (which shall be governed by cumulative voting pursuant to applicable law) and except as may otherwise be required by the corporation's articles, these bylaws or by statute, each issued and outstanding share of the corporation (specifically excluding shares held in the treasury of the corporation) represented at any meeting of the shareholders in person or by a proxy given pursuant to Section 3.07 above, shall be entitled to one vote on each matter submitted to a vote of the shareholders at such meeting. Unless otherwise required by the corporation's articles or by applicable law, any question submitted to the shareholders shall be resolved by a majority of the votes cast thereon, provided that such votes constitute a majority of the quorum of that particular meeting, whether or not such quorum is then present. Voting shall be by ballot on any question as to which a ballot vote is demanded before the voting begins, by any person entitled to vote on such question; otherwise, a voice vote shall suffice. No ballot or change of vote shall be accepted after the polls have been declared closed following the ending of the announced time for voting.

          Section 3.09. Voting of Shares by Certain Holders. Shares of the corporation held by another corporation may be voted by such corporation's officer, agent, or proxy as its bylaws may prescribe, or in the absence of such bylaw provision, by any other person designated by resolution of its board of directors, and such officer, agent, or other person so designated may vote such corporation's shares in this corporation in person or by proxy appointed by him.

          Shares held by an administrator, executor, legal representative, guardian, conservator, or other legal representative, may be voted by such representative, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by such representative, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the corporation is given a written instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, his act binds,
(2) if more than one votes, the act of the majority so voting binds all, and (3) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally.

          Section 3.10. Quorum. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the shares of the corporation issued, outstanding, and entitled to vote at the meeting shall constitute a quorum of the shareholders for all purposes. In the absence of a quorum, any meeting may be adjourned from time to time by its chairman, without notice other than by announcement at the meeting, until a quorum is formed. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum has been formed at any meeting, the shareholders from time to time remaining in attendance may continue to transact business until adjournment, notwithstanding the prior departure of enough shareholders to leave less than a quorum. If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          Section 3.11. Election Inspectors. The board of directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting shall, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) shall determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they shall receive and count votes, ballots and consents and announce the results thereof; they shall hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they shall perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

          Section 3.12. Organization and Conduct of Meetings. Each meeting of the shareholders shall be called to order and thereafter chaired by the chairman of the board of directors if there is one; or, if not, or if the chairman of the board is absent or so requests, then by the president; or if both the chairman of the board and the president are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the board of directors. The corporation's secretary shall act as secretary of each meeting of the shareholders; in his or her absence the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies shall be accepted. If directors are to be elected, a tabulation of the proxies so filed shall, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) before the closing of the election polls. Absent a showing of bad faith on his part, the chairman of a meeting shall, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

          Section 3.13. Shareholder Approval or Ratification. The board of directors may submit any contract or act for approval or ratification of the shareholders, either at a duly constituted meeting of the shareholders (the notice of which either includes mention of the proposed submittal or is waived pursuant to Section 3.04 above) or by unanimous written consent to corporate action without a meeting pursuant to Section 3.15 below. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting or by such unanimous written consent, the same shall be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of the shareholders.

          Section 3.14. Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting, and similar matters, shall be deemed waived if no objection is made at the meeting.

          Section 3.15. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent may be executed in counterparts and shall have the same effect as a unanimous vote of the shareholders of the corporation at a duly convened meeting.

                                  ARTICLE IV

                              Board of Directors

          Section 4.01. Membership. The board of directors shall be comprised of not less than two (2) nor more than seven (7) members who need not be shareholders of the corporation. The directors shall regularly be elected at each annual meeting of the shareholders. The board of directors shall have the power to increase or decrease its size within the aforesaid limits and to fill any vacancies that may occur in its membership in the interval between the annual meetings of the shareholders, whether resulting from an increase in the size of that board or otherwise. Each director elected by the shareholders or the board of directors shall hold office until his or her successor is duly elected and qualified; provided, however, that the shareholders entitled to vote for the election of directors at a shareholders' meeting may fill any vacancy in the board of directors, if not already filled, or substitute another person to fill the vacancy, in which case the term of office of the person elected by the board of directors shall forthwith terminate.

          Section 4.02. General Powers. The board of directors shall have the power to control and manage all of the affairs and property of the corporation and to exercise, in addition to the powers and authorities expressly conferred upon it by these bylaws or by the articles of incorporation, all powers as may be exercised, and to do all such things that may be done by the corporation which are not expressly reserved to the shareholders, as permitted by the laws of the State of Arizona. It may restrict, enlarge, or otherwise modify the powers and duties of any or all of the officers of this corporation. Without limiting the generality of the foregoing, the board of directors may fix record dates for determining shareholders of various classes having the right to notice of and to vote at meetings and adjournments thereof, or the right to receive dividends or other distributions, or the right to give consents to or to dissent from certain actions or for any other purpose for which record dates are or might be relevant, and to determine whether or not transfer books should be closed in connection therewith.

          Section 4.03. Regular Meetings. A regular annual meeting of the board of directors shall be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders' meeting or at such other place as the directors elected at the shareholders' meeting may have been informed of at or before the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the board of directors may determine.

          Section 4.04. Special Meetings. Special meetings of the board of directors may be held whenever and wherever called for by the chairman of the board, the president, or the number of directors that would be required to constitute a quorum.

          Section 4.05. Notices. No notice need be given of regular meetings of the board of directors. Written notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting shall be given to each director in person or via mail, telegram or facsimile addressed to him at his latest address appearing on the corporation's records. Notice to any director of any such special meeting shall be deemed given sufficiently in advance when (i) if given by mail, the same is deposited in the mail, with first class or airmail postage prepaid, at least four (4) days before the meeting date, (ii) if personally delivered or given by telegram or facsimile, the same is handed to the director, or the telegram is delivered to the telegraph office for fast transmittal or the facsimile is initiated, at least forty-eight (48) hours before the convening of the meeting, or (iii) by communicating actual notice to the director at least twenty-four (24) hours before convening the meeting. Any person who has given notice hereunder may make an affidavit that notice was given, which, as to the facts, shall be conclusive.

          Section 4.06. Waiver of Notice. Any director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which, or after it is held. Attendance of a director at any meeting shall automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed. No call or notice of a meeting of directors shall be necessary if each of them waives the same in writing or by attendance. Any meeting, once properly called and noticed (or as to which call and notice have been waived) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

          Section 4.07. Quorum. A quorum for the transaction of business at any meeting or adjourned meeting of the board of directors shall consist of a majority of the directors then in office. Once a quorum has been formed, the directors from time to time remaining in attendance at such meeting before its adjournment shall continue to be legally competent to transact business properly brought before the meeting, notwithstanding the prior departure from the meeting of enough directors to leave less than a quorum.

          Section 4.08. Voting. Any matter submitted to a meeting of the board of directors shall be resolved by a majority of the votes cast thereon.

          Section 4.09. Power to Act Notwithstanding Vacancy. Pending the filling of vacancies in the board of directors, a majority of a full board of directors may exercise the powers of the board of directors.

          Section 4.10. Removal. Any director may be removed from the board of directors, with or without cause, subject only to limitations provided by law.

          Section 4.11. Executive Committee. The board of directors, by resolution adopted by a majority of the full board, may name one or more of its members as an executive committee. An executive committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation while the board is not in session, subject to such limitations as may be included in the board's resolution; provided, however, that an executive committee shall not have the authority of the board of directors in reference to the following matters: (1) the submission to shareholders of any action that requires shareholders' authorization or approval under applicable law; (2) the filling of vacancies on the board of directors or on any committee of the board of directors; (3) the amendment or repeal of the bylaws, or the adoption of new bylaws; and (4) the fixing of compensation of directors for serving on the board or on any committee of the board of directors. Any member of the executive committee may be removed, with or without cause, by the board of directors. If any vacancy occurs in the executive committee, it shall be filled by the board of directors. The board of directors, with or without cause, may dissolve any committee or remove any member thereof at any time.

          Section 4.12. Other Committees. The board of directors, from time to time, by resolution adopted by a majority of the full board, may appoint other standing or temporary committees from its membership and vest such committees with such powers as the board may include in its resolution; provided, however, that such committees shall be restricted in their authority as specifically set forth with respect to the executive committee in section 4.11 above.

          Section 4.13. Tenure. Except in the case of resignation, disqualification, removal, or the inability to serve for any reason, each member of any committee established under this Article IV shall hold office until the next regular annual meeting of the board of directors until his or her successor is elected and qualified.

          Section 4.14. Meetings. Regular meetings of committees established under this Article IV may be held without notice at such times and places as the committees may fix from time to time by resolution. Special meetings of a committee may be called by any member thereof upon giving notice to other members of the committee in the manner provided in Section 4.04 for special meetings of the board of directors.

          Section 4.15. Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of any committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

          Section 4.16. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or of any committee at which action is taken on any matter shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the secretary of the corporation within two business days after the adjournment of the meeting. A right to dissent shall not be available to a director who voted in favor of the action.

          Section 4.17. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors or of any committee, and may be paid a fixed sum for attendance at each such meeting and/or a stated salary as a director or committee member. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefrom.

          Section 4.18. Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all directors or committee members. Such consent may be executed in counterparts and shall have the same effect as a unanimous vote of the directors or committee members of the corporation at a duly convened meeting.

          Section 4.19. Meetings by Conference Telephone. Any member of the board of directors or of a committee of the board may participate in any meeting of the board or such committee by means of a conference telephone or similar communication equipment whereby all members participating in such meeting can hear one another. Such participation shall constitute attendance in person, unless otherwise stated as provided in Section 4.06 above.

                                   ARTICLE V

                              Officers - General

          Section 5.01. Elections and Appointments. The board of directors shall elect or appoint a president, one or more vice presidents, a secretary, and a treasurer, and may choose a chairman of the board. The regular election or appointment of officers shall take place at each annual meeting of the board of directors, but elections of officers may be held at any other meeting of the board. A person elected or appointed to any office shall continue to hold that office until the election or appointment of his successor, subject to action earlier taken pursuant to Sections 5.04 and 7.01 below. Any two or more offices may be held by the same person, except the offices of president and secretary.

          Section 5.02. Additional Appointments. In addition to the officers contemplated in Section 5.01 above, the board of directors may elect or appoint other corporate or divisional officers or agents with such authority to perform such duties as may be prescribed from time to time by the board of directors, by the president or, in the case of assistant officers (as, for example, one or more assistant secretaries), by the superior officer of any person so elected or appointed. Each of such persons (in the order designated by the board) shall be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence or disability.

          Section 5.03. Bonds and Other Requirements. The board of directors may require any officer to give bond to the corporation (with sufficient surety, and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the board.

          Section 5.04. Removal; Delegation of Duties. The board of directors may, whenever in its judgment the best interests of the corporation will be served thereby, remove any officer or agent of the corporation or temporarily delegate his or her powers and duties to any other officer or to any director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose powers and duties have been delegated. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 5.05. Salaries. The salaries of officers may be fixed from time to time by the board of directors or (except as to the president's own) left to the discretion of the president. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.
                                  ARTICLE VI

                               Specific Officers

          Section 6.01. Chairman of the Board. The board of directors may elect a chairman to serve as a general executive officer of the corporation, and, if specifically designated as such by the board, as the chief executive officer of the corporation. If elected, the chairman shall preside at all meetings of the board of directors and be vested with such other powers and duties as the board may from time to time delegate to him or her.

          Section 6.02. President and Vice President. Unless otherwise specified by resolution of the board of directors, the president shall be the chief executive officer of the corporation. The president shall supervise the business and affairs of the corporation and the performance by all of its other officers of their respective duties, subject to the control of the board of directors (and of its chairman, if the chairman has been specifically designated as chief executive officer of the corporation). One or more vice presidents shall be elected by the board of directors to perform such duties as may be designated by the board or be assigned or delegated to them by the chief executive officer. Any one of the vice presidents as authorized by the board shall be vested with all of the powers and charged with all of the duties of the president in the event of his or her absence or inability to act. Except as may otherwise be specifically provided in a resolution of the board of directors, the president or any vice president shall be a proper officer to sign, on behalf of the corporation, any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the corporation. The president or any vice president may represent the corporation at any meeting of the shareholders of any other corporation in which this corporation then holds shares, and may vote this corporation's shares in such other corporation in person or by proxy appointed by him or her, provided that the board of directors may from time to time confer the foregoing authority upon any other person or persons.

          Section 6.03. Secretary. The secretary shall keep the minutes of meetings of the shareholders, board of directors, and any committee, and all unanimous written consents of the shareholders, board of directors, and any committee of the corporation, and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, and in case of his or her absence or refusal or neglect so to do, notices may be served by any person thereunto directed by the president. The secretary shall be custodian of the corporate seal and corporate records, and, in general, perform all duties incident to the office. Except as may otherwise be specifically provided in a resolution of the board of directors, the secretary and each assistant secretary shall be a proper officer to take charge of the corporation's stock transfer books and to compile the voting record pursuant to Section 3.06 above, and to impress the corporation's seal on any instrument signed by the president, any vice president, or any other duly authorized person, and to attest to the same.

          Section 6.04. Treasurer. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall cause all money and other valuable effects to be deposited in the name and to the credit of the corporation in such depositories, subject to withdrawal in such manner, as may be designated by the board of directors. He or she shall render to the president, the directors, and the shareholders at proper times an account of all his or her transactions as treasurer and of the financial condition of the corporation. The treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by law.

                                  ARTICLE VII

                          Resignations and Vacancies

          Section 7.01. Resignations. Any director, committee member, or officer may resign from his or her office at any time by written notice delivered or addressed to the corporation at its known place of business. Any such resignation shall be effective upon its receipt by the corporation unless some later time is fixed in such notice, and then from that time. The acceptance of a resignation shall not be required to make it effective.

          Section 7.02. Vacancies. If the office of any director, committee member, or officer becomes vacant by reason of his or her death, resignation, disqualification, removal, or otherwise, the board of directors may choose a successor to hold office for the unexpired term.

                                 ARTICLE VIII

                                     Seal

          The board of directors may provide for a seal of the corporation, which shall have inscribed thereon the name of the corporation and the state and year of its incorporation.

                                  ARTICLE IX

                       Certificates Representing Shares

          Section 9.01. Form. Each certificate representing shares of the corporation shall be in such form as may from time to time be prescribed by the board of directors, shall be consecutively numbered, and shall exhibit such information as may be required by applicable law.

          Section 9.02. Signatures and Seal. All certificates issued for shares of the corporation (whether new, re-issued, or transferred) shall bear the signatures of the president or a vice president, and of the secretary or an assistant secretary, and the impression of the corporation's corporate seal, if any. The signatures of such officers of the corporation and the impression of its corporate seal may be in facsimile form on any certificate that is countersigned by a transfer agent and/or registered by a registrar duly appointed by the corporation and other than the corporation itself or one of its employees. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates, they may still be countersigned, registered, issued, and delivered by the corporation's transfer agent and/or registrar thereafter, the same as though such person had continued to hold the office indicated on such certificate.

          Section 9.03. Ownership. The corporation shall be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, shall not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

          Section 9.04. Transfers. Transfers of shares of the corporation may be made on the stock transfer books of the corporation only at the direction of the person named in the certificate (or by his or her duly authorized attorney-in-fact) and upon the surrender of such certificate. The transfer of the shares of the corporation shall be subject to such restrictions on transfer, if any, as may be imposed by the articles of incorporation, by any amendment thereof, or by any agreement of the shareholders. No transfer shall affect the right of the corporation to pay any dividend due upon the shares or to treat the holder of record as the holder-in-fact until the transfer has been recorded in the books of the corporation.

          Section 9.05. Lost Certificates. In the event of the loss, theft, or destruction of any certificates representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the owner of the shares represented thereby, provided that the owner shall have submitted such evidence showing, or an affidavit reciting, the circumstances of the alleged loss, theft, or destruction, and his ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent, and further provided that a bond of indemnity, with or without surety, shall have been provided in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable) , unless the shares represented by the certificate lost, stolen, or destroyed have at the time of the issuance of the new certificate a market value of $500 or less (as determined by the corporation on the basis of such information as it may select) , in which case the requirement of a bond may be waived.

The corporation may act through its president, any vice president, its secretary, or its treasurer for any purpose of this Section 9.05.

                                   ARTICLE X

                                   Dividends

          Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's articles or as may otherwise be binding upon the corporation, the board of directors may from time to time declare and the corporation may pay dividends on shares of the corporation outstanding on the dates of record fixed by the board, to be paid in cash, in property, or in shares of the corporation on or as of such payment or distribution dates as the board may prescribe.

                                  ARTICLE XI

                                  Amendments

          These bylaws may be altered, amended, supplemented, repealed, or temporarily or permanently suspended, in whole or in part, or new bylaws may be adopted, at any duly constituted meeting of the board of directors (the notice of which meeting either includes mention of the proposed action relative to the bylaws or is waived pursuant to Section 4.06 above) or, alternatively, by unanimous written consent to corporate action without a meeting of the board of directors, pursuant to Section 4.18 above. If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof shall be required. Any amendment made to a bylaw shall be noted on the margin of the bylaw amended, referring to the page of the record where the amendment appears.

                            Certificate of Adoption

          The undersigned secretary does hereby certify that the foregoing bylaws were adopted by the board of directors of LRP, Ltd. pursuant to a written consent of the board of directors dated as of August 1, 1995.


                                            /s/ Tamara F. Knappenberger
                                            ----------------------------------
                                            Tamara F. Knappenberger, Secretary

                                                                      EX 3.72

                           ARTICLES OF INCORPORATION
                                       OF
                              SA AUTOMOTIVE, LTD.


         We, the undersigned incorporators, having associated ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, hereby adopt the following Articles of Incorporation.

                                       I.

                     The name of the corporation shall be:

                              SA Automotive, Ltd.

                                      II.

         This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as amended from time to time. The corporation initially intends to conduct the business of purchasing, owning, leasing, selling, repairing and servicing new and used motor vehicles and parts and accessories used in connection therewith.

                                      III.

         The corporation shall have authority to issue 1,000,000 shares of common stock, each share to have a par value of $1.00. Shares shall be paid for at such time, and in such manner as the Board of Directors shall determine.

                                      IV.

         The initial Board of Directors shall consist of three (3) members who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified, and whose names and addresses are:

         Steven Knappenberger
         5325 North 45th Place
         Phoenix, Arizona 85018

         Alan P. Johnson
         3663 Rosecrans Street
         San Diego, California 92110

         Thomas N. Fannin
         77 East Missouri
         Phoenix, Arizona 85012

         The names and addresses of the incorporators are:

         Steven Knappenberger Revocable Trust
         c/o Steven Knappenberger
         5325 North 45th Place
         Phoenix, Arizona 85018

         Alan P. Johnson, as Trustee, udt
         (under Declaration of Trust)
         dated April 7, 1982, wherein
         Alan P. Johnson is Trustor,
         or any successor Trustee thereunder
         c/o Alan P. Johnson
         3663 Rosecrans Street
         San Diego, California 92110

         All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation commission for filing.

                                      VI.

         FC Service Corporation, an Arizona corporation, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-2390, is hereby appointed the initial statutory agent for the corporation for the State of Arizona.

                                      VII.

         The Corporation's known place of business shall be 6905 E. McDowell Road, Scottsdale, Arizona 85257.

         IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures this 3rd day of June, 1986.


                                            Steven Knappenberger
                                            Revocable Trust


                                            By /s/ Steven Knappenberger
                                               -------------------------------
                                               Steven Knappenberger, Trustee

                                            Alan P. Johnson, as Trustee, udt
                                            (under Declaration of Trust) dated
                                            April 7, 1982, wherein Alan P.
                                            Johnson is Trustor, or any
                                            successor Trustee thereunder.


                                            By /s/ Alan P. Johnson
                                               --------------------------------
                                               Alan P. Johnson, Trustee

                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              SA AUTOMOTIVE, LTD.

         Pursuant to the provisions of A.R.S. ss. 10-061, SA Automotive, Ltd., an Arizona corporation (the "Corporation") hereby adopts these Articles of Amendment and certifies as follows:

         FIRST: The name of the Corporation is SA Automotive, Ltd.

         SECOND: The Articles of Incorporation are hereby amended by adding new Articles VIII and IX to read as follows:

                                     "VIII

                        LIMITATION OF DIRECTOR LIABILITY

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes Section 10-041 -- Director conflicts of interest; or (v) any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring before August 18, 1987.

                                       IX

                          INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS

         Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former director, officers, employees, and agents against all expenses incurred by them and each of them including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or any other person. Whenever any existing or former director, officer, employee or agent shall report to the President of the corporation or the chairman of the Board of Directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the Board of Directors shall, at its next regular or special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act wilfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act wilfully or with gross negligence or with fraudulent or criminal intent with regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action."

         THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the directors and shareholders of the Corporation as of August 24, 1994, in the manner prescribed by the Arizona Business Corporation Act.

         FOURTH: 1,271,010 shares of common stock without par value were outstanding at the time of adoption of the Amendment and the total number of shares entitled to vote thereon was 1,271,010.

         FIFTH: All of the outstanding 1,271,010 shares of common stock without par value voted for the Amendment, there being no other classes or series of shares.

         SIXTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         SEVENTH: The Amendment will not effect a change in the amount of the Corporation's stated capital.

         DATED: August 24, 1994.


                                            SA AUTOMOTIVE, LTD., an Arizona
                                            corporation


                                            By: /s/ George W. Brochick
                                                -------------------------------
                                                George W. Brochick, President


                                            By: /s/ Stephen M. Savage
                                                -------------------------------
                                                Stephen M. Savage, Assistant
                                                Secretary

                                                                      EX-3.74
                           ARTICLES OF INCORPORATION


                                      OF

                              SL AUTOMOTIVE, LTD.

                  We, the undersigned incorporators, having associated ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, hereby adopt the following Articles of Incorporation.

                                      I.

                     The name of the corporation shall be:

                              SL Automotive, Ltd.

                                      II.

                  This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as amended from time to time. The corporation initially intends to conduct the business of purchasing, owning, leasing, selling, repairing and servicing new and used motor vehicles and parts and accessories used in connection therewith.

                                     III.

                  The corporation shall have authority to issue 1,000,000 shares of common stock, each share to have a par value of $1.00. Shares shall be paid for at such time, and in such manner, as the Board of Directors shall determine.

                                      IV.

                  The initial Board of Directors shall consist of three (3) members who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified, and whose names and addresses are:

                  Steven Knappenberger
                  5325 North 45th Place
                  Phoenix, Arizona  85018

                  Alan P. Johnson
                  3663 Rosecrane Street
                  San Diego, California  92110

                  Thomas N. Fannin
                  77 East Missouri
                  Phoenix, Arizona  85012

                  The names and addresses of the incorporators are:

                  Steven Knappenberger Revocable Trust
                  c/o Steven Knappenberger
                  5325 North 45th Place
                  Phoenix, Arizona  85018

                  Scottsdale Management Group, Ltd.
                  6905 East McDowell Road
                  Scottsdale, Arizona  85257

                  All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                                      VI.

                  No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes
Section 10-041 relating to director conflicts of interest; or (v) any transaction from which the director derived an improper personal benefit.

                                     VII.

                  PC Service Corporation, an Arizona corporation, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-2390, is hereby appointed the initial statutory agent for the corporation for the State of Arizona.

                                     VIII.

                  The corporation's known place of business shall be 6905 East McDowell Road, Scottsdale, Arizona 85257.

                  IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures this 8th day of April, 1988.

                                         Steven Knappenberger Revocable Trust


                                         By /s/ Steven Knappenberger
                                            ----------------------------------
                                         Steven Knappenberger, Trustee

                                         Scottsdale Management Group, Ltd.


                                         By /s/ Steven Knappenberger
                                            ----------------------------------
                                            Steven Knappenberger, President

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                              SL AUTOMOTIVE, LTD.

                  Pursuant to the provisions of A.R.S. ss. 10-061, SL Automotive, Ltd., an Arizona corporation (the "Corporation") hereby adopts these Articles of Amendment and certifies an follows:

                  FIRST: The name of the Corporation is SL Automotive, Ltd.

                  SECOND: Article III of the Articles of Incorporation of the Corporation is amended to read as follows:

                  "The corporation shall have authority to issue ten million shares of common stock, each share to be without par value. Shares shall be paid for at such time, and in such manner, as the Board of Directors shall determine."

                  THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the directors and shareholders of the Corporation as of July 14, 1992, in the manner prescribed by the Arizona Business Corporation Act.

                  FOURTH: 500,000 shares of common stock with a par value of $1.00 per share were outstanding at the time of adoption of the Amendment and the total number of shares entitled to vote thereon was 500,000.

                  FIFTH: All of the outstanding 500,000 shares of common stock with a par value of $1.00 per share voted for the Amendment, there being no other classes or series of shares.

                  SIXTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                  SEVENTH: The Amendment will not effect a change in the amount of the Corporation's stated capital.

                  DATED:  July 14, 1992.

                                    SL AUTOMOTIVE, LTD., an Arizona corporation


                                    By /s/ Jay P. Beskind
                                       -------------------------------
                                       Jay P. Beskind, President


                                    By /s/ William T. Boutell, Jr.
                                       -------------------------------
                                       William T. Boutell, Jr.,
                                       Assistant Secretary

                         ARTICLES OF AMENDMENT TO THE


                           ARTICLES OF INCORPORATION

                                      OF

                              SL AUTOMOTIVE, LTD.

                  Pursuant to the provisions of A.R.S. ss. 10-061, SL Automotive, Ltd., an Arizona corporation (the "Corporation") hereby adopts these Articles of Amendment and certifies as follows:

         FIRST:   The name of the Corporation is SL Automotive, Ltd.

         SECOND: The Articles of Incorporation are hereby amended by adding a new Article IX to read as follows:

                                      "IX

                         INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS

         Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or any other person. Whenever any existing or former director, officer, employee or agent shall report to the President of the corporation or the chairman of the Board of Directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the Board of Directors shall, at its next regular or special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act wilfully or with gross negligence or with fraudulent or criminal intent with regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action."

         THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the directors and shareholders of the Corporation as of August 24, 1994, in the manner prescribed by the Arizona Business Corporation Act.

         FOURTH: 625,000 shares of common stock without par value were outstanding at the time of adoption of the Amendment and the total number of shares entitled to vote thereon was 625,000.

         FIFTH: All of the outstanding 625,000 shares of common stock without par value voted for the Amendment, there being no other classes or series of shares.

         SIXTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         SEVENTH: The Amendment will not effect a change in the amount of the Corporation's stated capital.

         DATED:   August 24, 1994.


                                  SL AUTOMOTIVE, LTD., an Arizona
                                  corporation


                                  By /s/ Jay P. Beskind
                                     -----------------------------
                                     Jay P. Beskind, President


                                  By /s/ Stephen M. Savage
                                     -----------------------------
                                     Stephen M. Savage, Assistant
                                                Secretary

                                                                  EXHIBIT 3.76

                           ARTICLES OF INCORPORATION

                                      OF

                             SCOTTSDALE AUDI, LTD.

                  FIRST:  The name of the corporation is SCOTTSDALE AUDI, LTD.

                  SECOND: The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time. The character of business which the corporation initially intends actually to conduct in the State of Arizona is to engage in automotive retail sales and service.

                  THIRD: The aggregate number of shares that the corporation shall have authority to issue is one million (1,000,000) common shares, all of which shares shall be of a single class and shall have no par value.

                  FOURTH: The name and address of the initial statutory agent of the corporation is General Investment Company, One Arizona Center, 19th Floor, Phoenix, Arizona 85004. The address of the initial known place of business of the corporation is 6725 E. McDowell Road, Scottsdale, Arizona 85257.
                  FIFTH: The number of directors constituting the initial board of directors of the corporation is three (3). The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and are qualified are Steven Knappenberger, 6725 E. McDowell Road, Scottsdale, Arizona 85257;

George Brochick, 6725 E. McDowell Road, Scottsdale, Arizona 85257 and Jay Beskind, 6725 E. McDowell Road, Scottsdale, Arizona 85257.

         SIXTH: The name and address of the incorporator is Steven Knappenberger, 6725 E. McDowell Road, Scottsdale, Arizona 85257.

         SEVENTH: The liability of a director or former director to the corporation and its shareholders shall be eliminated to the fullest extent permitted by Section __________ of the Arizona Revised Statutes.

         If the Arizona Business Corporation Act is amended to
_____________________ further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Arizona Business Corporation Act, as amended.

         Any repeal or modification of this Article Seventh shall not adversely ________ right or protection of a director of the corporation existing hereunder with ________ in _____ _____ connection occurring prior to or at the time of such repeal or modification.

         The provisions of this Article Seventh shall not be deemed to __________ or __________ indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Seventh.

          DATED: September 26, 1996.

                     /s/ Steven Knappenberger
                     -----------------------------
                     Steven Knappenberger

                                                                 EX-3.77
                                     BYLAWS

                                       OF

                             SCOTTSDALE AUDI, LTD.



                I. REFERENCES TO CERTAIN TERMS AND CONSTRUCTION

         1.01. Certain References. Any reference herein made to law will be deemed to refer to the law of the State of Arizona, including any applicable provision of Chapters 1 through 17 of Title 10 of the Arizona Revised Statutes, or any successor statute, as from time to time amended and in effect (sometimes referred to herein as the "Arizona Business Corporation Act"). Any reference herein made to the corporation's Articles will be deemed to refer to its Articles of Incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission. Except as otherwise required by law and subject to any procedures established by the corporation pursuant to Arizona Revised Statutes Section 723, the term "shareholder" as used herein shall mean one who is a holder of record of shares of the corporation. References to specific sections of law herein made shall be deemed to refer to such sections, or any comparable successor provisions, as from time to time amended and in effect.

         1.02. Seniority. The law and the Articles (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and such Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

         1.03. Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour.


                                  II. OFFICES

         2.01. Principal Office. The principal office of the corporation shall be located at any place either within or outside the State of Arizona as designated in the corporation's most current Annual Report filed with the Arizona Corporation Commission or in any other document executed and delivered to the Arizona Corporation Commission for filing. If a principal office is not so designated, the principal office of the corporation shall mean the known place of business of the corporation. The corporation may have such other offices, either within or without the State of Arizona, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         2.02. Known Place of Business. A known place of business of the corporation shall be located within the State of Arizona and may be, but need not be, the address of the statutory agent of the corporation. The corporation may change its known place of business from time to time in accordance with the relevant provisions of the Arizona Business Corporation Act.


                               III. SHAREHOLDERS

         3.01. Annual Shareholder Meetings. The annual meeting of the shareholders shall be held each year on the third Friday in April, beginning with the year 1997, at such time and place, either within or without the State of Arizona, as shall be fixed by the Board of Directors or, in the absence of action by the Board, as set forth in the notice given or waiver signed with respect to such meeting pursuant to Section 3.03 below, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If any annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted. If the day fixed for the annual meeting shall be a legal holiday in the State of Arizona such meeting shall be held on the next succeeding business day.

         3.02. Special Shareholder Meetings. Special meetings of the shareholders may be held whenever and wherever, either within or without the State of Arizona, called for by or at the direction of the Chairman of the Board, the President, or the Board of Directors. A special meeting of shareholders shall also be called by the President or the Secretary at the written request of the holder or holders of not less than 50% of all outstanding votes entitled to be cast on any matter to be voted on at the meeting. Any such written request by shareholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof and to such additional matters as the chairman of the meeting may rule to be germane to such purposes.

         3.03. Notice of Shareholders Meetings.

              (a) Required Notice. Notice stating the place, day and hour of any annual or special shareholders meeting shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting by or at the direction of the person or persons calling the meeting, to each shareholder entitled to vote at such meeting and to any other shareholder entitled to receive notice of the meeting by law or the Articles. Notices to shareholders shall be given in accordance with, and shall be deemed to be effective at the time and in the manner described in, Arizona Revised Statutes Section 10-141. If no designation is made of the place at which an annual or special meeting will be held in the notice for such meeting, the place of the meeting will be at the principal place of business of the corporation.

              (b) Adjourned Meeting. If any shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting before adjournment. But if a new record date for the adjourned meeting is fixed or must be fixed in accordance with law or these Bylaws, then notice of the adjourned meeting shall be given to those persons who are shareholders as of the new record date and who are entitled to such notice pursuant to Section 3.03(a) above.

              (c) Waiver of Notice. Any shareholder may waive notice of a meeting (or any notice of any other action required to be given by the Arizona Business Corporation Act, the corporation's Articles, or these Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the shareholder entitled to the notice. Each such waiver shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Under certain circumstances, a shareholder's attendance at a meeting may constitute a waiver of notice, unless the shareholder takes certain actions to preserve his/her objections as described in the Arizona Business Corporation Act.

              (d) Contents of Notice. The notice of each special shareholders meeting shall include a description of the purpose or purposes for which the meeting is called. Except as required by law or the corporation's Articles, the notice of an annual shareholders meeting need not include a description of the purpose or purposes for which the meeting is called.

         3.04. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board of Directors, the record date for the determination of shareholders shall be as provided in the Arizona Business Corporation Act.

         When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         3.05. Shareholder List. The corporation shall make a complete record of the shareholders entitled to notice of each meeting of shareholders thereof, arranged in alphabetical order, listing the address and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. The shareholder list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at another place identified in the meeting notice in the city where the meeting is to be held. Failure to comply with this section shall not affect the validity of any action taken at the meeting.

         3.06. Shareholder Quorum and Voting Requirements.

              (a) If the Articles or the Arizona Business Corporation Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

              (b) If the Articles or the Arizona Business Corporation Act provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.

              (c) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles or the Arizona Business Corporation Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

              (d) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

              (e) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles or the Arizona Business Corporation Act require a greater number of affirmative votes.

              (f) Voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question;

otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

         3.07. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy duly executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. Such proxy shall comply with law and shall be filed with the Secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the shareholders will rest with the person seeking to exercise the same. A facsimile appearing to have been transmitted by a shareholder or by such shareholder's duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

         3.08. Voting of Shares. Unless otherwise provided in the Articles or the Arizona Business Corporation Act, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

         3.09. Voting for Directors. Unless otherwise provided in the Articles, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present at the time of such vote. As provided by law, shareholders shall be entitled to cumulative voting in the election of directors.

         3.10. Election Inspectors. The Board of Directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity, and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; will receive and count votes, ballots, and consents and announce the results thereof; will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

         3.11. Organization and Conduct of Meetings. Each meeting of the shareholders will be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one, or, if not, or if the Chairman of the Board is absent or so requests, then by the President, or if both the Chairman of the Board and the President are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors. The corporation's Secretary or in his or her absence, an Assistant Secretary will act as secretary of each meeting of the shareholders. If neither the Secretary nor an Assistant Secretary is in attendance, the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting and preserving the orderly conduct thereof including any informal, or question and answer portions thereof).

         3.12. Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification of the shareholders at a duly constituted meeting of the shareholders. Except as otherwise required by law, if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of its shareholders.

         3.13. Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

         3.14. Shareholder Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The consents shall be delivered to the corporation for inclusion in the minutes or filing with the corporate record. Action taken by consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date, except that if, by law, the action to be taken requires that notice be given to shareholders who are not entitled to vote on the matter, the effective date shall not be prior to ten (10) days after the corporation shall give such shareholders written notice of the proposed action, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.


                             IV. BOARD OF DIRECTORS

         4.01. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         4.02. Number, Tenure, and Qualification of Directors. Unless otherwise provided in the Articles of Incorporation, the authorized number of directors shall be not less than two nor more than seven. The number of directors in office from time to time shall be within the limits specified above, as prescribed from time to time by resolution adopted by either the shareholders or the Board of Directors. The directors will regularly be elected at each annual meeting of the shareholders, but directors may be elected at any other meeting of the shareholders. Each director shall hold office until the annual meeting of shareholders following his/her election, subject to his/her earlier resignation or removal. However, if a director's term expires, he/she shall continue to serve until his/her successor shall have been elected and qualified, until his/her resignation or removal, or until there is a decrease in the number of directors. Unless required by the Articles, directors do not need to be residents of the State of Arizona or shareholders of the corporation.

         4.03. Regular Meetings of the Board of Directors. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.

         4.04. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board, the President, or the number of directors that would be required to constitute a quorum.

         4.05. Notice of, and Waiver of Notice for, Directors Meetings. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place of any special directors meeting shall be given at least 48 hours prior thereto. Notice shall be given in accordance with and shall be deemed to be effective at the time and in the manner described in Arizona Revised Statutes Section 10-141. Any director may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held. Except as provided in the next sentence below, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at or participation of a director in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

         4.06. Director Quorum. A majority of the number of directors prescribed according to Section 4.02 above, or if no number is so prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles require a greater number.

         4.07. Directors, Manner of Acting.

              (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors unless the Articles require a greater percentage.

              (b) Unless the Articles provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting, in which case, any required notice of the meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A director participating in a meeting by this means is deemed to be present in person at the meeting.

              (c) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         4.08. Director Action Without a Meeting. Unless the Articles provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Board of Directors as evidenced by one (1) or more written consents describing the action taken, signed by each director and filed with the minutes or corporate records. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

         4.09. Removal of Directors by Shareholders. The shareholders may remove one (1) or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a shareholder vote to remove him. If less than the entire Board of Directors is to be removed, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

         4.10. Board of Director Vacancies.

              (a) Unless the Articles provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, either the shareholders or the Board of Directors may fill the vacancy.

              (b) If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

              (c) A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

              (d) The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected.

         4.11. Director Compensation. Unless otherwise provided in the Articles by resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

         4.12. Director Committees.

              (a) Creation of Committees. Unless the Articles provide otherwise, the Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one (1) or more members, who serve at the pleasure of the Board of Directors.

              (b) Selection of Members. The creation of a committee and appointment of members to it shall be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Articles to take such action.

              (c) Required Procedures. Sections 4.03 through 4.08 of this
Article IV, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

              (d) Authority. Unless limited by the Articles, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee, provided, however, that a committee may not: (1) authorize distributions; (2) approve or propose to shareholders action that requires shareholder approval under the Arizona Business Corporation Act; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation without shareholder action as provided by law; (5) adopt, amend or repeal these Bylaws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; or (9) fix the compensation of directors for serving on the Board of Directors or any committee of the Board of Directors.

         4.13. Director Resignations. Any director or committee member may resign from his or her office at any time by written notice delivered to the Board of Directors, the Chairman of the Board, or the corporation at its known place of business. Any such resignation will be effective upon its receipt unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.


                                  V. OFFICERS

         5.01. Number of Officers. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any Vice Presidents, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one (1) or more other officers or assistant officers. The same individual may simultaneously hold more than one (1) office in the corporation.

         5.02. Appointment and Term of Office. The officers of the corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. The designation of a specified term grants to the officer no contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term. If no term is specified, an officer of the corporation shall hold office until he or she resigns, dies, or until he or she is removed in the manner provided by law or in Section 5.03 of this
Article V. The regular election or appointment of officers will take place at each annual meeting of the Board of Directors, but elections of officers may be, held at any other meeting of the Board.

         5.03. Resignation and Removal of Officers. An officer may resign at any time by delivering written notice to the corporation at its known place of business. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. Any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

         5.04. Duties of Officers. Officers of the corporation shall have authority to perform such duties as may be prescribed from time to time by law, in these Bylaws, or by the Board of Directors, the President, or the superior officer of any such officer. Each officer of the corporation (in the order designated herein or by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence, death, or disability.

         5.05. Bonds and Other Requirements. The Board of Directors may require any officer to give bond to the corporation (with sufficient surety and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the Board of Directors.

         5.06. President. Unless otherwise specified by resolution of the Board of Directors, the President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation and the performance by all of its other officers of their respective duties and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. The President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The President may represent the corporation at any meeting of the shareholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

          5.07. The Vice President. If appointed, in the absence of the President or in the event of his/her death or disability, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President or in the event of the death or disability of all Vice-Presidents, then the Treasurer shall perform such duties of the President in the event of his or her absence, death, or disability. Each Vice-President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. Any Vice-President may represent the corporation at any meeting of the shareholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons. A Vice-President shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

         5.08. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors and any committee of the Board of Directors and all unanimous written consents of the shareholders, Board of Directors, and any committee of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to take charge of the corporation's stock transfer books and to compile the voting record pursuant to Section 3.05 above, and to impress the corporation's seal, if any, on any instrument signed by the President, any Vice President, or any other duly authorized person, and to attest to the same. In the absence of the Secretary, a secretary pro tempore may be chosen by the directors or shareholders as appropriate to perform the duties of the Secretary.

         5.09. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such bank, trust companies, or other depositories as shall be selected by the Board of Directors or any proper officer; (c) keep full and accurate accounts of receipts and disbursements in books and records of the corporation; and (d) in general perform all Of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. The Treasurer will render to the President, the directors, and the shareholders at proper times an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by law.

         5.10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and the Assistant Treasurers, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         5.11. Chairman of the Board. The Board of Directors may elect a Chairman to serve as a general executive officer of the corporation, and, if specifically designated as such by the Board of Directors, as the chief executive officer of the corporation. If elected, the Chairman will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board of Directors may from time to time delegate to him or her.

         5.12. Salaries. The salaries of the officers of the corporation may be fixed from time to time by the Board of Directors or (except as to the President's own) left to the discretion of the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

         5.13. Additional Appointments. In addition to the officers contemplated in this Article V, the Board of Directors may appoint other agents of the corporation with such authority to perform such duties as may be prescribed from time to time by the Board of Directors.


                 VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.01. Certificates for Shares.

              (a) Content. Certificates representing shares of the corporation shall, at a minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the State of Arizona, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed (either manually or by facsimile to the extent allowable by law) by one or more officers of the corporation, as determined by the Board of Directors, or, if no such determination is made, by any of the Chairman of the Board (if any), the President, any Vice-President, the Secretary, or the Treasurer of the corporation, and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified and will exhibit such information as may be required by law. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates or ceases to be the transfer agent or registrar of the corporation, they may still be issued by the corporation and countersigned, registered, issued, and delivered by the corporation's transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

              (b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish a shareholder this information on request in writing and without charge.

              (c) Shareholder List. The name and address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

              (d) Lost Certificates. In the event of the loss, theft, or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the registered owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent; and further provided that, if so required by the corporation, the owner shall provide a bond or other indemnity in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable).

         6.02. Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the corporation will be entitled to treat the registered owner of any share of the capital stock of the corporation as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

         6.03. Shares Without Certificates. The Board of Directors may authorize the issuance of uncertificated shares by the corporation and may prescribe procedures for the issuance and registration of transfer thereof and with respect to such other matters as the Board of Directors shall deem necessary or appropriate.


                               VII. DISTRIBUTIONS

         7.01. Distributions. Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's Articles or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare, and the corporation may pay or make, dividends or other distributions to its shareholders.


                              VIII. CORPORATE SEAL

         8.01. Corporate Seal. The Board of Directors may provide for a corporate seal of the corporation that will have inscribed thereon any designation including the name of the corporation, Arizona as the state of incorporation, the year of incorporation, and the words "Corporate Seal."


                                 IX. AMENDMENTS

         9.01. Amendments. The corporation's Board of Directors may amend or repeal the corporation's Bylaws unless:

              (1) the Articles or the Arizona Business Corporation Act reserve this power exclusively to the shareholders in whole or part; or

              (2) the shareholders in adopting, amending, or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

         The corporation's shareholders may amend or repeal the corporation's Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.

                                                                       EX 3.78



                           ARTICLES OF INCORPORATION
                                      OF

                           SCOTTSDALE EUROCARS, LTD.


                         ============================



                                       I

                                     NAME

           The name of the corporation is SCOTTSDALE EUROCARS, LTD.

                                      II

                                    PURPOSE

                  The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time, and specifically, but not in limitation thereof, the purpose of purchasing, owning, leasing, selling, repairing and servicing of new and used motor vehicles and parts and accessories used in connection therewith.

                                      III

                               INITIAL BUSINESS

                  The corporation initially intends to conduct the business of purchasing, owning, leasing, selling, repairing and servicing of new and used motor vehicles and parts and accessories used in connection therewith.

                                      IV

                              AUTHORIZED CAPITAL

                  The corporation shall have authority to issue One Million (1,000,000) shares of common stock, each share to have a par value of $1.00.

                                       V

                      STOCK RIGHTS AND OPTIONS - OFFICERS

                  The corporation may issue rights and options to purchase shares of stock of the corporation to directors, officers, or employees of the corporation or of any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

                                      VI

                                STATUTORY AGENT

                  The name and address of the initial statutory agent of the corporation is Fennemore, Craig, von Ammon, Udall & Powers, A Professional Corporation, 1700 First Interstate Bank Plaza, 100 West Washington Street, Phoenix, Arizona 85003.

                                      VII

                              BOARD OF DIRECTORS

                  The initial Board of Directors shall consist of three (3) directors. The persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

                  Steven Knappenberger
                  5325 North 45th Place
                  Phoenix, Arizona  85018

                  Alan P. Johnson
                  3663 Rosecrans Street
                  San Diego, California  92110

                  Thomas N. Fannin
                  77 East Missouri
                  Phoenix, Arizona  85012

                                     VIII

                              NUMBER OF DIRECTORS

                  The number of persons to service on the Board of Directors shall be fixed by the By-Laws.

                                      IX

                      DISTRIBUTIONS FROM CAPITAL SURPLUS

                  The Board of Directors of the corporation may, from time to time, distribute on a pro rata basis to its shareholders out of the capital surplus of the corporation a portion of its assets, in cash or property.

                                       X

                         INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS

                  Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or any other person. Whenever any existing or former director, officer, employee or agent shall report to the President of the corporation or the chairman of the Board of Directors that he or she has incurred or any incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the Board of Directors shall, at its next regular or special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act wilfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act wilfully or with gross negligence or with fraudulent or criminal intent with regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

                                      XI

                             REPURCHASE OF SHARES

                  The Board of Directors of the corporation may, from time to time, cause the corporation to repurchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.

                                      XII

                                 INCORPORATORS

                  The incorporators of the corporation are:

                  Steven Knappenberger
                  5325 North 45th Place
                  Phoenix, Arizona  85018

                  Tamara F. Knappenberger
                  5325 North 45th Place
                  Phoenix, Arizona  85018

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                                     XIII

                            KNOWN PLACE OF BUSINESS

                  The known place of business of the corporation shall be 6925 East McDowell Road, Scottsdale, Arizona 85257.

                  DATED this 20th day of January 1984.



                                          /s/ Steven Knappenberger
                                          -------------------------------------
                                          Steven Knappenberger, Incorporator



                                          /s/ Tamara F. Knappenberger
                                          -------------------------------------
                                          Tamara F. Knappenberger, Incorporator

                             ARTICLES OF AMENDMENT


                                    TO THE

                           ARTICLES OF INCORPORATION

                                      OF

                           SCOTTSDALE EUROCARS, LTD.

                  Pursuant to the provisions of A.R.S. ss. 10-061, Scottsdale Eurocars, Ltd., an Arizona corporation, hereby adopts the attached Articles of Amendment and certifies as follows:

                  FIRST: The name of the corporation, prior to the effective date of the Amendment referred to herein, was Scottsdale Eurocars, Ltd.

                  SECOND: The document attached hereto as Exhibit A and by this reference incorporated herein sets forth an Amendment to the Articles of Incorporation which was adopted by the sole shareholder of the corporation on March 30, 1984, in the manner prescribed by the Arizona Business Corporation Act.

                  THIRD: 1,000 common shares without par value were outstanding at the time of adoption of the Amendment and the number of shares entitled to vote thereon was 1,000.

                  FOURTH: All of the 1,000 no par value common shares outstanding voted for the Amendment, there being no other classes or series of shares.

                  FIFTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                  SIXTH: The Amendment will not effect a change in the amount of the corporation's stated capital.

                  DATED:  March 30, 1984.

                           SCOTTSDALE EUROCARS, LTD.



                                          By    /s/ Steven Knappenberger
                                                -------------------------------
                                                Steven Knappenberger, President



                                           By    /s/ Alan P. Johnson
                                                 ------------------------------
                                                 Alan P. Johnson, Secretary

                                   EXHIBIT A




                  The title of the Articles of Incorporation is amended to read as follows: "ARTICLES OF INCORPORATION OF SCOTTSDALE EURO-PORSCHE, LTD."

                  Article I of the Articles of Incorporation is amended to read as follows:

                  "The name of the corporation shall be:

                                    Scottsdale Euro-Porsche, Ltd."

                             ARTICLES OF AMENDMENT


                                    TO THE

                           ARTICLES OF INCORPORATION

                       OF SCOTTSDALE EURO-PORSCHE, LTD.



                  Pursuant to the provisions of A.R.S. ss. 10-061, Scottsdale Euro-Porsche, Ltd., an Arizona corporation, hereby adopts the attached Articles of Amendment and certifies as follows:

                  FIRST: The name of the corporation, prior to the effective date of the Amendment referred to herein, was Scottsdale Euro-Porsche, Ltd.

                  SECOND: The document attached hereto as Exhibit A and by this reference incorporated herein sets forth an Amendment to the Articles of Incorporation which was adopted by the sole shareholder of the corporation on February 2, 1987, in the manner prescribed by the Arizona Business Corporation Act.

                  THIRD: 1,000 common shares with a par value of $1.00 per share were outstanding at the time of adoption of the Amendment and the number of shares entitled to vote thereon was 1,000.

                  FOURTH: All of the 1,000 common shares outstanding with a par value of $1.00 voted for the Amendment, there being no other classes or series of shares.

                  FIFTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                  SIXTH: The Amendment will not effect a change in the amount of the corporation's stated capital.

                  DATED:  February 2, 1987.

                         SCOTTSDALE EURO-PORSCHE, LTD.


                          By /s/ Steven Knappenberger
                             ---------------------------------------
                             Steven Knappenberger, President



                          By  /s/ Alan P. Johnson
                              --------------------------------------
                              Alan P. Johnson, Secretary

                                   EXHIBIT A




                  The title of the Articles of Incorporation is amended to read as follows: "ARTICLES OF INCORPORATION OF SCOTTSDALE MANAGEMENT GROUP, LTD."

                  Article I of the Articles of Incorporation is amended to read as follows:

                  "The name of the corporation shall be SCOTTSDALE MANAGEMENT GROUP, LTD."

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       SCOTTSDALE MANAGEMENT GROUP, LTD.



                  Pursuant to the provisions of A.R.S. ss. 10-061, Scottsdale Management Group, Ltd., an Arizona corporation (the "Corporation") hereby adopts these Articles of Amendment and certifies as follows:

                  FIRST: The name of the Corporation is Scottsdale Management Group, Ltd.

                  SECOND: Article III of the Articles of Incorporation of the Corporation is amended to read as follows:

                  "The corporation shall have authority to issue ten million shares of common stock, each share to be without par value. Shares shall be paid for at such time, and in such manner, as the Board of Directors shall determine."

                  THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the directors and shareholders of the Corporation as of July 14, 1992, in the manner prescribed by the Arizona Business Corporation Act.

                  FOURTH: 101,251 shares of common stock with a par value of $1.00 per share were outstanding at the time of adoption of the Amendment and the total number of shares entitled to vote thereon was 101,251.

                  FIFTH: All of the outstanding 101,251 shares of common stock with a par value of $1.00 per share voted for the Amendment, there being no other classes or series of shares.

                  SIXTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                  SEVENTH: The Amendment will not effect a change in the amount of the Corporation's stated capital.

                  DATED:  July 14, 1992.

                                            SCOTTSDALE MANAGEMENT GROUP, LTD.,
                                            an Arizona corporation


                                            By  /s/ Steven Knappenberger
                                                -------------------------------
                                                Steven Knappenberger, President


                                            By  /s/ William T. Boutell, Jr.
                                                -------------------------------
                                                William T. Boutell, Jr.,
                                                Assistant Secretary

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       SCOTTSDALE MANAGEMENT GROUP, LTD.


                  Pursuant to the provisions of A.R.S. ss. 10-061, Scottsdale Management Group, Ltd., an Arizona corporation (the "Corporation") hereby adopts these Articles of Amendment and certifies as follows:

                  FIRST: The name of the Corporation is Scottsdale Management Group, Ltd.

                  SECOND: The Articles of Incorporation are hereby amended by adding a new Article XIV to read as follows:

                                     "XIV

                       LIMITATION OF DIRECTOR LIABILITY

                           No director of the corporation shall be personally
                  liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes Section 10-041 - Directors conflicts of interest; or (v) any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring before August 18, 1987."

                  THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the directors and shareholders of the Corporation as of August 24, 1994, in the manner prescribed by the Arizona Business Corporation Act.

                  FOURTH: 101,251 shares of common stock without par value were outstanding at the time of adoption of the Amendment and the total number of shares entitled to vote thereon was 101,251.

                  FIFTH: All of the outstanding 101,251 shares of common stock without par value voted for the Amendment, there being no other classes or series of shares.

                  SIXTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                  SEVENTH: The Amendment will not effect a change in the amount of the Corporation's stated capital.

                  DATED:   August 24, 1994.

                            SCOTTSDALE MANAGEMENT GROUP, LTD.,
                            an Arizona corporation



                            By    /s/ Steven Knappenberger
                                  -------------------------------------
                                  Steven Knappenberger, President



                            By    /s/ Stephen M. Savage
                                  -------------------------------------
                                  Stephen M. Savage,
                                  Assistant Secretary

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       SCOTTSDALE MANAGEMENT GROUP, LTD.




         Pursuant to the provisions of A.R.S. ss. 10-061, Scottsdale Management Group, Ltd., an Arizona corporation (the "Corporation") hereby adopts these Articles of Amendment and certifies as follows:

         FIRST: The name of the Corporation is Scottsdale Management Group,
Ltd.

         SECOND: The Articles of Incorporation are hereby amended by adding a new Article XIV to read as follows:

                                     "XIV

                       LIMITATION OF DIRECTOR LIABILITY

                  No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes Section 10-041 -- Director conflicts of interest; or (v) any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring before August 18, 1987."

         THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the directors and shareholders of the Corporation as of August 24, 1994, in the manner prescribed by the Arizona Business Corporation Act.

         FOURTH: 101,251 shares of common stock without par value were outstanding at the time of adoption of the Amendment and the total number of shares entitled to vote thereon was 101,251.

         FIFTH: All of the outstanding 101,251 shares of common stock without par value voted for the Amendment, there being no other classes or series of shares.

         SIXTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         SEVENTH: The Amendment will not effect a change in the amount of the Corporation's stated capital.

         DATED:   August 24, 1994.

                                            SCOTTSDALE MANAGEMENT GROUP, LTD.,
                                            an Arizona corporation



                                            By  /s/ Steven Knappenberger
                                                -------------------------------
                                                Steven Knappenberger, President



                                            By  /s/ Stephen M. Savage
                                                -------------------------------
                                                Stephen M. Savage,
                                                Assistant Secretary

                                                                       EX 3.80



                           ARTICLES OF INCORPORATION
                                      OF
                                SK MOTORS, LTD.

                  FIRST:  The name of the corporation is SK MOTORS, LTD.

                  SECOND: The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time. The character of business which the corporation initially intends actually to conduct in the State of Arizona is to engage in automotive retail sales and service.

                  THIRD: The aggregate number of shares that the corporation shall have authority to issue is one million (1,000,000) common shares, all of which shares shall be of a single class and shall have no par value.

                  FOURTH: The name and address of the initial statutory agent of the corporation is General Investment Company, One Arizona Center, 19th Floor, Phoenix, Arizona 85004. The address of the initial known place of business of the corporation is 6725 E. McDowell Road, Scottsdale, Arizona 85257.
                  FIFTH: The number of directors constituting the initial board of directors of the corporation is three (3). The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and are qualified are Steven Knappenberger, 6725 E. McDowell Road, Scottsdale, Arizona 85257; George Brochick, 6725 E. McDowell Road, Scottsdale, Arizona

85257 and Jay Beskind, 6725 E. McDowell Road, Scottsdale, Arizona 85257.

                  SIXTH: The name and address of the incorporator is Steven Knappenberger, 6725 E. McDowell Road, Scottsdale, Arizona 85257.

                  SEVENTH: The liability of a director or former director to the corporation and its shareholders shall be eliminated to the fullest extent permitted by Section __________ of the Arizona Revised Statutes.

                  If the Arizona Business Corporation Act is amended to ____________________ further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Arizona Business Corporation Act, as amended.

                  Any repeal or modification of this Article Seventh shall not adversely ________ right or protection of a director of the corporation existing hereunder with ________ in _____ _____ connection occurring prior to or at the time of such repeal or modification.

                  The provisions of this Article Seventh shall not be deemed to __________ or __________ indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Seventh.

                  DATED:  September 26, 1996.

                           /s/ Steven Knappenberger
                           ------------------------------
                           Steven Knappenberger

                                                            EX-3.82

                           ARTICLES OF INCORPORATION
                                       OF
                          SCOTTSDALE PORSCHE+AUDI, LTD

                          ---------------------------

                                       I

                                      NAME

         The name of the corporation is SCOTTSDALE PORSCHE+AUDI, LTD.

                                       II

                                    PURPOSE

         The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time, and specifically, but not in limitation thereof, the purpose of purchasing, owning, leasing, selling, repairing and servicing of new and used motor vehicles and parts and accessories used in connection therewith.

                                      III

                                INITIAL BUSINESS

         The corporation initially intends to conduct the business of purchasing, owning, leasing, selling, repairing and servicing of new and used motor vehicles and parts and accessories used in connection therewith.

                                       IV

                               AUTHORIZED CAPITAL

         The corporation shall have authority to issue One Million (1,000,000) shares of common stock, each share to have a par value of $1.00.

                                       V

                      STOCK RIGHTS AND OPTIONS - OFFICERS

         The corporation may issue rights and options to purchase shares of stock of the corporation to directors, officers, or employees of the corporation or of any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

                                       VI

                                STATUTORY AGENT

         The name and address of the initial statutory agent of the corporation is

                  William T. Boutell, Jr.
                  Powers, Ehrenreich, Boutell & Kurn
                  3550 North Central, Suite 1600
                  Phoenix, Arizona  85012

                                      VII

                               BOARD OF DIRECTORS

         The initial Board of Directors shall consist of three directors. The persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

                  Steven Knappenberger
                  136 West Victoria Square
                  Phoenix, Arizona  85013

                  Alan P. Johnson
                  120 Ocean View
                  Del Mar, California  92014

                  Thomas N. Fannin
                  77 East Missouri
                  Phoenix, Arizona  85012

                                      VIII

                              NUMBER OF DIRECTORS

         The number of persons to serve on the Board of Directors shall be fixed by the By-Laws.

                                       IX

                       DISTRIBUTIONS FROM CAPITAL SURPLUS

         The Board of Directors of the corporation may, from time to time, distribute on a pro rata basis to its shareholders out of the capital surplus of the corporation a portion of its assets, in cash or property.

                                       X

                          INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS

         Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or any other person. Whenever any existing or former director, officer, employee or agent shall report to the President of the corporation or the chairman of the Board of Directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the Board of Directors shall, at its next regular or special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent with regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

                                       XI

                              REPURCHASE OF SHARES

         The Board of Directors of the corporation may, from time to time, cause the corporation to repurchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.

                                      XII

                                 INCORPORATORS

                  The incorporators of the corporation are:

                  Steven Knappenberger
                  136 West Victoria Square
                  Phoenix, Arizona  85013

                  Tamara F. Knappenberger
                  136 West Victoria Square
                  Phoenix, Arizona  85013

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                                      XIII

                            KNOWN PLACE OF BUSINESS

         The known place of business of the corporation shall be 136 West Victoria Square, Phoenix, Arizona 85013.

                  DATED this ___ day of __________, 1980.



                                            /s/Steven Knappenberger
                                            ------------------------------
                                            Steven Knappenberger

                                            /s/Tamara F. Knappenberger
                                            ------------------------------
                                            Tamara F. Knappenberger


         I, William T. Boutell, Jr., having been designated to act as Statutory Agent, hereby consent to act in that capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes.

                                            /s/ William T. Boutell, Jr.
                                            ------------------------------
                                            William T. Boutell, Jr.
                                            Statutory Agent

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                        OF SCOTTSDALE PORSCHE+AUDI, LTD.


         Pursuant to the provisions of A.R.S. ss. 10-061, Scottsdale Porsche+Audi, Ltd., an Arizona corporation, hereby adopts the attached Articles of Amendment and certifies as follows:

         FIRST: The name of the corporation, prior to the effective date of the Amendment referred to herein, was Scottsdale Porsche+Audi, Ltd.

         SECOND: The document attached hereto as Exhibit A and by this reference incorporated herein sets forth an Amendment to the Articles of Incorporation which was adopted by the sole shareholder of the corporation on May 21, 1985, in the manner prescribed by the Arizona Business Corporation Act.

         THIRD: 324,999 common shares with a par value of $1.00 per share were outstanding at the time of adoption of the Amendment and the number of shares entitled to vote thereon was 324,999.

         FOURTH: All of the 324,999 common shares outstanding with a par value of $1.00 voted for the Amendment, there being no other classes or series of shares.

         FIFTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         SIXTH: The Amendment will not effect a change in the amount of the corporation's stated capital.

         DATED: May 21, 1985.

                                            SCOTTSDALE PORSCHE+AUDI, LTD.

                                            By /s/Jay P. Beskind
                                              ------------------------------
                                               Jay P. Beskind, President

                                            By /s/Steven Knappenberger
                                              ------------------------------
                                               Steven Knappenberger, Secretary

                                   EXHIBIT A



         The title of the Articles of Incorporation is amended to read as follows: "ARTICLES OF INCORPORATION OF SPA AUTOMOTIVE, LTD."

         Article I of the Articles of Incorporation is amended to read as follows:

         "The Name of the corporation shall be SPA AUTOMOTIVE LTD."

                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              SPA AUTOMOTIVE, LTD.

         Pursuant to the provisions of A.R.S. ss. 10-061, SPA Automotive, Ltd., an Arizona corporation (the "Corporation") hereby adopts these Articles of Amendment and certifies as follows:

         FIRST: The name of the Corporation is SPA Automotive, Ltd.

         SECOND: Article IV of the Articles of Incorporation of the Corporation is amended to read as follows:

"AUTHORIZED CAPITAL

                   The corporation shall have authority to issue ten million shares of common stock, each share to be without par value. Shares shall be paid for at such time, and in such manner, as the Board of Directors shall determine."

         THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the directors and shareholders of the Corporation was of July 14, 1992, in the manner prescribed by the Arizona Business Corporation Act.

         FOURTH: 324,999 shares of common stock with a par value of $1.000 per share were outstanding at the time of adoption of the Amendment and the total number of shares entitled to vote thereon was 324,999.

         FIFTH: All of the outstanding 324,999 shares of common stock with a par value of $1.00 per share voted for the Amendment, there being no other classes or series of shares.

         SIXTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         SEVENTH: The Amendment will not effect a change in the amount of the Corporation's stated capital.

         DATED: July 14, 1992.

                                       SPA AUTOMOTIVE, LTD., an Arizona
                                       corporation


                                       By /s/ Jay P. Beskind
                                          --------------------------------
                                          Jay P. Beskind, President

                                       By /s/William T. Boutell, Jr.
                                          --------------------------------
                                          William T. Boutell, Jr.,
                                          Assistant Secretary

                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              SPA AUTOMOTIVE, LTD.

         Pursuant to the provisions of A.R.S. ss. 10-061, SPA Automotive, Ltd., an Arizona corporation (the "Corporation") hereby adopts these Articles of Amendment and certifies as follows:

         FIRST: The name of the Corporation is SPA Automotive, Ltd.

         SECOND: The Articles of Incorporation are hereby amended by adding a new Article XIV to read as follows:

                                      "XIV

                        LIMITATION OF DIRECTOR LIABILITY

                   No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes Section 10-041 - Director conflicts of interest; or (v) any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring before August 18, 1987."

         THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the directors and shareholders of the Corporation as of August 24, 1994, in the manner prescribed by the Arizona Business Corporation Act.

         FOURTH: 511,125 shares of common stock without par value were outstanding at the time of adoption of the Amendment and the total number of shares entitled to vote thereon was 511,125.

         FIFTH: All of the outstanding 511,125 shares of common stock without par value voted for the Amendment, there being no other classes or series of shares.

         SIXTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         SEVENTH: The Amendment will not effect a change in the amount of the Corporation's stated capital.

         DATED: August 24, 1994.

                                            SPA AUTOMOTIVE, LTD., an Arizona
                                            corporation


                                            By /s/ Jay P. Beskind
                                               -----------------------------
                                               Jay P. Beskind, President


                                            By /s/ Stephen M. Savage
                                               -----------------------------
                                               Stephen M. Savage,
                                               Assistant secretary

                                                                       EX 3.84



                           ARTICLES OF INCORPORATION
                                      OF
                                 SUN BMW, LTD.

                         ----------------------------

                  We, the undersigned incorporators, having associated ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, adopt the following Articles of Incorporation:

                                      I.
                                     NAME

                  The name of the corporation is SUN BMW, LTD.

                                      II.
                                    PURPOSE

                  This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as amended from time to time.

                                     III.
                               INITIAL BUSINESS

                  The corporation initially intends actually to conduct in the State of Arizona the business of purchasing, owning, leasing, selling, repairing and servicing new and used motor vehicles and parts and accessories used in connection therewith.

                                      IV.
                              AUTHORIZED CAPITAL

                  The corporation shall have authority to issue ten million (10,000,000) common shares with no par value per share. Shares shall be paid for at such time, and in such manner, as the Board of Directors shall
-------------.

                                      V.
                          INITIAL BOARD OF DIRECTORS

                  The initial Board of Directors shall consist of four members, who shall serve as the directors until the first annual meeting of the shareholders or until their successors are elected and qualified, and whose names and addresses are:

         Name                                        Address

         Steven Knappenberger                        6725 E. McDowell Road
                                                     Scottsdale, Arizona 85257

         Thomas N. Fannin                            6725 E. McDowell Road
                                                     Scottsdale, Arizona 85257

         Jay P. Beskind                              6905 E. McDowell Road
                                                     Scottsdale, Arizona 85257

         George W. Brochick                          6725 E. McDowell Road
                                                     Scottsdale, Arizona 85257

                                      VI.
                       LIMITATION OF DIRECTOR LIABILITY

                  No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes
Section 10-041 -- Director conflicts of interest; or (v) any transaction from which the director derived an improper personal benefit.

                                     VII.
                                 INCORPORATORS

                  The names and addresses of the incorporators are:

                                    Stephen M. Savage
                                    Steven B. Sterbach
                                    2 North Central Ave., #2200
                                    Phoenix, Arizona 85004-2390

                  All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                                     VIII.
                                STATUTORY AGENT

                  PC Service Corporation, an Arizona corporation, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-2390, is hereby appointed the initial Statutory Agent for the corporation for the State of Arizona.

                                      IX.
                            Known Place of Business

                  The corporation's known place of business is 6725 E. McDowell Road, Scottsdale, Arizona 85257.

                  IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures this 6th day of January, 1995.





                                                    /s/ Stephen M. Savage
                                                    ---------------------------
                                                    Stephen M. Savage



                                                    /s/ Steven E. Sterbach
                                                    ---------------------------
                                                    Steven E. Sterbach

                                                                       EX 3.86



                         CERTIFICATE OF INCORPORATION

                                      OF

                             UAG ATLANTA IV, INC.

         FIRST:   The name of the corporation is UAG Atlanta IV, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware.
All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, whose mailing address is 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303.

         I, the Undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 12th day of August, 1996.

                                                    /s/David G. Thunhorst
                                                    ---------------------------
                                                    David G. Thunhorst

                                                                       EX 3.88

                           ARTICLES OF INCORPORATION


                                      OF

                         EVANS-DAILEY VOLKSWAGEN, LTD.



                                      I.

                  The name of the corporation is:

                         EVANS-DAILEY VOLKSWAGEN, LTD.

                                      II.

                  The corporation shall have perpetual duration.

                                     III.

                  The corporation is organized for the following purposes: operating a new and used automobile dealership, including but not limited to service of both new and used automobiles, trucks and other vehicles; both wholesale and retail sales of automotive parts and accessories of every kind; together with the carrying on of all other activities relating to businesses of a similar nature.

                                      IV.

                  The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000,000 shares, of which 500,000 shares shall be Class A Common Stock, the par value of each share of which shall be $1.00, and 500,000 shares shall be Class B Common Stock, the par value of each share of which shall be $1.00.

                  The respective designations, rights, preferences, privileges, voting powers and restrictions of each class of stock are as follows:

                  The holder of one class of Common Stock of the corporation shall not be the registered holder of any other class of stock in the corporation; excepting, however, nothing herein shall prohibit a sole stockholder from holding all of the issued and outstanding shares of both classes of stock.

                  The holders of Class A Common Stock and the Directors elected by Class A Common stockholders shall have the sole voice and discretion in all dealings and negotiations with the manufacturer(s) and/or distributor(s) and/or franchisor(s) of new automobiles and parts and accessories therefor.

                  The holders of the Class A Common Stock by a majority vote thereof shall have the right to elect one-half of the Board of Directors and the holders of the Class B Common Stock by a majority vote thereof shall have the right to elect the other one-half of the Board of Directors.

                  Each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock shall be entitled to one vote.

                  Any vacancy occurring on the Board of Directors shall be filled only by a majority vote of the holders of the class of stock which had elected the original director.

                                      V.

                  The corporation shall not commence business until it shall have received not less than $1,000.00 in payment for the issuance of shares of stock, of which one-half of said amount shall be in payment for the issuance of Class A Common Stock and the other one-half of said amount shall be in payment for the issuance of Class B Common Stock.

                                      VI.

                  The initial registered office of the corporation shall be 230 Candler Building, Atlanta, Georgia, 30303. The initial registered agent of the corporation shall be ERNEST H. STANFORD, JR.

                                     VII.

                  The initial board of directors shall consist of two (2) members who shall be:

                  Class A Director: CHARLES F. EVANS, 3595 Spring Vally Blvd., College Park, Georgia

                  Class B Director: ELMER E. DAILEY, Old Salem Road, Conyers, Georgia

                                     VIII.

                  The name and address of the incorporator are:

          E.H. STANFORD, 230 Candler Building, Atlanta, Georgia 30303

                                      IX.

                  Stock in the corporation can only be sold, transferred and/or conveyed by a stockholder to a person not an existing stockholder or stockholders only after said stockholder or stockholders desiring to sell his or their stock shall first offer said stock to the corporation with a thirty-day option, at a price no greater than the book value of said stock reflected and shown by the books of the corporation, as determined by an audit of the books; then if the corporation refuses to buy said stock or fails to exercise its option within the allotted thirty days, the stockholder or stockholders desiring to sell his or their stock shall then offer said stock to the remaining stockholders of the class of stock offered for sale, pro-rata, with a thirty-day option, at a price no greater than the book value of said stock reflected and shown by the books of the corporation, as determined by an audit of the books. In the event all of said remaining stockholders of that class do not accept the offer and buy the tendered stock, then said stock may be sold to an outsider or third person. Any and all stock offered for sale may be purchased by any one of the remaining stockholders of that class if the other stockholders of that class decline to purchase said stock. In the event of the death of any stockholder, his devisee or heirs shall offer to sell to the remaining stockholders of that same class, pro-rata, stock belonging to the deceased stockholder on a basis of an audit as outlined above. In the event all of said remaining stockholders of that same class do not accept the offer of the tendered stock, then said devisee or heirs may retain the same. In the further event that there by only two stockholders of the corporation, one Class A stockholder and one Class B stockholder, then the offer aforementioned shall be, and only then, across class lines to the sole remaining stockholder.

                  IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.

                                 /s/ E.H. Stanford
                                 ----------------------
                                 E.H. STANFORD
                                 Incorporator

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                          CHARLES EVANS B.M.W., INC.



                                       I

                  The name of the Corporation is CHARLES EVANS B.M.W., INC.

                                      II

                  Effective as of the date hereof, Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

                  "The name of the Corporation is UAG ATLANTA IV MOTORS, INC.

                                      III

                  All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                      IV

                  These Articles of Amendment to the Corporation's Articles of Incorporation were duly adopted and approved by the Corporation's Board of Directors on October 28, 1996 in accordance with the provisions of Section 14-2-1002 of the Georgia Business Corporation Code, and no shareholder action was required with respect thereto.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers as of the 28th day of October, 1996.


                                                     CHARLES EVANS BMW, INC.



                                               By:      /s/ Thomas C. Olney
                                                        -----------------------
                                                        Thomas C. Olney
                                                        President

STATE OF GEORGIA

COUNTY OF GWINNETT



                              ARTICLES OF MERGER

                                      OF

                          CHARLES EVANS B.M.W., INC.
                                      AND
                        CHARLES EVANS VOLKSWAGEN, INC.

                                     INTO

                        CHARLES EVANS VOLKSWAGEN, INC.



                                      I.

                  Charles Evans B.M.W., Inc., was incorporated in Rockdale County, Georgia, on June 3, 1974, and was assigned Charter No. 7404428. Charles Evans Volkswagen, Inc., was incorporated in Fulton County, Georgia, on June 2, 1970, and was assigned Charter No. 0720283.

                                      II.

                  The Agreement and Plan of Merger attached hereto as Exhibit A, and by reference made a part hereof, was duly approved by the Board of Directors of Charles Evans B.M.W., Inc., and Charles Evans Volkswagen, Inc. The surviving corporation shall be Charles Evans Volkswagen, Inc., and its name shall be changed to Charles Evans B.M.W., Inc.

                                     III.

                  The vote of the holders of a majority of the shares of each of said corporations was required to adopt the Plan of Merger. There are 10,000 shares of $1.00 Par Value Common Stock of Charles Evans B.M.W., Inc., issued and outstanding, the holder of all of which voted for the Plan of Merger. There are 501 shares of $1.00 Par Value Class A Common Stock, and 500 shares of $1.00 Par Value Class B Common Stock, of Charles Evans Volkswagen, Inc., issued and outstanding, the holder of all of which voted for the Plan of Merger.

                                      IV.

                  The merger shall be effective upon delivery of these Articles of Merger to the Secretary of State.

                                              CHARLES EVANS B.M.W., INC.

                                              By: __________________________
                                                  Its: _____________________

[CORPORATE SEAL]

Attest:
By: __________________
    Its: _____________

                                                 CHARLES EVANS VOLKSWAGEN, INC.

                                                 By: __________________________
                                                     Its: _____________________

[CORPORATE SEAL]

Attest:
By: __________________
    Its: _____________

                                                                 EX-3.89

                                   BY-LAWS OF

                           CHARLES EVANS B.M.W., INC.

                               ARTICLE I. OFFICES

         The principal office of the corporation in the State of Georgia, shall be located in the City of Conyers, County of Rockdale. The corporation may have such other offices, either within or without the State of Georgia as the Board of Directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

         SECTION I. Annual Meeting. The annual meeting of the shareholders shall be held on the first Monday in the month of April in each year, beginning with the year 1975, at the hour of 10:00 o'clock A.M. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Georgia, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.
         SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than twenty-five (25%) per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

         SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Georgia, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Georgia, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Georgia.

         SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten nor more than thirty days before the date of the meeting, either personally or by mail, at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with the postage thereon prepaid.

         SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books, shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted, at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 9. Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 12. Cumulative Voting. Unless otherwise provided by law, at each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principles among any number of candidates.

                        ARTICLE III. BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

         SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be three. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

         SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

         SECTION 5. Notice. Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

         SECTION 6. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

         SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

         SECTION 10. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                              ARTICLE IV. OFFICERS

         SECTION 1. Number. The officers of the corporation shall be a President, a Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

         SECTION 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 6. Vice-President. In the absence of the President or in event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) to keep a register of the postoffice address of each shareholder; (e) sign with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; and
(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                            ARTICLE VII. FISCAL YEAR

         The fiscal year of the corporation shall begin on the 1st day of January and end on the thirty-first day of December in each year.

                            ARTICLE VIII. DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                           ARTICLE IX. CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the word, "Corporate Seal".

                          ARTICLE X. WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the articles of incorporation or under the provisions of the Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI. AMENDMENTS

         These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

                                                                       EX 3.90


                         CERTIFICATE OF INCORPORATION

                                      OF

                              UAG ATLANTA V, INC.

         FIRST:   The name of the corporation is UAG Atlanta V, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, county of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware.
All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, whose mailing address is 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303.

         I, the Undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 12th day of September, 1996.

                                                  /s/David G. Thunhorst
                                                  --------------------------
                                                  David G. Thunhorst

                                                                       EX 3.92


                           ARTICLES OF INCORPORATION


STATE OF GEORGIA

COUNTY OF ROCKDALE

         The petition of CHARLES F. EVANS, hereinafter called Petitioner respectfully shows:

                                      1.

         Petitioner desires for himself, his associates, and successors to be incorporated under the name of:

                          CHARLES EVANS DATSUN, INC.

                                      2.

         The object of said corporation is pecuniary gain and profit.

                                      3.

         The general nature of the business or businesses to be transacted shall be to operate in general business as a motor vehicle dealer and to engage in the business of purchasing, acquiring, owning, leasing, selling, transferring, encumbering, generally dealing in, repairing, renovating, and servicing of all types of new and used automobiles, trucks, and other motor vehicles and any parts and accessories used in connection therewith, and the purchasing, acquiring, owning, selling, and generally dealing in all types of supplies for all types of motor vehicles, and to do all necessary and incidental acts in the conduct of the aforesaid business.

                                      4.

         The maximum number of shares of stock shall be 500,000 shares of stock of the par value of One Dollar ($1.00) per share, all of which shall be common stock. However, said Corporation shall not begin business until the consideration of Five Hundred Dollars ($500.00) has been received for the issuance of shares.

                                      5.

         The period of duration of this Corporation shall be perpetual unless sooner terminated by law.

                                      6.

         The principal office of the Corporation shall be in Rockdale County at 1450 Iris Drive, Conyers, Georgia 30207, and its initial registered agent shall be Charles F. Evans.

                                      7.

         The initial Board of Directors of said Corporation shall be three in number, and said Board shall consist of the following named individuals, to wit:

         Charles F. Evans
         Zingars Road
         Conyers, Georgia  30207

         Michael A. Pickett
         2586 Queens Circle
         Conyers, Georgia  30207

         Sarah H. Pilgrim
         4560 E. Ponce de Leon
         Clarkston, Georgia  30021

                                      8.

         The names and addresses of the Incorporators are as follows:

         Charles F. Evans
         Zingara Road
         Conyers, Georgia  30207

         Michael A. Pickett
         2586 Queens Circle
         Conyers, Georgia  30207

         Sarah H. Pilgrim
         4560 E. Ponce de Leon
         Clarkston, Georgia  30021

                                      9.

         Petitioner herewith exhibits a certificate of Secretary of the State of Georgia as required by ss.22-803, Georgia Code Annotated.

         WHEREFORE, PETITIONER PRAYS to be incorporated under the name and style aforesaid with all the rights, powers, and privileges as may be necessary, proper or incident to the conduct of the business aforesaid, and as may be inherent or allowed to like incorporators under the laws of the State of Georgia as they now exist or may hereafter exist.

                                                  VAUGHN, BARKSDALE & NATION
                                                  Attorneys for Petitioner



                                                  By:      /s/ Robert W. Maddox
                                                           --------------------

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                         OF CHARLES EVANS NISSAN, INC.



                                       I

         The name of the Corporation is CHARLES EVANS NISSAN, INC.

                                      II

         Effective as of the date hereof, Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

         "The name of the Corporation is CONYERS NISSAN, INC."

                                      III

         All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                      IV

         These Articles of Amendment to the Corporation's Articles of Incorporation were duly appointed by the Corporation's Board of Directors on October 28, 1996 in accordance with the provisions of Section 14-2-1002 of the Georgia Business Corporation Code, and no shareholder action was required with respect thereto.



         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers as of the 28th day of October, 1996.



                                                  CHARLES EVANS NISSAN, INC.



                                                  By:      /s/ Thomas C. Olney
                                                           --------------------
                                                           Thomas C. Olney
                                                           President

STATE OF GEORGIA


COUNTY OF ROCKDALE



                             ARTICLES OF AMENDMENT



         The Board of Directors of CHARLES EVANS DATSUN, INC., a profit corporation existing under the laws of the State of Georgia, did on the 12th day of August, 1985, adopt a resolution to amend the Articles of Incorporation of said corporation to reflect the following:

                                      1.

         The name of the corporation CHARLES EVANS DATSUN, INC. shall be changed to CHARLES EVANS NISSAN, INC. Attached hereto is the Certificate of the Secretary of State of Georgia as required by ss. 14-2-194(a) O.C.G.A.

                                      2.

         This Amendment was approved and adopted unanimously by all shareholders and directors of the corporation on the 12th day of August, 1985. At the time of said adoption, the number of shares outstanding and entitled to vote thereupon was 500 shares of common stock.

                                      3.

         Except as amended hereby, the original Articles of Incorporation of said corporation shall remain in full force and effect and shall not be construed as having been altered in any other manner whatsoever.

         This the 12th day of August, 1985.

                                              CHARLES EVANS DATSUN, INC.



                                              By:      /s/ Michael Pickett
                                                       Michael Pickett, Pres.

                                                                      (SEAL)



ATTESTED TO:



/s/ Sarah Pilgrim
-----------------------------
Sarah Pilgrim, Secretary

                                                                       EX 3.94



                         CERTIFICATE OF INCORPORATION

                                      OF

                              UAG TENNESSEE, INC.

         FIRST:   The name of the corporation is UAG Tennessee, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, whose mailing address is 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303.

         I, the Undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 12th day of August, 1996.


                                                      /s/David G. Thunhorst
                                                      -------------------------
                                                      David G. Thunhorst

                                                                       EX 3.96


                         AMENDED AND RESTATED CHARTER


                                      OF

                          STANDEFER MOTOR SALES, INC.

       UNDER SECTION 48-20-107 OF THE TENNESSEE BUSINESS CORPORATION ACT

                  Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following amended and restated charter:

         Part I:

         1. The name of the corporation is Standefer Motor Sales, Inc.

         2. The address of the principal office of the corporation in the State of Tennessee shall be 2121 Chapman Road, Chattanooga, Tennessee 37421, County of Hamilton.

         3. The duration of the corporation is perpetual.

         4. The maximum number of shares that the corporation is authorized to issue is one hundred thousand (100,000) shares, all without par value, consisting of no more than ten thousand (10,000) shares of Class A voting common stock without par value, and no more than ninety thousand (90,000) shares of Class B nonvoting common stock without par value. The preferences, limitations and relative rights in respect of the shares of each class are as follows:

                  Each holder of Class A voting common stock is entitled at each meeting of shareholders, and on each proposal presented at the meeting, to one vote for each share of such stock standing in his name on the books of the corporation on the record date for the meeting. The holders of Class B nonvoting common stock are not entitled to vote, or entitled to participate in any meeting of shareholders, or entitled to receive notice of any such meeting. They are not considered shareholders for the purpose of any election, meeting, consent instrument or waiver of notice under any provision of law now in force or later enacted. Except for the difference in voting rights, all classes of common stock have the same relative rights and shall be entitled to receive the net assets of the corporation upon dissolution.

         5. The corporation is for profit.

         6. The address of the registered office of the corporation in the State of Tennessee shall be 2121 Chapman Road in the City of Chattanooga, 37421, Hamilton County. Its registered agent at such address shall be Charles
A. Standefer.

         7. No director of the corporation shall be liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provisions of this Paragraph 7 shall not eliminate or limit the liability of a director in violation of Subsection 48-12-102(b)(3) of the Tennessee Code Annotated, as existing on January 1, 1988 and as amended from time to time thereafter. It is intended that this Paragraph 7 eliminate or limit the monetary liability of each director of the corporation to the fullest extent permitted by Tennessee law, as existing on January 1, 1988 and as amended from time to time thereafter. No amendment to or repeal of this provision shall apply to or have any effect on liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         8. (a) Any director, officer, employee or agent of the corporation, shall be entitled to indemnification against liability and to advancement of expenses in accordance with Sections 48-18-501 through 48-18-509 of the Tennessee Code Annotated, as existing on January 1, 1988 and as amended from time to time thereafter.

                  (b) In addition, any director shall be entitled to indemnification against liability and to advancement of expenses incurred by him in connection with any proceeding to which he is a party because he is or was a director of the corporation or arising out of his status as a director; provided, however, that no indemnification may be made to or on behalf of any director pursuant to this Subparagraph 8(b) in violation of Section 48-18-509 of the Tennessee Code Annotated, as existing on January 1, 1988 and as amended from time to time thereafter.

                  (c) In addition, any officer, including any officer who is also a director, shall be entitled to indemnification against liability and to advancement of expenses incurred by him in connection with any proceeding to which he is a party because he is or was an officer of the corporation or arising out of his status as an officer; provided, however, that no indemnification may be made to or on behalf of any officer pursuant to this Subparagraph 8(c) in violation of Section 48-18-509 of the Tennessee Code Annotated, as existing on January 1, 1988 and as amended from time to time thereafter.

                  (d) Nothing contained in this Charter shall affect any rights to indemnification against liability or advancement of expenses to which any director, officer, employee or agent of the corporation may be entitled by contract or otherwise under law.

                  (e) The terms used in this Paragraph 8 shall have the meanings given them in or pursuant to Sections 48-18-501 through 48-18-509 of the Tennessee Code Annotated, as existing on January 1, 1988 and as amended from time to time thereafter. Neither Subparagraph (a), (b), (c), or (d), of this Paragraph 8 shall be considered as a limitation on any other subparagraph of this Paragraph 8.

                  (f) No amendment to or repeal of any subparagraph in this Paragraph 8 shall apply to or have any effect on any indemnification of liability or advancement of expenses arising out of any act or omission of any director, officer, employee or agent occurring prior to such amendment or repeal.

                  Part II:

1. The date the original charter was filed by the Secretary of State was January 14, 1958. A charter amendment was filed by the Secretary of State on July 17, 1967, changing the name of the corporation to its present name.

2. This amended and restated charter restates the text of the charter, as previously amended, further amends or changes the charter as specified below, and was duly authorized by unanimous consent of the shareholders and directors on October 8, 1992:

         A. Paragraph 2 of the charter is deleted and Paragraph 2 of the amended and restated charter is substituted in lieu thereof to include the current street address of the corporation's principal office.


         B. Paragraphs 3, 4, 5, 6 and 7 of the charter are deleted and Paragraphs 3, 4, 5, 6 and 7 of the amended and restated charter are substituted in lieu thereof.

         C.       Paragraph 8 of the amended and restated charter is added.

                  Part III:

                  The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amended and restated charter shall be effected is as follows: each of the one hundred (100) shares of issued and outstanding shares of common stock of the corporation as of the date of this instrument shall be cancelled and exchanged for ten (10) shares of the authorized but unissued Class A voting common stock of the corporation and ninety (90) shares of the authorized but unissued Class B nonvoting common stock of the corporation.

                  Part IV:

                  The Amended and Restated Charter shall be effective when this instrument is filed by the Secretary of State of the State of Tennessee.

Dated __________________, 1992.


                                          STANDEFER MOTOR SALES, INC.

                                          By/s/ Charles A. Standefer
                                            -----------------------------------
                                            (Charles A. Standefer)  President

                     ARTICLES OF AMENDMENT TO THE CHARTER

                                      OF

                          STANDEFER MOTOR SALES, INC.


                  Pursuant to the provisions of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

                  1.       The name of the corporation is:

                            STANDEFER MOTOR SALES, INC.

                  2. Effective as of the date hereof, Paragraphs 1 and 6 of the Charter are amended to read as follows:

                           1.       The name of the corporation is:

                                      UNITED NISSAN, INC.

                           6.       The name of the registered agent of the
corporation in the State of Tennessee and the registered office address is:

                                        R. WAYNE PETERS
                                        320 MCCALLIE AVENUE
                                        CHATTANOOGA, TENNESSEE 37402
                                        HAMILTON COUNTY

                  3. The amendment was duly adopted by the written consent of the shareholders and directors on October 28, 1996.

                  4. No exchange, reclassification or cancellation of issued shares is provided for by the amendment.

                  5. The amendment is to be effective when these articles are filed by the Secretary of State.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Charter to be executed and attested by its duly authorized officers as of the 28th day of October, 1996.



                                             STANDEFER MOTOR SALES, INC.



                                             By:/s/ Karen S. Nicely, President
                                                (Karen S. Nicely)    President

              CHANGE OF REGISTERED AGENT/OFFICE (BY CORPORATION)


         PURSUANT TO THE PROVISIONS OF SECTION 48-15-102 OR 48-25-108 OF THE TENNESSEE BUSINESS CORPORATION ACT OR SECTION 48-55-102 OR 48-65-108 OF THE TENNESSEE NONPROFIT CORPORATION ACT, THE UNDERSIGNED CORPORATION HEREBY SUBMITS THIS APPLICATION:

         1. THE NAME OF THE CORPORATION IS UNITED NISSAN, INC. A TENNESSEE CORPORATION.

         2. THE STREET ADDRESS OF ITS CURRENT REGISTERED OFFICE IS 320 MCCALLIE AVENUE, CHATTANOOGA, TENNESSEE 37402.

         3. IF THE CURRENT REGISTERED OFFICE IS TO BE CHANGED, THE STREET ADDRESS OF THE NEW REGISTERED OFFICE, THE ZIP CODE OF SUCH OFFICE, AND THE COUNTY IN WHICH THE OFFICE IS LOCATED IS C/O CT CORPORATION SYSTEM, 530 GAY STREET, KNOXVILLE, TENNESSEE 37902 - KNOX COUNTY.

         4. THE NAME OF THE CURRENT REGISTERED AGENT IS R. WAYNE PETERS (RESIGNED).

         5. IF THE CURRENT REGISTERED AGENT IS TO BE CHANGED, THE NAME OF THE NEW REGISTERED AGENT IS CT CORPORATION SYSTEM.

         6. AFTER THE CHANGE(S), THE STREET ADDRESSES OF THE REGISTERED OFFICE AND THE BUSINESS OFFICE OF THE REGISTERED AGENT WILL BE IDENTICAL.

1/24/97                                              UNITED NISSAN, INC.
-------------------------                            --------------------------
SIGNATURE DATE                                       NAME OF CORPORATION

VICE PRESIDENT                                       /S/ LAUREN DOWLING
-------------------------                            --------------------------
SIGNER'S CAPACITY                                    SIGNATURE

                                                     LAUREN DOWLING
                                                     --------------------------
                                                     NAME (TYPED OR PRINTED)

                                                                      EX-3.97
                                     BYLAWS
                                       OF
                      STANDEFER AND DeFRIESE MOTOR COMPANY
                   (Incorporated under the laws of Tennessee)

                                     - I -

                                PRINCIPAL OFFICE

         The principal office of this Corporation shall be located at 2110 Dodson Avenue, Chattanooga, Tennessee, or at such other place as shall be so designated by the Board of Directors.

                                    - II -

                             STOCKHOLDERS' MEETINGS

         1. Place of Meetings. Meetings of the stockholders shall be held at the principal office of the Corporation or at any other place within the United States the Board of Directors or stockholders may from time to time select.

         2. Annual Meetings. An annual meeting of the stockholders shall be held on the third Friday of February, provided such date is not a legal holiday, and, if a legal holiday, then on the next succeeding day that is not a legal holiday or a Sunday; and the stockholders shall elect a Board of Directors and transact other business.

         3. Special Meetings. Special meetings of the stockholders may be called by the President, the Secretary or the Board of Directors upon due written notice to the stockholders.

         4. Notice of Meetings. Written notice of each and every meeting of the stockholders, stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or

Standefer and DeFriese Motor Company
Bylaws--Page 2


purposes of the meeting, shall be given by the President or Secretary to each stockholder entitled to vote at such meeting at least ten (10) days and not more than fifteen (15) days prior to the date of such meeting.

         5. Waiver of Notice. A stockholder, either before or after a stockholders' meeting, may waive notice of the meeting. Attendance at a stockholders' meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

         6. Quorum. The holders of a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote at the meeting and present in person or represented by proxy duly executed in writing shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law.

         7. Voting Rights. Each stockholder having the right to vote shall be entitled at each meeting of the stockholders to one vote for each share of stock having voting power and registered in his name on the books of the Corporation; and all elections shall be had and all questions decided by vote of a majority of stock represented at the meeting. There shall be no cumulative voting.

Standefer and DeFriese Motor Company
Bylaws--Page 3


                                    - III -

                               BOARD OF DIRECTORS

         1. Number - Election - Term - Vacancies - Removal. The Board of Directors of the Corporation shall consist of at least three (3) members, none of whom need be resident in the State of Tennessee or hold shares in this Corporation. Each director, except one appointed to fill a vacancy, shall be elected at the annual meeting of stockholders, to serve for a term of one (1) year or until his successor shall be elected and qualified. Vacancies on the Board of Directors shall be filled by a majority of the remaining members of the Board. Each director so selected to fill a vacancy shall serve until his successor is elected by the stockholders at the next annual meeting or at a special meeting earlier called for that purpose. At a meeting of the stockholders called for that purpose the entire Board of Directors or any individual director may be removed from office without assignment of cause by the vote of a majority of the shares entitled to vote at an election of directors.

         2. General Powers. The Board of Directors shall have management and control of the business and affairs of the Corporation.

         3. Chairman of Board. The Board of Directors shall be empowered, in its discretion, to elect from its membership a Chairman of the Board, who shall serve for such term as the Board shall specify and who shall, in the interim between meetings of the Board, interpret its policies and directions and who shall

Standefer and DeFriese Motor Company
Bylaws--Page 4


preside at all meetings of the Board and who shall have such other duties and responsibilities as the Board shall prescribe.

         4. Presumption of Assent. Any director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                     - IV -

                             MEETINGS OF THE BOARD

         1. Place of Meetings. The meetings of the Board of Directors shall be held at the principal office of the Corporation or at any place within the United States that a majority of the Board of Directors may from time to time by resolution appoint.

         2. Annual Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders to elect officers and consider other business.

         3. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President, or by the Secretary, or by a majority of the members of the Board of Directors.

Standefer and DeFriese Motor Company
Bylaws--Page 5


         4. Notice of Meetings. Notice of the annual meeting of the Board of Directors need not be given. Written notice of each special meeting, setting forth the place, day and hour of the meeting, shall be given to each director at least ten (10) days and not more than fifteen (15) days prior to the date of the meeting.

         5. Waiver of Notice. A director may waive notice of a special meeting of the Board in writing either before or after the meeting. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

         6. Quorum. At all meetings of the Board of Directors, a majority of all the directors in office shall constitute a quorum for the transaction of business. If a quorum is present, the acts of the majority of the directors in attendance shall be the acts of the Board, unless otherwise herein provided.

                                     - V -

                                    OFFICERS

         1. Election - Title - Term. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Vice President, a Secretary and a Treasurer and such other officers as the Board of Directors may from time to time deem necessary. Officers shall hold office until their successors are elected and have qualified, unless they are sooner removed from office as provided in these Bylaws.

Standefer and DeFriese Motor Company
Bylaws--Page 6

Two or more offices may be held by the same person, except that one person shall not at the same time hold the offices of President and Secretary or Assistant Secretary.

         2. Removal. An officer of the Corporation may be removed at any time by a majority vote of the Board of Directors whenever in their judgment the best interests of the Corporation will be served by the removal.

         3. Duties. The duties of the officers of this Corporation shall be such as usually appertain to such officers of private corporations except as may be otherwise prescribed by the Board of Directors.

         4. Compensation. The Board of Directors shall fix the compensation of the officers of the Corporation. The authority to fix the compensation of all officers other than the President may be delegated to the President, and the authority to fix the compensation of the President may be delegated to the Chairman of the Board, in the discretion of the Board of Directors.

                                    - VI -

                                 CAPITAL STOCK

         1. Authorized Stock. The authorized capital stock of this Corporation shall be such as is authorized by the Charter of Incorporation or any amendment thereto.

         2. Stated Value. The no par common stock of this Corporation shall have such fixed or stated value as the Board of Directors shall from time to time determine.

Standefer and DeFriese Motor Company
Bylaws--Page 7


         3. Rights, Privileges, etc. of Holders. The rights, privileges, and liabilities of the holders of stock in this Corporation shall be governed by the provisions of the Charter of Incorporation or of any amendments thereto.

         4. Stock Certificates. The capital stock of this Corporation shall be represented by stock certificates on which shall be printed or to which shall be attached a copy of the terms and conditions relating to such stock as are set out in the Charter of Incorporation or any amendments thereto.

         5. Transfer of Shares. The shares of stock of this Corporation may be transferred at any time by endorsement of the certificate representing the same by the holder thereof; but no such transfer shall be valid except as between the parties thereto until the certificate representing the stock transferred has been surrendered to the Corporation, and cancelled, and a new certificate issued to the transferee.

         6. Lost or Mislaid Certificates. In case any stockholder shall lose or mislay a certificate of stock, a new certificate may be issued in lieu thereof upon bond being made by such stockholder to indemnify the Corporation against loss on account of the issuance of the new certificate, such bond to be in the terms and form satisfactory to the Secretary of the Corporation.

                                    - VII -

                              NOTICE - IN GENERAL

         In any case hereunder when notice to stockholders or directors is required such notice shall be in writing and either

Standefer and DeFriese Motor Company
Bylaws--Page 8


delivered by hand or mailed first-class United States mail, postage prepaid, to the stockholder or director, as the case may be. If mailed, the notice shall be addressed to the one to receive the notice at his address as it appears upon the stock books or other records of the Corporation. If mailed, the time of mailing the notice shall be the time of the giving of such notice for all purposes hereunder.

                                    - VIII -

                                      SEAL

         The Corporation shall have a seal in appropriate form, which seal shall be kept by the Secretary and which shall be affixed to all stock certificates and all other formal documents executed in the name of the Corporation and to which by law or custom the corporate seal is required to be affixed.

                                    - IX -

                                 MISCELLANEOUS

         1. Stock and Securities of Other Corporations. In the absence of other arrangement by the Board of Directors, the President of this Corporation may vote, endorse for transfer, or take any other action necessary with respect to shares of stock and securities issued by any other corporation and owned by this Corporation; and he may make, execute and deliver any proxy, waiver or consent with respect thereto.

         2. Indemnification. The Corporation shall indemnify any present or former officer or director or any person who may have served as a director or officer of another corporation at the

Standefer and DeFriese Motor Company
Bylaws--Page 9


request of the Corporation against all liabilities imposed upon him and expenses reasonably incurred by him, including counsel fees, in connection with any claim made against him, or any action, suit or proceeding to which he may be a party by reason of his being, or having been, a director or officer of the Corporation, or of any such other corporation, and against all sums paid with court approval in settlement of any such claim, action, suit or proceeding; provided, however, that no director or officer shall be indemnified with respect to matters in which he shall be adjudged to be liable for negligence or misconduct in the performance of his duties, or with respect to any settlement which the Board of Directors, as well as the court, shall disapprove as not being for the best interest of the Corporation, or with respect to matters for which such indemnification would be against public policy. Such right of indemnification shall be in addition to any other rights to which such director or officer may be entitled, and shall inure to the estate, executor, administrator, heirs, legatees or devisees of such officers and directors.

                                     - X -

                                   AMENDMENT

         These Bylaws may be altered, amended or repealed by the stockholders at any regular meeting or at any special meeting called for that purpose, provided, however, that notice of the proposed amendment, alteration or repeal shall be given to each stockholder at least ten (10) days and not more than fifteen (15)

Standefer and DeFriese Motor Company
Bylaws--Page 10


days prior to the date of the meeting at which the Bylaws are to be altered, amended or repealed. Any stockholder, however, may in writing waive such notice. If all the stockholders shall be present at any regular or special meeting, the Bylaws may be altered, amended or repealed by unanimous vote without any requirement of previous notice.

                                                                       EX 3.98



                         CERTIFICATE OF INCORPORATION

                                      OF

                                UAG TEXAS, INC.

         FIRST: The name of the corporation is UAG Texas, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware.
All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, whose mailing address is 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303.

         I, the Undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 10th day of December, 1996.

                                                     /s/ David G. Thunhorst
                                                     --------------------------
                                                     David G. Thunhorst

                                                                      EX 3.100


                         CERTIFICATE OF INCORPORATION

                                      OF

                              UAG TEXAS II, INC.

         FIRST:   The name of the corporation is UAG Texas II, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware.
All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, whose mailing address is 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303.

         I, the Undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 12th day of December, 1996.


                                                         /s/David G. Thunhorst
                                                         ----------------------
                                                         David G. Thunhorst

                                                                 EX-3.102

                       CERTIFICATE OF LIMITED PARTNERSHIP
                           OF SHANNON AUTOMOTIVE LTD.

    We, the undersigned, desiring to form a limited partnership (the "Partnership") pursuant to the Texas Revised Limited Partnership Act, Article 6132a-l of the Revised Civil Statutes of the State of Texas, certify as follows:

    1. The name of the Partnership is SHANNON AUTOMOTIVE LTD.

    2. The address of the registered office of the Partnership is 13403 Northwest Freeway, Suite 200, Houston, Texas. The name of the registered agent for service of process is Frank J. Bramanti. The address of the registered agent is 13403 Northwest Freeway, Suite 200, Houston, Texas.

    3. The address of the principal office in the United States where records of the Partnership are to be kept or made available is 13403 Northwest Freeway, Suite 200, Houston, Texas.

    4. The name, mailing address or street address of the business or residence of each general partner is as follows:

         Name                          Mailing Address and/or Street Address
         ----                          -------------------------------------

CROWN JEEP EAGLE, INC.                           17105 Northwest Freeway
                                                 Houston, Texas

    5. The name, mailing address or street address of the business or residence of each limited partner is as follows:

         Name                          Mailing Address and/or Street Address
         ----                          -------------------------------------

BYRON PROPERTIES, INC.                           13403 Northwest Freeway
                                                 Suite 200
                                                 Houston, Texas

    IN WITNESS WHEREOF, we have hereunto set our hands this 5th day of June, 1990.

                                            GENERAL PARTNER,

                                            CROWN JEEP EAGLE, INC.


                                            By: /s/ Kevin J. Coffey
                                               --------------------------------
                                               Kevin J. Coffey, President

                                            LIMITED PARTNER:

                                            BYRON PROPERTIES, INC.

                                            By: /s/ J. Robert Dickerson
                                               --------------------------------
                                                Vice President

THE STATE OF TEXAS      ss.
                        ss.
COUNTY OF HARRIS        ss.

    This instrument was acknowledged on the 5th day of June, 1990, by KEVIN J. COFFEY, President of CROWN JEEP EAGLE, INC., a Texas corporation, on behalf of said corporation.


                                            /s/ Theresa Pagitt
                                            -----------------------------------
                                            Notary Public - State of Texas



THE STATE OF TEXAS      ss.
                        ss.
COUNTY OF HARRIS        ss.

    This instrument was acknowledged on the 5th day of June, 1990, by J. Robert Dickerson, Vice President of BYRON PROPERTIES, INC., a Texas corporation, on behalf of said corporation.



                                            /s/ Theresa Pagitt
                                            -----------------------------------
                                            Notary Public - State of Texas

                       AMENDMENT TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


    This amendment to the Amended and Restated Agreement of Limited Partnership of SHANNON AUTOMOTIVE LTD., a Texas limited partnership ( the "Agreement"), entered into effective as of January 1, 1996 by and between CROWN JEEP EAGLE, INC., a Delaware corporation, as the General Partner, and BERYLSON, INC., a Texas corporation, as the Limited Partner, as follows:

    1. The definition of "Sharing Ratio" under Article I of the Agreement is amended to read as follows, effective January 1, 1996:

         "Sharing Ratio" shall mean the ratio in which the General Partner and Limited Partner share gains and losses and shall be as follows:

         Limited Partner                    General Partner
               11%                               89%

    2. Except as amended as expressly provided above, the terms of the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment to Amended and Restated Agreement of Limited Partnership as of the date set forth above.

                                            CROWN JEEP EAGLE, INC.
                                               General Partner


                                            By: /s/ Kevin J. Coffey
                                               -------------------------------
                                               Kevin J. Coffey, President



                                            BERYLSON, INC.,
                                            Limited Partner



                                            By: /s/ Paul J. Rhodes
                                               -------------------------------
                                               Paul J. Rhodes, President

                                   AMENDMENT

                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            SHANNON AUTOMOTIVE LTD.


                                       I

    The name of the limited partnership is SHANNON AUTOMOTIVE LTD. (the "Partnership")

                                       II

    Effective as of the date hereof, the Certificate of Limited Partnership is amended by deleting Section through and including Section 5 in their entirety, and inserting the following:

    1. The general partner is UAG TEXAS II, INC.

    2. The limited partner is UAG TEXAS, INC.

    3. The address of the registered office of the Partnership is 13403 Northwest Freeway, Suite 200, Houston, Texas. The name of the registered agent for service of process is Frank J. Bramanti. The address of the registered agent is 13403 Northwest Freeway, Suite 200, Houston, Texas.

    4. The address of the principal office in the United States where records of the Partnership are to be kept or made available is 375 Park Avenue, Suite 2201, New York, New York 10152.

    5. The name, mailing address or street address of the business or residence of the general partner is as follows:

      Name                             Mailing Address and/or Street Address
      ----                             -------------------------------------

UAG Texas II, Inc.                            375 Park Avenue
                                              Suite 2201
                                              New York, New York  10152

    6. The name, mailing address or street address of the business or residence of the limited partnership is as follows:

      Name                             Mailing Address and/or Street Address
      ----                             -------------------------------------

UAG Texas, Inc.                               375 Park Avenue
                                              Suite 2201
                                              New York, New York  10152

    All other provisions of the Certificate of Limited Partnership shall remain in full force and effect.

         This Amendment to the Certificate of Limited Partnership was duly approved by the Partnership in accordance with the provisions of the Texas Limited Partnership Act. Article 6132a-1 of the Revised Civil Statutes of the State of Texas.

    IN WITNESS WHEREOF, the Partnership has caused this Amendment to be executed and attested by its duly authorized partners as of the ____ day of April, 1997.

                                            UAG TEXAS II, INC.
                                             General Partner



                                            By: /s/ George Lowrance
                                               --------------------------------
                                                Its:

                                                                      EX 3.103



                         CERTIFICATE OF INCORPORATION

                                      OF

                               UAG NEVADA, INC.

         FIRST:   The name of the corporation is UAG Nevada, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the Board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director;

except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, Esq. whose mailing address is 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, County of Fulton.

         I, the Undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 28th day of February, 1997.

                                                   /s/ David G. Thunhorst
                                                   ----------------------------
                                                       David G. Thunhorst

                                                             EXHIBIT 3.105


                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                            GARY HANNA NISSAN, INC.

Gary Hanna Nissan, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, does hereby certify:

                  FIRST: That, the Board of Directors of the Corporation unanimously adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that said amendment be presented to the stockholders of the Corporation for consideration at a special meeting of the stockholders or by written consent of the stockholders. The resolution setting forth the proposed amendment is as follows:

                           "NOW, THEREFORE, BE IT RESOLVED, that the Articles
                  of Incorporation be amended to change the name of the corporation and that such amendment be affected by deleting
                  Article 1 in its entirety and substituting the following in lieu thereof:

                           "The name of the Corporation is UNITED NISSAN, INC."

                  SECOND: That the foregoing resolution has been adopted by the unanimous written consent of the holder of record of all the outstanding stock of the Corporation entitled to vote thereon.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 78.385 of the General Corporation Law of the State of Nevada.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed as of this 22 day of April, 1997.


                                                 GARY HANNA NISSAN, INC.




                                                 By: /s/ George G. Lowrance
                                                     --------------------------
                                                      George G. Lowrance
                                                      Vice President
Amended by:

/s/ Philip N. Smith, Jr.,
--------------------------
Philip N. Smith, Jr.,
Secretary

                          CERTIFICATE OF AMENDMENT TO

                         ARTICLES OF INCORPORATION OF

                          HANNA-EPPRECHT NISSAN, INC.

                  THE UNDERSIGNED, being the President and Secretary of HANNA-EPPRECHT NISSAN, INC., hereby certify that by the unanimous consent of the Directors of the Corporation (by a Resolution in Lieu of a Directors Meeting dated the 24th day of May, 1990), and by the unanimous consent of the Shareholders of all of the issued and outstanding shares of the corporation (by a Resolution in Lieu of a Shareholders Meeting, dated the 24th day of May, 1990), Article I of the Corporation's Articles of Incorporation has been deleted and the following Amendment to the Corporation's Articles of Incorporation has been approved as the new Article I of said Articles:

                  The name of the corporation is:

                           GARY HANNA NISSAN, INC.

                  Dated:  May 24, 1990.

                                                      /s/ Gary W. Hanna
                                                      -------------------------
                                                      GARY W. HANNA, President


                                                      /s/ Donna J. Owens
                                                      -------------------------
                                                      DONNA J. OWENS, Secretary

                           CERTIFICATE OF AMENDMENT

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF

                          HANNA-EPPRECHT DATSUN, INC.

                  THE UNDERSIGNED, being the President and Secretary of HANNA-EPPRECHT DATSUN, INC., hereby certify that by the unanimous consent of the Directors of the Corporation (by a Resolution in Lieu of a Directors Meeting dated the 18th day of July, 1985), and by the unanimous consent of the Shareholders of all of the issued and outstanding shares of the corporation (by a Resolution in Lieu of a Shareholders Meeting, dated the 18th day of July
1985), Article I of the Corporation's Articles of Incorporation has been deleted and the following Amendment to the Corporation's Articles of Incorporation has been approved as the new Article I of said Articles:

                  "The name of the corporation is:

                           HANNA-EPPRECHT NISSAN, INC.

Dated:  July 18, 1985.


                                                       /s/ Gary Hanna
                                                       ------------------------
                                                       GARY HANNA, President


                                                       /s/ Walt Epprecht
                                                       ------------------------
                                                       WALT EPPRECHT, Secretary

                                   AMENDMENT

                                      TO

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                          HANNA-EPPRECHT DATSUN, INC.

                  THE UNDERSIGNED, being the President and Secretary of HANNA-EPPRECHT DATSUN, INC. hereby certify that by unanimous consent of the Directors and Shareholders of the corporation (by Resolutions in lieu of meetings dated the 4th day of September, 1980), the Articles of Incorporation of HANNA-EPPRECHT DATSUN, INC. have been amended as follows:

                  Article V - Powers - is amended by adding sub-section (f) which states as follows:

                  (f) To be licensed as an insurance agent in conformity with NRS 683A.140 and any other statutes of the State of Nevada that may be necessary in order to make the corporation able to be an insurance agent or agency, or to sell insurance or to brokerage insurance and to do anything necessary or expedient for any transaction which the corporation may have regarding insurance.

                  IN WITNESS WHEREOF, the first amendment of the restated Articles of Incorporation are executed the 4th day of September, 1980.

                                                       /s/ Gary Hanna,
                                                       ------------------------
                                                       GARY HANNA, President



                                                       /s/ W. J. Epprecht
                                                       ------------------------
                                                       W.J. EPPRECHT, Secretary


STATE OF NEVADA         )
                        ) SS:
COUNTY OF CLARK         )

                  On September 4, 1980, personally appeared before me, a Notary Public, in and for said County and State, GARY HANNA, and W. J. EPPRECHT who acknowledged to me that they executed the above and foregoing Amendment.


                                                           /s/ E.S. Packham
                                                           -----------------
                                                           NOTARY PUBLIC

                                CERTIFICATE OF

                                 AMENDMENT TO

                           ARTICLES OF INCORPORATION

                                      OF

                          HANNA-EPPRECHT DATSUN, INC.

                  THE UNDERSIGNED, being the President and Secretary of HANNA-EPPRECHT DATSUN, INC., hereby certify that by the unanimous consent of the Directors of the Corporation (by Resolution in Lieu of a Directors Meeting dated the 18th day of August, 1980) and by the unanimous consent of the Shareholders of all of the issued and outstanding shares of the Corporation (by Resolution in Lieu of a Shareholders Meeting, dated the 18th day of August, 1980), Article VI of the corporations Articles of Incorporation has been deleted and the following amendments to the corporations Articles of Incorporation has been approved as the new articles VI and XIII of said
Articles:

ARTICLE VI - CAPITAL STOCK:
                  Section 1. This Corporation is authorized to issue two classes of shares to be designated respectively "common stock" and "preferred stock"; the total number of shares in which this Corporation shall have the authority to issue is 4,000 shares and the aggregate par value of all shares that are to have a par value shall be $300,000.00. The Capital stock shall be as follows: One Thousand (1,000) shares shall be common stock that shall have no par value; and there shall be Three Thousand Shares

(3,000) shares of preferred stock that shall have a par value of One Hundred Dollars ($100.00) per share.

                  Section 2. The preference, privileges and restrictions granted to, or imposed upon, the respected classes and shares and the holders thereof, are as follows:

                  A. The holders of common stock shall have the sole right to vote for the Board of Directors of the Corporation, except in that situation (specified below) where a full quarterly dividend has not been paid on the preferred stock for eight consecutive quarters.

                  B. The holders of preferred stock shall be entitled, when and as declared by the Board of Directors to dividends out of any funds of this corporation at the time legally available for the declaration of dividends, at the annual rate of 6% of the par value of such shares, payable in preference and priority to any payment of any dividends on common stock and payable quarterly or otherwise as the Board of Directors may from time to time determine. The right to such dividends of preferred shall be cumulative, and before any dividends are paid on the common stock, all accrued but unpaid dividends shall be paid on the preferred stock.

                  C. After dividends have been declared and paid, or set apart for payment, on the preferred stock as set forth above in sub-paragraph B, additional dividends may be declared and paid or set apart for payment from any remaining surplus or net profits, ratably and equally per share, on all shares of common stock.

                  D. Preferred shareholders shall have a liquidation preference over common shareholders in the corporate assets upon liquidation. This preference shall be such that the preferred shareholders shall receive the par value of their shares plus any declared but unpaid dividends before any assets shall be distributed to the common shareholders. The liquidation preference shall expressly not extend to accrued but unpaid dividends.

                  Section 3. Redemption of preferred stock will be on the following basis:

                  A. The corporation may, at the option of the Board of Directors, redeem all or any part of the outstanding stock.

                  B. Such redemption may take place at any time, as determined by Resolution of Board of Directors.

                  C. The Redemption price shall be $100.00 per share plus declared or unpaid dividends thereon.

                  D. Notice of Redemption shall be mailed at least 30 days and not more than 90 days prior to such redemption to holders of record of stock to be redeemed at their addresses as they shall appear on the books of the corporation. Such notice shall contain the date and price of redemption, the manner in which the redemption is to be effected, and the effect of such redemption on the rights of the stockholders who fail to present their shares for redemption.

                  E. If notice of redemption shall have been given as provided in Section III (D) above, and if, on or before the redemption date stated in the notice, the funds necessary for such redemption shall have been set aside, and from and after the designated redemption date, all rights with respect to such preferred stock, including, but not limited to, the right to receive dividends, and to vote at corporate meetings, shall cease, except only the right to receive payment for the shares called for redemption but without interest.

                  F. The Board of Directors shall have the power to the extent permitted by law, to determine the sources of the funds to be used for redeeming such stock. However, the corporation shall not exercise its rights to redeem if the corporation is insolvent or would become insolvent as a result of such redemption.

                  Section 4. Both common stock and the preferred stock shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non accessible.

                  Section 5. Except as provided by the Board of Directors, no holder of any shares of stock of the corporation shall have any pre-emptive right to purchase, subscribe before, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

                  Section 6. The corporation shall have the power to create and issue rights, warrants, or options entitling the holder thereof to purchase from the corporation any share of the capital stock of any class or classes, upon such terms and conditions and at such time and prices as the Board of Directors may provide, which terms and conditions shall be incorporated by an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

                  Section 7. The number of shares of common stock authorized to be issued shall be 1,000 shares.

ARTICLE XIII - SPECIAL PROVISION FOR PREFERRED STOCK VOTING RIGHTS.
                  Section 1. In the event that the directors of the corporation do not declare a full quarterly dividend on the preferred shares in at least one quarter for eight consecutive quarters, then at the beginning of the quarter for the following eight consecutive quarters in which the full quarterly dividend has not been paid the holders of the preferred stock shall have the right to elect, by cumulative voting, additional directors to the Board of Directors. These directors shall be in addition to the directors which the holders of the common stock shall elect, and shall have the same powers, privileges, rights and duties as the directors elected by the common shareholders.

                  Such voting for directors shall be such that they shall elect equal representation on the Board of Directors.

                  Section 2. For purposes of this Article full quarterly dividend is defined as a dividend paid for one quarter equal to one quarter of the amount necessary to pay 6% of the par value of each preferred share for a year. Specifically, this amount shall be $1.50 per preferred share for the quarter in which the dividend is paid. (The $1.50 = one quarter of $6.00, which is the amount necessary to pay a full dividend on $100 par value preferred shares in one year).

                  Section 3. It is the intent of this section that at least one full quarterly dividend must be paid to the preferred shareholders if they are not to have the right to elect additional directors in one specific quarter out of each eight consecutive quarters regardless of the fact that there may be a payment of less than a full quarterly dividend on the preferred shares in any one or more of the eight consecutive quarters. Such payment of less than full quarterly dividend in any one quarter shall not be added together, or accumulated, in calculating whether a full quarterly dividend has been paid, in eight consecutive quarters, which shall be completely disregarded for purposes of this article. Only if a full quarterly dividend is paid in one specific quarter out of each eight consecutive quarters shall the preferred shareholders not have the right to elect additional directors to the Board of Directors.

                  Section 4. Immediately upon the conclusion of eight consecutive quarters in which no full quarterly dividends have been paid, the preferred shareholders or any one of them, shall have the right to call a special meeting of the preferred shareholders for the purpose of electing two additional directors. Fifty percent of the preferred shares shall represent a quorum, and if the owners of fifty percent or more of the preferred shares are present, either in person or by proxy, the election of the additional directors may be accomplished and shall be valid. Immediately upon their election, the additional directors shall have all the rights, privileges, powers and duties as the directors elected by the common shareholders shall possess. Such additional right to elect directors shall exist annually thereafter in the preferred shareholders, unless such right shall be required to be relinquished under the provisions of Paragraph 5 of this Article.

                  Section 5. If at any time after the preferred shareholders have the right to elect additional directors to the Board of Directors by reason of the non-payment of at least one full quarterly dividend in eight consecutive quarters, the Board of Directors of the Corporation shall declare a full quarterly dividend for the preferred shares for two consecutive quarters, then the preferred shareholders shall forfeit the right to elect the additional directors. Immediately upon receipt of payment by the preferred shareholders of the two consecutive quarterly dividends, the directors elected by the preferred shareholders shall no longer be members of the Board of Directors, and shall resign from the Board of Directors. If after two consecutive full quarterly dividends are paid, and the directors elected by the preferred shareholders are removed from the Board of Directors, a full quarterly dividend is not paid at least once in eight consecutive quarters, then the preferred shareholders shall have the right to elect additional directors to the Board of Directors as specified in this Article. These directors shall serve until such as two consecutive full quarterly dividends are paid on the preferred shares. This sequence shall occur as long as these Articles of Incorporation are in effect.

DATED:  August 18, 1980

                                                    /s/ Gary Hanna
                                                    ---------------------------
                                                    GARY HANNA, President

                                                    /s/ W. J. Epprecht
                                                    ---------------------------
                                                    J. EPPRECHT, Secretary

STATE OF NEVADA         )
                        )       SS:
COUNTY OF CLARK         )

                  On this 18th day of August, 1980, personally appeared before me, a Notary Public, GARY HANNA and W. J. EPPRECHT, known to be the President and Secretary, respectively of HANNA-EPPRECHT

DATSUN, INC., and acknowledged to me that they executed the foregoing Restated Articles of Incorporation of HANNA-EPPRECHT DATSUN, INC.

                                                     /s/ Patricia L. Groom
                                                     -------------------------
                                                     NOTARY PUBLIC

                                   RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                          HANNA-EPPRECHT DATSUN, INC.

                  THE UNDERSIGNED, being the President and Secretary of HANNA-EPPRECHT DATSUN, INC., hereby certify that by unanimous consent of the Directors of the Corporation (by Resolution in Lieu of Directors Meeting dated the 18th day of August, 1980) and by unanimous consent of the Shareholders of all of the issued and outstanding shares of the Corporation (by Resolution in Lieu of the Shareholders Meeting, dated the 18th day of August, 1980), the Articles of Incorporation of HANNA-EPPRECHT DATSUN, INC. have been totally restated deleting in their entirety the existing Articles of Incorporation and substituting in their stead the Restated Articles of Incorporation which read as follows:
                                   RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                          HANNA-EPPRECHT DATSUN, INC.

ARTICLE I - NAME. The exact name of this Corporation is:

                          HANNA-EPPRECHT DATSUN, INC.

ARTICLE II - PRINCIPAL OFFICE AND REGISTERED AGENT.

                  The principal office and place of business in the State of Nevada of this Corporation shall be located at 5606 S. Eastern Avenue, Las Vegas, Nevada. The Resident Agent of the Corporation is ROBERT E. CLARK PROFESSIONAL CORPORATION, LTD., whose address is 5606 So. Eastern Avenue, Las Vegas, Nevada.

ARTICLE III - DURATION: The Corporation shall have perpetual existence.

ARTICLE IV - PURPOSES: The purpose, object and nature of the business for which this corporation is organized are:

                  (a) To engage in any lawful activity,

                  (b) To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE V - POWERS: The powers of the Corporation shall be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation shall have the following specific powers:

                  (a) To elect or appoint officers and agents of the corporation and to fix their compensation;

                  (b) To act as an agent for any individual, association, partnership, corporation or other legal entity;

                  (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, association, partnerships, corporations, or governments;

                  (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus;
                  (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities.

  ARTICLE VI - CAPITAL STOCK:

                  Section 1. This Corporation is authorized to issue two classes of shares to be designated respectively "common stock" and "preferred stock"; the total number of shares in which this Corporation shall have the authority to issue is 4,000 shares and the aggregate par value of all shares that are to have a par value shall be $300,000.00. The Capital stock shall be as follows: One Thousand (1,000) shares shall be common stock that shall have no par value; and there shall be Three Thousand Shares (3,000) shares of preferred stock that shall have a par value of One Hundred Dollars ($100.00) per share.

                  Section 2. The preference, privileges and restrictions granted to, or imposed upon, the respected classes and shares and the holders thereof, are as follows:

                  A. The holders of common stock shall have the sole right to vote for the Board of Directors of the Corporation, except in that situation (specified below) where a full quarterly dividend has not been paid on the preferred stock for eight consecutive quarters.

                  B. The holders of preferred stock shall be entitled, when and as declared by the Board of Directors to dividends out of any funds of this corporation at the time legally available for the declaration of dividends, at the annual rate of 6% of the par value of such shares, payable in preference and priority to any payment of any dividends on common stock and payable quarterly or otherwise as the Board of Directors may from time to time determine. The right to such dividends of preferred shall be cumulative, and before any dividends are paid on the common stock, all accrued but unpaid dividends shall be paid on the preferred stock.

                  C. After dividends have been declared and paid, or set apart for payment, on the preferred stock as set forth above in sub-paragraph B, additional dividends may be declared and paid or set apart for payment from any remaining surplus or net profits, ratably and equally per share, on all shares of common stock.

                  D. Preferred shareholders shall have a liquidation preference over common shareholders in the corporate assets upon liquidation. This preference shall be such that the preferred shareholders shall receive the par value of their shares plus any declared but unpaid dividends before any assets shall be distributed to the common shareholders. The liquidation preference shall expressly not extend to accrued but unpaid dividends.

                  Section 3. Redemption of preferred stock will be on the following basis:

                  A. The Corporation may, at the option of the Board of Directors, redeem all or any part of the outstanding stock.

                  B. Such redemption may take place at any time, as determined by Resolution of Board of Directors.

                  C. The Redemption price shall be $100.00 per share plus declared or unpaid dividends thereon.

                  D. Notice of Redemption shall be mailed at least 30 days and not more than 90 days to such redemption to holders of record of stock to be redeemed at their addresses as they shall appear on the books of the corporation. Such notice shall contain the date and price of redemption, the manner in which the redemption is to be effected, and the effect of such redemption on the rights of the stockholders who fail to present their shares for redemption.

                  E. If notice of redemption shall have been given as provided in Section III (D) above, and if, on or before the redemption date stated in the notice, the funds necessary for such redemption shall have been set aside, and from and after the designated redemption date, all rights with respect to such preferred stock, including, but not limited to, the right to receive dividends, and to vote at corporate meetings, shall cease, except only the right to receive payment for the shares called for redemption but without interest.

                  F. The Board of Directors shall have the power to the extent permitted by law, to determine the sources of the funds to be used for redeeming such stock. However, the corporation shall not exercise its rights to redeem if the corporation is insolvent or would become insolvent as a result of such redemption.

                  Section 4. Both common stock and the preferred stock shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non accessible.

                  Section 5. Except as provided by the Board of Directors, no holder of any shares of stock of the corporation shall have any pre-emptive right to purchase, subscribe before, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

                  Section 6. The corporation shall have the power to create and issue rights, warrants, or options entitling the holder thereof to purchase from the corporation any share of the capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated by an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

                  Section 7. The number of shares of common stock authorized to be issued shall be 1,000 shares. ARTICLE VII - MANAGEMENT: For the management of the business, and for the conduct of the affairs of the corporation, and for the future definition, limitation, and regulation of the powers of the corporation and its directors and stockholders, it is further provided:
                  Section 1. Size of Board. The initial number of the Board of Directors shall be two (2). Thereafter, the number of directors shall be as specified in the By-Laws of the corporation, and such number may from time to time be increased or decreased in such manner as prescribed by the By-Laws. Directors need not be stockholders.

                  Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

                  (a) To make, alter, amend, and repeal the By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors;

                  (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Stockholders of the Corporation;

                  (c) To authorize and issue, without stockholder consent, obligations of the corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after-acquired property;

                  (d) To determine whether any and, if so, what part, of the earned surplus of the corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

                  (e) To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

                  (f) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations.

                  (g) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

                  (h) To provide for the reasonable compensation of its own member by By-Laws, and to fix the terms and conditions upon which such compensation will be paid;

                  (i) In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the corporation.

                  Section 3. Interested Directors. No contract or transaction between this corporation and any of its directors, or between this corporation and any other corporation, firm association, or other legal entity shall be invalidated by reason of the fact that the director of the corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.140 are met.

                  Section 4. Names and Resident Addresses. The names and post office addresses of the first Board of Directors which shall consist of two
(2) persons, and who shall hold office until their successors are duly elected and qualified, are as follows:

                  NAMES                              RESIDENT ADDRESSES
                  -----                              ------------------
                  W. J. EPPRECHT                     3470 Boulder Highway
                                                     Las Vegas, NV

                  GARY HANNA                         3470 Boulder Highway
                                                     Las Vegas, NV

ARTICLE VIII - PLACE OF MEETING: CORPORATE BOOKS. Subject to the laws of the State of Nevada, the stockholders and the

Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.

ARTICLE IX - AMENDMENT OF ARTICLES. The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.

ARTICLE X - INCORPORATORS: The names and addresses of the incorporators signing these Articles of Incorporation are as follows:


         NAMES                      POST OFFICE ADDRESSES
         -----                      ---------------------
         SHIRLEY WEBB               2002 Kamber Ct.
                                    Las Vegas, NV  89119

         DEBRA K. AMIGONE           2965 LaCanada St.
                                    Las Vegas, NV  89109

         MICHELINA MARROCELLI       4836 Knollwood Drive
                                    Las Vegas, NV  89117

ARTICLE XI - NON-ASSESSMENT. The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the

Articles of Incorporation shall not be amended in this particular period. The Corporation shall have the power to redeem its stock.

ARTICLE XII - INDEMNIFICATION. The Corporation shall indemnify each of its officers and directors whether or not at an office (that is executor, administrator and heirs) against all reasonable expenses actually and necessarily incurred by him, including but not limited to counsel fees and judgment costs, in connection with the defense of any litigation, (including any civil, criminal or administration action, suit or proceeding) to which he may have been a party because he is or was a director or officer of the corporation. He shall have no right to reimbursement, however, in relation to manners in which he has been judged liable to the corporation for gross negligence or willful misconduct in the performance of his duties. The right to indemnification for expenses shall also apply to expenses of suits, which are compromised or settled, if the court having jurisdiction over the action shall approve such settlement. The foregoing right of indemnification shall be, in addition to and not exclusive of, all of the rights of which the directors or officers may be entitled.

ARTICLE XIII - SPECIAL PROVISION FOR PREFERRED STOCK VOTING RIGHTS.

                  Section 1. In the event that the directors of the corporation do not declare a full quarterly dividend on the preferred shares in at least one quarter for eight consecutive quarters, then at the beginning of the quarter for the following eight consecutive quarters in which the full quarterly dividend has not been paid the holders of the preferred stock shall have the right to elect, by cumulative voting, additional directors to the Board of Directors. These directors shall be in addition to the directors which the holders of the common stock shall elect, and shall have the same powers, privileges, rights and duties as the directors elected by the common shareholders.

                  Such voting for directors shall be such that they shall elect equal representation on the Board of Directors.

                  Section 2. For purposes of this Article full quarterly dividend is defined as a dividend paid for one quarter equal to one quarter of the amount necessary to pay 6% of the par value of each preferred share for a year. Specifically, this amount shall be $1.50 per preferred share for the quarter in which the dividend is paid. (The $1.50 = one quarter of $6.00, which is the amount necessary to pay a full dividend on $100 par value preferred shares in one year).

                  Section 3. It is the intent of this section that at least one full quarterly dividend must be paid to the preferred shareholders if they are not to have the right to elect additional directors in one specific quarter out of each eight consecutive quarters regardless of the fact that there may be a payment of less than a full quarterly dividend on the preferred shares in any one or more of the eight consecutive quarters. Such payment of less than full quarterly dividend in any one quarter shall not be added together, or accumulated, in calculating whether a full quarterly dividend has been paid, in eight consecutive quarters, which shall be completely disregarded for purposes of this article. Only if a full quarterly dividend is paid in one specific quarter out of each eight consecutive quarters shall the preferred shareholders not have the right to elect additional directors to the Board of Directors.

                  Section 4. Immediately upon the conclusion of eight consecutive quarters in which no full quarterly dividends have been paid, the preferred shareholders or any one of them, shall have the right to call a special meeting of the preferred shareholders for the purpose of electing two additional directors. Fifty percent of the preferred shares shall represent a quorum, and if the owners of fifty percent or more of the preferred shares are present, either in person or by proxy, the election of the additional directors may be accomplished and shall be valid. Immediately upon their election, the additional directors shall have all the rights, privileges, powers and duties as the directors elected by the common shareholders shall possess. Such additional right to elect directors shall exist annually thereafter in the preferred shareholders, unless such right shall be required to be relinquished under the provisions of Paragraph 5 of this Article.

                  Section 5. If at any time after the preferred shareholders have the right to elect additional directors to the Board of Directors by reason of the non-payment of at least one full quarterly dividend in eight consecutive quarters, the Board of Directors of the Corporation shall declare a full quarterly dividend for the preferred shares for two consecutive quarters, then the preferred shareholders shall forfeit the right to elect the additional directors. Immediately upon receipt of payment by the preferred shareholders of the two consecutive quarterly dividends, the directors elected by the preferred shareholders shall no longer be members of the Board of Directors, and shall resign from the Board of Directors. If after two consecutive full quarterly dividends are paid, and the directors elected by the preferred shareholders are removed from the Board of Directors, a full quarterly dividend is not paid at least once in eight consecutive quarters, then the preferred shareholders shall have the right to elect additional directors to the Board of Directors as specified in this Article. These directors shall serve until such as two consecutive full quarterly dividends are paid on the preferred shares. This sequence shall occur as long as these Articles of Incorporation are in effect.

                  IN WITNESS WHEREOF, this Restatement of the Articles of Incorporation and amendments are executed this 18th day of August, 1980.

                                                 /s/ Gary Hanna,
                                                 ------------------------------
                                                     GARY HANNA, PRESIDENT

                                                 /s/ W. J. Epprecht
                                                 ------------------------------
                                                     W. J. EPPRECHT, SECRETARY

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

                  On this 18th day of August, 1980, personally appeared before me, a Notary Public, GARY HANNA and W. J. EPPRECHT, known to be the President and Secretary, respectively of HANNA-EPPRECHT DATSUN, INC., and acknowledged to me that they executed the foregoing Restated Articles of Incorporation of HANNA-EPPRECHT DATSUN, INC.

                                                     /s/ Patricia L. Groom
                                                     --------------------------
                                                         NOTARY PUBLIC

                           CERTIFICATE OF AMENDMENT

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF
                     HANNA-EPPRECHT LAS VEGAS DATSUN, INC.

                  THE UNDERSIGNED, being the President and Secretary of HANNA-EPPRECHT LAS VEGAS DATSUN, INC. hereby certify that by the unanimous consent of the Directors of the Corporation (by a Resolution in Lieu of a Directors Meeting dated the 15th day of August, 1980) and by the unanimous consent of the Shareholders of all of the issued and outstanding shares of the corporation (by a Resolution in Lieu of a Shareholders Meeting, dated the 15th day of August, 1980) Article I of the Corporation's Articles of Incorporation has been deleted and the following Amendment to the Corporation's Articles of Incorporation has been approved as the new Article I of said Articles:
                  "That the name of the Corporation is:

                  HANNA-EPPRECHT DATSUN, INC.

DATED:  August 15, 1980
                                                   /s/ Gary Hanna,
                                                   ----------------------------
                                                       GARY HANNA, PRESIDENT

                                                  /s/ W. J. Epprecht
                                                  -----------------------------
                                                      W. J. EPPRECHT, SECRETARY

STATE OF NEVADA       )
                      )  SS:
COUNTY OF CLARK       )


                  On this 15th day of August, 1980, personally appeared before

                           CERTIFICATE OF AMENDMENT

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF
                     EPPRECHT HANNA LAS VEGAS DATSUN, INC.

                  THE UNDERSIGNED, being the President and Secretary of EPPRECHT HANNA LAS VEGAS DATSUN, INC. hereby certify that by the unanimous consent of the Directors of the Corporation (by a Resolution in Lieu of a Directors Meeting dated the 24th day of July, 1980) and by the unanimous consent of the Shareholders of all of the issued and outstanding shares of the corporation (by a Resolution in Lieu of a Shareholders Meeting, dated the 24th day of July, 1980) Article I of the Corporation's Articles of Incorporation has been deleted and the following Amendment to the Corporation's Articles of Incorporation has been approved as the new Article I of said Articles:

                  "That the name of the Corporation is:

                  HANNA-EPPRECHT LAS VEGAS DATSUN, INC.

DATED:  July 24, 1980

                                                  /s/ Walter J. Epprecht
                                                  -----------------------------
                                                  WALTER J. EPPRECHT, Secretary

                                                  /s/ Gary Hanna,
                                                  -----------------------------
                                                      GARY HANNA, President

                           ARTICLES OF INCORPORATION

                                      OF

                     EPPRECHT HANNA LAS VEGAS DATSUN, INC.


KNOW ALL MEN BY THESE PRESENTS:

                  That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:

ARTICLE I - NAME: The exact name of this corporation is:

                     EPPRECHT HANNA LAS VEGAS DATSUN, INC.

ARTICLE II - PRINCIPLE OFFICE AND REGISTERED AGENT:

                  The principal office and place of business in the State of Nevada of this corporation shall be located at 5606 So. Eastern Avenue, Las Vegas, Nevada. The resident agent of the corporation is ROBERT E. CLARK PROFESSIONAL CORPORATION, LTD., whose address is 5606 So. Eastern Avenue, Las Vegas, Nevada.

ARTICLE III - DURATION: The Corporation shall have perpetual existence.

ARTICLE IV - PURPOSES: The purpose, object and nature of the business for which this corporation is organized are:

                  (a) To engage in any lawful activity,
                  (b) To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE V - POWERS: The powers of the Corporation shall be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation shall have the following specific powers:

                  (a) To elect or appoint officers and agents of the corporation and to fix their compensation;

                  (b) To act as an agent for any individual, association, partnership, corporation or other legal entity;

                  (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, association, partnerships, corporations, or governments;

                  (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus;

                  (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities.

ARTICLE VI - CAPITAL STOCK:

                  Section 1. Authorized Shares. The total number of shares which this corporation is authorized to issue is 2500 shares of Common Stock of no par value.

                  Section 2. Voting Rights of Stockholders. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the corporation. At each election of directors, each holder of the Common Stock shall have as many votes as the number of shares of Common Stock owned by him multiplied by the number of directors to be elected by the holders of the Common Stock. These votes may be divided among the total number of directors to be elected by the holders of Common Stock, or distributed among any lesser number, in such proportion as the holder may desire.

                  Section 3. Consideration for shares. The Common Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular.

                  Section 4. Pre-emptive rights. Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the corporation, shall have any pre-emptive rights to purchase, subscribe for, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

                  Section 5: Stock Rights and Options. The Corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

ARTICLE VII - MANAGEMENT: For the management of the business, and for the conduct of the affairs of the corporation, and for the future definition, limitation, and regulation of the powers of the corporation and its directors and stockholders, it is further provided:

                  Section 1. Size of Board. The initial number of the Board of Directors shall be two (2). Thereafter, the number of directors shall be as specified in the By-

                  Laws of the corporation, and such number may from time to time be increased or decreased in such manner as prescribed by the By-Laws. Directors need not be stockholders.

                  Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

                           (a) To make, alter, amend, and repeal the By-Laws
                  subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors;

                           (b) Subject to the applicable provisions of the
                  By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Stockholders of the Corporation;

                           (c) To authorize and issue, without stockholder
                  consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after-acquired property;

                           (d) To determine whether any and, if so, what part,
                  of the earned surplus of the corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

                           (e) To fix, from time to time, the amount of the
                  profits of the corporation to be reserved as working capital or for any other lawful purpose;

                           (f) To establish bonus, profit-sharing, stock
                  option, or other types of incentive compensation plans for the employees, including officers and directors, of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations.

                           (g) To designate, by resolution or resolutions
                  passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

                           (h) To provide for the reasonable compensation of
                  its own members by By-Law, and to fix the terms and conditions upon which such compensation will be paid;

                           (i) In addition to the powers and authority
                  hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the corporation.

                  Section 3. Interested Directors. No contract or transaction between this corporation and any of its directors, or between this corporation and any other corporation, firm association, or other legal entity shall be invalidated by reason of the fact that the director of the corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.140 are met.

                  Section 4. Names and Resident Addresses. The names and post office addresses of the first Board of Directors which shall consist of two (2) persons, and who shall hold office until their successors are duly elected and qualified, are as follows:

                  NAMES                       RESIDENT ADDRESSES
                  -----                       ------------------
                  WALTER J. EPPRECHT          3470 Boulder Highway
                                              Las Vegas, NV

                  GARY HANNA                  3470 Boulder Highway
                                              Las Vegas, NV

ARTICLE VIII - PLACE OF MEETING: CORPORATE BOOKS. Subject to the laws of the State of Nevada, the stockholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.

ARTICLE IX - AMENDMENT OF ARTICLES. The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.

ARTICLE X - INCORPORATORS: The names and addresses of the incorporators signing these Articles of Incorporation are as follows:

                  NAMES                     RESIDENT ADDRESSES
                  -----                     ------------------
                  SHIRLEY WEBB              2002 Kamber Ct.
                                            Las Vegas, NV 89119

                  DEBRA K. AMIGONE          2965 LaCanada St.
                                            Las Vegas, NV 89109

                  MICHELINA MARROCELLI      4836 Knollwood Drive
                                            Las Vegas, NV 89117


                  IN WITNESS WHEREOF, the undersigned incorporators have executed these Articles of Incorporation this 15th day of July, 1980.



                                                 /s/ Shirley Webb
                                                 -----------------------------
                                                 SHIRLEY WEBB


                                                 /s/ Debra K. Amigone
                                                 -----------------------------
                                                 DEBRA K. AMIGONE


                                                 /s/ Michelina Marrocelli
                                                 -----------------------------
                                                 MICHELINA MARROCELLI

STATE OF NEVADA     )
                    )       ss:
COUNTY OF CLARK     )


                  On July 15, 1980, personally appeared before me, a Notary Public, SHIRLEY WEBB, DEBRA K. AMIGONE AND MICHELINA MARROCELLI, who acknowledged to me that they executed the foregoing Articles of Incorporation for EPPREHT HANNA LAS VEGAS DATSUN, INC.


                                                      /s/ Patricia L. Groom
                                                     --------------------------
                                                           Notary Public

                                                                 EX-3.106

                                    BY-LAWS
                                       OF
                          HANNA-EPPRECHT DATSUN, INC.

                                   ARTICLE I
                                    OFFICES

         SECTION 1. Principal Office. The principal office of the Corporation shall be located in the City of Las Vegas, County of Clark, Nevada.

         SECTION 2. Other Offices. In addition to the principal office at 5606 So. Eastern Ave., Las Vegas, Nevada, other offices may also be maintained at such other place or places, either within or without the State of Nevada, as may be designated from time to tine by the Board of Directors, where any and all business of the Corporation may be transacted, and where meetings of the stockholders and of the Directors may be held with the same effect as though done or held at said principal office.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

         SECTION 1. Annual Meetings. The annual meeting of the stockholders, commencing with the year 1981, shall be held, at the principal office of the Corporation at 5606 So. Eastern Ave., Las Vegas, Nevada, or at such other place as may be specified or fixed in the notice of such meetings on the 15th day of September, of each and every year at 10:00 o'clock in the A.M., for the election of directors and for the transaction of such other business as may properly come before said meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at the adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as may conveniently be had.

         SECTION 2. Notice of Annual Meeting. The Secretary shall mail, in the manner provided in Section 5 of Article II of these By-Laws, or deliver a written or printed notice of each annual meeting to each stockholder of record, entitled to vote thereat, or may notify by telegram, as least ten and not more than sixty days before the date of such meeting.

         SECTION 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders may designate any place either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Nevada, except as otherwise provided in Section 6, Article II of these By-Laws, entitled "Meeting of All Stockholders".

         SECTION 4. Special Meetings. Special meetings of the stockholders shall be held at the principal office of the Corporation or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the stockholders may be called at any time by the President or Secretary, or by a majority of the Board of Directors then in office, and shall be called by the President with or without Board approval on the written request of the holders of record of at least fifty percent (50%) of the number of shares of the Corporation then outstanding and entitled to vote, which written request shall state the object of such meeting.

         SECTION 5. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage prepaid.

         Any stockholder may at any time, by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

         SECTION 6. Meeting of All Stockholders. If all the stockholders shall meet at any time and place, either within or without the State of Nevada, and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

         SECTION 7. Quorum. At all stockholder's meetings, the presence in person or by proxy of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than seven nor more than twenty-one days later, and the Secretary shall thereupon give at least three days notice by mail to each stockholder entitled to vote who is absent from such meeting.

         SECTION 8. Mode of Voting. At all meetings of the stockholders the voting may be voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him and, if such ballot be cast by proxy, it shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

         SECTION 9. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the Corporation. At no time shall any proxy be valid which shall be filed less than ten hours before the commencement of the meeting.

         SECTION 10. Voting Lists. The officer or agent in charge of the transfer books for shares of the corporation shall make, at least three days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order with the number of shares held by each, which list for a period of two days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, kept in this state, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

         SECTION 11. Closing Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice or to vote for any meeting of stockholders, the Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period but not to exceed in any case sixty (60) days before such determination. If the stock transfer books be closed for the purpose of determining stockholders entitled to notice of a meeting of stockholders, such books shall be closed for at least fifteen days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date in any case to be not more than sixty
(60) days, nor less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of stockholders entitled to notice of a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determinations of shareholders.

         SECTION 12. Voting of Shares. Subject to the provisions of Section 14 of this Article, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.

         SECTION 13. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         SECTION 14. Cumulative Voting. Directors shall be elected by a plurality vote. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of his shares equal, or by distributing such votes on the same principle among any number of candidates, and directors of this corporation shall not be elected otherwise.

         SECTION 15. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders except the election of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III
                                   DIRECTORS

         SECTION 1. General Powers. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-Laws, the Articles of Incorporation and the laws of the State of Nevada. The Board of Directors shall further have the right to delegate certain other powers to the Executive Committee as provided in these By-Laws.

         SECTION 2. The Number of Directors. The affairs and business of this Corporation shall be managed by a Board of Directors consisting of two (2) member(s), at least one of whom shall be a citizen of the United States, and all of whom shall be of full age.

         SECTION 3. Election. The Directors of the Corporation shall be elected at the annual meeting of the stockholders, except as hereinafter otherwise provided for the filling of vacancies. Each director shall hold office for a term of one year and until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 4. Vacancies in the Board. Any vacancy in the Board of Directors occurring during the year through death, resignation, removal or other cause, including vacancies caused by an increase in the number of directors, shall be filled for the unexpired portion they constitute a quorum, at any special meeting of the Board called for that purpose, or at any regular meeting thereof; provided, however, that in the event the remaining directors do not represent a quorum of the number set forth in Section 2 hereof, a majority of such remaining directors may elect directors to fill any vacancies then existing.

         SECTION 5. Directors Meetings. Annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the stockholders. Other regular meetings of the Board of Directors shall from time to time by resolution be prescribed. No further notice of such annual or regular meeting of the Board of Directors need be given.

         SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 7. Notice. Notice of any special meeting shall be given at least twenty-four hours previous thereto by written notice if personally delivered, or five days previous thereto if mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 8. Chairman. At all meetings of the Board of Directors, the President shall serve as Chairman, or in the absence of the President, the directors present shall choose by majority vote a director to preside as Chairman.

         SECTION 9. Quorum and Manner of Acting. A majority of the d4rectors, whose number is designated in Section 2 herein, shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a Board and the individual directors shall have no power as such.

         SECTION 10. Removal of Directors. Any one or more of the directors may be removed either with or without cause at any time by the vote or written consent of the stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

         SECTION 11. Voting. At all meetings of the Board of Directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold.

         SECTION 12. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                              EXECUTIVE COMMITTEE

         SECTION 1. Number and Election. The Board of Directors may, in its discretion, appoint from its membership an Executive Committee of two or more directors, each to serve at the pleasure of the Board of Directors.

         SECTION 2. Authority. The Executive Committee is authorized to take any action which the Board of Directors could take, except that the Executive Committee shall not have the power either to issue or authorize the issuance of shares of capital stock, to amend the By-Laws, or to take any action specifically prohibited by the By-Laws, or a resolution of the Board of Directors. Any authorized action taken by the Executive Committee shall be as effective as if it had been taken by the full Board of Directors.

         SECTION 3. Regular Meetings. Regular meetings of the Executive Committee may be held within or without the State of

Nevada at such time and place as the Executive Committee may provide from time to time.

         SECTION 4. Special Meetings. Special meetings of the Executive Committee may be called by or at the request of the President or any member of the Executive Committee.

         SECTION 5. Notice. Notice of any special meeting shall be given at least one day previous thereto by written notice, telephone, telegram or in person. Neither the business to be transacted at, nor the purpose of a regular or special meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A member may waive notice of any meeting of the Executive Committee. The attendance of a member at any meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 6. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee; provided that if fewer than a majority of the members are present at said meeting a majority of the members present may adjourn the meeting from time to time without further notice.

         SECTION 7. Manner of Acting. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee, and said Committee shall keep regular minutes of its proceedings which shall at all times be open for inspection by the Board of Directors.

         SECTION 8. Presumption of Assent. A member of the Executive Committee who is present at a meeting of the Executive Committee at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a member of the Executive Committee who voted in favor of such action.

                                   ARTICLE V
OFFICERS

         SECTION 1. Number. The officers of the corporation shall be a President, a Vice President, a Treasurer and a Secretary and such other or subordinate officers as the Board of Directors may from time to time elect. One person may hold the office and perform the duties of one or more of said officers, except those of President and Secretary. No officer need be a member of the Board of Directors.

         SECTION 2. Election, Term of Office, Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and they shall be elected annually at the meeting of the Board of Directors held immediately after each annual meeting of the stockholders except as hereinafter otherwise provided for filling vacancies. Each officer shall hold his office until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time whenever in its judgment the best interests of the Corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. Vacancies. All vacancies in any office shall be filled by the Board of Directors without undue delay, at any regular meeting, or at a meeting specially called for that purpose.

         SECTION 5. The President. The President shall be the chief executive officer of the corporation and shall have general supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors. He may sign, with the Treasurer or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation; and in general shall perform all duties incident to the duties of the President, and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 6. Vice President. The Vice President shall in the absence or incapacity of the President, or as ordered by the Board of Directors, perform the duties of the President, or such other duties or functions as may be given to him by the Board of Directors from time to time.

         SECTION 7. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and deposit the same in the name of the Corporation in such bank or trust company as the Board of Directors may designate; he may sign or countersign all checks, drafts and orders for the payment of money and may pay out and dispose of same under the direction of the Board of Directors, and may sign or countersign all notes or other obligations of indebtedness of the Corporation; he may sign with the President or Vice President, certificates for shares of stock of the Corporation; he shall at all reasonable times exhibit the books and accounts to any director or stockholder of the Corporation under application at the office of the company during business hours; and he shall, in general, perform all duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may at its discretion require of each officer authorized to disburse the funds of the Corporation a bond in such amount as it may deem adequate.

         SECTION 8. Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and also the minutes of the meetings of the stockholders; he shall attend to the giving and serving of all notices of the Corporation and shall affix the seal of the Corporation to all certificates of stock, when signed and countersigned by the duly authorized officers; he may sign certificates for shares of stock of the Corporation; he may sign or countersign all checks, drafts and orders for the payment of money; he shall have charge of the certificate book and such other books and papers as the Board may direct; he shall keep a stock book containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereof; and he shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 9. Other Officers. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

         SECTION 10. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall respectively, as may be required by the Board of Directors, give bonds for the faithful discharge of their duties, in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or Vice President certificates for shares of the capital stock of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries shall, in general, perform such duties as may be assigned to them by the Treasurer or the Secretary respectively, or by the President or by the Board of Directors.

                                   ARTICLE VI
                    INDENTFICATION OF OFFICERS AND DIRECTORS

         Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officer or directors of this Corporation.

                                  ARTICLE VII
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors or approved by a loan committee appointed by the Board of Directors and charged with the duty of supervising investments. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolutions of the Board of Directors.

         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                                 CAPITAL STOCK

         SECTION 1. Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the incorporators or by the Board of Directors. The certificates shall be numbered in the order of their issue, shall be signed by the President or the Vice President and by the Secretary or the Treasurer, or by such other person or officer as may be designated by the Board of Directors; provided, however, that no certificates shall be both signed and countersigned by the same person; and the seal of the Corporation shall be affixed thereto, which said signatures of the said duly designated officers and of the seal of the Corporation. Every certificate authenticated by a facsimile of such signatures and seal must be countersigned by a Transfer Agent to be appointed by the Board of Directors, before issuance.

         SECTION 2. Transfer of Stock. Shares of the stock of the Corporation may be transferred by the delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign, and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed and shall be transferable on the books of the Corporation upon surrender thereof so signed or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.

         SECTION 3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient not inconsistent with the By-Laws or with the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint a transfer agent or a registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

         SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE IX
                                   DIVIDENDS

         SECTION 1. The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

         SECTION 2. Dividends on the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

         SECTION 3. The Board of Directors may close the transfer books in its discretion for a period not exceeding fifteen days preceding the date fixed for holding any meeting, annual or special of the stockholders, or the day appointed for the payment of a dividend.

         SECTION 4. Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of the Corporation available for dividends, such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X
                                      SEAL

         The Board of Directors shall provide a Corporate seal which shall be in the form of a Circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal, State of Nevada".

                                  ARTICLE XI
                                  FISCAL YEAR

         The fiscal year of the Corporation shall end on the 31st day of August of each year.

                                  ARTICLE XII
                                WAIVER OF NOTICE

         Whenever any notice whatever is required to be given under the provisions of these By-Laws, or under the laws of the State of Nevada, or under the provisions of the Articles of

Incorporation, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII
                                   AMENDMENTS

         These By-Laws may be altered, amended or repeated and new By-Laws may be adopted at any regular or special meeting of the Stockholders by a vote of the stockholders owning a majority of the shares and entitled to vote thereat. These By-Laws may also be altered, amended or repealed and new By-Laws may be adopted at any regular or special meeting of the Board of Directors of the Corporation (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by the stockholders.

         KNOW ALL MEN BY THESE PRESENTS that the undersigned, being the Secretary of HANNA-EPPRECHT DATSUN, INC., a Nevada Corporation hereby acknowledges that the above and foregoing By-Laws were duly adopted as the By-Laws of said Corporation on the 10th day of October, 1980.

         IN WITNESS WHEREOF, I hereunto subscribed my name this 10th day of October, 1980.

                                            /s/
                                            ----------------------------------
                                            Secretary

                                                                      EX 3.107



                         CERTIFICATE OF INCORPORATION

                                      OF

                                UAG EAST, INC.



         FIRST:   The name of the corporation is UAG East, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware.
All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, Esq. whose mailing address is 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, County of Fulton.

         I, the Undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 3rd day of March, 1997.

                                                     /s/  David G. Thunhorst
                                                     --------------------------
                                                          David G. Thunhorst

                                                                      EX 3.109



                         CERTIFICATE OF INCORPORATION

                                      OF

                            AMITY AUTO PLAZA, LTD.


               Under Section 402 of the Business Corporation Law

















FILER:

  Alan Richards
  100 Ring Road West
  Garden City, NY 11530

                         CERTIFICATE OF INCORPORATION

                                      OF

                            AMITY AUTO PLAZA, LTD.

               Under Section 402 of the Business Corporation Law



         The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

                  FIRST:  The name of the corporation is

                            AMITY AUTO PLAZA, LTD.

hereinafter sometimes called "the corporation."

                  SECOND:  The purpose for which it is formed is as follows:

         The purpose for which this corporation is organized is to engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

         To buy and sell, manufacture and distribute, lease and otherwise deal in at wholesale and retail, new and used automobiles, vehicles, trucks, tractors, trailers, machinery, implements, equipment, accessories, and parts, and to render services in connection with the same.

         For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

         THIRD: The office of the corporation in the State of New York is to be located in the County of Suffolk.

         FOURTH: the aggregate number of shares which the corporation shall have the authority to issue is 200, no par value.

         FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 200 Sunrise Highway, Amityville, NY 11701.
         IN WITNESS WHEREOF I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 23rd day of November, 1988.

Incorporator:                       /S/ Linda Pellitier

Address:                            Linda Pellitier
                                    283 Washington Avenue
                                    Albany, New York 12206

                                                                 EX-3.110

                                    BY-LAWS

                                       OF

                             AMITY AUTO PLAZA, LTD.

                       ARTICLE I. SHAREHOLDERS' MEETING

SECTION 1 - ANNUAL MEETING.

         The annual meeting of the shareholders shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

SECTION 2 - SPECIAL MEETINGS.

         Special meetings of the shareholders may be called at any time by the Board of Directors or by the President or the Secretary at the written request of the holders of fifty per cent (50%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

SECTION 3 - PLACE OF MEETINGS.

         All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated in the notices or waivers of notice of such meetings.

SECTION 4 - NOTICE OF MEETINGS.

         (a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

                                     BL 1

         (b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

SECTION 5 - QUORUM:

         (a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

         (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

SECTION 6 - VOTING:

         (a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         (b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

         (c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authroized in writing. No proxy shall be valid after the expiration of eleven

                                     BL 2
months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

         (d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

                                     BL 3

                             ARTICLE II. DIRECTORS

SECTION 1 - NUMBER.

         The affairs and the business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by the Board of Directors. The number of the directors of The Corporation shall be one (1) unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders, in which event the number of directors shall not be less than the number of shareholders.

SECTION 2 - HOW ELECTED.

         At the annual meeting shareholders, the persons duly elected by the votes cast at the election held thereat shall become the directors for the ensuing year.

SECTION 3 - TERM OF OFFICE.

         The term of office of each of the directors shall be until the next annual meeting of shareholders and thereafter until a successor has been elected and qualified.

SECTION 4 - DUTIES OF DIRECTORS.

         The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the certificate of Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

SECTION 5 - DIRECTORS' MEETINGS.

         Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time and must be called by the President or the Secretary upon the written request of two Directors.

                                     BL 4

SECTION 6 - NOTICE OF SPECIAL MEETINGS.

         Notice of special meetings of the Board of Directors shall be served personally or by mail addressed to each Director at his last known address no less than five or more than twenty days prior to the date of such meeting. The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the call for the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any Director by written waiver or by personal attendance thereat without protest of lack of notice to him.

SECTION 7 - QUORUM.

         At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

SECTION 8 - VOTING.

         Except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat. Any resolution in writing, signed by all of the directors entitled to vote thereon, shall be and constitute action by such directors to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of directors and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

SECTION 9 - VACANCIES.

         Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, even though less than a quorum exists.

SECTION 10 - REMOVAL OF DIRECTORS.

         Any or all of the directors may be removed, either with or without cause at any time by a vote of the shareholders at any meeting called for such purpose.

                                     BL 5

SECTION 11 - RESIGNATION.

         Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 12 - SALARY.

         No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 13 - CONTRACTS.

         (a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officer of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

         (b) Any director, personally and individually, may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

SECTION 14 - COMMITTEES.

         The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desireable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be

                                     BL 6
provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                                     BL 7

                                  ARTICLE III.

                                    OFFICERS

SECTION 1 - NUMBER OF OFFICERS.

         (a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any officer may hold more than one office, except the same person may not hold the office of President and Secretary.

SECTION 2 - ELECTION OF OFFICERS.

         Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Certificate of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

SECTION 3 - REMOVAL OF OFFICERS.

         Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by vote of the Board of Directors, regularly convened at a regular or special meeting. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, by vote of the shareholders, regularly convened at an annual or special meeting.

SECTION 4 - PRESIDENT.

         The President shall be the chief executive officer of the Corporation and shall have general charge of the business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall, if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President.

SECTION 5 - VICE-PRESIDENT.

         In the absence of or inability of the President to act, the Vice-President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

                                     BL 8

SECTION 6 - SECRETARY.

         The Secretary shall:

         (a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

         (b) Give and serve all notice of all meetings of the Corporation.

         (c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

         (d) Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

         (e) Do and perform all other duties incident to the office of Secretary.

SECTION 7 - TREASURER.

         The Treasurer shall:

         (a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate.

         (b) Exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

         (c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

                                     BL 9

SECTION 8 - DUTIES OF OFFICERS MAY BE DELEGATED.

         In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or any Director for the time being, provided a majority of the entire Board concur therein.

SECTION 9 - VACANCIES - HOW FILLED.

         Should any vacancy in any office occur by death, resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next regular meeting or at a special meeting called for that purpose, except as otherwise provided in the Certificate of Incorporation.

SECTION 10 - COMPENSATION OF OFFICERS.

         The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the certificate of Incorporation.

                                     BL 10

                                  ARTICLE IV.

                        CERTIFICATES REPRESENTING SHARES

SECTION 1 - ISSUE OF CERTIFICATES REPRESENTING SHARES.

         The President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice-President) and the Treasurer (or Secretary) certifying the number of shares owned by him in the Corporation.

SECTION 2 - LOST OR DESTROYED CERTIFICATES.

         The holder of any certificate representing shares of the Corporation shall immediately notify the corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such suim as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

SECTION 3 - TRANSFERS OF SHARES.

         (a) Transfers of shares of the Corporation shall be made on the shares records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporatin or its agents may require.

         (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                     BL 11

                                  ARTICLE V.

                                      SEAL

                The seal of the Corporation shall be as follows:



                 ARTICLE VI. DIVIDENDS OR OTHER DISTRIBUTIONS

         The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation.

                      ARTICLE VII. NEGOTIABLE INSTRUMENTS

                  All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the certificate of Incorporation.

                           ARTICLE VIII. FISCAL YEAR

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                            ARTICLE IX. AMENDMENTS

SECTION 1 - BY SHAREHOLDERS.

         All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

SECTION 2 - BY DIRECTORS.

         The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If

                                     BL 12
any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

                              ARTICLE X. OFFICES

         The offices of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

         The undersigned Incorporator certifies that he has adopted the foregoing by-laws as the first by-laws of the Corporation, in accordance with the requirements of the Business Corporation Law.


Dated.  November 29, 1988


                                            ---------------------------------
                                                         Director

                                     BL 13

                                                                      EX 3.111



                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                       AMITY DATSUN OF MASSAPEQUA, LTD.

               Under Section 805 of the Business Corporation Law

Filer:

ALAN RICHARDS
100 RING ROAD WEST
GARDEN CITY, NY 11530

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                       AMITY DATSUN OF MASSAPEQUA, LTD.

               Under Section 805 of the Business Corporation Law


IT IS HEREBY CERTIFIED THAT:

(1)  The name of the Corporation is:

                AMITY DATSUN OF MASSAPEQUA, LTD.

(2) The Certificate of Incorporation was filed by the Department of State on the 25th day of April 1977, under the name of AMITYVILLE DATSUN LTD.

(3) The Certificate of Incorporation is hereby amended to effect the following changes:

The name of the corporation to:

                AMITY NISSAN OF MASSAPEQUA, LTD.

(4) The above amendment to the Certificate of Incorporation was authorized by vote of the board of directors, followed by vote of the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, this certificate has been subscribed this 22nd day of January 1985, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Fred DeStefano        Sole Shareholder                  /s/ Fred DeStefano
                                                        ------------------

                        CERTIFICATE OF AMENDMENT OF THE

                        CERTIFICATE OF INCORPORATION OF

                            AMITYVILLE DATSUN INC.

               Under Section 805 of the Business Corporation Law


IT IS HEREBY CERTIFIED THAT:

(1)  The name of the Corporation is

                    AMITYVILLE DATSUN INC.

(2) The Certificate of Incorporation was filed at the Department of State on the 25th day of April, 1977.

(3) The Certificate of Incorporation of this Corporation is hereby amended to effect the following changes:

The name of the corporation is hereby changed to AMITY DATSUN OF MASSAPEQUA, LTD.

(4) The amendment to the Certificate of Incorporation was authorized by the Sole Shareholder.




IN WITNESS WHEREOF, this Certificate has been subscribed this 18th day of March 1982, by the undersigned who affirms that statements made herein are true under the penalties of perjury.



FREDERICK DeSTEFANO       SOLE SHAREHOLDER              /S/ FRED DeSTEFANO
-----------------------------------------              ------------------

                         CERTIFICATE OF INCORPORATION

                                      OF

                            AMITYVILLE DATSUN INC.



         Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

         1. The name of the corporation is:

                AMITYVILLE DATSUN INC.

         2. The purpose or purposes for which the corporation is formed are as follows, to wit:

         To buy, manufacture, assemble, lease (either as lessee or lessor), sublease (either as lessee or lessor), purchase, or in any other manner dispose of, export, import, use, operate, rent, hire, furnish, grant the use of, repair, and generally deal in automobiles, trucks, trailers, buses, motor cars, airplanes, hydroplanes, airships, helicopters, vehicles, boats, and watercraft of every kind and description, and property of any and every kind and description, usable or adaptable for the transportation of passengers and goods, for public conveyances, private conveyances, for pleasure and for income-producing purposes, which may be operated or propelled by motors, engines, machines, or any other contrivance or contrivances (either singly or in combination thereof), operated by means of gasoline, electricity, steam, compressed air, oil, gas, or any other form or kind of power (either singly or in combination thereof).

         To manufacture, buy, sell, and deal in new and used automobiles, trucks, trailers, buses, motors, engines, cars, carriages, wagons, airplanes, airships, helicopters, boats, and other vehicles, their parts and accessories, and kindred articles, for the transportation of passengers and goods.

         To purchase or otherwise acquire, construct, equip, make, improve, and operate, or aid or subscribe toward the acquisition, construction, equipping, making, improving and operating of plants, mills, factories, storehouses, garages, buildings, and works of all kinds, in so far as the same may appertain to, or be useful for, or in connection with, the conduct of the business enterprises of this corporation.

         To acquire such property, real and personal, as may be necessary to the conduct of such business.

         To do everything necessary, suitable or proper for the accomplishment, attainment or furtherance of to do every other act or thing incidental to, appurtenant to, growing out of or connected with, the purposes, objects or powers set forth in this Certificate of Incorporation, whether alone or in association with others; to possess all the rights powers and privileges now or hereafter conferred by the laws of the State of New York upon a corporation organized under the laws of the State of New York and, in general, to carry on any of the activities and to do any of the things herein set forth to the same extent and as fully as a natural person or partnership might or could do; provided, that nothing herein set forth shall be construed as authorizing the corporation to posssess any purpose, object, or power, or to do any act or thing forbidden by law to a Corporation or organized under the laws of the State of New York. To acquire such property, real and personal, as may be necessary to the conduct of such business.

         Without limiting any of the objects, or purposes or powers, of the corporation, it shall be within the powers of the corporation from time to time to do any one or more or all of the acts and things herein set forth, and all such other acts, things and business or businesses in any manner connected therewith, or necessary, convenient or auxiliary thereto, or likely, directly or indirectly, to promote the interests of the corporation or enhance the value of or render profitable any of its property or rights, as such a corporation may lawfully do; in carrying on its business, or for the purpose of attaining or furthering any of its objects, it shall have power to do any and all acts and things, and to exercise any and all other powers which a copartnership or natural person could do and exercise, which now or hereafter may be authorized by law, either as, or by and through principals, agents, representatives contractors, factors, lessors, lessees, or otherwise, either alone or in conjunction with others, and in any part of the world; in addition, it shall have and exercise all rights, powers and privileges now or hereafter belonging to or conferred upon corporations organized under the provisions of the law authorizing the formation of corporations of its nature.

         3. The office of the corporation is to be located in the Village of Amityville, County of Suffolk, State of New York.

         4. The aggregate number of shares which the corporation shall have authority to issue is 200 shares, no par value.

         5. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

     Siegel & Leibowitz
     c/o Roy Siegel
     26 Court St.
     Brooklyn, NY 11412

         6. The accounting period which the corporation intends to establish as its first calendar or fiscal year for reporting the franchise tax shall end on March 31, 1978.

         IN WITNESS WHEREOF, the undersigned incorporator, being at least eighteen years of age, hereby affirms that the statements contained herein are true under penalties of perjury.

Dated:   April 21, 1977

                                                   /s/ Pamela Kochanski
                                                   ----------------------------
                                                   Pamela Kochanski
                                                   90 South Swan Street
                                                   Albany, New York 12210

         CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                                      OF

                            AMITYVILLE DATSUN INC.

              under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

           (1) The name of the corporation is

                     AMITYVILLE DATSUN INC.

           (2) The certificate of incorporation was filed by the department of state on the 25th day of April, 1977.

           (3) The certificate of incorporation of this corporation is hereby amended to effect the following change* to amend the name of the corporation from:

AMITYVILLE DATSUN INC. to: AMITYVILLE DATSUN LTD.

           (4) The amendment to the certificate of incorporation was authorized:

          * by the sole incorporator for the reason that no shares have been issued, no directors or officers have been elected, and there are no subscribers for shares whose subscriptions have been accepted.




*SET FORTH THE SUBJECT MATTER OF EACH PROVISION OF THE CERTIFICATE OF INCORPORATION WHICH IS TO BE AMENDED OR ELIMINATED AND THE TEXT OF THE PROVISION(S), IF ANY, WHICH ARE TO BE SUBSTITUTED OR ADDED. IF ANY AMENDMENT PROVIDES FOR A CHANGE OF ISSUED SHARES, THE NUMBER AND KIND OF SHARES CHANGED, THE NUMBER AND KIND OF SHARES RESULTING FROM SUCH CHANGE AND THE TERMS OF CHANGE. IF AN AMENDMENT MAKES TWO OR MORE SUCH CHANGES, A LIKE STATEMENT SHALL BE INCLUDED IN RESPECT TO EACH CHANGE.

IN WITNESS WHEREOF, this certificate has been subscribed this 6th day of May 1977 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.


Type name                       Capacity in which signed        Signature
---------                       ------------------------        ---------

Pamela Kochanski                Sole Incorporator         /s/Pamela Kochanski
----------------                -----------------         -------------------

----------------                -----------------         -------------------

----------------                -----------------         -------------------


===============================================================================
         CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                                      OF

                            AMITYVILLE DATSUN INC.

               Under Section 805 of the Business Corporation Law
===============================================================================


                                          Filed By: SIEGEL & LIEBOWITZ



                                          Address:  26 COURT STREET
                                                    BROOKLYN, NEW YORK 11242

                                                                      EX 3.113



                           ARTICLES OF INCORPORATION
                                      OF
                       AUTO MALL PAYROLL SERVICES, INC.

         The undersigned subscribes to these Articles of Incorporation to form a corporation for profit under the laws of the State of Florida.

                                   ARTICLE I

         The name of the corporation shall be:

                       AUTO MALL PAYROLL SERVICES, INC.

and its principal office for the conduct of business shall be:

             551 South Military Trail, West Palm Beach, FL. 33415.

The Board of Directors may from time to time move the principal office to any other address in Florida.

                                  ARTICLE II

         The general nature of the business to be conducted by this corporation is to engage in any activities or business permitted under the laws of the United States and Florida; in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the laws of the State of Florida.

                                  ARTICLE III

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is two hundred (200) shares of common stock at One Dollar ($1.00) par value. Said capital stock shall be fully paid and nonassessable, which shall be equal and uniform in all respects but subject to all restrictions and conditions of the by-laws of the corporation pertaining hereto, and shall be payable in lawful money of the United States, or in property, labor, or in services at a just valuation to be fixed by the stockholders at a meeting duly convened and held. The amount of capital with which the corporation shall begin shall be the sum of TWO HUNDRED AND NO/100 ($200.00) DOLLARS.

                                  ARTICLE IV

         The transferability of any of the shares of stock in this corporation may be restricted by any shareholders agreement entered into by all of the holders of any share or shares of the stock of this corporation at the time the stockholders agreement is executed.

                                   ARTICLE V

         The term for which this corporation shall exist shall be perpetual and the business of the corporation shall be conducted, carried on, and managed by the officers of this corporation and a Board of Directors composed of one or more members, which number may be altered from time to time by the by-laws of this corporation within the time limitations prescribed by the law. The officers of this corporation shall be a President, Vice-President, Secretary, Treasurer, and any other officer as to the Board of Directors may seem expedient. Any two or more offices may be held by the same person.

                                  ARTICLE VI

         The names and addresses of the Directors constituting the initial Board of Directors are as follows:


Name                                Address                     Office
----                                -------                     ------
John Staluppi              205 Sunrise Avenue                   Director, President,
                           West Islip, NY  11795                Secretary


                                  ARTICLE VII

         The name and street address of the corporation's initial registered agent is:

                               Douglas E. Thompson
                               2345 Okeechobee Blvd.
                               West Palm Beach, FL 33409



                                 ARTICLE VIII

         The name and address of the incorporator is as follows:

                    John Staluppi                  205 Sunrise Avenue
                                                   West Islip, NY  11795

                                  ARTICLE IX

         No contract, act or transaction of this corporation with any person or persons, firm, or other corporation, in the absence of fraud or wrongdoing, shall be affected or invalidated by the fact that any director of this corporation is a party to or interested in such contract, act, or transaction, or in any way connected with such person or persons, firm, or corporation. Each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or herself or any other firm, association, or corporation in which he or she may in any way be interested. Any director of this corporation may vote upon any contract or other transaction between the corporation and any subsidiary or controlled company without regard to the fact that he or she is also a director of such subsidiary or controlled company.

                                   ARTICLE X

         These Articles of Incorporation may be amended, changed, altered or repealed in the manner now or hereafter prescribed by the Florida Statutes and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

         This corporation shall commence its existence on the date the charter for this corporation is approved by the Secretary of State.

         Witness my hand and seal this 1st day of December 1989.



                                                 /s/ John Staluppi
                                                 ---------------------
                                                 John Staluppi

                  I hereby accept appointment as Registered Agent.


                  Witness my hand and seal this 1st day of December 1989.



                                                     /s/ Douglas E. Thompson
                                                     --------------------------
                                                     Douglas E. Thompson

STATE OF FLORIDA                )
                                ) SS:
COUNTY OF PALM BEACH            )

                  I HEREBY CERTIFY that on this day before me, a Notary Public, duly authorized to take acknowledgments, personally appeared John Staluppi, to me known to be the person described as subscriber to the foregoing Articles of Incorporation and who executed the same, and acknowledged before me that he subscribed to these Articles of Incorporation.

                  WITNESS my hand and official seal in the County and State named above this 1st day of December 1989.



                                             /s/
                                             ----------------------------------
                                             NOTARY PUBLIC, STATE OF FLORIDA
                                             AT LARGE

                                             My commission Expires:

STATE OF FLORIDA               )
                               ) SS:
COUNTY OF PALM BEACH           )

                  I HEREBY CERTIFY that on this day before me, a Notary Public, duly authorized to take acknowledgments, personally appeared Douglas
E. Thompson, to me known to be the person described as Registered Agent of the above Corporation and who executed the same, and acknowledged before me that he accepted the office of Registered Agent.

                  WITNESS my hand and official seal in the County and State named above this 1st day of December 1989.



                                             /s/
                                             ----------------------------------
                                             NOTARY PUBLIC, STATE OF FLORIDA
                                             AT LARGE

                                             My Commission Expires:

ART2.  INC./1A

                                                                 EX-3.114
                        AUTO MALL PAYROLL SERVICES, INC.
                                CORPORATE BYLAWS


                      ARTICLE I. MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meeting. The annual shareholder meeting of the above named corporation will be held on the 1st Monday of January, of each year or at such other time and place as designated by the Board of Directors of the above named corporation provided that if said day falls on a Sunday or legal holiday, then the meeting will be held on the first business day thereafter. Business transacted at said meeting will include the election of directors of the above named corporation.

         Section 2. Special Meetings. Special meetings of the shareholders will be held when directed by the President, Board of Directors, or the holders of not less than 10 percent of all the shares entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided that said persons sign, date and deliver to the above named corporation one or more written demands for the meeting describing the purposes(s) for which it is to be held. A meeting requested by shareholders of the above named corporation will be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting will be issued by the Secretary, unless the President, Board of Directors or shareholders requesting the meeting designate another person to do so.

         Section 3. Place. Meetings of shareholders will be held at the principal place of business of the above named corporation or at such other place as is designated by the Board of Directors.

         Section 4. Record Date and List of Shareholders. The Board of Directors of the above named corporation shall fix the record date; however, in no event may a record date fixed by the Board of Directors be a date prior to the date on which the resolution fixing the record date is adopted.

         After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all the above named corporation's shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of and the number and class and series, if any, of shares held by each. Said list shall be available for inspection in accordance with Florida Law.

         Section 5. Notice. Written notice stating the place, day and hour of the meeting, and the purpose(s) for which said special meeting is called, will be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the

                                    1 of 11

Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be effective when deposited in the United States mail and addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the above named corporation, with postage thereon prepaid.

         The above named corporation shall notify each shareholder, entitled to a vote at the meeting, of the date, time and place of each annual and special shareholders' meeting no fewer than 10 or more than 60 days before the meeting date. Notice of a special meeting shall describe the purpose(s) for which the meeting is called. A shareholder may waive any notice required hereunder either before or after the date and time stated in the notice; however, the waiver must be in writing, signed by the shareholder entitled to the notice and be delivered to the above named corporation for inclusion in the minutes or filing in the corporate records.

         Section 6. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is made or is required, then, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each shareholder of record entitled to notice of such meeting.

         Section 7. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders.

         If a quorum, as herein defined, is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter thereof will be the act of the shareholders unless otherwise provided by law.

         Section 8. Voting of Shares. Each outstanding share will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Section 9. Proxies. A shareholder may vote either in person or by proxy provided that any and all proxies are executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy will be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.

         Section 10. Action by Shareholders Without a Meeting. Any action required or permitted by law, these bylaws, or the Articles of Incorporation of the above named corporation to be taken at any annual or special meeting of shareholders may be

                                    2 of 11
taken without a meeting, without prior notice and without a vote, provided that the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted, as provided by law. The foregoing actions(s) shall be evidenced by written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon and delivered to the above named corporation in accordance with Florida Law. Within 10 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote. Said notice shall fairly summarize the material features of the authorized action and if the action requires the providing of dissenters' rights, said notice will comply with the disclosure requirements pertaining to dissenters' rights of Florida Law.


                             ARTICLE II. DIRECTORS

         Section 1. Function. All corporate powers, business, and affairs will be exercised, managed and directed under the authority of the Board of Directors.

         Section 2. Qualification. Directors must be natural persons of 18 years of age or older but need not be residents of this state and need not be shareholders of the above named corporation.

         Section 3. Compensation. The Board of Directors will have authority to fix the compensation for directors of the above named corporation.

         Section 4. Presumption of Assent. A director of the above named corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action taken unless such director votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 5. Number. The above named corporation will have 1 to 3 directors .

         Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors will hold office until said directors will have been qualified and elected at the first annual meeting of shareholders, or until said directors earlier resignation, removal from office or death.

                                    3 of 11

         At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders will elect directors to hold office until the next annual meeting. Each director will hold office for a term for which said director is elected until said director's successor will have been qualified and elected, said director's prior resignation, said director's removal from office or said director's death.

         Section 7. Vacancies. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the shareholders or of the remaining directors even though less than a quorum of the Board of Directors. A director elected to fill a vacancy will hold office only until the next election of directors by the shareholders.

         Section 8. Removal and Resignation of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         A director may resign at any time by delivering written notice to the Board of Directors or its chairman or to the above named corporation by and through one of its officers. Such a resignation is effective when the notice is delivered unless a later effective date is specified in said notice.

         Section 9. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors.

         Section 10. Executive and other Committees. A resolution, adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and/or other committees which will have and may exercise all the authority of the Board of Directors to the extent provided in such resolution, except as is provided by law. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The board may, by resolution adopted by a majority of the full Board of Directors, designate one or more directors as alternate members of any such committee who may act in the place and instead of any absent member or members at any meeting of such committee.

         Section 11. Place of Meeting. Special or regular meetings of the Board of Directors will be held within or without the State of Florida.

         Section 12. Notice, Time and Call of Meetings. Regular meetings of the Board of Directors will be held without notice on such dates as are designated by the Board of Directors. Written notice of the time and place of special meetings of the Board of

                                    4 of 11

Directors will be given to each director by either personal delivery, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting will constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted nor the purpose of, regular or special meetings of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting will be given to the directors who were not present at the time of the adjournment.

         Meetings of the Board of Directors may be called by the Chairman of the Board, the President of the above named corporation or any two directors.

         Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be so taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent will have the same effect as a unanimous vote.

                                    5 of 11

                             ARTICLE III. OFFICERS

         Section 1. Officers. The officers of the above named corporation will consist of a president, a vice president, a secretary and a treasurer, each of whom will be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

         Section 2. Duties. The officers of the above named corporation will have the following duties:

         The President will be the chief executive officer of the above named corporation, who generally and actively manages the business and affairs of the above named corporation subject to the directions of the Board of Directors. Said officer will preside at all meetings of the shareholders and Board of Directors.

         The Vice President will, in the event of the absence or inability of the President to exercise his office, become acting president of the organization with all the rights, privileges and powers as if said person had been duly elected president.

         The Secretary will have custody of, and maintain all of the corporate records except the financial records. Furthermore, said person will record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings and perform such other duties as may be prescribed by the Board of Directors or the President. Furthermore, said officer shall be responsible for authenticating records of the above named corporation.

         The Treasurer shall retain custody of all corporate funds and financial records, maintain full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 3. Removal and Resignation of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in the Board's judgment the best interests of the above named corporation will be served thereby.

         Any officer may resign at any time by delivering notice to the above named corporation. Said resignation is effective upon delivery unless the notice specifies a later effective date.

                                    6 of 11

         Any vacancy in any office may be filled by the Board of Directors.


                         ARTICLE IV. STOCK CERTIFICATES

         Section 1. Issuance. Every holder of share(s) in the above named corporation will be entitled to have a certificate representing all share(s) to which he is holder. No certificate representing share(s) will be issued until such share(s) is/are fully paid.

         Section 2. Form. Certificates representing share(s) in the above named corporation will be signed by the President or Vice President and the Secretary or an Assistant Secretary and will be sealed with the seal of the above named corporation.

         Section 3. Transfer of Stock. The above named corporation will register a stock certificate presented for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized agent.

         Section 4. Lost, Stolen, or Destroyed Certificates. If a shareholder claims that a stock certificate representing shares issued and recorded by the above named corporation has been lost or destroyed, a new certificate will be issued to said shareholder, provided that said shareholder presents an affidavit claiming the certificate of stock to be lost, stolen or destroyed. At the discretion of the Board of Directors, said shareholder may be required to deposit a bond or other indemnity in such amount and with such sureties, if any, as the board may require.


                          ARTICLE V. BOOKS AND RECORDS

         Section 1. Books and Records. The above named corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the above named corporation. Furthermore, the above named corporation shall maintain accurate accounting records. Furthermore, the above named corporation shall maintain the following:

              (i) a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each;

                                    7 of 11

              (ii) The above named corporation's Articles or Restated Articles of Incorporation and all amendments thereto currently in effect;

              (iii) The above named corporation's Bylaws or Restated Bylaws and all amendments thereto currently in effect;

              (iv) Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations if shares issued pursuant to those resolutions are outstanding;

              (v) The minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past 3 years;

              (vi) written communications to all shareholders generally or all shareholders of a class or series within the past 3 years including the financial statements furnished for the past 3 years to shareholders as may be required under Florida Law;

              (vii) A list of the names and business street addresses of the above named corporation's current directors and officers; and

              (viii) A copy of the above named corporation's most recent annual report delivered to the Department of State.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form.

         Section 2. Shareholder's Inspection Rights. A shareholder of the above named corporation (including a beneficial owner whose shares are held in a voting trust or a nominee on behalf of a beneficial owner) may inspect and copy, during regular business hours at the above named corporation's principal office, any of the corporate records required to be kept pursuant to Section 1, of this Article of these Bylaws, if said shareholder gives the above named corporation written notice of such demand at least 5 business days before the date on which the shareholder wishes to inspect and copy. The foregoing right of inspection is subject however to such other restrictions as are applicable under Florida Law, including, but not limited to, the inspection of certain records being permitted only if the demand for inspection is made in good faith and for a proper purpose (as well as the shareholder describing with reasonable particularity the purpose and records desired to be inspected and such records are directly connected with the purpose).

         Section 3. Financial Information. Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the above named corporation shall furnish the shareholders annual financial statements which may be

                                    8 of 11
consolidated or combined statements of the above named corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported on by a public accountant, said accountant's report shall accompany said statements. If said annual financial statements are not reported on by a public accountant, then the statements shall be accompanied by a statement of the president or the person responsible for the above named corporation's accounting records (a) stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and if not, describing the basis of preparation; and (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The annual financial statements shall be mailed to each shareholder of the above named corporation within 120 days after the close of each fiscal year or within such additional time as is reasonably necessary to enable the above named corporation to prepare same, if, for reasons beyond the above named corporation's control, said annual financial statement cannot be prepared within the prescribed period.

         Section 4. Other Reports to Shareholders. The above named corporation shall report any indemnification or advanced expenses to any director, officer, employee, or agent (for indemnification relating to litigation or threatened litigation) in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status, at the time of such payment, of the litigation or threatened litigation.

         Additionally, if the corporation issues or authorizes the issuance of shares for promises to render services in the future, the above named corporation shall report in writing to the shareholders the number of shares authorized or issued and the consideration received by the above named corporation, with or before the notice of the next shareholders' meeting.

                                    9 of 11

                             ARTICLE VI. DIVIDENDS

         The Board of Directors of the above named corporation may, from time to time declare dividends on its shares in cash, property or its own shares, except when the above named corporation is insolvent or when the payment thereof would render the above named corporation insolvent, subject to Florida Law.


                          ARTICLE VII. CORPORATE SEAL

         The Board of Directors will provide a corporate seal which will be in circular form embossing in nature and stating "Corporate Seal", "Florida", year of above named incorporation and name of said above named corporation.


                            ARTICLE VIII. AMENDMENT

         These Bylaws may be altered, amended or repealed, and altered, amended or new Bylaws may be adopted by a majority vote of the full Board of Directors.


                   ARTICLE IX. CORPORATE INDEMNIFICATION PLAN

         The above named corporation shall indemnify any person:

         (1) who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the above named corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the above named corporation or is or was serving at the request of the above named corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided under Florida Law.

         (2) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the above named corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the above named corporation or is or was serving at the request of the above named corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided under Florida Law.

         The extent, amount, and eligibility for the indemnification provided herein will be made by the Board of Directors. Said

                                   10 of 11
determinations will be made by a majority vote to a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding.

         The above named corporation will have the power to make further indemnification as provided under Florida Law except to indemnify any person against gross negligence or willful misconduct.

         The above named corporation is further authorized to purchase and maintain insurance for indemnification of any person as provided herein and to the extent provided under Florida Law.

                                   11 of 11

                                                                 Exhibit 3.115


                          ARTICLES OF INCORPORATION

                                      OF

                           AUTO MALL STORAGE, INC.



      The undersigned subscribes to these Articles of Incorporation to form a corporation for profit under the laws of the State of Florida.

                                  ARTICLE I

      The name of the corporation shall be:

                           AUTO MALL STORAGE, INC.

and its principal office for the conduct of business shall be:

                           551 South Military Trail
                        West Palm Beach, Florida 33415


The Board of Directors may from time to time move the principal office to any other address in Florida.

                                  ARTICLE II

      The general nature of the business to be conducted by this corporation is to engage in any activities or business permitted under the laws of the United States and Florida; in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the laws of the State of Florida.

                                 ARTICLE III

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is two hundred (200) shares of common stock at One Dollar ($1.00) par value. Said capital stock shall be fully paid and nonassessable, which shall be equal and uniform in all respects but subject to all restrictions and conditions of the by-laws of the corporation pertaining hereto, and shall be payable in lawful money of the United States, or in property, labor, or in services at a just valuation to be fixed by the stockholders at a meeting dully convened and held. The amount of capital with which the corporation shall begin shall be the sum of Two Hundred and No/100 Dollars.

                                  ARTICLE IV

      The transferability of any of the shares of stock in this corporation may be restricted by any shareholders agreement entered into by all of the holders of any share or shares of the stock of this corporation at the time the stockholders agreement is executed.

                                  ARTICLE V

      The term for which this corporation shall exist shall be perpetual and the business of the corporation shall be conducted, carried on, and managed by the officers of this corporation and a Board of Directors composed of one or more members, which number may be altered from time to time by the by-laws of this corporation within the time limitations prescribed by the law. The officers of this corporation shall be a President, Vice-President, Secretary, Treasurer, and any other officer as to the Board of Directors may seem expedient. Any two or more offices may be held by the same person.

                                  ARTICLE VI

      The name and addresses of the Directors constituting the initial Board of Directors are as follows:

Name               Address                           Office
John Stalupp:      551 South Military Trail          Director/President/
                   West Palm Beach, FL  33415        Secretary


                                 ARTICLE VII

      The name and street address of the corporation's initial registered agent is:

                                    Douglas E. Thompson
                                    645 South Military Trail, Suite 6
                                    West Palm Beach, Florida  33415

                                 ARTICLE VIII

      The name and address of the incorporator is as follows:



John Staluppi                       551 South Military Trail
                                    West Palm Beach, Florida  33415

                                  ARTICLE IX

      No contract, act or transaction of this corporation with any person or persons, firm, or other corporation, in the absence of fraud or wrongdoing, shall be affected or invalidated by the fact that any director of this corporation is a party to or interested in such contract, act, or transaction, or in any way connected with such person or persons, firm, or corporation. Each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or herself or any other firm, association, or corporation in which he or she may in any way be interested. Any director of this corporation may vote upon any contract or other transaction between the corporation and any subsidiary or controlled company without regard to the fact that he or she is also a director of such subsidiary or controlled company.

                                  ARTICLE X

      These Articles of Incorporation may be amended, changed, altered or repealed in the manner now or hereafter prescribed by the Florida Statutes and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

      This corporation shall commence its existence on the date the charter for this corporation is approved by the Secretary of State.

      Witness my hand and seal this 7th of February 1995





                                          /s/ John Staluppi
                                          John Staluppi, Incoporator

      I hereby accept appointment as Registered Agent.

      Witness my hand and seal this 8th day of February 1995.



                                          /s/ Douglas E. Thompson
                                          Douglas E. Thompson

STATE OF FLORIDA          )
                          ) ss:
COUNTY OF PALM BEACH      )

      I HEREBY CERTIFY     THAT ON THIS DAY BEFORE ME, a Notary Public, duly
authorized to take acknowledgements, personally appeared John Staluppi, to me known to be the person described as subscriber to the foregoing Articles of incorporation and who executed the same, and acknowledged before me that he subscribed to these Articles of Incorporation.

      WITNESS my hand and official seal in the County and State named above this 7th day of February 1995.



                                    /s/Douglas E.Thompson
                                    NOTARY PUBLIC, STATE OF FLORIDA
                                    AT LARGE
                                    My Commission Expires:







STATE OF FLORIDA          )
                          ) ss:
COUNTY OF PALM BEACH      )

      I HEREBY CERTIFY that on this day before me, a Notary Public, duly authorized to take acknowledgments, personally appeared Douglas E. Thompson, to me know to be the person described as Registered Agent of the above Corporation and who executed the same, and acknowledged before me that he accepted the office of Registered Agent.

      WITNESS my hand and official seal in the County and State named above this 8th day of February 1995.



                                    /s/Dana E. Merritt
                                    NOTARY PUBLIC, STATE OF FLORIDA
                                    AT LARGE
                                    My Commission Expires:

                                                                 Exhibit 3.117

                           ARTICLES OF INCORPORATION

                                      OF

                       STALUPPI CHRYSLER-PLYMOUTH, INC.

            The undersigned subscribe to these Articles of Incorporation to form a corporation for profit under the laws of the State of Florida.

                                   ARTICLE I

            The name of the corporation shall be:

                       STALUPPI CHRYSLER-PLYMOUTH, INC.

and its principal office for the conduct of business is:

2707 Okeechobee Road, West Palm Beach, Florida 33401. The Board of Directors may from time to time move the principal office to any other address in Florida.

                                  ARTICLE II

            The general nature of the business to be conducted by this corporation is to engage in any activities or business permitted under the laws of the United States and Florida; in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                  ARTICLE III

            The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is five hundred (500) shares of common stock at One Dollar ($1.00) par value. Said capital stock shall be fully paid and nonassessable, which shall be equal and uniform in all respects but subject to all restrictions and conditions of the by-laws of the corporation pertaining hereto, and shall be payable in lawful money of the United States, or in property, labor, or in services at a just valuation to be fixed by the stockholders at a meeting duly convened and held. The amount of capital with which the corporation shall begin shall be the sum of FIVE HUNDRED AND NO/100 ($500.00) DOLLARS.

                                  ARTICLE IV

            The transferability of any of the shares of stock in this corporation may be restricted by any shareholders agreement entered into by all of the holders of any share or shares of the stock of this corporation at the time the stockholders agreement is executed.

                                   ARTICLE V

            In the event of an issue of non-issued capital stock or of new stock, should the stock be increased, the existing stockholders at the time of such issue shall have the right to subscribe for and to purchase such stock so issued in a number of shares proportionate to the amount owed at the time of said subsequent issue. In the event that one or more of the stockholders shall fail or refuse to exercise their option, his or their right to subscribe shall inure to the benefit of the other stockholders. Written notice of intention to issue non-
                                     -2-
issued capital stock or new stock shall be given by the corporation to all stockholders and stockholders shall notify the corporation of their intention to subscribe within thirty (30) days after such notice.

                                  ARTICLE VI

            The term for which this corporation shall exist shall be perpetual and the business of the corporation shall be conducted, carried on, and managed by the officers of this corporation and a Board of Directors composed of one or more members, which number may be altered from time to time by the by-laws of this corporation within the limitations prescribed by law. The officers of this corporation shall be a President, Vice President and Secretary, and any other officer as to the Board of Directors may seem expedient. Any two or more officers may be held by the same person.

                                  ARTICLE VII

            The names and addresses of the Directors constituting the initial Board of Directors are as follows:

            Name              Address                       Office

JOHN STALUPPI           151 Wagstaff Lane             President and
                        West Islip, New York  11795   Secretary

VINCENT R. MAIONE       1435 Sykes Creek Road         Treasurer
                        Merritt Island, Florida

                                 ARTICLE VIII

            The name and street address of the corporation's initial registered agent is:

            JOS. D. FARISH, JR., ESQ.
            316 First Street, Denco Building
            West Palm Beach, Florida  33401

                                  ARTICLE IX

            The name and address of the incorporator is as follows:

            Name                                      Address
            ----                                      -------
      JOHN STALUPPI                       151 Wagstaff Lane
                                          West Islip, New York 11795

                                   ARTICLE X

            No contract, act or transaction of this corporation with any person or persons, firm or other corporation, in the absence of fraud or wrongdoing, shall be affected or invalidated by the fact that any director of this corporation is a party to or interested in such contract, act, or transaction, or in any way connected with such person or persons, firms or corporation. Each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or herself or any other firm, association or corporation in which he or she may in any way be interested. Any director of this corporation may vote upon any contract or other transaction between the corporation and any subsidiary or controlled company without regard to the fact that he or she is also a director of such subsidiary or controlled company.

                                  ARTICLE XI

            These Articles of Incorporation may be amended, changed, altered or repealed in the manner now or hereafter prescribed by the Florida Statutes and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XII

            This corporation shall commence its existence on the date the charter for this corporation is approved by the Secretary of State.

            WITNESS my hand and seal this 22 day of Jan, 1986.

                                          /s/JOHN STALUPPI
                                          ----------------
                                             JOHN STALUPPI

                  AMENDMENT OF CERTIFICATE OF INCORPORATION


                       STALUPPI CHRYSLER-PLYMOUTH, INC.

            WE, THE UNDERSIGNED, being the total number of directors and shareholders of STALUPPI CHRYSLER-PLYMOUTH, INC., Palm Beach County, West Palm Beach, Florida, do hereby state that it is our intention and desire that
Article I of the Certificate of Incorporation be amended to read:

                                  ARTICLE I.

                                     NAME

                  The name of this Corporation shall be FLORIDA
            CHRYSLER-PLYMOUTH, INC. The principal place of business shall be Palm Beach County, Florida, and the corporation shall maintain such other branches and places of business in the State of Florida or such other states as the directors may designate.

            Dated at West Palm Beach, Palm Beach County, Florida, This 3rd day of March, 1986.



/s/JOHN STALUPPI Director and owner of 250 shares
                    of 500 shares outstanding

                   STATEMENT OF CHANGE OF REGISTERED OFFICE


                             AND REGISTERED AGENT



To the Secretary of State of the State of Florida:
Pursuant to the provisions of Sections 607,034 and 607.037, Florida statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement for the purpose of changing its registered office and registered agent in the State of Florida.

FIRST:      The name of the Corporation is Florida Chrysler-Plymouth, Inc.

SECOND: The address of its present registered agent is 316 First Street, Danco Bldg, West Palm Beach, Fl 33401.

THIRD: The address to which its registered agent is to be changed is 2301 Okeechobee Boulevard, Fl 33409.

FOURTH:     The name of its present registered agent is Jos. D. Farish, Jr.

FIFTH:      The name of its successor registered agent is Douglas E. Thompson.

SIXTH: The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

SEVENTH: Such change was authorized by resolution duly adopted by its board of directors.

Dated September 14, 1987

                                   Florida Chrysler-Plymouth, Inc.

                                   by: /s/ John Staluppi
                                       ---------------------
                                           John Staluppi, President

                                    9/11/87
                                    ---------------------------------------
                                     Date

                                      /s/
                                    ---------------------------------------
                                     Agent

                                    9/14/87
                                    ---------------------------------------
                                     Date

                   STATEMENT OF CHANGE OF REGISTERED OFFICE


To the Secretary of State of the State of Florida:
Pursuant to the provisions of Sections 607,034 and 607.037, Florida statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement for the purpose of changing its registered office in the State of Florida.
FIRST:      The name of the Corporation is Florida Chrysler-Plymouth, Inc.

SECOND: The address of its present registered agent is 2301 Okeechobee Boulevard, West Palm Beach, Fl 33409.

THIRD: The address to which its registered agent is to be changed is 1937 Okeechobee Boulevard, West Palm Beach, Fl 33401.

FOURTH:     The name of its present registered agent is Douglas E. Thompson.

FIFTH: The name of its registered office and the address of the business office of its registered agent, as changed, will be identical.

SIXTH: Such change was authorized by resolution duly adopted by its board of directors.

Dated January 26, 1988

                                 Florida Chrysler-Plymouth, Inc.

                                 by: /s/ John Staluppi
                                    ---------------------------------------
                                        John Staluppi, President

                                    1/26/88
                                    ---------------------------------------
                                     Date

                                      /s/
                                    ---------------------------------------
                                     Agent

                                    1/26/88
                                    ---------------------------------------
                                     Date

                                                                 EX-3.118
                                    BYLAWS

                                      OF

                        FLORDA CHRYSLER-PLYMOUTH, INC.


                     ARTICLE I. MEETINGS OF SHAREHOLDERS.

         Section 1. Annual Meeting. The annual shareholder meeting of this corporation will be held on the 1st Monday of January of each year or at such other time and place designated by the Board of Directors of the corporation provided that if said day falls on a Sunday or legal holiday, then the meeting will be held on the first business day thereafter. Business transacted at said meeting will include the election of directors of the corporation.

         Section 2. Special Meetings. Special meetings of the shareholders will be held when directed by the President, Board of Directors, or the holders of not less than 10 percent of all the shares entitled to vote at the meeting. A meeting requested by shareholders of the corporation will be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting will be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting will designate another person to do so.

     Section 3. Place. Meetings of shareholders will be held at the principal place of business of the corporation or at such other place as is designated by the Board of Directors.

        Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting,


                                     Page
                                      I
the purpose(s) for which said special meeting is called, will be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail and addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such an adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each shareholder of record entitled to vote at such meeting.


     Section 6. Shareholder Quorum and Voting. All of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders.

         If a quorum, as herein defined, is present, the affirmative vote of all of the shares represented at the meeting and entitled

                                     Page
                                      II
to vote on the subject matter thereof will be the act of the shareholders unless otherwise provided by law.

     Section 7. Voting of Shares. Each outstanding share will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.


     Section 8. Proxies. A shareholder may vote either in person or by proxy provided that any and all proxies are executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy will be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.

        Section 9. Action by Shareholders Without a Meeting. Any action required or permitted by law, these bylaws, or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, provided that a written consent is filed setting forth the action so taken, and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as provided by law.

                             ARTICLE II. DIRECTORS

     Section 1. Function. All corporate powers, business, and affairs will be exercised, managed and directed under the authority of the Board of Directors.

     Section 2. Qualification. Directors John Staluppi be residents of this state and John Staluppi be shareholders of this corporation.

                                     Page
                                     III

     Section 3. Compensation. John Staluppi will have authority to fix the compensation for directors of this corporation.

     Section 4. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

     Section 5. Number. This corporation will have one director.

     Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors will hold office until his successor will have been qualified and elected at the first annual meeting of shareholders, or until said director's earlier resignation, removal from office or death.

     At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders will elect directors to hold office until the next annual meeting. Each director will hold office for a term for which he is elected until his successor will have been qualified and elected, his prior resignation, his removal from office or his death.

     Section 7. Vacancies. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy will hold

                                     Page
                                      IV
office only until the next election of directors by the shareholders.

     Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of All of the shares then entitled to vote at an election of directors.

     Section 9. Quorum and Voting. All of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of all of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors. ---

     Section 10. Executive and Other Committees. A resolution adopted by all of the Board of Directors, may designate from among its members an executive committee and/or other committee(s) which will have and may exercise all the authority of the Board of Directors to the extent provided in such resolution, except as is provided by law.

     Section 11. Place of Meeting. Special or regular meetings of the Board of Directors will be held written notice of the directors.

     Section 12. Notice, Time and Call of Meetings. Regular meetings of the Board of Directors will be held without notice on December 31st of each year. Written notice of the time and place of special meetings of the Board of Directors will be given to each director by either personal delivery, telegram or cablegram

                                     Page
                                      V
at least two days before the meeting or by notice mailed to the director at least two days before the meeting.

     Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting will constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Neither the business to be transacted nor the purpose of, regular or special meetings of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting will be given to the directors who were not present at the time of the adjournment.

     Meetings of the Board of Directors may be called by the chairman of the board, the president of the corporation or any two directors.

     Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same
                                     Page
                                      VI
time. Participation by such means shall constitute presence in person at a meeting.

     Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent will have the same effect as a unanimous vote.

                             ARTICLE III. OFFICERS

     Section 1. Officers. The officers of this corporation will consist of a president, a vice president, a secretary and a treasurer, each of whom will be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

     Section 2. Duties. The officers of this corporation will have the following duties:

     The President will be the chief executive officer of the corporation, who generally and actively manages the business and affairs of the corporation subject to the directions of the Board of Directors. He will preside at all meetings of the shareholders and Board of Directors.

                                     Page
                                     VII

         The Vice President will in the event of the absence or inability of the President to exercise his office become acting president of the organization with all the rights, privileges and powers as if he had been duly elected president.

     The Secretary will have custody of, and maintain all of the corporate records except the financial records. Furthermore, he will record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

         The Treasurer shall retain custody of all corporate funds and financial records, maintain full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 3. Removal of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy in any office may be filled by the Board of Directors.

                        ARTICLE IV. STOCK CERTIFICATES

     Section 1. Issuance. Every holder of share(s) in this corporation will be entitled to have a certificate representing

                                     Page
                                     VIII
all share(s) to which he is holder. No certificate representing share(s) will be issued until such share(s) is/are fully paid.

     Section 2. Form. Certificates representing share(s) in this corporation will be signed by the President or Vice President and the Secretary or an Assistant Secretary and will be sealed with the seal of this corporation.


     Section 3. Transfer of Stock. The corporation will register a stock certificate presented for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized agent.


         Section 4. Lost, Stolen, or Destroyed Certificates. If the shareholder will claim to have lost or destroyed a stock certificate representing shares issued and recorded by the corporation, a new certificate will be issued upon said shareholder presenting an affidavit claiming the certificate of stock to be lost, stolen or destroyed. At the discretion of the Board of Directors, said shareholder will deposit a bond or other indemnity in such amount and with such sureties, if any, as the board may require.

                         ARTICLE V. BOOKS AND RECORDS.

     Section 1. Books and Records. This corporation will keep accurate and complete books, records of account, and minutes of the proceedings of all meetings of shareholders, Board of Directors, committees of directors.

     This corporation will keep, at its registered office, principal place of business or office of its attorneys a record

                                     Page
                                      IX
of all shareholders indicating the name, address and number of shares held by each registered shareholder. Any books, records and minutes may be in written form or in any other form capable of being converted into written form.

     Section 2. Shareholder's Inspection Rights. Any person who has been or presently is a holder of record of shares or of voting trust certificates at least six months immediately preceding his demand or for at least five percent of the outstanding shares of the corporation, upon written demand stating the purpose thereof, will have the right to examine and to make extracts in person or by agent or attorney, at any reasonable time(s), for any proper purpose, the corporation's relevant books, records of accounts, minutes and records of shareholders.

     Section 3. Financial Information. Not later than four months after the close of each fiscal year, this corporation will prepare a balance sheet showing the financial condition of the corporation at the close of the fiscal year, and a profit and loss statement showing the results of the operations of the corporation during the fiscal year.

     Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation will mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     The balance sheet and profit and loss statement will be filed in the registered office of the corporation in this state,

                                     Page
                                      X
will be kept for at least five years, and will be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                            ARTICLE VI. DIVIDENDS.

     The Board of Directors of this corporation may, from time to time declare dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, subject to the provisions of the Florida Statutes.

                         ARTICLE VII. CORPORATE SEAL.

     The Board of Directors will provide a corporate seal which will be in circular form embossing in nature and stating "Corporate Seal", "Florida", year of incorporation and name of said corporation.

                           ARTICLE VIII. AMENDMENT.

     These bylaws may be altered, amended or repealed, and altered, amended or new bylaws may be adopted by

                  ARTICLE IX. CORPORATE INDEMNIFICATION PLAN

     The corporation shall indemnify any person:

     (1) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint

                                     Page
                                      XI
venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided in Florida Statute 607.014;

     (2) 1Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided in Florida Statute 607.014.

     The extent, amount, and eligibility for the indemnification provided herein will be made by the Board of Directors. Said determinations will be made by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding.

     The corporation will have the power to make further indemnification as provided in Florida Statute 607.014(6) except to indemnify any person against gross negligence or willful misconduct.

     The corporation is further authorized to purchase and maintain insurance for indemnification of any person as provided

                                     Page
                                     XII
herein and to the extent provided in Florida Statutes 607.014(8) and 607.014(9).


                                     Page
                                     XIII

                                                                 EXHIBIT 3.119

                         CERTIFICATE OF INCORPORATION

                                      OF

                         J & S AUTO REFINISHING, LTD.





FILER:

ALAN RICHARDS

100 RING ROAD WEST

GARDEN CITY, NY 11530

                         CERTIFICATE OF INCORPORATION

                                      OF

                         J & S AUTO REFINISHING, LTD.

              Under Section 402 of the Business Corporation Law



      The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:
      FIRST:     The name of the corporation is:
                         J & S AUTO REFINISHING, LTD.
      SECOND:    The purpose for which it is formed is as follows:

      To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board agency or other body, without such approval or consent first being obtained.

      For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

      THIRD:     The office of the corporation in the State of New York is to be located in the County of Suffolk.

      FOURTH:    The aggregate number of shares which the corporation shall have the authority to issue is 200, no par value.

      FIFTH:     The secretary of the state is designated as agent of the
corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 655 Muncy Avenue,
W. Babylon, NY 11704.

      SIXTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated Section 719 of the Business Corporation Law; or liability for any act or omission prior to the adoption of this provision.

      IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury.
Dated:  May 10, 1995


/s/ Scott J. Schuster
Scott J. Schuster, Incorporator
283 Washington Avenue
Albany, New York  12206

                                                                 Ex-3.120
                                    BY-LAWS

                                       OF

                          J & S AUTO REFINISHING, LTD.


                        ARTICLE I. SHAREHOLDERS' MEETING

SECTION 1. ANNUAL MEETING.

         The annual meeting of the shareholders shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meetings.

SECTION 2. AGENDA AT THE SHAREHOLDERS' ANNUAL MEETING.

         (a)  Calling the meeting to order;

         (b)  Roll call;

         (c)  Reading of the minutes of the last meeting;

         (d)  Reports of the Officers;

         (e)  Reports of the Committees;

         (f)  Election of the Directors;

         (g)  Adjournment

SECTION 3. SPECIAL MEETINGS.

         Special meetings of the shareholders may be called at any time by the Board of Directors or by the President or the Secretary at the written request of the holders of fifty percent (50%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

SECTION 4. PLACE OF MEETINGS.

         All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated in the notices or waivers of notice of such meetings.

SECTION 5. NOTICE OF MEETINGS.

            (a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

         (b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

SECTION 6. QUORUM OF SHAREHOLDERS:

         (a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

         (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present. However, if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

SECTION 7. VOTING:

         (a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Election of directors shall be accomplished by a candidate receiving a plurality of the votes cast at a shareholder's meeting by the shareholders entitled to vote in the election.

         (b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation. Upon demand of the shareholders holding ten percent (10%) in interest of the shares, present in person or by proxy, and entitled to vote, and voting shall be by ballot.

SECTION 8. PROXIES.

         Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

SECTION 9. ACTION WITHOUT A MEETING

         Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders, and such resolution so signed shall be inserted in the minute book of the Corporation under its proper date.


                             ARTICLE II. DIRECTORS

SECTION 1. NUMBER.

         The affairs and the business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by the Board of Directors. The number of the directors of the Corporation shall be one (1) unless and until otherwise determined by vote of a majority of the entire Board of Directors. The "entire Board" as used in this Article shall mean the total number of directors which the Corporation would have if there were no vacancies. The number of directors shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders, in which event the number of directors shall not be less than the number of shareholders.

SECTION 2. HOW ELECTED.

         At the annual meeting of shareholders, the persons duly elected by the votes cast at the election held thereat shall become the directors for the ensuing year.

SECTION 3. TERM OF OFFICE AND QUALIFICATIONS.

         The term of office of each of the directors shall be until the next annual meeting of shareholders and thereafter until a successor has been elected and qualified. Each director shall be at least eighteen years of age.

SECTION 4. DUTIES OF DIRECTORS.

         The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the certificate of Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

SECTION 5. DIRECTORS' MEETINGS.

         Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time and must be called by the President or the Secretary upon the written request of two directors. All meetings, both regular and special, shall be held at the principal office of the Corporation or at such other location, within or without the State of New York, as the Board of Directors may from time to time determine.

SECTION 6. NOTICE OF MEETINGS.

         Notice of the place, day and hour of every regular and special meeting shall be given to each director by delivering the same to him personally or sending the same to him by telegraph or leaving the same at his residence or usual place of business, at least one (1) day before the meeting, or shall be mailed to each director, postage prepaid and addressed to him at the last known Post Office address according to the records of the Corporation, at least three (3) days before the meeting. No notice of any adjourned meeting of the Board of Directors needs to be given other than by announcement at the meeting, subject to the provisions of Section 7 of this Article.

SECTION 7. QUORUM OF DIRECTORS.

         At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum for the transaction of business. However, a lesser number, when not constituting a quorum, may adjourn the meeting until a quorum shall be present or represented.

SECTION 8. DIRECTOR AND COMMITTEE ACTION BY CONFERENCE TELEPHONE.

         Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

SECTION 9. VOTING.

         Except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat. Any resolution in writing, signed by all of the directors entitled to vote thereon, shall constitute action by such directors to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of directors and such resolution so signed shall be inserted in the minute book of the Corporation under its proper date.

SECTION 10. VACANCIES.

         Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders, other than vacancies due to the removal of directors without cause, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, even though less than a quorum exists. Vacancies occurring in the Board by reason of the removal of directors without cause may be filled only by vote of the shareholders. A director so elected shall hold office for the unexpired term of his predecessor, and until his successor has been elected and qualified.

SECTION 11. REMOVAL OF DIRECTORS.

         Any or all of the directors may be removed, either with or without cause at any time by a vote of the shareholders at any meeting called for such purpose, and another director, or more than one may be elected by such shareholders in the place of the director(s) so removed, to serve for the remainder of the term.

SECTION 12. RESIGNATION.

         Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective. However, such resignation will not be effective to discharge any accrued obligations or duties of a director.

SECTION 13. SALARY.

         No stated salary shall be paid to directors, as such, for their services, but by resignation of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided, that nothing herein contained shall be construed to prevent any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 14. CONTRACTS.

         (a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

         (b) Any director, personally and individually, may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

         (c) However, if there was no such disclosure or knowledge, or if the vote of such interested director was necessary for the approval of such contract or transaction at a meeting of the Board or committee at which it was approved, the Corporation may avoid the contract or transaction, unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation, at the time it was approved by the Board, a committee or the shareholders.

SECTION 15. COMMITTEES.

         The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board of Directors.

                             ARTICLE III. OFFICERS

SECTION 1. NUMBER OF OFFICERS.

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any officer may hold more than one office except the same person may not hold the office of President and Secretary.

SECTION 2. ELECTION OF OFFICERS.

         Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Certificate of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

SECTION 3. REMOVAL OF OFFICERS.

         Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by a vote of the Board of Directors. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, only by a vote of the shareholders. Additionally, an officer elected by the shareholders may have his authority suspended, for cause, by the Board of Directors.

SECTION 4. PRESIDENT.

         The President shall be the chief executive officer of the Corporation and shall have general charge of business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall, if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President.

SECTION 5. VICE PRESIDENT.

         In the absence of or inability of the President to act, the Vice President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

SECTION 6. SECRETARY.

         The Secretary shall:

         (a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

         (b) Give and serve all notice of all meetings of the Corporation.

         (c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

         (d) Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

         (e) Do and perform all other duties incident to the office of Secretary.

SECTION 7. TREASURER.

         The Treasurer shall:

         (a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the directors may designate.

         (b) Exhibit at all reasonable times his books and accounts to any director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

         (c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

         (d) Give the Corporation security for the faithful performance of his duties in such sum and with such surety as the Board of Directors may require.

SECTION 8. DUTIES OF OFFICERS MAY BE DELEGATED.

         In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or any director for the time being, provided a majority of the entire Board concur therein.

SECTION 9. VACANCIES - HOW FILLED.

         Should any vacancy in any office occur by death, resignation or otherwise, the Board of Directors may appoint any qualified person to fill such vacancy, without undue delay, at its next regular meeting or at a special meeting called for that purpose, except as otherwise provided in the Certificate of Incorporation.

SECTION 10. COMPENSATION OF OFFICERS.

         The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the Certificate of Incorporation. No officer shall be precluded from receiving any compensation by reason of the fact that he is also a director of the Corporation.

                  ARTICLE IV. CERTIFICATES REPRESENTING SHARES

SECTION 1.  ISSUE OF CERTIFICATES REPRESENTING SHARES.

         The President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice-President) and the Treasurer (or Secretary) certifying the number of shares owned by him in the Corporation. Each certificate shall state upon the face thereof: (1) That the Corporation is formed under the laws of this state.
(2) The name of the person or persons to whom issued. (3) The number and class of shares, and the designation of the series, if any, which such certificate represents. Any restrictions upon transfers imposed by the Corporation should be conspicuously noted on the certificate.

SECTION 2. LOST, DESTROYED AND STOLEN SHARE CERTIFICATES.

         The holder of any certificate representing shares of the Corporation shall immediately notify the corporation of any loss, destruction or wrongful taking of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate thereto issued by it, alleged to have been lost, destroyed or wrongfully taken. On production of such evidence of loss as the Board of Directors in its discretion may require, the Board of Directors may require the owner of the missing certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

SECTION 3. TRANSFERS OF SHARES.

         (a) Transfers of shares of the Corporation shall be made on the shares records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

         (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


                                ARTICLE V. SEAL

         The seal of the Corporation shall be as follows:




                          ARTICLE VI. INDEMNIFICATION.

         The Corporation shall indemnify any person, made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such person is adjudged to have breached his duty to the Corporation. The Corporation shall indemnify any person made a party to an action against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action, if such person acted in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful. Such rights of indemnification shall not exclude other rights to which such person may be entitled.


                 ARTICLE VII. DIVIDENDS OR OTHER DISTRIBUTIONS

         The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation.


                      ARTICLE VIII. NEGOTIABLE INSTRUMENTS

         All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the Certificate of Incorporation.

                            ARTICLE IX. FISCAL YEAR

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


                             ARTICLE X. AMENDMENTS

SECTION 1. BY SHAREHOLDERS.

         All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

SECTION 2. BY DIRECTORS.

         The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto, as in this Article X above-provided, may alter, amend or repeal by-laws made by the Board of Directors; except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made therein.


                              ARTICLE XI. OFFICES

         The offices of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

         The undersigned Incorporator certifies that he has adopted the foregoing by-laws as the first by-laws of the Corporation, in accordance with the requirements of the Business Corporation Law.

Dated:  May 22, 1995

                                            /s/ [Illegible]
                                            ------------------------------
                                                        Director

                       ACTION OF THE SOLE STOCKHOLDER OF
                            AMITY AUTO PLAZA, LTD.,
                       AMITY NISSAN OF MASSAPEQUA, LTD.,
                        AUTO MALL PAYROLL SERVICES INC.,
                            AUTO MALL STORAGE, INC.,
                        FLORIDA CHRYSLER PLYMOUTH, INC.,
                          J&S AUTO REFINISHING, LTD.,
                               JS IMPORTS, INC.,
                          NORTHLAKE AUTO FINISH, INC.,
                             PALM AUTO PLAZA, INC.,
                             WESTBURY NISSAN, LTD.,
                           WESTBURY SUPERSTORE, LTD.,
                           WEST PALM AUTO MALL, INC.
                         WEST PALM INFINITI, INC., AND
                             WEST PALM NISSAN, INC.
                            TAKEN BY WRITTEN CONSENT
                              IN LIEU OF A MEETING

         Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the undersigned, being the sole stockholder of Amity Auto Plaza, Ltd., Amity Nissan of Massapequa, Ltd., Auto Mall Payroll Services, Inc., Auto Mall Storage, Inc., Florida Chrysler Plymouth, Inc., J&S Auto Refinishing, Ltd., JS Imports, Inc., Northlake Auto Finish, Inc., Palm Auto Plaza, Inc., Westbury Nissan Ltd., Westbury Superstore, Ltd., West Palm Auto Mall, Inc., West Palm Infiniti, Inc., and West Palm Nissan, Inc. (the "Companies") does hereby consent to and adopt the following resolutions, as the action of the sole stockholder of the Companies in lieu of a meeting, and hereby directs that this written consent to such action be filed with the minutes of the proceedings of the stockholder of the Companies.

         NOW, THEREFORE, BE IT RESOLVED, that the number of directors constituting the Board of Directors of the Companies is hereby set at three
(3); and

         FURTHER RESOLVED, that the following persons be, and hereby are, elected as Directors of the Companies, the term of office of each such person to be until their respective successors shall be elected and qualified:

                             Marshall S. Cogan
                             James R. Davidson
                             Robert H. Nelson

         IN WITNESS WHEREOF, the undersigned stockholder hereunto sets its hand as of the 30 day of April, 1997.

                                            UAG EAST, INC.


                                            By: /s/ George G. Lowrance
                                               -------------------------------
                                                George G. Lowrance
                                                Vice President

                        ACTION OF THE BOARD OF DIRECTORS
                           OF AMITY AUTO PLAZA, LTD.,
                       AMITY NISSAN OF MASSAPEQUA, LTD.,
                          J&S AUTO REFINISHING, LTD.,
                            WESTBURY NISSAN LTD. AND
                           WESTBURY SUPERSTORE, LTD.
                       TAKEN BY UNANIMOUS WRITTEN CONSENT
                              IN LIEU OF A MEETING

         Pursuant to Section 708(b) of the New York Business Corporation Law, the undersigned, being all of the members of the Boards of Directors (the "Boards") of Amity Auto Plaza, Ltd. ("Amity Toyota"), Amity Nissan of Massapequa, Ltd. ("Amity Nissan"), J&S Auto Refinishing, Ltd. ("J&S"), Westbury Nissan Ltd. ("Westbury Nissan") and Westbury Superstore, Ltd. ("Westbury Toyota", and together with Amity Toyota, Amity Nissan, J&S and Westbury Nissan, the "Corporations"), hereby consent to and adopt the following resolutions by unanimous written consent in lieu of a meeting, and hereby waive any and all rights to notice of time, place, or purpose of the meeting to consider the action taken herein and hereby direct that this instrument be filed with the minutes of the proceedings of each of the Boards.

I.  ELECTION OF OFFICERS.

         RESOLVED, that the following named persons are hereby declared elected to the offices of each of the Corporations set forth opposite their respective names to serve as such officers pursuant to the Bylaws of each Corporation:

         Marshall S. Cogan                    Chairman of the Board, Chief
                                              Executive Officer and President

         Robert H. Nelson                     Vice President and Treasurer

         Karl H. Winters                      Vice President

         Philip N. Smith, Jr.                 Vice President and Secretary

         George G. Lowrance                   Vice President and Assistant
                                              Secretary

         Lauren Dowling                       Vice President and Assistant
                                              Secretary

         James R. Davidson                    Vice President

         John A. Staluppi, Jr.                Vice President

         Tambra S. King                       Assistant Secretary

II.  APPROVAL OF GUARANTIES.

         RESOLVED, that the Corporations are hereby authorized and empowered to serve as guarantors of the obligations of United Auto Group, Inc., a Delaware corporation ("Borrower") under a loan agreement between Borrower and John A. Staluppi ("Lender") and under any other financing by Borrower from Lender, and to subordinate any indebtedness of Borrower to the Corporations to the indebtedness of Borrower to Lender under any financing obtained by Borrower from Lender;

         FURTHER RESOLVED, that any one of the President, and Vice President, the Treasurer, the Secretary or any other officer of the Corporations be and they are hereby each and all authorized, empowered and directed in the name and on behalf of the Corporations, whether or not under its corporate seal, to guaranty the obligations of Borrower to Lender and to subordinate indebtedness to the Corporations to the indebtedness of Borrower to Lender under the loan agreement or under any other financing by Borrower from Lender, and in connection therewith, in furtherance thereof and pursuant thereto, to make, enter into, execute and deliver to Lender, any guaranties, subordinations, security agreements, Uniform Commercial Code Financing Statements, drafts, assignments, and any amendments to any of the foregoing, and any other agreements, documents, certificates or instruments, and any amendments thereto, arising out of, related to, or in connection with, any of the forgoing agreements, documents, or transactions, as such officer in his or her sole discretion deems appropriate and which may be requested or required by Lender in connection any business between the Corporations and Lender;

         FURTHER RESOLVED, that the foregoing Resolution is adopted in addition to, and not in replacement of, and shall not be limited by, any and all Resolutions heretofore adopted by these Corporations governing any transaction with or involving Lender, and the foregoing Resolution contained herein shall continue in force until express written notice of its prospective rescission or modification as to the future transactions not then existing or committed to by Lender has been furnished to and received by Lender, respectively;

         FURTHER RESOLVED, that any and all prior and existing guaranties granted by these Corporations in favor of Lender be and the same hereby are in all respects ratified, approved and confirmed; and

         FURTHER RESOLVED, that the Secretary or any Assistant Secretary of these Corporations be and they are hereby each and all authorized and empowered to certify the authenticity and completeness of these Resolutions, the Articles of Incorporation and Bylaws of these Corporations, and the names of the officers and employees of these Corporations and that their signatures are true.

III.  APPROVAL OF FLOOR PLAN FINANCING.

         RESOLVED, that Amity Toyota, Amity Nissan, Westbury Nissan and Westbury Toyota (each a "Dealer" and collectively the "Dealers") are hereby authorized and empowered to enter into a wholesale floor plan security agreement between such Dealer and World Omni Financial Corp., a Florida corporation ("WOFCO") or VT Inc. as Trustee of World Omni, LT, and to enter into any documents related thereto;

         FURTHER RESOLVED, that the officers of the Corporations be, and each of them hereby is, duly authorized and empowered to take all action and to execute and deliver and to file or record, as the case may be, any and all such documents, agreements, instruments, certificates or instructions as they or any of them may deem necessary or advisable in order to carry into effect the purpose and intent of the foregoing resolutions or the transactions contemplated therein or thereby, as shall be evidenced conclusively by the taking of such actions or the execution and delivery and the filing and recording, as the case may be, of such documents, agreements, instruments, certificates or instructions by such officers; and

         FURTHER RESOLVED, that any and all such actions heretofore taken and any and all documents, agreements, instruments, certificates or instructions (however characterized or described) heretofore executed and delivered or filed and recorded, as the case may be, on behalf of the Corporations, by the officers of the Corporations, or any of them, in order to carry into effect the purposes and intent of the foregoing resolutions or the transactions contemplated therein or thereby (including, but not limited to, a wholesale floor plan security agreement) are hereby ratified, confirmed and adopted and approved in all respects.

         This Consent may be executed in counterparts, each of which shall be an original but all of which taken together shall continue one and the same instrument.

         IN WITNESS WHEREOF, the undersigned Directors of each of the Corporations have executed this Consent as of the 30 day of April, 1997.

                                            /s/ Marshall S. Cogan
                                            -------------------------
                                            MARSHALL S. COGAN

                                            /s/ James R. Davidson
                                            -------------------------
                                            JAMES R. DAVIDSON

                                            /s/ Robert H. Nelson
                                            -------------------------
                                            ROBERT H. NELSON

                                                               EXHIBIT 3.121



                           ARTICLES OF INCORPORATION

                                      OF
                        NORTHLAKE AUTO FINISHING, INC.

      The undersigned subscribes to these Articles of Incorporation to form a corporation for profit under the laws of the State of Florida.

                                   ARTICLE I

      The name of the corporation shall be:

                        NORTHLAKE AUTO FINISHING, INC.

and its principal office for the conduct of business shall be:

       3701 Northlake Boulevard, Lake Park, FL. 33403.

The Board of Directors may from time to time move the principal office to any other address in Florida.

                                  ARTICLE II

      The general nature of the business to be conducted by this corporation is to engage in any activities or business permitted under the laws of the United States and Florida; in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the laws of the State of Florida.

                                  ARTICLE III

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is two hundred (200) shares of common stock a the One Dollar ($1.00) par value. Said capital stock shall be fully paid and nonassessable, which shall be equal and uniform in all respects but subject to all restrictions and conditions of the by-laws of the corporation pertaining hereto, and shall be payable in lawful money of the United States, or in property, labor, or in services at a just valuation to be fixed by the stockholders at a meeting duly convened and held. The amount of capital with which the corporation shall begin shall be the sum of TWO HUNDRED AND NO/100 ($200.00) DOLLARS.

                                  ARTICLE IV

      The transferability of any of the shares of stock in this corporation may be restricted by any shareholders agreement entered into by all of the holders of any share or shares of the stock of this corporation at the time the stockholders agreement is executed.

                                   ARTICLE V

      The term for which this corporation shall exist shall be perpetual and the business of the corporation shall be conducted, carried on, and managed by the officers of this corporation and a Board of Directors composed of one or more members, which number may be altered from time to time by the by-laws of this corporation within the time limitations prescribed by the law. The officers of this corporation shall be a President, Vice-President, Secretary, Treasurer, and any other officer as to the Board of Directors may seem expedient. Any two or more offices may be held by the same person.

                                     ARTICLE VI

      The names and addresses of the Directors constituting the initial Board of Directors are as follows:

Name                                Address                    Office
----                                -------                    ------
John Staluppi              205 Sunrise Avenue                 Director
                             West Islip, NY 11795

Michael Passaro            3701 Northlake Blvd.               President
                              Lake Park, FL 33403

Jeanette Staluppi          205 Sunrise Avenue                Secretary,
                           West Islip, NY 11795               Treasurer


                                  ARTICLE VII

      The name and street address of the corporation's initial registered agent is:

                              Douglas E. Thompson
                             1937 Okeechobee Blvd.
                           West Palm Beach, FL 33401

                                    ARTICLE VIII

      The name and address of the incorporator is as follows:

               John Staluppi        205 Sunrise Avenue
                                    West Islip, NY 11795

                                     ARTICLE IX

      No contract, act or transaction of this corporation with any person or persons, firm, or other corporation, in the absence of fraud or wrongdoing, shall be affected or invalidated by the fact that any director of this corporation is a party to or interested in such contract, act, or transaction, or in any way connected with such person or persons, firm, or corporation. Each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or herself or any other firm, association, or corporation in which he or she may in any way be interested. Any director of this corporation may vote upon any contract or other transaction between the corporation and any subsidiary or controlled company without regard to the fact that he or she is also a director of such subsidiary or controlled company.

                                   ARTICLE X

      These Articles of Incorporation may be amended, changed, altered or repealed in the manner now or hereafter prescribed by the Florida Statutes and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    ARTICLE XI

      This corporation shall commence its existence on the date the charter for this corporation is approved by the Secretary of State.

      Witness my hand and seal this 18th of August 1988.

                                    /s/ John Staluppi
                                    -----------------------------------
                                    John Staluppi

      I hereby accept appointment as Registered Agent.

      Witness my hand and seal this 18th day of August 1988.

                                    /s/ Douglas E. Thompson
                                    -----------------------------------
                                    Douglas E. Thompson


STATE OF FLORIDA              )
                              )ss:
COUNTY OF PALM BEACH          )

      I HEREBY CERTIFY that on this day before me, a Notary Public, duly authorized to take acknowledgments, personally appeared John Staluppi, to me known to be the person described as subscriber to the foregoing Articles of Incorporation and who executed the same, and acknowledged before me that he subscribed to these Articles of Incorporation.

      WITNESS my hand and official seal in the County and State named above this 18th day of August 1988.

                                    /s/ Douglas E. Thompson
                                   ---------------------------------------
                                    NOTARY PUBLIC, STATE OF FLORIDA
                                   AT LARGE

                                    My Commission Expires:



STATE OF FLORIDA              )
                              )ss:
COUNTY OF PALM BEACH          )

      I HEREBY CERTIFY that on this day before me, a Notary Public, duly authorized to take acknowledgments, personally appeared Douglas E. Thompson, to me known to be the person described as Registered Agent of the above Corporation and who executed the same, and acknowledged before me that he accepted the office of Registered Agent.

      WITNESS my hand and official seal in the County and State named above this 18 day of August 1988.

                                      /s/
                                    --------------------------------------
                                    NOTARY PUBLIC, STATE OF FLORIDA
                                    AT LARGE

                                    My Commission Expires:

                  AMENDMENT OF CERTIFICATE OF INCORPORATION

                                      OF

                        NORTHLAKE AUTO FINISHING, INC.



      WE, THE UNDERSIGNED, being the total number of directors and shareholders of NORTHLAKE AUTO FINISHING, INC., Palm Beach County, Lake Park, Florida, do hereby state that it is our intention and desire to amend the name of the corporation as stated in the Articles of Incorporation as follows:

ARTICLE I

      The name of this corporation shall be NORTHLAKE AUTO FINISH, INC.
      The foregoing amendment was adopted by the stockholders and directors of the corporation on the 6 day of September, 1988.

      IN WITNESS WHEREOF, the undersigned president and secretary of this corporation have executed these Articles of Amendment this 6 day of Sept., 1988.

                                    /s/ Michael Passaro
                                    --------------------------------------
                                    Michael Passaro, as President


                                    /s/ Jeanette Staluppi
                                    --------------------------------------
                                    Jeanette Staluppi, as Secretary

STATE OF FLORIDA
COUNTY OF PALM BEACH

      BEFORE ME, the undersigned authority, personally appeared Michael Passaro, to me well known to be the person described in and who executed the foregoing instrument, and acknowledged before me that he executed the same for the purpose therein expressed.

      WITNESS my hand and official seal at the county and state aforesaid this 6th day of September, 1988.

                                    /s/
                                    --------------------------------------
                                    Notary Public
                                    State of Florida at Large

                                                                      EX 3.123



                           ARTICLES OF INCORPORATION
                                      OF
                             PALM AUTO PLAZA, INC.

         The undersigned subscribes to these Articles of Incorporation to form a corporation for profit under the laws of the State of Florida.

                                   ARTICLE I

         The name of the corporation shall be:

                             PALM AUTO PLAZA, INC.

and its principal office for the conduct of business shall be:

              2707 Okeechobee Blvd., West Palm Beach, FL. 33409.

The Board of Directors may from time to time move the principal office to any other address in Florida.

                                  ARTICLE II

         The general nature of the business to be conducted by this corporation is to engage in any activities or business permitted under the laws of the United States and Florida; in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the laws of the State of Florida.

                                  ARTICLE III

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is two hundred fifty (250) shares of common stock at One Dollar ($1.00) par value. Said capital stock shall be fully paid and nonassessable, which shall be equal and uniform in all respects but subject to all restrictions and conditions of the by-laws of the corporation pertaining hereto, and shall be payable in lawful money of the United States, or in property, labor, or in services at a just valuation to be fixed by the stockholders at a meeting duly convened and held. The amount of capital with which the corporation shall begin shall be the sum of TWO HUNDRED FIFTY AND NO/100 ($250.00) DOLLARS.

                                  ARTICLE IV

         The transferability of any of the shares of stock in this corporation may be restricted by any shareholders agreement entered into by all of the holders of any share or shares of the stock of this corporation at the time the stockholders agreement is executed.

                                   ARTICLE V

         The term for which this corporation shall exist shall be perpetual and the business of the corporation shall be conducted, carried on, and managed by the officers of this corporation and a Board of Directors composed of one or more members, which number may be altered from time to time by the by-laws of this corporation within the time limitations prescribed by the law. The officers of this corporation shall be a President, Vice-President, Secretary, Treasurer, and any other officer as to the Board of Directors may seem expedient. Any two or more offices may be held by the same person.

                                  ARTICLE VI

         The names and addresses of the Directors constituting the initial Board of Directors are as follows:



Name                                    Address                       Office
----                                    -------                       ------

John Staluppi                           205 Sunrise Avenue            Director,
                                        West Islip, NY  11795         President

Jeanette Staluppi                       205 Sunrise Avenue            Secretary
                                        West Islip, NY  11795


                                  ARTICLE VII

         The name and street address of the corporation's initial registered agent is:

                                        Douglas E. Thompson
                                        2345 Okeechobee Blvd.
                                        West Palm Beach, FL 33409



                                 ARTICLE VIII

         The name and address of the incorporator is as follows:

                      John Staluppi                     205 Sunrise Avenue
                                                        West Islip, NY  11795


                                  ARTICLE IX

         No contract, act or transaction of this corporation with any person or persons, firm, or other corporation, in the absence of fraud or wrongdoing, shall be affected or invalidated by the fact that any director of this corporation is a party to or interested in such contract, act, or transaction, or in any way connected with such person or persons, firm, or corporation. Each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or herself or any other firm, association, or corporation in which he or she may in any way be interested. Any director of this corporation may vote upon any contract or other transaction between the corporation and any subsidiary or controlled company without regard to the fact that he or she is also a director of such subsidiary or controlled company.

                                   ARTICLE X

         These Articles of Incorporation may be amended, changed, altered or repealed in the manner now or hereafter prescribed by the Florida Statutes and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

         This corporation shall commence it existence on the date the charter for this corporation is approved by the Secretary of State.

         Witness my hand and seal this 11th day of October 1990.



                                                     /s/ John Staluppi
                                                     --------------------------
                                                     John Staluppi

         I hereby accept appointment as Registered Agent.


         Witness my hand and seal this 10th day of October 1990.



                                                   /s/ Douglas E. Thompson
                                                   ----------------------------
                                                   Douglas E. Thompson

STATE OF NEW YORK        )
                         ) SS:
COUNTY OF SUFFOLK        )

         I HEREBY CERTIFY that on this day before me, a Notary Public, duly authorized to take acknowledgments, personally appeared John Staluppi, to me known to be the person described as subscriber to the foregoing Articles of Incorporation and who executed the same, and acknowledged before me that he subscribed to these Articles of Incorporation.

         WITNESS my hand and official seal in the County and State named above this 11th day of October 1990.



                                           /s/ Gretchen A. Regis
                                           ------------------------------------
                                           NOTARY PUBLIC, STATE OF NEW YORK

                                           My commission Expires:

STATE OF FLORIDA         )
                         ) SS:
COUNTY OF PALM BEACH     )

         I HEREBY CERTIFY that on this day before me, a Notary Public, duly authorized to take acknowledgments, personally appeared Douglas E. Thompson, to me known to be the person described as Registered Agent of the above Corporation and who executed the same, and acknowledged before me that he accepted the office of Registered Agent.

         WITNESS my hand and official seal in the County and State named this 10th day of October 1990.



                                            /s/
                                            -----------------------------------
                                            NOTARY PUBLIC, STATE OF FLORIDA
                                            AT LARGE

                                            My Commission Expires:


ARTSTAL.INC./7A

                                                                      EX 3.125




                           ARTICLES OF INCORPORATION

                                      OF

                              WEST PALM AUTO INC.


	The undersigned, for the purpose of forming a corporation for profit under and by virtue of the laws of the State of Florida do hereby make, subscribe and acknowledge this certificate for that purpose.


                                   ARTICLE I

	The name of the corporation shall be WEST PALM AUTO MALL, INC.


			           ARTICLE II

	The general nature of the business or businesses to be transacted by the corporation, as principal, as agent or as broker, is as follows:

        1. To engage in any activity or business permitted under the laws of the United States and of the State of Florida.

        2. To do all and everything necessary and appropriate for the accomplishment of the business and objects enumerated in this Certificate or any amendment thereof, necessary or incidental to the attainment of the business or objects of the corporation, whether or not such business or objects of the corporation are similar in nature to the business or objects set forth in this Certificate or any amendment thereof.

        3. To buy, purchase, exchange, sell, hire, lease, mortgage, deal in, and encumber real estate and personal property, either improved or unimproved, of every kind and description.

        The foregoing shall be construed as objects and powers in furtherance not in limitation of the general powers conferred from time to time by laws of the State of Florida; and it is hereby expressly provided that the enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation, and that the corporation shall and may do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or objects herein enumerated, either alone or in association with other corporations, firms or individual to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.


                                   ARTICLE III

	The maximum number of shares of capital stock which the corporation is authorized to have outstanding at any time is Two Hundred (200) shares of common stock with a par value of One Dollar ($1.00) per share.


                                   ARTICLE IV

	The amount of capital with which the corporation shall begin business shall not be less than Five Hundred Dollars ($500.00).


                                    ARTICLE V

	The corporation shall have perpetual existence unless sooner dissolved according to law, and its existence shall commence upon filing.


                                    ARTICLE VI

        The principal office of this corporation is to be located at 701 U.S. One, Suite 402, North Palm Beach, 33408, County of Palm Beach, State of Florida.

	The Board of Directors shall have the power and the authority to establish branch offices and places of business of this corporation at any point in the State of Florida, or in any state, territory, or district of the United States, or in any foreign country, as they may deem necessary for the best interests of the business.

                                    ARTICLE VII

	This corporation shall have one (1) Director initially. The business of this corporation shall be conducted by a Board of Directors of not less than one (1) nor more than three (3) Directors. The Board of Directors shall have the power and authority to prescribe the consideration to be paid to the corporation in exchange for the issuance and disposal of its capital stock.
The Board of Directors shall also have the authority and power to adopt bylaws which shall govern the operation of the business of this corporation, and to thereafter amend the same from time to time if necessary.

        The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:


        NAME                         ADDRESS
        ----                         -------

Lawrence W. Smith, Esq.              701 U.S. Highway One, Suite 402
                                     North Palm Beach, Florida 33408


	The value of consideration which the subscribers shall pay for each share of stock shall be at least One Dollar ($1.00) per share, and the proceeds of the stock subscribed for will be at least as much as the amount necessary to begin the business of the corporation at the time the stock certificates thereof are issued and the corporation otherwise activated.


                                   ARTICLE IX

	The names and post office address of the directors and officers who shall hold office for the first year of the corporation's existence or until their successors have been elected and qualified are as follows:


        NAME                         ADDRESS
        ----                         -------

John Staluppi                        701 U.S. Highway One, Suite 402
President/Director/Secretary         No. Palm Beach, Florida 33408

                                   ARTICLE X

	This corporation reserves the right to amend, alter, change or repeal any provisions contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE XI

	All of the subscribers to these Articles of Incorporation are over the age of twenty-one years, are suijuris, and citizens of the United States.

        Stock certificates of this corporation shall not be issued unless and until the same are paid for in full with cash, or its equivalent. Stock certificates shall be not valid unless signed and issued by the president and attested by the secretary, who shall affix thereon the corporate seal.

        The name of the initial registered agent and the address of the initial registered office of the corporation is as follows:



        NAME                         ADDRESS
        ----                         -------

Lawrence W. Smith, Esq.              701 U.S. One, Suite 402
                                     No. Palm Beach, Florida 33408


                                  ARTICLE XIII


        Nothing in these Articles of Incorporation shall be taken to limit the power of this corporation, and this corporation shall have all the rights and powers that are expressly stated under the Florida Statutes and Laws (F.S. 607 and as amended in the future.)

        IN WITNESS WHEREOF, the undersigned, being the original subscriber to the capital stock herein, has made and subscribed these Articles of Incorporation this 23rd day of March, 1987.


Signed, sealed and delivered
in the presence of:


/s/                                         /s/ Lawrence W. Smith
---------------------------                 --------------------------------
                                            Lawrence W. Smith, Incorporator
/s/ Kathryn P. Kirby                         and Registered Agent
---------------------------



STATE OF FLORIDA
COUNTY OF PALM BEACH


	Before me, the undersigned officer duly authorized to take acknowledgments and administer oaths, this day personally appeared
Lawrence W. Smith, to me known to be the person described in and who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed the same for the purposes herein expressed.

        WITNESS my hand and official seal in the State and County aforesaid this 23rd day of March, 1987.


                                            /s/ Doris P. Lunsford
                                            ---------------------------
                                            Notary Public
                                            My Commission Expires

                                                                      EX 3.127


                          ARTICLES OF INCORPORATION
                                      OF
                           WEST PALM INFINITI, INC.

     The undersigned subscribes to these Articles of Incorporation to form a corporation for profit under the laws of the State of Florida.


                                  ARTICLE I

The name of the corporation shall be:

                           WEST PALM INFINITI, INC.

and its principal office for the conduct of business shall be:

             551 So. Military Trail, West Palm Beach, FL. 33415.

     The Board of Directors may from time to time move the principal office to any other address in Florida.

                                  ARTICLE II

     The general nature of the business to be conducted by this corporation is to engage in any activities of business permitted under the laws of the United States and Florida; in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                 ARTICLE III

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is two hundred (200) shares of common stock at One Dollar ($1.00) par value. Said capital stock shall be fully paid and nonassessable, which shall be equal and uniform in all respects but subject to all restrictions and conditions of the by-laws of the corporation pertaining hereto, and shall be payable in lawful money of the United States, or in property, labor, or in services at a just valuation to be fixed by the stockholders at a meeting duly convened and held. The amount of capital with which the corporation shall begin shall be the sum of TWO HUNDRED AND NO/100 ($200.00) DOLLARS.

                                  ARTICLE IV

     The transferability of any of the shares of stock in this corporation may be restricted by any shareholders agreement entered into by all of the holders of any share or shares of the stock of this corporation at the time the stockholders agreement is executed.

                                  ARTICLE V

     The term for which this corporation shall exist shall be perpetual and the business of the corporation shall be conducted, carried on, and managed by the officers of this corporation and a Board of Directors composed of one or more members, which number may be altered from time to time by the by-laws of this corporation within the time limitations prescribed by the law. The officers of this corporation shall be a President, Vice-President, Secretary, Treasurer, and any other officer as to the Board of Directors may seem expedient. Any two or more offices may be held by the same person.

                                  ARTICLE VI

     The names and addresses of the Directors constituting the initial Board of Directors are as follows:

Name                      Address                     Office
----                      -------                     ------

John Staluppi      205 Sunrise Avenue                 Director,
                   West Islip, NY 11795


                                 ARTICLE VII

The name and street address of the corporation's initial registered agent is:

                   Douglas E. Thompson
                   1937 Okeechobee Blvd.
                   West Palm Beach, FL 33409

                                 ARTICLE VIII

The name and address of the incorporator is as follows:

           John Staluppi             205 Sunrise Avenue
                                     West Islip, NY 11795

                                  ARTICLE IX

     No contract, act or transaction of this corporation with any person or persons, firm, or other corporation, in the absence of fraud or wrongdoing, shall be affected or invalidated by the fact that any director of this corporation is a party to or interested in such contract, act, or transaction, or in any way connected with such person or persons, firm, or corporation. Each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or herself or any other firm, association, or corporation in which he or she may in any way be interested. Any director of this corporation may vote upon any contract or other transaction between the corporation and any subsidiary or controlled company without regard to the fact that he or she is also a director of such subsidiary or controlled company.

                                  ARTICLE X

     These Articles of Incorporation may be amended, changed, altered or repealed in the manner now or hereafter prescribed by the Florida Statutes and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

     This corporation shall commence its existence on the date the charter for this corporation is approved by the Secretary of State.

     Witness my hand and seal this 16th day of June, 1989.


                                               /s/ John Staluppi
                                               -------------------------
                                               John Staluppi

I hereby accept appointment as Registered Agent.

Witness my hand and seal this 14th day of June, 1989.


                                           /s/ Douglas E. Thompson
                                           -------------------------------
                                           Douglas E. Thompson


STATE OF NEW YORK    )
                     ) SS:
COUNTY OF SUFFOLK     )

     I HEREBY CERTIFY that on this day before me, a Notary Public, duly authorized to take acknowledgements, personally appeared John Staluppi, to me know to be the person described as subscriber to the foregoing Articles of Incorporation and who executed the same, and acknowledged before me that he subscribed to these Articles of Incorporation.

     WITNESS my hand and official seal in the County and State named above this 16th day of June, 1989.

                                              /s/
                                              ---------------------------------
                                              NOTARY PUBLIC, STATE OF FLORIDA
                                              AT LARGE

                                              My commission Expires:   4/20/91


STATE OF FLORIDA        )
                        ) SS:
COUNTY OF PALM BEACH    )

     I HEREBY CERTIFY that on this day before me, a Notary Public, duly authorized to take acknowledgments, personally appeared Douglas E. Thompson, to me known to be the person described as Registered Agent of the above Corporation and who executed the same, and acknowledged before me that he accepted the office of Registered Agent.

     WITNESS my hand and official seal in the County and State named this 14th day of June, 1989.


                                               /s/
                                               --------------------------------
                                               NOTARY PUBLIC, STATE OF FLORIDA
                                               AT LARGE


                                               My commission Expires:

                                                                 EX-3.129
                           ARTICLES OF INCORPORATION
                                       OF
                             WEST PALM NISSAN, INC.

         The undersigned subscribe to these Articles of Incorporation to form a corporation for profit under the laws of the State of Florida.

                                   ARTICLE I

         The name of the corporation shall be:

                             WEST PALM NISSAN, INC.

and its principal office for the conduct of business is:
           2815 Okeechobee Boulevard, West Palm Beach, Florida 33409
The Board of Directors may from time to time move the principal office to any other address in Florida.

                                   ARTICLE II

         The general nature of the business to be conducted by this corporation is to engage in any activities or business permitted under the laws of the United States and Florida; in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                  ARTICLE III

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is five hundred (500) shares of common stock at One Dollar ($1.00) par value. Said capital stock shall be fully paid and nonassessable, which shall be equal and uniform in all respects but subject to all restrictions and conditions of the by-laws of the corporation pertaining hereto, and shall be payable in lawful money of the United States, or in property, labor, or in services at a just valuation to be fixed by the stockholders at a meeting duly convened and held. The amount of capital with which the corporation shall begin shall be the sum of FIVE HUNDRED AND NO/100 ($500.00) DOLLARS.

                                   ARTICLE IV

         The transferability of any of the shares of stock in this corporation may be restricted by any shareholders agreement entered into by all of the holders of any share or shares of the stock of this corporation at the time the stockholders agreement is executed.

                                   ARTICLE V

         In the event of an issue of non-issued capital stock or of new stock, should the stock be increased, the existing stockholders at the time of such issue shall have the right to subscribe or and to purchase such stock so issued in a number of shares proportionate to the amount owed at the time of said subsequent issue. In the event that one or more of the stockholders shall fail or refuse to exercise their option, his or their right to subscribe shall insure to the benefit of the other stockholders. Written notice of intention to issue non-issued capital stock or new sock shall be given by the corporation to all stockholders and stockholders shall notify the corporation of their intention to subscribe within thirty (30) days after such notice.

                                   ARTICLE IV

         The term for which this corporation shall exist shall be perpetual and the business of the corporation shall be conducted, carried on, and managed by the officers of this corporation and a Board of Directors composed of one or more members, which number may be altered from time to time by the by-laws of this corporation within the limitations prescribed by law. The officers of this corporation shall be a President, Vice President and Secretary, and any other officer as to the Board of Directors may seen expedient. Any two or more offices may be held by the same person.

                                  ARTICLE VII

         The names and addresses of the Directors constituting the initial Board of Directors are as follows:

     Name                         Address                        Office
     ----                         -------                        ------
JOHN STALUPPI               205 Sunrise Highway           President, Secretary
                            West Islip, N.Y. 11795        and Treasurer


         The name and street address of the corporation's initial _____________:
JOS D. FARISH, JR., ESQ.
816 First Street, Denco Building
West Palm Beach, Florida 33402

                                   ARTICLE IX

         The name and address of the incorporator is as follows:


         Name                                      Address
         ----                                      -------

         JOHN STALUPPI                     205 Sunrise Highway
                                           West Islip, New York 11795


         No contract, act or transaction of this corporation with any person or persons, firm or other corporation, in the absence of fraud or wrongdoing, shall be affected or invalidated by the fact that any director of this corporation is a party to or interested in such contract, act, or transaction, or in any way connected with such person or persons, firms or corporation. Each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or herself or any other firm, association or corporation in which he or she may in any way be interested. Any director of this corporation may vote upon any contract or other transaction between the corporation and any subsidiary or controlled company without regard to the fact that he or she is also a director of such subsidiary or controlled company.

                                   ARTICLE XI

         These Articles of Incorporation may be amended, changed, altered or repealed in the manner now or hereafter prescribed by the Florida Statutes and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XII

         The corporation shall commence its existence on the date the charter for this corporation is approved by the Secretary of State.

         WITNESS my hand and seal this 11th day of April, 1986.



                                            /s/ John Staluppi
                                            -----------------
                                            JOHN STALUPPI

                                                                      EX 3.131


                         CERTIFICATE OF INCORPORATION

                                      OF

                             WESTBURY NISSAN LTD.
























FILER:

ALAN RICHARDS

100 RING ROAD WEST

GARDEN CITY, NY  11530

                         CERTIFICATE OF INCORPORATION


                                      OF

                             WESTBURY NISSAN LTD.

               Under Section 402 of the Business Corporation Law


         The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:
         FIRST:   The name of the corporation is:

                             WESTBURY NISSAN LTD.

         SECOND:  The purpose for which it is formed is as follows:

         To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board agency or other body, without such approval or consent first being contained.

         For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

         THIRD: The office of the corporation in the State of New York is to be located in the County of Suffolk.

         FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 200, no par value.

         FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 205 Sunrise Highway, West Islip, NY 11795.

         SIXTH: A director of the corporation shall not be liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated Section 719 of the Business Corporation Law; or liability for any act or omission prior to the adoption of this provision.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury.

DATED:  February 5, 1991

/s/Scott J. Schuster
-----------------------
Scott J. Schuster, Incorporator
283 Washington Avenue
Albany, New York  12206

                                                                      EX 3.133


                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                             WESTBURY TOYOTA, LTD.

               Under Section 805 of the Business Corporation Law





























FILER:

ALAN RICHARDS

100 RING ROAD WEST

GARDEN CITY, NY  11530

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                             WESTBURY TOYOTA, LTD.

               Under Section 805 of the Business Corporation Law


IT IS HEREBY CERTIFIED THAT:

         (1)      The name of the corporation is:

                              WESTBURY TOYOTA, LTD.

         (2) The certificate of incorporation was filed by the Department of State on the 3rd day of October, 1989.

         (3) The certificate of incorporation is hereby amended to effect the following change(s):

                  To amend the name of the corporation in the first paragraph. The first paragraph shall now read as follows:

         FIRST:  The name of the corporation is:

                           WESTBURY SUPERSTORE, LTD.

         (4) The above amendment to the certificate of incorporation was authorized by vote of the board of directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, this certificate has been subscribed by the undersigned who affirm(s) that the statements made herein are true under penalties of perjury.

DATED:   July 2, 1996
         ------------

/S/JOHN STALUPPI                                     /S/JEANETTE STALUPPI
------------------                                   --------------------------
JOHN STALUPPI                                        JEANETTE STALUPPI
PRESIDENT                                            SECRETARY

                         CERTIFICATE OF INCORPORATION

                                      OF

                             WESTBURY TOYOTA LTD.



               Under Section 402 of the Business Corporation Law

























FILER:

Alan Richards
100 Ring Road West
Garden City, NY 11530

                         CERTIFICATE OF INCORPORATION

                                      OF

                             WESTBURY TOYOTA LTD.

               Under Section 402 of the Business Corporation Law

         The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

                  FIRST:  The name of the corporation is

                             WESTBURY TOYOTA LTD.

hereinafter sometimes called "the corporation."

                  SECOND:  The purpose for which it is formed is as follows:

         The purpose for which this corporation is organized is to engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

         For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

                  THIRD: The office of the corporation in the State of New York is to be located in the County of Nassau.

                  FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 200, no par value.

                  FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Alan Richards, 100 Ring Road West, Garden City, NY 11530.

         IN WITNESS WHEREOF I hereunto sign my name and affirm that statements made herein are true under penalties of perjury this 2nd day of October, 1989.

Incorporator:                                        /s/Linda Pellitier
                                                     --------------------------
Address:                                             Linda Pellitier
                                                     283 Washington Avenue
                                                     Albany, New York 12206

                                                                       EX 3.135

                         CERTIFICATE OF INCORPORATION

                                      OF

                              UAG CAROLINA, INC.



         FIRST:   The name of the corporation is UAG Carolina, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal by-laws.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

         NINTH: The incorporator is David G. Thunhorst, Esq. whose mailing address is 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, County of Fulton.

         I, the Undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this lst day of May, 1997.

                                                    /s/ David G. Thunhorst
                                                    ---------------------------
                                                    David G. Thunhorst

                                                                      EX 3.137

                              DUPLICATE ORIGINAL

                            STATE OF SOUTH CAROLINA

                              SECRETARY OF STATE

                           ARTICLES OF INCORPORATION

                                      OF

                           GENE REED CHEVROLET, INC.

  For Use By                 (File This Form in           This Space For Use By
The Secretary of State                                   The Secretary of State
File No...............      Duplicate Originals)
Fee Paid $............
R.N...................
Date..................
 ......................
 ......................
                          (INSTRUCTIONS ON PAGE 4)


1.    The name of the proposed corporation is Gene Reed Chevrolet, Inc.

2. The initial registered office of the corporation is 4001 Dorchester Road
                               (Street and Number)

     located in the city of Charleston         , county of Charleston       and
     the State of South Carolina and the name of its initial registered agent at such address is Gene Reed





3.    The period of duration of the corporation shall be perpetual.


4.    The corporation is authorized to issue shares of stock as follows:

               CLASS OF SHARES                AUTHORIZED NO. OF EACH CLASS                       PAR VALUE
       Common                                      5,000                                  $ 100.00
       --------------------------------    -----------------------------------    ----------------------------------------

       --------------------------------    -----------------------------------    ----------------------------------------

       --------------------------------    -----------------------------------    ----------------------------------------

       --------------------------------    -----------------------------------    ----------------------------------------

       --------------------------------    -----------------------------------    ----------------------------------------

       --------------------------------    -----------------------------------    ----------------------------------------

     If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

         Only one class of shares and that class in not divided into series within the class.

5.    Total authorized capital stock                 $500,000.00
      Please see instructions on Page 4.

6. It is represented that the corporation will not begin business until there has been paid into the corporation the minimum consideration for the issue of shares, which is $1,000.00 of which at least $500.00 is in cash.

7.   The number of directors constituting the initial board of directors of the
     corporation is            ,and the names and addresses of the persons who
     are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

       /s/ Gene Reed                             256 Winfield Drive, Spartanburg, S.C. 29302
       ------------------------------            --------------------------------------------------
                   Name                                               Address

       /s/ Charles J. Bradshaw                   609 Crystal Drive, Spartanburg, S.C. 29302
       ------------------------------            --------------------------------------------------
                   Name                                               Address

       /s/ Johnnie B. Reed                       256 Winfield Drive, Spartanburg, S.C. 29302
       ------------------------------            --------------------------------------------------
                   Name                                               Address

       ------------------------------            --------------------------------------------------
                   Name                                               Address

       ------------------------------            --------------------------------------------------
                   Name                                               Address

       ------------------------------            --------------------------------------------------
                   Name                                               Address

       ------------------------------            --------------------------------------------------
                   Name                                               Address

8. The general nature of the business for which the corporation is organized is (it is not necessary to set forth in the purposes powers enumerated in Section (33-3-10 of 1976 Code).

         To engage in the business of purchasing, acquiring, owning, leasing as lessee or lessor, selling at retail or wholesale, transferring, encumbering, generally dealing in, repairing, renovating, and servicing all types of new and used automobiles, trucks, other motor vehicles, and marine and industrial engines of every kind and description whatsoever and any parts or accessories used in connection therewith; and the purchasing, acquiring, owning, selling, and generally dealing in all types of supplies used by all types of motor vehicles and marine and industrial engines; to handle, purchase, sell, trade, lease, exchange and generally deal in, at wholesale or retail, any and all types of personal property and real estate; and to do any and all acts and things in connection therewith or related thereto or in furtherance thereof.




9. Provisions which the incorporators elect to include in the articles of incorporation are as follows:


None


10.   The name and address of each incorporator is.

NAME         STREET & BOX NO.           CITY             COUNTY            STATE

Gene Reed    256 Winfield Drive,        Spartanburg,     Spartanburg,      S. C. 29302




                                             /s/ Gene Reed
                                            -----------------------------------
                                            (Signature of Incorporator)


Date  February 25, 1981                     Gene Reed
      ------------------------------        -----------------------------------
                                                    (Type or Print Name)


                                            -----------------------------------
                                                 (Signature of Incorporator)

                                       ----------------------------------------
                                                 (Type or Print Name)

                                       ----------------------------------------
                                              (Signature of Incorporator)

                                      -----------------------------------------
                                                  (Type or Print Name)




STATE OF          SOUTH CAROLINA
                  -------------------------------------------------------------

COUNTY OF         SPARTANBURG
                  -------------------------------------------------------------


The undersigned                    Gene Reed does
                  -------------------------------------------------------------

-------------------------------------------------------------------------------

hereby certify that he is the incorporator of Gene Reed Chevrolet, Inc. Corporation and is authorized to execute this verification; that the undersigned for himself does hereby further certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

                                                  /s/ Gene Reed
                                                  -----------------------------
                                                  (Signature of Incorporator)

                                                           Gene Reed
                                                  -----------------------------
                                                  (Signature of Incorporator)


                                                  -----------------------------
                                                  (Signature of Incorporator)
                                                  (Each Incorporator Must Sign)


                            CERTIFICATE OF ATTORNEY

11. I, Dwight F. Patterson, Jr., an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of chapter 7 of Title 33 of the South Carolina Code of 1976, relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.


Date     February 25, 1981           /s/ Dwight F. Patterson, Jr.
         ------------------          ------------------------------------------
                                             (Signature)

                                    Dwight F. Patterson, Jr.,
                                    -------------------------------------------
                                        (Type or Print Name)

                                    Address:  P.O. Box 1655
                                              ---------------------------------
                                              Spartanburg, South Carolina 29304
                                              ---------------------------------

SCHEDULE OF FEES
(Payable at time of filing Articles of With Secretary of State)

Fee for filing Articles                                             $ 5.00
In addition to the above, $.40 for each
$1,000.00 of the aggregate value of
shares which the Corporation is autho-
rized to issue, but in not case less than                            40.00
nor more than                                                     1,000.00

NOTE:    THIS FORM MUST BE COMPLETED IN ITS ENTIRETY BEFORE IT
                WILL BE ACCEPTED FOR FILING. THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS AND A CHECK IN THE AMOUNT OF $10 PAYABLE TO THE SOUTH CAROLINA TAX COMMISSION.

                Please see instructions on the reverse side.

                            STATE OF SOUTH CAROLINA
                       OFFICE OF THE SECRETARY OF STATE
                               JOHN T. CAMPBELL


                     INSTRUCTIONS FOR PREPARING ARTICLES OF INCORPORATION

No. 1             NAME - must NOT be similar to an existing CORPORATION, INCORPORATION, LIMITED or the abbreviation of one of these.

No. 2             Must have a complete street address (as POST OFFICE BOX IS NOT ACCEPTABLE) and it may be the
                  address of the corporation or one of its officers.

                  The AGENT may be an officer or employee of the corporation or it may be an attorney.

No. 3             Self explanatory.

No. 4             CLASS OF SHARES -- must be common and may include some preferred.

                  AUTHORIZED SHARES -- is the number of shares which the corporation may issue.

                  PAR VALUE -- will be the value of each share to be sold.

No. 5             AUTHORIZED CAPITAL -- is equal to number of shares times par value as shown by No. 4.

No. 6             Self explanatory.

No. 7             Name and COMPLETE address (street or box number) for the initial board of directors.

                  The number of directors shall consist of at least three except if shareholders are less than three -- then you have one (1) director for each shareholder.

No. 8             MUST BRIEFLY state the SPECIFIC purposes for which the corporation is organized.

No. 9             Usually not used.

No. 10            Must have name and address (street or box number) of EACH incorporator (may be one or more incorporators).

No. 10            - PAGE 2.  Each incorporator must sign.

No. 10            - PAGE 3.  Verification must be COMPLETED and SIGNED by EACH incorporator.

No. 11            CERTIFICATE OF ATTORNEY -- must be signed by an attorney LICENSED to practice in the STATE OF
                  SOUTH CAROLINA.

FEES --           Authorized capital NOT exceeding $100,000, fee is $45.

                  Authorized capital exceeding $100,000, fee is $45 PLUS $.40 for each $1,000 exceeding $100,000.
                  MAXIMUM FEE IS $1,005.

                  When no par stock is used, a $10 par is assumed for the basis of computing the filing fee.

NOTE--            These articles are filed in duplicate and must be accompanied by the first report of corporations and check of $10, MADE PAYABLE TO THE S.C. TAX COMMISSION.

NAME AVAILABILITY SHOULD BE CLEARED IN WRITING.  CLEARANCE BY TELEPHONE IS NOT RECOMMENDED AS IT IS NOT OFFICIAL.

                                                                 EX-3.138
                                    BY-LAWS

                                      OF

                           GENE REED CHEVROLET, INC.


                                  ARTICLE I.

                               Name and Location

Section 1.  Name.  The name of this Corporation shall be Gene Reed Chevrolet,
Inc.

Section 2. Principal Office. Its principal office shall be located in the County of Charleston, State of South Carolina.

Section 3. Other Offices. Other offices for the transaction of business shall be located at such places as the Board of Directors may from time to time determine.


                                  ARTICLE II.

                                 Capital Stock

Section 1. Authorized Capital Stock. The amount of the authorized capital stock of the Corporation shall be Five Hundred Thousand and 00/100 ($500,000.00) Dollars, which shall be divided into five thousand (5,000) shares of cam-on stock of the par value of one Hundred and 00/100 ($100.00) Dollars per share.

Section 2. Certificate of Stock. All certificates of stock shall be signed by the President and the Secretary shall be sealed with the corporate seal.

Section 3. Transfers of Stock. Transfers of stock shall be made only on the backs of the- Corporation and the old certificate, properly endorsed, shall be surrendered and cancelled before a new certificate is issued. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may close the stock transfer books for a period not to exceed fifty (50) days but not less than ten (10) full days immediately preceeding the date of such meeting. For the purpose of determining shareholders entitled to receive payment of a dividend or other distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors my close the stock transfer books for a period not to exceed fifty (50) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 4. Loss or Destruction of Certificate. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon the giving of satisfactory security, by bond
or otherwise, against loss to the Corporation.   Any new certificate issued
shall be plainly marked "Duplicate" upon its face.

Section 5. Certificate Notation. Each certificate of the common stock of the Corporation shall have printed or typed thereon the words "This common stock cannot be hypothecated, sold, given or otherwise transferred unless and until all provisions and conditions of Sections 6, 7, 8, 9, 10 and 11 of Article II of the By-laws, as now in effect, have been fully complied with".

Section 6. Hypothecation. Hypothecation of the shares of common stock of the Corporation is hereby expressly prohibited and any such hypothecation shall be invalid and of no force nor effect, UNLESS at the time of the proposed hypothecation all holders of shares of the cannon stock of the Corporation consent in writing to the hypothecation.

Section 7. Transfer Restrictions. In the event a shareholder during his lifetime desires or intends to dispose of, by sale, gift or other type transfer, any or all of the shares of common stock of the Corporation owned by him, or in the event of the death of a shareholder, the Corporation and/or the remaining shareholders shall have the following options:

                  a. In the event of a proposed sale, gift or other type transfer by a shareholder during his lifetime, the Corporation shall have the option to purchase any or all of the shares of common stock of the Corporation proposed to be sold or proposed to be the subject of the gift or proposed to be otherwise transferred at its appraised value and all remaining shareholders shall have the option of purchasing at its appraised value any or all of such shares not purchased by the Corporation.

                  b. In the event of the death of a shareholder, the Corporation shall have the option to purchase any or all of the shares of common stock of the Corporation owned by the deceased shareholder at the time of his death at its appraised value and all remaining shareholders shall have the option of purchasing at its appraised value any or all of such shares not purchased by the Corporation.

Section 8. Notices and Payment. In the event a shareholder desires or intends to dispose of such common stock, he shall promptly give written notice of such desire or intention to the Corporation and to all remaining shareholders and shall include in such notice full and complete information regarding the proposed transfer. In the event of the death of a shareholder, his executors or administrators or heirs shall promptly give written notice of such death to the Corporation and to all remaining shareholders. Within sixty (60) days after receipt of the appraisers' report provided for in Section 9 hereof, the Corporation shall give written notice to the concerned shareholder or to the deceased shareholder's executors, administrators or heirs and to all remaining shareholders of its election as to whether or not it will exercise its option. Failure on the part of the Corporation to give such written notice within said sixty (60) day period shall be tantamount to and construed as refusal to exercise the option. In the event of failure or refusal of the Corporation to exercise its option, then within sixty (60) days after such refusal or failure each remaining shareholder shall give written notice to the concerned shareholder or to the deceased shareholder's executors, administrators or heirs and to the Corporation and to all other remaining shareholders of his election as to whether or not he elects to participate with the other remaining shareholders in exercising their option. No transfer of any shares of stock of the Corporation shall be valid or effected on the books of the Corporation unless the above referred to written notice has been given to the Corporation and to the remaining shareholders and all other provisions and conditions hereof have been fully complied with. The purchase price for any and all shares of stock of the Corporation being sold either to the Corporation or to the shareholders, or both, shall be paid within sixty (60) days after notice of election to exercise the option has been given or, in the event appraisal is required, within sixty (60) days after receipt of the appraiser's report.

Section 9. Determination of Appraised Value. Whenever herein reference is made to "appraised value", such appraised value shall be determined in the following manner. The concerned shareholder or his representative shall promptly nominated one appraiser; the Board of Directors of the Corporation shall promptly nominate one appraiser; and the two appraisers so nominated shall promptly nominated the third appraiser. These three appraisers shall promptly determine the value of each share of the stock of the Corporation and in doing so shall take into consideration the prices paid in connection with other sales of shares of said stock, if any, the book value, price-earnings ratio, dividends paid, potential earning capacity, value of stock of corporations similar in size and activity and such other factors as the appraisers may deem to be helpful and appropriate and shall furnish a copy of their appraisal to the concerned shareholder, to the Corporation and to the remaining shareholders. The appraisal so made and reported by a majority of the appraisers shall be final and binding upon the concerned shareholder, the Corporation and the remaining shareholders. The cost of such appraisal shall be borne equally by the Corporation and the concerned shareholder.

Section 10. Remaining Shareholders. Whenever reference is hereinabove made to "remaining shareholders", such reference shall be construed to mean all holders of shares of common stock of the Corporation as reflected upon the books of the Corporation at the time except the shareholder desiring or intending to dispose of his shares of stock or the deceased shareholder or the representatives of the deceased shareholder.

Section 11. Corporate Actions. All actions by the Corporation concerning its foregoing options shall be by its Board of Directors. In the event the concerned shareholder is a member of the Board, he shall not participate in its action.


                                 ARTICLE III.

                            Shareholders' Meetings

Section 1. Annual Meetings. The annual meeting of the shareholders shall be held each year on the first Monday of the third month following the close of the fiscal year of the Corporation, if such date is not a legal holiday, and if a legal holiday, then on the first following day that is not a legal holiday. Such meting shall be held at the principal office of the Corporation or at such other place as the notice thereof may designate. At such meting the shareholders shall elect directors to serve until their successors shall be elected and qualified and shall transact such other business as may properly come before the meeting.

Section 2. Special Meetings. A special meeting of the shareholders to be held at such place as the notice thereof may designate my be called at any time by the President, by a majority of the Board of Directors or by the holders of not less than ten (10%) percent of the stock of the Corporation. It shall be the duty of the President, and in his absence of the directors, to call such a special meeting whenever so requested by a majority of the directors or by the holders of not less than ten (10%) percent of the stock of the Corporation.

Section 3. Notice of Meeting. Notice of the time and place of all annual and special meetings shall be mailed by the Secretary to each shareholder of record not less than ten (10) nor more than fifty (50) days before the date of the meeting. Notice of a special meeting shall also specify the purpose or purposes for which the meeting is called. By unanimous consent of the shareholders, special meetings may be held without notice at any time and place.

Section 4. Voting. At every such meeting each holder of stock shall be entitled to cast one vote for each share of stock held in his name, which vote may be cast by him either in person or by proxy. All proxies shall be in writing and shall be filed with the Secretary and by him entered of record in the minutes of the meeting.

Section 5. Quorum. A majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders, for the transaction of any business, provided that when a specified item of business is required to be voted an by a class or classes, a majority of the shares of such class or classes shall constitute a quorum for the transaction of such items of business.

Section 6. Adjournment. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by vote of a majority of the shares present.

Section 7. Removal of Director. A director may be removed, with or without cause, by a vote of the holders of the majority of shares then entitled to vote at an election of the directors provided that no director who has been elected by cumulative voting may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

Section 8. Waiver of Notice. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting. Neither the business transacted nor the purpose of the meeting need be specified in the waiver.

Section 9. Proxies. Every shareholder entitled to vote may appoint one or more agents to vote on his behalf. Such appointment shall be by a printed or written proxy executed by the shareholder or by his duly appointed attorney in fact, or by a telegram or cablegram appearing to have been transmitted by a shareholder. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution.

Section 10. Consent Action. Action which shareholders are required or permitted to take may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of all outstanding shares entitled to vote an such action and is filed with the Secretary of this Corporation as part of the corporate records. Such written consent shall have the same effect as a unanimous vote of the shareholders.


                                  ARTICLE IV.

                                   Directors

 Section 1. Number of Directors. The business and property of the Corporation shall be managed by a board of not less than three (3) nor more than five (5) directors who shall be elected by the shareholders; provided, however, if all shares of the Corporation are owned beneficially and of record by fewer than three (3) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders.

Section 2. Organizational Meeting. As soon as practicable after the filing date of the Articles of Incorporation, an organizational meeting of the Board of Directors named in the Articles of Incorporation shall be held to adopt by-laws of the Corporation, to elect officers, to do any other or further acts to complete the organization of the Corporation and to transact such other business as may come before the meeting. At least three (3) days' notice of such meeting shall be given to each director who fails to sign a waiver of notice. No notice of such meeting need be given to any director who signs such waiver.

Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as may be fixed from time to time by resolution of the Board of Directors. Notice of such meetings need not be given.

Section 4. Special Meetings. Special meetings of the Board of Directors may be held whenever called by the President or any two directors. Notice of the time and place of such special meting shall be given to each director personally or by mail, telephone, telegraph, wire or cable at least twenty-four (24) hours prior to the time fixed for the meeting.

Section 5. Quorum. A quorum for the transaction of business at any regular or special meeting of the directors shall consist of a majority of the members of the Board then in office; but a majority of those present at any regular or special meting shall have the power to adjourn the meting to a future time.

Section 6. Election of Officers. The directors shall elect the officers of the Corporation, such election to be held at the first regular directors' meeting following the annual shareholders' meeting. The directors may fill any vacancies in any of the offices of the Corporation at any meeting of the Board. The directors shall fix the compensation of the officers of the Corporation.

Section 7. Vacancies. Vacancies on the Board of Directors may be filled by a majority of the remaining directors or by a sole remaining director.

Section 8. Waiver of Notice. Notice of a meeting of directors need not be given to any director who signs a waiver of notice, either before or after the meeting. Attendance of a director at a meeting shall of itself constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of stating his objection, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice.

Section 9. Consent Action. Action taken without a meeting by a majority of directors shall be deemed action of the Board of Directors if all directors execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the Corporation.


                                  ARTICLE V.

                                   Officers

Section 1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall hold office until his successor is duly elected and qualified. The directors may also elect an Assistant Secretary and an Assistant Treasurer, each of whom shall hold office until his successor is elected and qualified or his office abolished, whichever may first occur. Officers shall perform such duties as are hereinafter prescribed for the respective office and such other duties as may be prescribed by the Board of Directors and/or by the President. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action by two or more officers is required.

Section 2. President. The President shall preside at all shareholders' meetings and at all directors' meetings. He shall be the chief executive officer and shall have general supervision over the affairs of the Corporation and over the other officers and the employees of the Corporation. He shall have authority to fix compensation of all employees and he may delegate such authority. He shall have authority to employ a general manager or to designate an officer as general manager and to fix the compensation for such position. All contracts, deeds and leases shall be signed either by him or by such other officer as he or the Board of Directors may designate. He shall perform such other duties as are incident to his office.

Section 3. Vice President(s). In the absence of the President, the Vice President with the longest seniority shall preside at all shareholders' meetings and at all directors' meetings. The Vice President(s) shall perform such duties as are assigned to him or them by the Board of Directors and/or by the President. In the event of the death, disability and/or absence of the President or when directed to perform such duties by the President or by the Board of Directors, the Vice President with the longest seniority shall have authority to perform all of the duties of the President.

Section 4. Secretary. The Secretary shall keep and have charge of all corporate books, records and papers, shall issue notices of all directors' and shareholders' meetings, shall attend and keep the minutes of all directors' and shareholders' meetings, shall be custodian of the corporate seal, shall attest with his signature and impress with the corporate seal all stock certificates, and shall perform all such other duties as are incident to his office or are assigned to him by the President or by the Board of Directors.

Section 5. Treasurer. The Treasurer shall have custody of all money and securities of the Corporation and, if the directors so require, shall give bond in such sum and with such sureties as the directors may require conditioned upon the faithful performance of the duties of his office. He shall keep regular books of accounts and shall submit them, together with all vouchers, receipts, records and other papers related thereto, to the directors and/or the President for examination and approval as often as they or the President may require, and shall perform all such other duties as are incident to his office or are assigned to him by the President or by the Board of Directors.


                                  ARTICLE VI.

                       Indemity of Directors, Officers,
                             Employees and Agents

Section 1. Right of Indemnity. The Corporation shall indemnify and save harmless all directors, officers, employees or agents of the Corporation against all liability and expenses arising from his or her encumbency in such capacity to the fullest extent permitted by the laws of the State of South Carolina.

Section 2. Right Inures to Estate, et al. The right of indemnity shall inure to the estate, executor, administrator, heirs, legatees, or devisees of any person entitled to indemnification hereunder.

Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of the Corporation against any liability and expenses asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability and expenses.


                                 ARTICLE VII.

                             Finance and Dividends

Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2. Dividends. Dividends may be declared out of unreserved and unrestricted earned surplus from time to time by resolution of the Board of Directors.

Section 3. Deposit of Funds. The funds of the Corporation shall be deposited in such banks, trust companies or other depositories as the directors shall designate and shall be withdrawn only upon the check or order of such officer or officers of the Corporation as the directors shall designate.


                                 ARTICLE VIII.

                                  Amendments

Section 1. The by-laws may be adopted, amended or repealed, in whole or in part, by the directors by a vote of the majority of the directors then holding office or by the shareholders by a vote of a majority of all shares entitled to vote to elect directors. Any notice of a meeting of shareholders or of directors at which by-laws are to be adopted, amended or repealed, in whole or in part, shall include notice of such proposed action.

                                                                 EXHIBIT 3.139

                            STATE OF SOUTH CAROLINA
                              SECRETARY OF STATE

                          ARTICLES OF INCORPORATION

1. The name of the proposed corporation is Michael Chevrolet -- Oldsmobile, Inc.


2.   The initial registered office of the corporation is 7501 Rivers Avenue
                                                         ---------------------
                                                           Street & Number

         North Charleston          Charleston                29410
------------------------------------------------------------------------------
             City                    Country               Zip Code
     and the initial registered agent as such address is Gene Reed, Jr.
                                                         ---------------------

3.   The corporation is authorized to issue shares of stock as follows:
     Complete a or b, whichever is applicable:

     a. [x] If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 100,000.
                                                               -------------

     b. [ ] The corporation is authorized to issue more than one class of shares:

                       Class of Shares         Authorized No. of Each Class

                    ---------------------    --------------------------------

                    ---------------------    --------------------------------

                    ---------------------    --------------------------------

     The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

     N/A

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See (Section) 33-1-230(b)): N/A
                           -------

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See (Section)33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

     N/A

The name and address of each incorporator is as follows (only one is required):

     Name                    Address                       Signature

 Gene Reed, Jr.    7501 Rivers Ave., N.Charleston, SC 29410  /s/  Gene Reed, Jr.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

I, Irvin G.Condon, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

Date  June 21, 1990                               /s/ Irvin G. Condon
      -------------                             ----------------------------
                                                     Signature


                                                     Irvin G. Condon
                                                ----------------------------
                                                  (Type or Print Name)


                                                       Rosen, Rosen & Hagood
                                               Address P.O. Box 893
                                                       ---------------------

                                                       Charleston, SC 29402
                                              ------------------------------

                             FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.   Schedule of Fees -- payable at time of filing this document

          Fee for filing Application -- payable to Secretary of State   $10.00
          Filing Tax -- Payable to Secretary of State                   100.00
          Minimum License Fee -- payable to SC Tax Commission            25.00


4. THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS (SEE (SECTION)12-19-201), AND A CHECK IN THE AMOUNT OF $25.00 PAYABLE TO THE SOUTH CAROLINA TAX COMMISSION.

                                  Form Approved by South Carolina
                                  Secretary of State 1/89

                           STATE OF SOUTH CAROLINA
                              SECRETARY OF STATE

                            ARTICLES OF AMENDMENT


     Pursuant (Section)3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is Michael Chevrolet -- Oldsmobile, Inc..

2. On August 2, 1990, the corporation adopted the following Amendment(s) of its Articles of Incorporation:

          (Type or attach the complete text of Each Amendment)

     Resolved that the corporation is authorized to issue 200,000 shares of stock and Paragraph 3.a of the Articles of Incorporation shall be amended to state the authorized shares as 200,000.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     N/A

4.   Complete either a or b, whichever is applicable.

     a.   [ ] Amendment(s) adopted by shareholder action.
          At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

        Number of     Number of       Number of Votes     Number of Undisputed*
Voting  Outstanding   Votes Entitled  Represented at the  Shares Voted
Group   Shares        to be Cast      meeting             For    Against
-----   ------        ----------      -------             --------------

N/A

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

          b. [x] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to (Section)33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                    South Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See (Section)33-1-230(b)): ____________

DATE   3/1/91                           Michael Chevrolet -- Oldsmobile, Inc.
----   ------                           -------------------------------------
                                                 (Name of Corporation)

                                     By:  /s/ Gene Reed, Jr.
                                          -----------------------------------
                                              (Signature)



                                       Gene Reed, Jr. President
                                       -------------------------------------
                                       (Type or Print Name and Office)


                             FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

          Filing Fee                    $10.00
          Filing tax                    100.00
          Total                        $110.00



                                              Form Approved by South Carolina
                                              Secretary of State 1/89

                                                                      EX-3.140
                 BY-LAWS OF MICHAEL CHEVROLET-OLDSMOBILE, INC.


                               ARTICLE I. OFFICES

SS. 1.1   BUSINESS OFFICE.

         The original principal office of the corporation shall be within in the State of South Carolina and shall be located in the City of North Charleston, County of Charleston. The board of directors may change the location of the principal office. The corporation shall maintain at its principal office a copy of certain records, as specified in ss.
         2.14 of Article II. The corporation may have such other offices, either within or without the State of South Carolina, as the board of directors may designate or as the business of the corporation may require from time to time.

SS. 1.2   REGISTERED OFFICE.

         The registered office of the corporation, required by ss. 33-5-101, S.C. Revised Code may be, but need not be, identical with the principal office in the state of South Carolina, and the address of the registered office may be changed from time to time.

                            ARTICLE II. SHAREHOLDERS

SS. 2.1   ANNUAL MEETING.

         The annual meeting of the shareholders shall be held on the first Monday of March, in each year, beginning with the year 1991, at the hour of 10 o'clock a.m. or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of South Carolina, such meeting shall be held on the next succeeding business day.

         If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

SS. 2.2   SPECIAL MEETINGS.

         Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the president, or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

SS. 2.3   PLACE OF MEETING.

         The board of directors may designate any place within the county in South Carolina where the company has its principal office as the place of meeting for any annual or special meeting of the shareholders, unless all the shareholders entitled to vote at the meeting agree by written consents (which may be in the form of waiver of notice or otherwise) to another location, which may be either within or without the state of South Carolina. If no designation is made, the place of meeting shall be the principal office of the corporation in the state of South Carolina.

SS. 2.4   NOTICE OF MEETING.

         (a)  Required notice.

              Written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the board of directors or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the South Carolina Business Corporation Act of 1988 or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, (3) when received, or (4) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

         (b)  Adjourned Meeting.

              If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is, or must be, fixed (see ss. 2.5 of this Article II) then notice must be given pursuant to the requirements of paragraph (a) of this ss. 2.4, to those persons who are shareholders as of the new record date.

         (c)  Waiver of Notice.

              The shareholder may waive notice of the meeting (or any notice required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

              A shareholder's attendance at a meeting:

              (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

              (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         (d) Contents of Notice.

              The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this ss.2.4(d), or as provided in the corporation's articles, or otherwise in the South Carolina Business Corporation Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

              If a purpose of any shareholder meeting is to consider either:
              (1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval);
              (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation's property; (4) the adoption, amendment or repeal of a bylaw; (5) dissolution of the corporation; or, (6) removal of a director, the notice must so state and be accompanied by respectively a copy or summary of the: (1) articles of amendment;
              (2) plan of merger or share exchange; (3) transaction for disposition of all the corporation's property; or (4) bylaw proposal. If the proposed corporation action creates dissenter's rights, the notice must state that shareholders are, or may be entitled to assert dissenter's rights, and must be accompanied by a copy of Chapter #13 of South Carolina Business Corporation Act. If the corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the corporation indemnities or advances expenses to a director (as defined in ss.33-16-210 South Carolina Revised Code Ann.), this shall be reported to all the shareholders with or before notice of the next shareholder's meeting.

SS. 2.5   FIXING OF RECORD DATE.

         For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

         (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

         (b) With respect to a special shareholder's meeting demanded by the shareholders, the date the first shareholder signs the demand;

         (c) With respect to the payment of a share dividend, the date the board authorizes the share dividend;

         (d) With respect to actions taken in writing without a meeting (pursuant to Article IIss. 2.12), the date the first shareholder signs a consent;

         (e) And with respect to a distribution to shareholders, (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SS. 2.6   SHAREHOLDER LIST.

         The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists, see Art. II, ss. 2.7) and within each voting group by class or series of shares. The shareholder's list must be available for inspection by any shareholder, beginning on the date on which notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent or attorney is entitled on written demand to inspect, and subject to the requirements of ss. 2.14 of this Article II, to copy the list at his expense during regular business hours, and during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

SS. 2.7   QUORUM AND VOTING REQUIREMENTS.

         If the articles of incorporation or the South Carolina Business Corporation Act of 1988 provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw adopted pursuant to ss. 2.8 of this Article II, or the South Carolina Business Corporation Act of 1988 provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         If the articles of incorporation or the South Carolina Business Corporation Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted pursuant to ss.
2.8 of this Article II, or the South Carolina Business Corporation Act of 1988 require a greater number of affirmative votes.

SS. 2.8   INCREASING EITHER QUORUM OR VOTING REQUIREMENTS.

         For purposes of this ss. 2.8 a "supermajority" quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

         The shareholders, but only if specifically authorized to do so by the articles of incorporation, may adopt, amend or delete a bylaw which fixes a "supermajority" quorum or "supermajority" voting requirement.

         The adoption or amendment of a bylaw that adds, changes, or deletes a "supermajority" quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

         A bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors.

SS. 2.9   PROXIES.

         At all meetings of shareholders, a shareholder may vote in person, or vote by proxy which is executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be dated and filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. Unless a time of expiration is otherwise specified, a proxy is valid for eleven months. A proxy is revocable unless executed in compliance with S.C. Code Ann. ss. 33-7-220(d), or any succeeding statute of like tenor and effect.

SS. 2.10  VOTING OF SHARES.

         Unless otherwise provided in the articles, and subject to the cumulative voting provisions of ss.2.13 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

         Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

SS. 2.11  CORPORATION'S ACCEPTANCE OF VOTES.

         (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders.

         (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

              (1) the shareholder is an entity as defined in the South Carolina Business Corporation Act of 1988 and the name signed purports to be that of an officer or agent of the entity;

              (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

              (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

              (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

              (5) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         (c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

         (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

SS. 2.12  INFORMAL ACTION BY SHAREHOLDERS.

         Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book. If the act to be taken requires that notice be given to non-voting shareholders, the corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

SS. 2.13  VOTING FOR DIRECTORS.

         (a)  General Provision.

              Unless otherwise provided in the articles, at each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes he is entitled to cast for as many persons as there are directors to be elected and for whose election he has a right to vote, and, if notice of cumulative voting has been given either as provided in subsection (b)(1) or (b)(2) , to cumulate his votes.

         (b)  Notice of Cumulative Voting.

              Notice of cumulative voting shall be given either by:

              (1) the meeting notice or proxy statement accompanying the notice, which states conspicuously that cumulative voting is authorized; or

              (2) a shareholder who has the right to cumulate his votes shall either (a) give written notice of his intention to the president or other officer of the corporation not less than forty-eight hours before the time fixed for the meeting, which notice must be announced in the meeting before the voting, or (b) announce his intention in the meeting before the voting for directors commences; and all shareholders entitled to vote at the meeting shall without further notice be entitled to cumulate their votes.

         (c)  Recess.

              If cumulative voting is to be used, the person presiding may, or if requested by any shareholder shall, recess the meeting for a reasonable time to allow deliberation by shareholders, not to exceed two hours.

              (d)     Plurality Requirement.

              Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in

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

              the election at a meeting at which a quorum is present.

SS. 2.14  SHAREHOLDER'S RIGHTS TO INSPECT CORPORATE RECORDS.

         (a)  Minutes and Accounting Records.

              The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

         (b)  Absolute Inspection Rights of Records Required at Principal
              Office.

              If he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, a shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours any of the following records, all of which the corporation is required to keep at its principal office:

              (1) its articles or restated articles of incorporation and all amendments to them currently in effect;

              (2) its bylaws or restated bylaws and all amendments to them currently in effect;

              (3) resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

              (4) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past 10 years;

              (5) all written communications to shareholders generally within the past three years, including the financial statement furnished for the past three years to the shareholders;

              (6) a list of the names and business addresses of its current directors and officers;

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

              (7) its most recent annual report delivered to the Tax Commission; and

              (8) if the shareholder owns at least one percent of any class of shares, he may inspect and copy its federal and state income tax returns for the last ten years.

         (c)  Conditional Inspection Right.

              In addition, if he gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which he wishes to inspect and copy, he describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, a shareholder of a corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

              (1) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under paragraph (a) of thisss. 2.14.

              (2)  accounting records of the corporation; and

              (3) the record of shareholders (compiled no earlier than the date of the shareholder's demand).

         (d)  Copy Costs.

              The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

SS. 2.15  FINANCIAL STATEMENTS SHALL BE FURNISHED TO THE SHAREHOLDERS.

         (a) The corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

         (b) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

              (1) stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

              (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

         (c) A corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest financial statements

SS. 2.16  DISSENTER'S RIGHTS

         Each shareholder shall have the right to dissent from, and obtain payment for his shares when so authorized by the South Carolina Business Corporation Act of 1988, articles of incorporation, these bylaws, or in a resolution of the board of directors.


                        ARTICLE III. BOARD OF DIRECTORS

SS. 3.1   GENERAL POWERS.

         Unless the articles of incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

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

SS. 3.2   NUMBER, TENURE AND QUALIFICATIONS OF DIRECTORS.

         Unless otherwise provided in the articles of incorporation, the number of directors of the corporation shall be one. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the state of South Carolina or shareholders of the corporation unless so required by the articles of incorporation.

SS. 3.3   REGULAR MEETINGS.

         Unless otherwise provided in the articles, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place (which shall be within the county where the company's principal office is located) for the holding of additional regular meetings without other notice than such resolution. (If so permitted by ss. 3.7, any such regular meeting may be held by telephone.)

SS. 3.4   SPECIAL MEETINGS.

         Unless otherwise provided in the articles, special meetings of the board of directors may be called by or at the request of the president or any one director. The person authorized to call special meetings of the board of directors may fix any place, only within the County of South Carolina where this corporation has its principal office as the place for holding any special meeting of the board of directors, or if permitted by ss. 3.7, such meeting may be held by telephone.

SS. 3.5   NOTICE OF SPECIAL MEETING.

         Unless the articles of incorporation provide for a longer or shorter period, notice of any special meeting shall be given at least two days previously thereto either orally or in writing. If mailed, such notice shall be deemed to be effective at the earlier of: (1) when received;
         (2) 5 days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director

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

         attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

SS. 3.6   DIRECTOR QUORUM.

         A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles require a greater number. Any amendment to this quorum requirement is subject to the provisions ofss.3.8 of this Article III.

SS. 3.7   MANNER OF ACTING.

         (a)  Required Vote

              The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage. Any amendment which changes the number of directors needed to take action, is subject to the provisions ofss.3.8 of this Article III.

         (b)  Telephone Meeting

              Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         (c)  Failure To Object To Action

              A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; or
              (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The

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

              right of dissent or abstention is not available to a director who votes in favor of the action taken.

SS. 3.8   ESTABLISHING A "SUPERMAJORITY" QUORUM OR VOTING REQUIREMENT.

         For purposes of this ss. 3.8, a "supermajority" quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

         A bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

         (1) if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders);

         (2) if originally adopted by the board of directors, either by the shareholders or by the board of directors.

         A bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

         Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend, or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

SS. 3.9   ACTION WITHOUT A MEETING.

         Unless the articles of incorporation provide otherwise, action required or permitted by this the South Carolina Business Corporation Act of 1988, to be taken at a board of directors' meeting may be taken without a meeting if the action is assented to by all members of the board.

         The action may be evidence by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action evidenced by written consents under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

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

SS. 3.10  REMOVAL OF A DIRECTOR

         The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

SS. 3.11  VACANCIES.

         Unless the articles of incorporation provide otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. During such time that the shareholders fail or are unable to fill such vacancies then and until the shareholders act:

         (1)  the board of directors may fill the vacancy; or

         (2) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

         If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

         A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

SS. 3.12  COMPENSATION.

         Unless otherwise provided in the articles, by resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or

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         a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

SS. 3.13  COMMITTEES.

         (a)  Creation of Committees.

              Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

         (b)  Selection of Members.

              The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation to take such action, (or if not specified in the articles the numbers required by, ss.
              3.7 of this Article III to take action).

         (c)  Required Procedures.

              ss.ss. 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

         (d)  Authority.

              Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

              (1)  authorize distributions;

              (2) approve or propose to shareholders action that the South Carolina Business Corporation Act of 1988 requires be approved by shareholders;

              (3) fill vacancies on the board of directors or on any of its committees;

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

              (4) amend the articles of incorporation pursuant to the authority of directors, to do so granted byss.33-10-102 of the South Carolina Revised Code;

              (5)  adopt, amend, or repeal bylaws;

              (6)  approve a plan of merger not requiring shareholder approval;

              (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

              (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.


                              ARTICLE IV. OFFICERS

SS. 4.1   NUMBER.

         The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

SS. 4.2   APPOINTMENT AND TERM OF OFFICE.

         The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. (The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term). If no term is specified, they shall hold office until they resign, die, or until they are removed in the manner provided in ss. 4.3 of this Article IV.

SS. 4.3   REMOVAL.

         Unless appointed by the shareholders, any officer or agent may be removed by the board of directors at any time, with or without cause. Any officer or agent appointed by the

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         shareholders may be removed by the shareholders with or without cause.
         Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

SS. 4.4   PRESIDENT.

         The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

SS. 4.5   THE VICE-PRESIDENTS.

         If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. (If there is no vice-president, then the treasurer shall perform such duties of the president). Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

SS. 4.6   THE SECRETARY.

         The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
         (c) be custodian of the corporate records and of any seal of the corporation and if

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

         there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, or a vicepresident, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

SS. 4.7   THE TREASURER.

         The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

SS. 4.8   ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

         The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

SS. 4.9   SALARIES.

         The salaries of the officers shall be fixed from time to time by the board of directors.

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

                           ARTICLE V. INDEMNIFICATION
                        OF DIRECTORS, OFFICERS, AGENTS,
                                 AND EMPLOYEES

SS. 5.1   INDEMNIFICATION OF DIRECTORS.

         Unless otherwise provided in the articles, the corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the company, against liability incurred in the proceeding, but only if such indemnification is both (i) permissible and (ii) authorized, as defined in subsection (a) of this ss. 5.1. (Such indemnification is further subject to the limitation specified in subsection (c).)

         (a)  Determination and Authorization

              The corporation shall not indemnify a director under this ss. 5.1 of Article V unless:

              (1)  Determination:

                   A determination has been made in accordance with the procedures set forth in ss. 33-8-550(b) of the South Carolina Revised Code that the director met the standard of conduct set forth in subsection (b) below, and

              (2)  Authorization:

                   The board of directors (as specified in ss. 33-8550(c)) authorizes payment after they have concluded that the expenses are reasonable, the corporation has the financial ability to make the payment, and that the financial resources of the company should be devoted to this use rather than some other use by the corporation.

         (b)  Standard of Conduct

              The individual shall demonstrate that:

              (1)  he conducted himself in good faith; and

              (2)  he reasonably believed:

                   (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

                   (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                   (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

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

              The corporation shall not indemnify a director under this ss. 5.1 of Article V:

              (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

              (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (c)  Indemnification in Derivative Actions Limited

              Indemnification permitted under this ss. 5.1 of Article V in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

SS. 5.2   ADVANCE EXPENSES FOR DIRECTORS

         If a determination is made, following the procedures of Article V ss. 5.1(a), that the director has met the following requirements; and if an authorization of payment is made, also following the procedures and standards set forth in Article V ss. 5.1(a); then unless otherwise provided in the articles of incorporation, the company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

         (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in subsection (b) ofss.5.1 of this Article V.

         (2) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

         (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.1 of this Article V orss. 33-8-500 throughss.33-8-580 of the South Carolina Revised Code.

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

SS. 5.3   INDEMNIFICATION OF OFFICERS, AGENTS, AND EMPLOYEES WHO ARE NOT
          DIRECTORS.

         Unless otherwise provided in the articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent, consistent with public policy, as determined by the general or specific action of the board of directors.


                          ARTICLE VI. CERTIFICATES FOR
                           SHARES AND THEIR TRANSFER

SS. 6.1   CERTIFICATES FOR SHARES.

         (a)  Content.

              Certificates representing shares of the corporation shall at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of South Carolina; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

         (b)  Legend as to Class or Series.

              If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

         (c)  Shareholder List.

              The name and address of the person to whom the shares represented thereby are issued, with the number of

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

              shares and date of issue, shall be entered on the stock transfer books of the corporation.

         (d)  Transferring Shares.

              All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

SS. 6.2   [RESERVED]

SS. 6.3   REGISTRATION OF THE TRANSFER OF SHARES.

         Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Subject to the provisions of ss. 33-7-300(d) of the South Carolina Revised Code (relating to shares held in a voting trust), and unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SS. 6.4   RESTRICTIONS ON TRANSFER OF SHARES PERMITTED.

         The board of directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

         A restriction on the transfer or registration of transfer of shares may be authorized:

         (1) to maintain the corporation's status when it is dependent on the number or identity of its shareholders;

         (2)  to preserve exemptions under federal or state securities law;

         (3)  for any other reasonable purpose.

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

         A restriction on the transfer or registration of transfer of shares may:

         (1) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

         (2) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

         (3) require the corporation, the holders or any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable;

         (4) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

         A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

SS. 6.5   ACQUISITION OF SHARES.

         The corporation may acquire its own shares and unless otherwise provided in the articles of incorporation, the shares so acquired constitute authorized but unissued shares.

         If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation, which amendment shall be adopted by the shareholders or the board of directors without shareholder action. The article of amendment must be delivered to the Secretary of State and must set forth:

         (1)  the name of the corporation;

         (2) the reduction in the number of authorized shares, itemized by class and series; and

         (3) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

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

                           ARTICLE VII. DISTRIBUTIONS

SS. 7.1   DISTRIBUTIONS.

         The board of directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the corporation's articles of incorporation.


                          ARTICLE VIII. CORPORATE SEAL

SS. 8.1   CORPORATE SEAL.

         The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, South Carolina as the state of incorporation, and the words "Corporate Seal."

                         ARTICLE IX. EMERGENCY BYLAWS

SS. 9.1   EMERGENCY BYLAWS.

         Unless the articles of incorporation provide otherwise, the following provisions of this Article IX, ss. 9.1 "Emergency Bylaws" shall be effective during an emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event.

         During such emergency:

              (a)  Notice of Board Meetings

                   Any one member of the board of directors or any one of the following officers: president, any vice-president, secretary, or treasurer, may call a meeting of the board of directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

              (b)  Temporary Directors and Quorum

                   One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a

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

         quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Article III ss. 3.6) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

              (c)  Actions Permitted to be taken

                   The board may as constituted in paragraph (b), and after notice as set forth in paragraph (a):

                   (1)  Officers Powers

                        Prescribe emergency powers to any officer of the corporation;

                   (2)  Delegation of any Power

                        Delegate to any officer or director, any of the powers of the board of directors;

                   (3)  Lines of succession

                        Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

                   (4)  Relocate principal place of business

                        Relocate the principal place of business, or designate successive or simultaneous principal places of business;

                   (5)  All Other Action

                        Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.


                             ARTICLE X. AMENDMENTS

SS. 10.1  AMENDMENTS.

         The corporation's board of directors may amend or repeal any of the corporation's bylaws unless:

         (1) the articles of incorporation or the South Carolina Business Corporation Act of 1988 reserve this power exclusively to the shareholders in whole or part; or

         (2) the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

         (3) the bylaw either establishes, amends, or deletes, a supermajority shareholder quorum or voting requirement (as defined inss.2.8 of Article II).

         Any amendment which changes the voting or quorum requirement for the board must comply with Article III ss. 3.8, and for the shareholders, must comply with Article II ss. 2.8.

         The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors. Any notice of a meeting of shareholders at which bylaws are to be adopted, amended, or repealed shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of bylaws and contain or be accompanied by a copy or summary of the proposal.

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